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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Western Plains Energy, L.L.C.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

July     , 2011

Dear Member:

        You are cordially invited to attend a special meeting of the members of Western Plains Energy, L.L.C. (the "Company") to be held on [                        ] at the [      ].

        At this important meeting, you will be asked to vote on proposed amendments to our Third Amended and Restated Operating Agreement that are included in a proposed Fourth Amended and Restated Operating Agreement. Among other things, these proposed amendments provide for the reclassification of our Class A and Class B units held by unit holders who are the record holders of fewer than 30 Class A units or Class B units, as follows:

  •
  Class A units that are held by holders of record of at least 14 but less than 30 Class A units will be reclassified as Class E units. Each Class A unit held by such record holders will be reclassified on the basis of one Class E unit for each Class A unit held by such unit holder immediately prior to the effective time of the reclassification.

  •
  Class B units that are held by holders of record of at least 14 but less than 30 Class B units will be reclassified as Class E units. Each Class B unit held by such record holders will be reclassified on the basis of one Class E unit for each Class B unit held by such unit holder immediately prior to the effective time of the reclassification.

  •
  Class A units that are held by holders of record of 13 or fewer Class A units will be reclassified as Class C units. Each Class A unit held by such record holders will be reclassified on the basis of one Class C unit for each Class A unit held by such unit holder immediately prior to the effective time of the reclassification.

  •
  Class B units that are held by holders of record of 13 or fewer Class B units will be reclassified as Class C units. Each Class B unit held by such record holders will be reclassified on the basis of one Class B unit for each Class B unit held by such unit holder immediately prior to the effective time of the reclassification.

        You will also be asked to approve various amendments to our operating agreement designed to, among other things, revise the rights and preferences of the existing Class A, Class B and Class C units, describe the rights and preferences of the proposed new Class E units and update the operating agreement by replacing outdated or obsolete provisions.

        If the proposed reclassification is approved, members receiving Class C or Class E units will receive no additional consideration for their Class A or Class B units. All other Class A units and Class B units will remain outstanding. If the proposed amendments to our Third Amended and Restated Operating Agreement are approved, the Class B and Class E units will have limited voting rights as compared to the Class A units and the Class C units will have essentially no voting rights. Under the proposed Fourth Amended and Restated Operating Agreement, the new Class C and Class E unit holders will receive the same per unit share of our profits and losses as the Class A and Class B unit holders, and their respective rights to receive non-liquidating distributions of our assets will not change. We have, however, recommended a preference to the holders of the Class C and Class E units upon dissolution and liquidation of the company.

2

        The primary effect of the reclassification, if approved, will be to reduce the total number of Class A holders of record to below 300. As a result, pursuant to Rule 13e-3 of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, we expect to terminate the registration of our Class A units under federal securities laws and our obligations to file reports with the Securities and Exchange Commission, which we refer to as the SEC, will be suspended. In addition, because the Class B units will continue to be held by less than 300 holders of record and the Class C units and Class E units will each be held by less than 500 holders of record, our reporting obligations for the Class B units will continue to be suspended and the Class C and Class E units will each be unregistered securities and therefore, will not be subject to the public reporting requirements imposed by the SEC. As a result of the reclassification, our unit holders will lose certain benefits related to our company having a class of securities registered under Section 12 of the Exchange Act. These benefits include access to certain information concerning the Company which is required to be included in the periodic reports we currently file with the SEC and which the Company may choose not to otherwise distribute to members, the certification of our executive officers to the accuracy of our financial statements and the benefits derived from the requirements of the Sarbanes-Oxley Act of 2002.

        The Board of Managers believes the terms of the proposed reclassification and the proposed amendments to our third Amended and Restated Operating Agreement, are fair to, and in the best interest of, our unaffiliated members, and recommends that you vote "FOR" the proposals to approve the reclassification and our Fourth Amended and Restated Operating Agreement. The accompanying proxy statement includes a discussion of the reasons, effects, alternatives and factors considered by the Board in connection with its approval of the reclassification and the proposed amendments, and we encourage you to carefully read the proxy statement and appendices. As discussed in greater detail in the proxy statement, you will not have dissenters' or appraisal rights in connection with the reclassification transaction.

        Only members of record at the close of business on [                        ], 2011 will be entitled to notice of the special meeting and to vote on the proposed reclassification and amendments to our operating agreement. Our Board of Managers is not aware of any other business to come before the special meeting.

        If you have any questions regarding the information in the proxy statement or regarding completion of the enclosed proxy card, please call Western Plains Energy at (785) 672-8810.

        All members are cordially invited to attend the special meeting in person. However, to assure the presence of a quorum, the Board of Managers requests that you promptly sign, date and return the enclosed proxy card, which is solicited by the Board of Managers, whether or not you plan to attend the meeting. The proxy will not be used if you attend and vote at the meeting in person. You may fax the enclosed proxy card to Kennedy & Coe, Attention Donna Funk, at (316) 685-1868 or mail it using the enclosed envelope.

Sincerely,
/s/ BEN DICKMAN
BEN DICKMAN Secretary of the Board of Managers

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the proposed amendments to our operating agreement or the reclassification transaction or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

3

WESTERN PLAINS ENERGY, L.L.C.
3022 County Road 18, Oakley, Kansas 67748

NOTICE OF SPECIAL MEETING OF MEMBERS

To be held on [                            ], 2011

        Notice is hereby given that a special meeting of members of Western Plains Energy, L.L.C. will be held on [                            ], at [      ] central time, at the [      ] for the following purposes:

  (1)
  To approve the proposed reclassification.

  (2)
  To consider and vote upon the following proposed amendments to our Third Amended and Restated Operating Agreement contained in a proposed Fourth Amended and Restated Operating Agreement of Western Plains Energy, L.L.C.:

  •
  Amendments to the Preamble, Article I, and Sections 3.9, 3.15, 5.6, 8.1 and 8.4 of the Third Amended and Restated Operating Agreement to effect a Rule 13e-3 transaction under which holders of record with at least 14 but fewer than 30 Class A units or Class B units immediately prior to the reclassification will receive one Class E unit for each Class A unit or Class B unit held prior to the reclassification, and holders of record with 13 or fewer Class A units or Class B units immediately prior to the reclassification will receive one Class C unit for each Class A unit or Class B unit held prior to the reclassification and to provide for the respective voting rights of the Class A, Class B, Class C and Class E units after the reclassification;

  •
  Amendments to Sections 3.1 and 3.2 of the Third Amended and Restated Operating Agreement to clarify the procedure for admission of additional members of the company;

  •
  An amendment to Section 3.5 of the Third Amended and Restated Operating Agreement to provide for delivery of additional information to members, including the delivery of financial information and information regarding potential conflicts of interest involving the Board of Managers;

  •
  An amendment to Section 4.1 of the Third Amended and Restated Operating Agreement to provide that: (i) the Class A and Class B units may not be disposed of in increments less than 30 units, except as may be permitted in the sole discretion of the Board of Managers; and (ii) that our Board of Managers has the authority to disallow a transfer of Class A units or Class B membership units if such transfer would result in 300 or more Class A or Class B unit holders of record or such other number as required to maintain the suspension of the company's duty to file reports with the SEC;

  •
  An amendment to Section 5.1 of the Third Amended and Restated Operating Agreement to provide that: (i) the minimum number of Class A units and Class B units that must be owned by a member shall be 30 units; (ii) the minimum number of Class E units that must be owned by a member shall be 14 units; and (iii) the maximum number of Class B units that may be owned by a single member or group of affiliated members shall be 49% of the outstanding Class B units;

  •
  An amendment to Section 13.2 of the Third Amended and Restated Operating Agreement to provide that the holders of the Class C and Class E units, together as a single class, shall be entitled to receive a preferential distribution of up to $1,000,000 upon liquidation of the company, payable to unit holders pro rata; and

  •
  Amendments to Sections 4.3, 5.2, 6.4, and 8.18 of the Third Amended and Restated Operating Agreement to delete obsolete references to our initial public offering and amendments as necessary to provide general updates throughout.

  (3)
  To consider and vote upon any proposals to transact any other business that properly comes before the special meeting or any adjournment or postponement of the special meeting.

        Members of record at the close of business on [      ] are entitled to notice of and to vote at the special meeting of Members and any adjournment or postponement of the special meeting.

YOUR VOTE IS VERY IMPORTANT.

        Whether or not you plan to attend the special meeting in person, please take the time to vote by completing and marking the enclosed proxy card and returning it in the enclosed postage-paid envelope. If you attend the special meeting, you may still vote in person if you wish, even if you have previously returned your proxy card.

        Your Board of Managers recommends that you vote "FOR" approval of the reclassification and for the proposed amendments to our Third Amended and Restated Operating Agreement contained in the proposed Fourth Amended and Restated Operating Agreement.

By Order of the Board of Managers,
July , 2011	/s/ BEN DICKMAN
BEN DICKMAN Secretary of the Board of Managers

PROXY STATEMENT

WESTERN PLAINS ENERGY, L.L.C.
SPECIAL MEETING OF MEMBERS
[                        ], 2011

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Managers of Western Plains Energy, L.L.C. ("Western Plains Energy," "we", "our" or "us"), to be voted at the special meeting of members to be held [                        ], at [      ] or at any adjournment or postponement of the meeting. This proxy statement and accompanying form of proxy were first mailed or given to our members on or about [                        ], 2011.

        If the enclosed proxy is properly executed and returned in time to be voted at the meeting, the units represented will be voted in accordance with the instructions contained therein. Signing and returning the proxy card does not affect a member's right to vote in person at the meeting.

        Executed Proxies that contain no instructions will be voted FOR the reclassification and FOR the proposals to adopt the Fourth Amended and Restated Operating Agreement described in the Notice of Special Meeting.

        Members who execute proxies for the special meeting may revoke their proxies at any time prior to their exercise by delivering written notice of revocation to us, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

        The cost of the meeting, including the cost of preparing and mailing this proxy statement and proxy, will be borne by us. We may use the services of our managers, officers, employees and contractors to solicit proxies, personally or by telephone, but at no additional salary or compensation. We will also request banks, brokers and others who hold our common stock in nominee names to distribute proxy soliciting materials to beneficial owners and will reimburse such banks and brokers for reasonable out-of-pocket expenses which they may incur in so doing.

        Members of record at the close of business on [                        ], 2011 are entitled to vote at and attend the special meeting. As of that date, we had a total of 28,420 capital units issued and outstanding, consisting of 16,002 Class A units held by 555 holders of record, 12,068 Class B units held by 89 holders of record and 350 Class C units held by one holder of record. The presence, in person or by proxy, of 10% of our Class A members, holders of 10% of our Class B units and holders of 10% of our Class C units entitled to vote is necessary to constitute a quorum at the special meeting.

        Each Class A member may cast one vote on each matter coming to a vote of the Class A members, regardless of the number of Class A units owned by such member. Each holder of Class B and Class C units may cast one vote for each capital unit owned by the holder on each matter presented for a vote of the members (the holders of the Class B units and the Class C units vote together as a single class). The proposals presented at the special meeting must be approved by a majority of the Class A members and by members holding a majority of the Class B and Class C units. A detailed explanation of your voting rights and the procedures for voting can be found in this proxy statement under "ABOUT THE SPECIAL MEETING."

        If you have any questions regarding this proxy statement, please call Steven McNinch, our Chief Executive Officer, at (785) 672-8810.

YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR MARKED PROXY CARD PROMPTLY SO YOUR UNITS CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

SUMMARY TERM SHEET

        The following is a summary of the material information from this proxy statement about the proposed reclassification of membership units and the proposed amendments to our Third Amended and Restated Operating Agreement contained in the proposed Fourth Amended and Restated Operating Agreement. However, it is a summary only. To better understand the transaction and for a more complete description of its terms, we encourage you to read carefully this entire document and the documents to which it refers before voting.

        In this proxy statement, the term "reclassification" refers to the reclassification of our issued and outstanding capital units into four separate classes of capital units, Class A, Class B, Class C and Class E. The reclassification is designed to reduce the number of unit holders of record holding our Class A units to below 300 and maintain the number of holders of record holding our Class B units below 300, which will allow us to suspend our filing obligations under the Securities Exchange Act of 1934, as amended, which we refer to in this proxy statement as the "Exchange Act." The term "affiliated unit holder" means any unit holder or such unit holder's chief executive officer, manager, general partner or person performing similar duties who is a member of our Board of Managers or an executive officer of our company and the term "unaffiliated unit holder" means any unit holder other than an affiliated unit holder.

Background

        We are a Kansas limited liability company that was formed in 2001 to construct and operate a dry-mill grain-based ethanol plant in Gove County, Kansas. We commenced operations in 2004 and currently produce fuel-grade ethanol and certain byproducts. In order to provide equity financing for the construction of our ethanol plant, we issued a total of 4,080 limited liability company membership units, of which 1,744 were issued in a public offering registered under the Securities Act of 1933, as amended, which we refer to as the "Securities Act," that was completed on March 26, 2003. Since our initial organization, we have amended and restated our operating agreement on two prior occasions. Our Third Amended and Restated Operating Agreement dated July 7, 2003 is currently in effect and we refer to it in this proxy statement as the "Current Operating Agreement."

        After completion of our public offering of units, we commenced filing periodic reports with the Securities and Exchange Commission, which we refer to as the "SEC," pursuant to Section 15(d) of the Exchange Act. In 2004, we registered our Class A membership units under Section 12(g) of the Exchange Act by filing a registration statement on Form 8-A on April 29, 2004. Since that time, we have been required to file periodic reports with the SEC under Section 13 of the Exchange Act, comply with the regulations regarding the solicitation of proxies under Section 14 of the Exchange Act, and otherwise comply with SEC regulations applicable to companies registered with the SEC, including the provisions of the Sarbanes-Oxley Act of 2002. We estimate that we incur approximately $170,000 per year to comply with these provisions.

        On March 10, 2008, we effected a seven-to-one (7:1) forward split of our membership units following the redemption of 20 Class B units from a member on February 20, 2008. As of [                        ], 2011, there are 28,420 issued and outstanding membership units comprised of 16,002 Class A units held by approximately 555 holders of record, 12,068 Class B units held by approximately 89 holders of record and 350 Class C units held by one holder of record. Our units are not listed on any securities exchange or quotation system, but we have arranged to allow our members to offer their units for sale on a qualified matching service, known as an alternative trading system, under the SEC's rules and regulations. In order to continue to be taxed as a partnership for federal income tax purposes, rather than to be subject to corporate income taxes, the transferability of our units is substantially limited in order to avoid being deemed a publicly traded partnership pursuant Section 7704 of the Internal Revenue Code of 1986, as amended, which we refer to as the "Code". We also limit the transfers of units in order to prevent a technical termination of the Company under

Section 708 of the Code. In order to assure that transfers of units do not cause these negative tax consequences, our Current Operating Agreement requires, among other things, that substantially all transfers of units be approved in advance by our Board of Managers. As a result, there is very limited trading of the units.

        Our principal executive offices are located at 3022 County Road 18, Oakley, Kansas 67748 and our telephone number is (785) 672-8810. We maintain a website at www.wpellc.com and through a link on our website you can view the periodic filings that we make with the SEC, which, unless specifically incorporated by reference, are not considered part of this proxy statement.

Overview of the Reclassification
(see page 15)

        We are proposing that our members adopt a Fourth Amended and Restated Operating Agreement, which we will refer to in this proxy statement as the "New Operating Agreement," that will include amendments to our Current Operating Agreement. If the New Operating Agreement is adopted, it will, among other things, create a fourth class of units, Class E units, and provide for the reclassification of units among the current Class A units, Class B units and Class C units by modifying certain rights and privileges of the units of each class. We propose to reclassify the units in such a way that current Class A and Class B unit holders that are holding between 14 and 29 units will receive the same number of Class E units and current Class A and Class B unit holders that are holding 13 or fewer units will receive the same number of Class C units.

        Certain amendments to our Current Operating Agreement contained in the proposed New Operating Agreement provide for the reclassification of our Class A, Class B and Class C units and creation of Class E units. In connection with the reclassification, each Class A unit held by holders of record with at least 14 Class A units and fewer than 30 Class A units will be reclassified on the basis of one Class E unit for each Class A unit held by such unit holders immediately prior to the effective time of the reclassification, and each Class A unit held by members of record with fewer than 13 Class A units will be reclassified on the basis of one Class C unit for each Class A unit held by such unit holder immediately prior to the effective time of the reclassification. All other Class A units will remain outstanding and be unaffected by the reclassification, except as described in this proxy statement.

        In addition, each Class B unit held by holders of record with at least 14 Class B units and fewer than 30 Class B units will be reclassified on the basis of one Class E unit for each Class B unit held by such unit holders immediately prior to the effective time of the reclassification, and each Class B unit held by members of record with fewer than 13 Class B units will be reclassified on the basis of one Class C unit for each Class B unit held by such unit holder immediately prior to the effective time of the reclassification. All other Class B units will remain outstanding and be unaffected by the reclassification, except as described in this proxy statement.

        Unless all amendments are approved, none of the amendments will be implemented. Thus, for purposes of this proxy statement, when we refer to the term "proposed reclassification," we are referring to both the creation of the fourth class of units and the modification of the rights and privileges of the original classes of units.

        We anticipate that if the reclassification is approved, the number of outstanding Class A units will decrease approximately 45.2%, from 16,002 Class A units to approximately 8,768 Class A units and the number of outstanding Class B units will decrease approximately 1.9%, from 12,068 Class B units to approximately 11,833 Class B units. We expect to issue approximately 442 Class C units and 7,027 Class E units to correspond to the reduction in the Class A units and Class B units. Each of the 350 Class C units which are presently held by a single member will remain a Class C unit, and together with the Class C units proposed to be issued in connection with the reclassification, will result in a total of 792 Class C units outstanding following the reclassification. We anticipate that the reclassification will result in the reduction of our Class A holders of record from approximately 555 to approximately 115 and the reduction of our Class B holders of record from approximately 89 to approximately 73. We further anticipate that approximately 62 holders of record of Class C units and 394 holders of record of Class E units will have been created. The effect of the reclassification will be to reduce the number of Class A holders of record to less than 300 and maintain the number of Class B holders of record below 300, which will allow us to suspend our reporting obligations under federal securities laws. In addition, because the Class C units and the Class E units will each be held by less than 500 holders of record, the Class C units and the Class E units will not be required to be registered with the SEC and therefore we will not be subject to the public reporting requirements imposed by the SEC pursuant to federal securities laws. We expect to pay a total of approximately $123,000 in fees and expenses in connection with the reclassification.

The Proposed New Operating Agreement
(see pages 41 and 42)

        The proposed New Operating Agreement provides for the following additional amendments to our Current Operating Agreement:

  •
  Amendments to the Preamble, Article I, and Sections 3.9, 3.15, 5.6, 8.1 and 8.4 of the Third Amended and Restated Operating Agreement to effect a Rule 13e-3 transaction under which holders of record with at least 14 but fewer than 30 Class A units or Class B units immediately prior to the reclassification will receive one Class E unit for each Class A unit or Class B unit held prior to the reclassification, and holders of record with 13 or fewer Class A units or Class B units immediately prior to the reclassification will receive one Class C unit for each Class A unit or Class B unit held prior to the reclassification and to provide for the respective voting rights of the Class A, Class B, Class C and Class E units after the reclassification;

  •
  Amendments to Sections 3.1 and 3.2 of the Third Amended and Restated Operating Agreement to clarify the procedure for admission of additional members of the company;

  •
  An amendment to Section 3.5 of the Third Amended and Restated Operating Agreement to provide for delivery of additional information to members, including the delivery of financial information and information regarding potential conflicts of interest involving the Board of Managers;

  •
  An amendment to Section 4.1 of the Third Amended and Restated Operating Agreement to provide that: (i) the Class A and Class B units may not be disposed of in increments less than 30 units, except as may be permitted in the sole discretion of the Board of Managers; and (ii) that our Board of Managers has the authority to disallow a transfer of Class A units or Class B membership units if such transfer would result in 300 or more Class A or Class B unit holders of record or such other number as required to maintain the suspension of the company's duty to file reports with the SEC;

  •
  An amendment to Section 5.1 of the Third Amended and Restated Operating Agreement to provide that: (i) the minimum number of Class A units and Class B units that must be owned by a member shall be 30 units; (ii) the minimum number of Class E units that must be owned by a member shall be 14 units; and (iii) the maximum number of Class B units that may be owned by a single member or group of affiliated members shall be 49% of the outstanding Class B units;

  •
  An amendment to Section 13.2 of the Third Amended and Restated Operating Agreement to provide that the holders of the Class C and Class E units, together as a single class, shall be entitled to receive a preferential distribution of up to $1,000,000 upon liquidation of the company, payable to unit holders pro rata; and

  •
  Amendments to Sections 4.3, 5.2, 6.4, and 8.18 of the Third Amended and Restated Operating Agreement to delete obsolete references to our initial public offering and amendments as necessary to provide general updates throughout.

        Under the terms of our Current Operating Agreement, amendments to the operating agreement do not require the approval of the members. However, our Board of Managers has approved the proposed amendments to the Current Operating Agreement contained in the New Operating Agreement, recommended that the amendments be approved by the members and adopted a resolution that the amendments be submitted to the members for approval. Although approved and recommended by our Board of Managers, the proposed amendments to our Current Operating Agreement will not be effective unless and until all of the amendments are approved by a majority of our Class A members and by members holding a majority of our outstanding Class B units and Class C units, voting together as a single class. Unless all of the amendments are approved, neither the reclassification nor any of the amendments will be implemented.

        If the New Operating Agreement is approved by the members at the special meeting, the Board of Managers expects to execute the New Operating Agreement following the meeting. However, at any time, our Board of Managers, in their discretion, may determine not to implement:

  •
  The reclassification; or

  •
  The proposed amendments to the Current Operating Agreement contained in the proposed New Operating Agreement that our members otherwise approved.

Background of the Reclassification
(see pages 16 through 21)

        For a description of the events leading to the approval of the reclassification by our Board of Managers and the reasons for its approval, you should refer to "Special Factors—Background of the Reclassification," "Special Factors—Reasons for the Reclassification; Fairness of the Reclassification; Board Recommendation" and "Special Factors—Purpose and Structure of the Reclassification" on pages 17 through 32. As we explain more fully in these sections, our Board considered and rejected various alternative methods of effecting a transaction that would enable us to suspend our SEC reporting obligations, while remaining an independent company.

Reasons for the Reclassification
(see pages 21 through 24)

        Our reasons for the reclassification include the following:

  •
  As an SEC reporting company, we are required to disclose information to the public, including to actual or potential competitors, which may help these competitors challenge our business operations and to take market share, employees and customers away from us. Suspending our public-company reporting obligation will help to protect that sensitive information from required or inadvertent disclosure;

  •
  The public disclosure requirements to which we are subject as a public company are at odds with our need to keep confidential the information relating to the proprietary technology that may be licensed to us for use in the ethanol and co-product production processes;

  •
  We estimate that we will be able reallocate resources and eliminate costs and avoid anticipated future costs of approximately $170,000 on an annual basis starting after 2011, by eliminating the requirement to make periodic reports and reducing the expenses of unit holder communications;

  •
  There is little justification for remaining a reporting company given the low trading volume in our Class A and Class B units and our desire to avoid being taxed as a corporation under the publicly traded partnership rules under Section 7704 of the Code, which means our units cannot be traded on an established securities market or be readily tradable in a secondary market;

  •
  Operating as a non-SEC reporting company will reduce the burden on our management and employees that arises from the increasingly stringent SEC reporting requirements, thus allowing management and our employees to focus more of their attention on our core business;

  •
  The reclassification proposal allows us to suspend our reporting obligations with the SEC while allowing those members receiving Class C or Class E units to retain an equity interest in our company, and continuing to receive a pro rata portion of the profits, losses and distributions of our company; and

  •
  Completing the reclassification at this time will allow us to begin to realize the cost savings, and will allow our management and employees to redirect their focus to our business at the earliest possible date.

        We considered that some of our unit holders may prefer to continue as members of our company as a reporting company, which is a factor weighing against the reclassification. However, we believe that the disadvantages of continuing our reporting obligations with the SEC outweigh any advantages associated with doing so. To review the reasons for the reclassification in greater detail, please see pages 22 through 25.

Fairness of the Reclassification; Board Recommendation
(see pages 24 through 31)

        Based on a careful review of the facts and circumstances relating to the proposed reclassification, our Board of Managers believes that the reclassification and the terms and provisions of the amendments to our Current Operating Agreement contained in the proposed New Operating Agreement, including those regarding the reclassification of Class A and Class B units, are substantively and procedurally fair to our unaffiliated unit holders. Our Board of Managers approved the reclassification and the proposed amendments to our Current Operating Agreement contained in the proposed New Operating Agreement.

        In the course of determining that the reclassification is fair to and in the best interests of our unaffiliated unit holders, the Board considered a number of positive and negative factors affecting unaffiliated unit holders who will continue to hold our Class A or Class B units as well as those unaffiliated unit holders whose Class A or Class B units will be reclassified into Class C or Class E units, and those factors are set forth in greater detail on pages 25 through 31.

        Our Board of Managers chose a reclassification to effect the going private transaction because it believes that using available cash to purchase sufficient Class A units to effect a going private transaction by other alternative means is not the most beneficial use of the Company's financial resources, and it will enable those holders of our Class A units or Class B units who will receive Class C or Class E units to retain an equity interest in our company and therefore, continue to share in our profits and losses. The Board considered other alternatives, including, among others, a cash-out merger and a tender offer, but decided against such alternatives because some of our members would receive only cash consideration, but may also have resulted in some of our unit holders who desired to continue holding units no longer holding an equity interest in our company because of their inability or failure to restructure their holdings. By structuring the transaction as a reclassification, the Board of Managers believes that it has attempted to balance the interests of reducing our expenses in transitioning to a non-SEC reporting company while at the same time affording all of our unit holders the opportunity to retain an equity ownership interest in our company.

        Our Board of Managers recommends that you vote "FOR" the proposed reclassification and the New Operating Agreement.

Purpose and Structure of the Reclassification
(see pages 31 through 32)

        The purpose of the reclassification is to reduce the number of holders of record of our Class A units to less than 300. If successful, we will be able to suspend our SEC reporting requirements, which will allow us to better protect sensitive information and further allow our management and employees to refocus time spent on complying with SEC reporting obligations on operational and business goals.

        The structure of the reclassification will allow us to effect the transaction without the expenditure of substantial funds and will result in all of our members retaining an equity interest in our company. Therefore, all of our unit holders will continue to participate in any future growth and earnings of the company and in any future value received as a result of the sale of the company. Because we are not cashing out any of our members, we believe that this structure minimizes the costs of our becoming a non-SEC reporting company while achieving the goals outlined in this proxy statement. See "Special Factors—Background of the Reclassification" beginning on page 17.

        If the reclassification is approved, our Board of Managers will have the discretion to determine when to effect the reclassification and reserves the right to abandon the transaction. For example, if the number of record holders of Class A units changes such that the reclassification would no longer accomplish our intended goal of suspending our SEC reporting obligations, the Board of Managers may determine not to effect the reclassification.

        The reclassification is being effected at the record unit holder level. This means that we will look at the number of Class A or Class B units registered in the name of a single holder to determine if that holder's units will be reclassified. It is important that our unit holders understand how units that are held by them in the name of a broker or nominee will be treated for purposes of the reclassification described in this proxy statement. Unit holders who have transferred their Class A or Class B units into a brokerage or custodial account (such as an IRA) are no longer shown on our membership register as the record holder of those units. Instead, the brokerage firm or custodian is shown as the holder of record as nominee for all the unitholders who have deposited their units with that broker or custodian. If that single nominee is the unit holder of record of at least 30 Class A or Class B units, then the Class A or Class B units registered in that nominee's name will not be reclassified into Class C or Class E units. Because the reclassification only affects unit holders of record, it does not matter whether any of the underlying beneficial owners for whom that nominee acts own fewer than 30 Class A or Class B units.

        If you hold some or all of your capital units in the name of a nominee, you should speak with that nominee or agent to determine how they expect the reclassification to affect you. Because other holders who hold through your custodian, broker, agent or nominee may adjust their holdings prior to the reclassification, you may have no way of knowing whether your Class A or Class B units will be reclassified in the transaction until it is completed.

        The Board decided to structure the reclassification so that it would take effect at the record unit holder level in part to allow members some flexibility with respect to how their Class A or Class B units will be treated in the reclassification. Holders of record who would prefer to continue as Class A or Class B unit holders may elect to do so by acquiring sufficient Class A or Class B units so that they hold at least 30 Class A or Class B units in their own name immediately prior to the effective time of reclassification or by combining ownership of their Class A or Class B units with those owned by family members or other members into one record account (for example, a family company or trust).

        Record holders owning at least 30 Class A or Class B units who wish to receive Class E units for their Class A or Class B units may reduce their ownership of record to less than 30 (but at least 14) Class A or Class B units by selling or gifting some of their Class A or Class B units or transferring to a separate record account some of their Class A or Class B units. Similarly, record holders who wish to receive Class C units for their Class A or Class B units may reduce their ownership of record to less than 14 Class A or Class B units by selling or gifting some of their Class A or Class B units or transferring to a separate record account some of their Class A or Class B units. In any case, these members will have to act within the constraints of the transfer restrictions in our Current Operating Agreement and far enough in advance of the proposed reclassification so that any consolidation, purchase or transfer is completed by the effective time of the reclassification.

        In any case, members will have to act within the constraints of the transfer restrictions in our Current Operating Agreement and our Capital Units Transfer System, and will need to request any trades or transfers far enough in advance of the reclassification so that any consolidation, purchase or transfer is approved and completed by the effective time of the reclassification. Our Capital Units Transfer System provides for quarterly trading, and any requested trades and transfers are considered by the Board of Managers once per calendar quarter. Trading of our capital units is facilitated by Agstock Trade at www.agstocktrade.com. If it is approved at the special meeting, we do not expect to effect the reclassification until after June 30, 2011. This timing will provide our members with additional time in which to consolidate ownership or divest themselves of units during the second calendar quarter trading window, which will allow them to control which class of units they will receive in the reclassification.

Effects of the Reclassification
(see pages 32 through 38)

        The reclassification is a going private transaction for our company, meaning it will allow us to deregister with the SEC and our reporting obligations under federal securities laws will be suspended. As a result of the reclassification, among other things:

  •
  The number of our Class A holders of record will be reduced from approximately 555 to approximately 115, and the number of outstanding Class A units will decrease from 16,002 to approximately 8,768;

  •
  The number of our Class B holders of record will be reduced from approximately 89 to approximately 73, and the number of outstanding Class B units will decrease from 12,068 to approximately 11,833;

  •
  In connection with the decrease in the number of our Class A capital units and Class A members, the number of our Class C and Class E units will correspondingly increase, with our outstanding Class C units increasing from 350 to approximately 792, to be held by approximately 63 Class C holders of record, and we will issue approximately 7,027 Class E units to be held by approximately 394 Class E holders of record;

  •
  As a group, assuming that 7 of our 9 managers will remain Class A unit holders after the reclassification, the voting power within Class A held by our Board of Managers will increase from approximately 1.2% to approximately 6.1% (determined on the basis of one vote per member), and also assuming that 5 of our 9 managers will remain Class B unit holders after the reclassification, the voting power over Class B units held by our Board of Managers will increase 0.7% following the reclassification (determined on the basis of one vote per unit), which is unlikely to have a practical effect on their collective ability to control the company;

  •
  All new Class C and Class E members will have received one Class C or Class E unit for each Class A or Class B unit held by them immediately prior to the effective time of the reclassification and will continue to have an equity interest in our company and therefore will continue to share in our profits, losses and distributions along with the continuing Class A and Class B unit holders;

  •
  The new Class C and Class E unit holders will receive no consideration for their Class A or Class B units other than the Class C or Class E units received in the reorganization;

  •
  Because of the reduction of the total number of Class A holders of record to less than 300, we will be allowed to suspend our status as a reporting company with the SEC;

  •
  Once our SEC reporting obligations are suspended, our unit holders will lose the benefits of any class of our securities being registered under Section 12 of the Exchange Act. For example, our members may not have access to information concerning the company required to be contained in periodic reports filed with the SEC and which the company chooses not to otherwise distribute to members; we will not be subject to the provisions of the Sarbanes-Oxley Act of 2002 or the liability provisions of the Exchange Act; and our executive officer will not be required to certify the accuracy of our financial statements under SEC rules;

  •
  The liquidity of our Class A and Class B units will likely be reduced following the reclassification because of the transfer restrictions and reduction in the number of holders of record of each class;

  •
  The new Class E and Class C units will have limited voting rights as compared to our Class A units;

  •
  The holders of the Class C and Class E units, as a group, will be entitled to a preference on liquidation in the amount of $1,000,000 if the company is dissolved and liquidated;

  •
  The Class A units and Class B units may only trade in increments of 30 units and the Board of Managers is entitled to refuse any transfer of units that might lead to the number of holders of the relevant class exceeding the number which would require us to file reports with the SEC;

  •
  No holder or group of affiliated holders may hold more than 49% of the Class B units outstanding at any given time and the Board may refuse to approve any transfer in violation of this provision; and

  •
  These limitations may cause potential purchasers of Class C or Class E units to value these units at a lower value than Class A or Class B units. Further, the fact that units will be unregistered securities and that the there will be less publicly available information about our company than prior to the reclassification may cause a decrease in the marketability of all classes of units, which may cause a corresponding decrease in the value of the current Class A, Class B and Class C units.

Possible Conflicts of Interest of Management in the Reclassification
(see pages 38 through 39)

        You should be aware that the managers of our company have interests in the reclassification that may present actual or potential, or the appearance of actual or potential, conflicts of interest in connection with the reclassification.

        Other than Jeff Roskam, who owns no units in our company, we expect that all of the members of our Board of Managers will beneficially own at least 30 Class A or Class B units at the effective time of the reclassification, and will therefore continue to hold Class A or Class B units if the reclassification is approved. One member of our Board of Managers, Ben Dickman, beneficially holds less than 30 Class A units through an entity controlled by Mr. Dickman and his spouse. If

Mr. Dickman takes no action to consolidate these units with his other holdings, the Class A units held by this entity would be reclassified as Class E units following the reclassification.

        Because there will be fewer Class A and Class B unit holders following the reclassification, and because the Class C and Class E units will have limited voting rights, the members of our Board of Managers who will be continuing as Class A or Class B unit holders will own a larger relative percentage of the voting interest provided to the Class A and Class B members. Each Class A member is entitled to one vote on each matter submitted to the Class A members for a vote, regardless of the number of Class A units held by the member. As of the record date, these members of our Board of Managers constituted 7 of our 555 Class A members. Based upon our estimates, and taking into account the effect of the reclassification on our outstanding Class A units as described above, after the reclassification, members of our Board of Managers will constitute 7 of our 115 Class A members. Each Class B member is entitled to cast one vote for each unit held by him or her on each matter submitted to the Class B members for a vote. As of the record date, five members of our Board of Managers beneficially control 4,137 of the 12,068 outstanding Class B units, or 34.3%. Based upon our estimates, taking into account the effect of the reclassification on our outstanding Class B units as described above, after the reclassification, members of our Board of Managers will beneficially control 35.0% of the Class B units.

        The fact that the managers will continue as Class A and Class B unit holders and that their relative voting percentages as a group will increase following the reclassification represents a potential conflict of interest because our Board of Managers approved the reclassification and the proposed amendments to our Current Operating Agreement contained in the proposed New Operating Agreement and have recommended that the members approve them. Despite this potential conflict of interest, the Board believes the proposed reclassification is fair to our unaffiliated members for the reasons discussed in this proxy statement.

Financing the Reclassification
(see page 39)

        We estimate that the reclassification will cost approximately $123,000, consisting of professional fees and other expenses payable by us or related to the reclassification. See "Special Factors—Fees and Expenses" for a breakdown of the expenses associated with the reclassification. We intend to pay the expenses of the reclassification from working capital.

Material Federal Income Tax Consequences of the Reclassification
(see pages 39 through 40)

        We believe that the reclassification, if approved and completed, should have the following federal income tax consequences:

  •
  The reclassification should result in no material federal income tax consequences to our company;

  •
  Those members continuing to hold Class A or Class B units will not recognize any gain or loss in connection with the reclassification; and

  •
  Those members receiving Class C or Class E units for their Class A or Class B units will not recognize any gain or loss in the reclassification, their adjusted tax basis in their Class C or Class E units held immediately after the reclassification will equal their adjusted tax basis in their Class A or Class B units held immediately before the reclassification, and their holding period in their Class C or Class E units will include the holding period during which their Class A or Class B units were held.

        Because determining the tax consequences of the reclassification can be complicated, you should consult your own tax advisor to understand fully how the reclassification will affect you.

Appraisal and Dissenters' Rights
(see page 40)

        Under Kansas law, you do not have appraisal or dissenters' rights in connection with the reclassification. You may pursue all other available remedies under applicable law to the extent available in connection with the reclassification.

Date, Time and Place of Special Meeting; Proposals to be Considered at the Special Meeting
(see page 51)

        The special meeting of members will be held on [                        ], at [      ], central time, at [      ]. At the special meeting, or at any adjournments or postponements of the meeting, members will be asked the following:

  •
  To consider and vote upon the proposed reclassification;

  •
  To consider and vote upon the proposed amendments to Current Operating Agreement contained in the proposed New Operating Agreement discussed above; and

  •
  To consider and vote upon any other matters that may properly be submitted to a vote at the meeting or any adjournment or postponement of the special meeting.

Record Date
(see page 51)

        You may vote at the special meeting if you are a member owning Class A, Class B or Class C units as of the close of business on [                        ], 2011, which has been set as the record date. At the close of business on the record date, there were 555 Class A members of record and 12,418 Class B and Class C units issued and outstanding. Each Class A member as of the record date is entitled to one vote on each matter to be voted upon at the special meeting, regardless of the number of Class A units held by such unit holder. The holders of Class B and Class C units may cast one vote for each unit held by them as of the record date for each matter to be voted upon at the special meeting.

Vote Required for Approval
(see page 51 through 52)

        Approval of the reclassification and the other amendments to our Current Operating Agreement contained in the proposed New Operating Agreement requires the affirmative vote of a majority of the Class A members and the holders of a majority of the Class B and Class C units, voting together as a single class. Only members that are present in person or by proxy at the special meeting are entitled to vote on the proposed amendments to our Current Operating Agreement contained in the proposed New Operating Agreement. Our management is soliciting proxies from members in connection with the special meeting.

Provisions for Unaffiliated Unit Holders
(see page 31)

        We have not made any provisions in connection with the proposed reclassification to grant unaffiliated unit holders the right to vote separately from the affiliated members, to gain access to our corporate files or the files of any member, or to obtain counsel or appraisal services for unaffiliated members at our expense or at the expense of the unit holders whose units will not be reclassified in connection with the transaction.

Terms of the Class A Units, Class B Units, Class C Units and Class E Capital Units After the Reclassification
(see pages 44 through 49)

        As of the date of this proxy statement, we had authorized and outstanding Class A, Class B and Class C units. The proposed New Operating Agreement authorizes the issuance of Class E units and alters some of the rights and privileges of the current classes of units. A summary of the terms of the Class A, Class B, Class C and Class E units following implementation of the proposed reclassification is as follows:

  •
  Voting Rights.

  •
  Class A members will be entitled to vote to elect or remove a total of four managers, on proposals related to a merger, consolidation or exchange transaction with another company, a sale or disposition of all or substantially all of the company's assets, the voluntary dissolution of the company and with respect to all proposed amendments to our operating agreement. Otherwise, the holders of the Class A units will have only such voting rights as are required by law. For the matters on which the Class A members are entitled to vote, each Class A member will have one vote regardless of the number of Class A units held by them.

  •
  Class B members will be entitled to vote to elect or remove a total of three managers, on proposals related to a merger, consolidation or exchange transaction with another company, a sale or disposition of all or substantially all of the company's assets, the voluntary dissolution of the company and any proposed amendment to the operating agreement that modifies the limited liability or alters the Class B holder's economic interest in the company. Otherwise, the holders of the Class B units will have only such voting rights as are required by law. For the matters on which the Class B members are entitled to vote, each Class B member will have one vote for each Class B unit held by them.

  •
  Class C members will be only be entitled to vote upon proposals related to a merger, consolidation or exchange transaction with another company, a sale or disposition of all or substantially all of the company's assets, the voluntary dissolution of the company and any proposed amendment to the operating agreement that modifies the limited liability or alters the Class C holder's economic interest in the company. Otherwise, the holders of the Class C units will have only such voting rights as are required by law. For the matters on which the Class C members are entitled to vote, each Class C member will have one vote for each Class C unit held by them.

  •
  Class E members will be entitled to vote to elect or remove a total of two managers, on proposals related to a merger, consolidation or exchange transaction with another company, a sale or disposition of all or substantially all of the company's assets, the voluntary dissolution of the company and any proposed amendment to the operating agreement that modifies the limited liability or alters the Class E holder's economic interest in the company. Otherwise, the holders of the Class E units will have only such voting rights as are required by law. For the matters on which the Class E members are entitled to vote, each Class E member will have one vote regardless of the number of Class E units held by them.

  •
  Transferability.  There is a limited market for our Class A and Class B units now and we do not anticipate this market to increase for any of our units after the reclassification. Rather, the market for our capital units may become more limited. All of our capital units will be subject to some restrictions on transfer based upon, among other things, approval by our Board of

    Managers. Transfers our Class A and Class B units will generally be limited to increments of 30 units.

  •
  Ownership Restrictions.

  •
  Class A and Class B unit holders will be required to hold at least 30 Class A or Class B units to remain or be admitted as a member of each of those classes. Class E unit holders must hold between 14 and 29 units. If a Class A or Class B unit holder fails to hold at least 30 Class A or Class B units following the reclassification, respectively, then the units shall become either Class E units if the unit holder is holding between 14 and 29 units or Class C units if the unit holder is holding 13 or fewer capital units. If a Class E unit holder holds fewer than 14 units, the units shall become Class C units.

  •
  Class B unit holders will not be permitted to acquire more than 49% of the number of Class B units outstanding at any time. This provision may have the effect of preventing a takeover of our company and could reduce the market value of the units.

  •
  Class C unit holders will not be subject to minimum or maximum ownership requirements.

  •
  Liquidating Distribution.  If we were to dissolve, the holders of the Class C and Class E units as a single class would be entitled to a preferential distribution of our assets of up to $1,000,000. The holders of the Class A, Class B, Class C and Class E units would share in any remaining assets pro rata based on the number of units owned by each holder.

  •
  Freight Allowance.  Holders of Class E units will be entitled to receive a freight allowance for grain delivered to our ethanol plant upon terms and conditions to be approved by our Board.

        For additional details on the terms of the Class A units, the Class B units, the Class C units and the Class E units, see "Description of Units" on page 42.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q:
What is the date, time and place of the special meeting?

A:
The special meeting of our members will be held will be held on [                        ], at [            ], central time, at [                        ], to consider and vote upon the reclassification proposal and the proposed amendments to our current Operating Agreement.

Q:
Who is entitled to vote at the special meeting?

A:
Record holders of our Class A, Class B and Class C units as of the close of business on [                        ], 2011, the record date, are entitled to notice of and to vote at the special meeting. Each Class A member as of the record date is entitled to one vote, regardless of the number of Class A units held. Each Class B and Class C member is entitled to one vote per Class B or Class C unit held as of the record date.

Q:
What vote is required?

A:
For the proposed amendments to our Current Operating Agreement contained in the proposed New Operating Agreement to be approved, and for the reclassification to be approved, a majority of the Class A members, or approximately 278 Class A members, must vote "FOR" the proposals and holders of a majority of the outstanding Class B units and Class C units voting together as a class, or 6,210 Class B and Class C units combined, must vote "FOR" the proposals.

Q:
Can I vote by proxy?

A:
Yes, the Board of Managers of our company is soliciting proxies in connection with the special meeting. You may cast your vote in person by attending the special meeting, or by mailing us your completed proxy if you are unable or do not wish to attend. You can revoke your proxy at any time before we take a vote at the meeting by submitting a written notice revoking the proxy, by delivering a proxy with a later date, or by attending the meeting and voting in person. See "—Voting and Revocation of Proxies" beginning on page 52.

Q:
What do I need to do now?

A:
After carefully reading and considering the information contained in this proxy statement, if you wish to vote on the proposed reclassification and the amendments to our Current Operating Agreement contained in the New Operating Agreement, which will implement the reclassification, you can fill out the proxy card and return it to us or plan to attend and vote in person at the special meeting.

Q:
What is the recommendation of our Board of Managers regarding the proposals?

A:
The Board of Managers has determined that the reclassification is advisable and in the best interests of our members and recommends that you vote "FOR" approval of these proposals at the special meeting. See "—Reasons for the Reclassification; Fairness of the Reclassification; Board Recommendation" beginning on page 21 for more information.

Q:
What is the effect of an abstention?

A:
Because the proposals we are submitting to the members requires the approval of a majority of the Class A members and the holders of a majority of outstanding Class B and Class C units, abstentions will count for purposes of establishing a quorum at the special meeting and will have the effect of a vote "AGAINST" the proposals to the amend the Current Operating Agreement and to effect the reclassification. See "—Quorum; Vote Required for Approval" beginning on page 45.

Q:
Who will count the votes?

A:
All votes will be tabulated by Donna Funk, C.P.A., Kennedy & Coe, the inspector of election appointed for the special meeting, who will separately tabulate affirmative and negative votes and abstentions.

Q:
Will I have appraisal or dissenters' rights in connection with the reclassification?

A:
No. Appraisal or dissenters' rights are not available under Kansas law, which governs the reclassification.

Q:
Who is paying for this proxy solicitation?

A:
The entire cost of this proxy solicitation will be borne by us. See "—Solicitation of Proxies; Expenses of Solicitation" beginning on page 46.

Q:
If I am still holding a certificate for my units, should I send in the certificate representing my units now?

A:
No. If you own in record name fewer than 30 Class A or Class B units, after the reclassification is completed, the exchange of Class A or Class B units for Class C or Class E units shall be recognized in the books and records of the company since our units are uncertificated. If you own in record name at least 30 Class A, Class B or Class C units, you will continue to be recognized in the books and records of the company as a Class A, Class B or Class C units after the reclassification as you were before.

Q:
When is the reclassification expected to be completed?

A:
If the proposed reclassification is approved at the special meeting, we expect to complete such reclassification as soon as practicable following the special meeting and after the end of our third fiscal quarter.

Q:
What if the proposed reclassification is not completed?

A:
It is possible that the proposed reclassification will not be completed. The proposed reclassification will not be completed if, for example, our members do not vote to adopt the reclassification or the amendments to the Current Operating Agreement contained in the New Operating Agreement or the Board may abandon the transaction. If the reclassification is not completed, we will continue our current operations, and we will continue to be subject to the reporting requirements of the SEC.

Q:
Where can I find more information about Western Plains Energy?

A.
We file periodic reports and other information with the SEC. You may read and copy this information at the SEC's public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at the Internet site maintained by the SEC at http://www.sec.gov. For a more detailed description of the information available, please see page 64.

Q.
Who can help answer my questions?

A.
If you have questions about the reclassification and the proposed amendments to our Current Operating Agreement after reading this proxy statement, you should contact Steve McNinch, Chief Executive Officer, at (785) 672-8810.

 SPECIAL FACTORS

Overview of the Reclassification

        This proxy statement is being furnished in connection with the solicitation of proxies by our Board of Managers at a special meeting at which our members will be asked to consider and vote upon amendments to our Current Operating Agreement. If approved, the amendments to our Current Operating Agreement contained in the proposed New Operating Agreement will, among other things, result in a reclassification of our membership units into four separate and distinct classes (compared to three separate classes as of the date of this proxy statement).

        If the reclassification and other amendments to our Current Operating Agreement contained in the New Operating Agreement are approved as described below, unit holders of record with 30 or more Class A, Class B or Class C units immediately prior to the reclassification will continue to hold Class A, Class B or Class C units, respectively. Unit holders of record holding between 14 and 29 Class A units or Class B units immediately prior to the reclassification will receive one Class E unit for each of their common equity units held immediately prior to the reclassification. Unit holders of record with 13 or fewer Class A units or Class B units immediately prior to the reclassification will receive one Class C unit for each of their common equity units held immediately prior to the reclassification. We intend, immediately following approval and implementation of the reclassification, to terminate the registration of our Class A units with the SEC and suspend further reporting under the Exchange Act.

        If approved by our unit holders at the special meeting and implemented by our Board of Managers, the reclassification will generally affect our unit holders as follows:

UNIT HOLDER POSITION PRIOR TO THE RECLASSIFICATION	EFFECT OF THE RECLASSIFICATION
Unit holder of record holding 30 or more Class A units	Unit holder will hold the same number of Class A units held prior to the reclassification.
Unit holder of record holding 30 or more Class B units	Unit holder will hold the same number of Class B units held prior to the reclassification.
Unit holder of record holding 30 or more Class C units	Unit holder will hold the same number of Class C units held prior to the reclassification.
Unit holder of record holding between 14 and 29 Class A units	Unit holder will hold the same number of Class E units held prior to the reclassification as Class A units.
Unit holder of record holding between 14 and 29 Class B units	Unit holder will hold the same number of Class E units held prior to the reclassification as Class B units.
Unit holder of record holding 13 or fewer Class A units	Unit holder will hold the same number of Class C units held prior to the reclassification as Class A units.
Unit holder of record holding 13 or fewer Class B units	Unit holder will hold the same number of Class C units held prior to the reclassification as Class B units.

        The effects of the proposed reclassification on each group of unit holders are described more fully below under "—Effects of the Reclassification on Our Unit Holders" beginning on page 35 and the effects on our company are described more fully below under "—Effects of the Reclassification on Our Company; Plans or Proposals after the Reclassification" beginning on page 32.

Background of the Reclassification

        As an SEC reporting company, we are required to prepare and file with the SEC, among other items, the following:

  •
  Annual Reports on Form 10-K;

  •
  Quarterly Reports on Form 10-Q;

  •
  Current Reports on Form 8-K; and

  •
  Proxy Statements on Schedule 14A and/or Information Statements on Schedule 14C.

        In addition, our insiders, meaning members of our Board of Managers and our executive officers, are required to file beneficial ownership reports disclosing ownership of, and transactions in, our units. The rules governing all of this disclosure are detailed and complex, and our filings are subject to significant oversight by the SEC, which is required to review our filings made under the Exchange Act at least once every three years and which may review our reports more frequently in order to monitor the integrity and quality of our public disclosure.

        Accordingly, our management must expend considerable time and resources to monitor the information that we must disclose in our SEC reports, and to prepare and file these reports and respond periodically to comments generated by the SEC's mandatory review process. We believe that energy could be beneficially diverted to other areas of our operations, allowing management to focus more of their attention on our business. In addition, the costs associated with these reports and other filing obligations comprise a significant corporate overhead expense. These costs include securities counsel fees, auditor fees, special board meeting fees, costs of printing and mailing documents, and word processing and filing costs. Our registration and reporting-related costs have been increasing over the years, and increased significantly in 2004 when we become subject to the rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act. These rules require us to include in our Annual Report on Form 10-K our management's report on, and assessment of, the effectiveness of our internal controls over financial reporting. In addition, if ever we no longer qualify to file our reports with the SEC as a "smaller reporting company," our independent auditors must attest to and report on management's assessment of the effectiveness of our internal controls over financial reporting and the effectiveness of those internal controls. Additionally, we believe our costs will increase again this year when we become subject to the rules adopted by the SEC requiring the filing of our reports using a new system of interactive data reporting referred to as "XBRL." These rules require us to spend further time analyzing and "tagging" our financial data to comply with the SEC's reporting requirements. Our costs and expenses incurred in connection with SEC reporting for 2011 and in future years are projected to be approximately $170,000. We may incur additional audit-related costs and expenses arising from Sarbanes-Oxley if the market value of our units increase in the future and our internal controls become subject to additional audit requirements.

        Our Board of Managers and management believe that the recurring expense and burden of our SEC reporting requirements described above, along with the potential competitive disadvantage associated with public reporting, outweigh the potential benefit for our company. Avoiding the requirements of a SEC-reporting company will allow us to avoid certain costs and expenses associated with filing reports with the SEC and reduce the amount of information about our operations that may be available to our competitors. In addition, once our SEC reporting obligations are suspended, we will not be subject to the provisions of the Sarbanes-Oxley Act of 2002 or the liability provisions of the Exchange Act, and our officers will not be required to certify the accuracy of our financial statements under SEC rules.

        There can also be many advantages to being a reporting company, such as a potential increase in the market value for our units, a more active trading market and the enhanced ability of our company to raise capital or make acquisitions. However, there is a limited market for our units due to our desire to avoid being taxed as a corporation under the publicly traded partnership rules under Section 7704 of the Code, and the accompanying prohibition on trading of our units on an established securities market or being readily tradable in a secondary market. This restriction assures that there will continue to be a limited market for our units. We have therefore not been able to take advantage of these potential benefits of being a reporting company. Based on the limited number of units available and the trading restrictions we must observe under the Code, we believe it is highly unlikely that our units would ever achieve an active and liquid market comprised of many buyers and sellers. In addition, as a result of our limited trading market and our status as a limited liability company, we are unlikely to be well-positioned to use our reporting company status to raise capital in the future through sales of additional securities in a public offering or to acquire other business entities using our units as consideration.

        At a regular meeting of our Board of Managers held on July 20, 2010, our management reported to the Board of Managers on the costs and administrative burdens associated with being a reporting company as discussed above. Management also reported its belief that our company receives little benefit in being a reporting company. In particular, management suggested that our earnings are sufficient to support our growth without accessing the public market for additional capital and there is little trading volume in our membership units.

        Following the suggestion of management, our Board of Managers began discussing these burdens and costs and perceived lack of benefits of our SEC reporting requirements and the impact of these items on the company. The Board began considering that becoming a non-reporting company would allow us to avoid these costs and expenses and competitive disadvantage. Our Board wanted additional information concerning whether the benefits of being an SEC reporting company are substantially outweighed by the burden on management and the expense related to the SEC reporting obligations. As a result, our Board directed that management explore the possibility of becoming a non-reporting company.

        In August 2010, management contacted legal counsel regarding preliminary issues related to becoming a non-reporting company, including the strategic alternatives available for a going-private transaction. Our Board considered the requirements for going private as well as the alternatives available for a going-private transaction, including a reverse unit split, self-tender offer, and a reclassification of our units in order to reduce the number of Class A unit holders of record to below 300.

        At a regular meeting of our Board of Managers held on October 19, 2010, our Chief Executive Officer led a discussion on the business considerations for engaging in a going-private transaction, highlighting the advantages, disadvantages and issues raised in a going-private transaction. Specifically, the Board discussed the following advantages of going private:

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  As a reporting company, we are required to expend certain costs in connection with our Exchange Act obligations, including, but not limited to, higher external auditing and accounting costs, higher costs of internal controls, increased SEC reporting costs and increased legal/consulting costs. These costs are expected to increase as we become subject to the rules adopted by the SEC requiring compliance with the requirement to file reports in XBRL and potentially may be required to audit our assessment of internal controls under Sarbanes-Oxley. Suspending our public company reporting obligations will help reduce or eliminate these additional and significant costs.

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  As a reporting company, we are required to disclose information to the public, including to actual or potential competitors, that may be helpful to these competitors in challenging our business operations and to take market share, employees and customers away from us.

    Suspending our public company reporting obligations will help to protect that sensitive information from required or inadvertent disclosure.

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  Operating as a non-reporting company will reduce the burden on our management and employees that arises from the increasingly stringent SEC reporting requirements, thus allowing management and our employees to focus more of their attention on our core business.

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  Our unit holders receive limited benefit from being an SEC reporting company because of our small size and the limited trading of our units compared to the costs associated with the disclosure and procedural requirements of federal securities laws and the Sarbanes-Oxley Act.

        At this meeting, the Board also considered the negative consequences of a going-private transaction to our unit holders, and in particular, our smaller unit holders who could be reclassified into Class C and Class E units:

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  Our unit holders will lose the benefits of owning registered securities, such as access to the information concerning our company that is required to be disclosed in periodic reports to the SEC.

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  Our unit holders will lose certain statutory safeguards since we will no longer be subject to the requirements of the Sarbanes-Oxley Act, which require our Chief Executive Officer and Chief Financial Officer to certify the financial statements of the company and internal controls over financial reporting and as to the accuracy of our reports filed with the SEC.

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  The value and liquidity of our units may be reduced as a result of the lack of publicly available information concerning our company or as a result of the differing terms among the reclassified units, including restrictions on transfer.

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  We would incur potential costs, in terms of time and dollars, in connection with accomplishing a going-private transaction.

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  We could have a lower public profile in our community as a result of going private.

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  Our officers and managers could face potential liability associated with the "interested" nature of the going-private transaction.

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  We may have increased difficulty in raising equity capital in the future, potentially limiting our ability to expand.

        Based on these discussions, the Board directed management to continue to explore the possibility of a going private transaction, including the strategic alternatives to effect the transaction.

        The Board also discussed alternatives to a reclassification, including a tender offer or a reverse stock split whereby unit holders owning less than a certain number of units would be "cashed out." Because our cash resources to effect such a transaction are limited and we believe many of our unit holders feel strongly about retaining their equity interest in our company, management and our Board found the prospect of effecting a going private transaction by reclassifying some of our units an attractive option.

        The Board was particularly concerned regarding the effects of the reclassification on the smaller unaffiliated unit holders. The Board concluded that it wanted to spend additional time exploring the effects of changes in rights and privileges associated with the units on the members that would likely result from a reclassification of the units. In order to do so while attempting to balance the competing interest of the unaffiliated unit holders in accordance with the Board's fiduciary duties, the Board determined that it would be appropriate to appoint a Special Committee to examine the possible mechanics of the reclassification and make recommendations to the Board regarding how to implement the reclassification. With that idea in mind, the Board appointed Jeff Roskam, Ron Blaesi and Dave

Mann to a Special Committee to consider a going-private transaction. The Board determined that these individuals were suited to serve on the committee in part because Mr. Roskam is the sole disinterested manager in the proposed reclassification (since he does not own any units of our company) and because Messrs. Blaesi and Mann were vocal advocates for the unaffiliated unit holders holding a smaller number of units during previous Board discussions regarding any going-private transaction.

        The Special Committee conferred three times with counsel between November 10, 2010 and December 16, 2010. During its initial meeting, the Special Committee discussed various alternatives to effect the reclassification. The Special Committee discussed the various rights and privileges that typically differentiate classes of securities, such as voting rights, distribution rights, rights on liquidation, allocations of profits and losses and transfer restrictions. The Special Committee discussed the possible outcomes that would result from trying to reclassify the units using the three existing classes, as opposed to creating a new class of units.

        The Special Committee decided that creating a fourth class of securities would be preferable to reclassifying the unit holders among the three existing classes after determining that at least one class of units would have likely have no voting rights. By creating the fourth class of securities and reclassifying certain of the Class A units into the new class, the Special Committee believed that a smaller number of existing unit holders would be adversely affected by reclassification of units into the non-voting class of securities, than would otherwise be the case if the classes remained at three.

        Once the Special Committee determined that it would be beneficial to create a new class of units, it then evaluated the rights and privileges associated with the existing classes of units to determine how such rights and privileges might be altered in preparation for its next meeting with counsel. The Special Committee decided to maintain the same economic rights of the members as existed prior to the reclassification, with the exception of the proposed preferential liquidating distribution for two classes which is discussed in more detail below.

        In keeping with the goal of reducing Class A and maintaining Class B each below 300 holders of record, the Special Committee discussed the practical effects of minimum ownership of, and transfer restrictions on, the units. The Committee decided that minimum ownership and transfer restrictions should be put in place to assist the Board with managing the number of unit holders. The Special Committee believed that the benefit of transfer restrictions in maintaining the unit holders of record in Class A and Class B below 300 outweighed the potential negative effects associated with restrictions on disposing of units. The Committee also recommended that a provision be added to the operating agreement to mitigate this difficulty in the specific circumstances relating to transfers for estate planning purposes and transfers upon death of a unit holder, to wit: To the extent a unit holder desires to make a transfer in blocks of units less than the required threshold in this limited set of circumstances, the Board has discretion to approve the transfer.

        The Special Committee also decided to place a maximum ownership limitation on the Class B units of 49% of the outstanding units. This proposal followed from the fact that the ownership of Class B units is more concentrated than that of Class A units and following implementation of the reclassification, the concentration of ownership would likely be even greater. The Special Committee was concerned that one or a small group of unit holders might acquire a controlling interest in Class B and therefore control the vote. The Special Committee believed that it was appropriate to limit this potential for control, and believes that the restrictions outweigh the anti-takeover effect of this provision.

        The Special Committee also decided to adopt the freight allowance for members holding Class E units that had previously been granted but subsequently cancelled. The Committee believes that following the reclassification, the Class E holders would largely consist of local farmers. This class of unit holder would be most likely to take advantage of this benefit and the ability to do so outweighed the potential negative effects of increased expenses and administrative oversight, which was seen as a potential negative effect of the freight allowance.

        The Special Committee and counsel discussed the effects of eliminating certain voting rights and otherwise distinguishing the voting rights among the classes of units. The Special Committee recommended eliminating the right of Class C to vote on any matter except an amendment to the operating agreement that affects the unit holder's economic rights or merger, sale or dissolution of the Company. The Special Committee believed that the potential negative effects of eliminating the voting rights for the unit holders with the smallest holdings were tempered by the fact that the new Class C unit holders would continue to participate in the future growth and earnings of the Company along with the Class A, Class B and Class E units, including allocations of profits, losses and distributions. To balance the proposed limited voting rights of the Class C units, which was perceived as an adverse result, the Board chose to add a liquidation preference of $1,000,000 payable to the Class C and Class E unit holders together as a single class. The Committee did not undertake any type of valuation as to the proposed liquidation value of the units and determined the dollar figure subjectively. The Special Committee originally considered a liquidation preference of $1,000,000 each to Class C and Class E members but rejected that idea based on the fact that the potential payout per unit of Class C units compared to Class E units was too disparate based on potential ownership of those two classes. The Committee believed that combining the two classes together for purposes of receiving the liquidating preference created a more equitable structure for the Class C and Class E unit holders.

        The Special Committee further recommended differentiating the voting rights among the classes by allowing holders of Class A units to elect four persons to the Board, holders of Class B units to elect three persons to the Board and holders of Class E units to elect two persons to the Board. Under the proposed amendments, Class A unit holders would be electing two fewer persons to the Board than under the existing operating agreement and less than a majority, which was perceived as an adverse result. To counterbalance this result, the Committee recommended that holders of the Class A units also be entitled to vote on all amendments to the operating agreement. This privilege would provide holders of Class A units to continue to have a voice in management of the Company. Under the proposed amendments, Class B unit holders would be electing one more manager than previously, which the Committee perceived as positive for that class. Although under the proposed amendments, Class E unit holders would be permitted to elect two persons to the Board, management of the Company could be effectively controlled by the managers elected by Class A and Class B, which the Committee perceived as a adverse result to the potential holders of the Class E units. In an effort to counterbalance this potential adverse result, the Special Committee recommended that Class E be entitled to participate in the liquidation preference with Class C as discussed above.

        The Special Committee also evaluated several potential cut-off numbers that would allow the company to reach the goal of reducing Class A below 300 holders of record. A significant factor that the Special Committee considered was that the original minimum investment was two units, which would equal 14 units following a seven-to-one forward split effected in March 2008. The Special Committee believed that it was appropriate to enable these smaller holders who were likely original investors to continue voting for managers, thus it determined that the cut-off for Class C should be set low enough to avoid impacting these holders. Therefore, the cut-off for the Class C units was suggested at 13 and fewer, with the exception of the current Class C member who agreed to remain a member of that class.

        For administrative ease, the Special Committee determined to make the cutoff for Class A and Class B the same number so that following the reclassification, many of the same holders of the original Class A or Class B would remain as such. The Special Committee determined that the cutoff for Class A and Class B would be 30 units or more, primarily as a result of the fact that using 30 as a cutoff reduced the number of Class A holders significantly enough to remain below 300 for the foreseeable future. Additionally, using 30 as a cutoff figure minimized the number of Class B units to be reclassified due to the fact that a significant number of Class B unit holders presently hold more than 30 units. The Special Committee considered using 35 as a cutoff figure but determined that the number of persons moving into Class E would be too close to the 500 holder threshold. Likewise, the Committee considered 21 as a cutoff figure but rejected it after determining that the number of Class A holders was not reduced below 300 and similarly rejected 25 as a cutoff figure as the Committee tried to identify a number that it believed would provide a comfortable margin below 300 holders in Class A.

        At a regular meeting of our Board of Managers held on December 21, 2010, and attended by our counsel, the Special Committee presented its recommendations for the reclassification mechanism by creating a fourth class of units and altering the voting rights, adding transfer restrictions and a liquidation preference. The Board discussed the proposals from the Special Committee and determined it would continue to pursue the reclassification consistent with the recommendation of the Special Committee. Counsel, with the assistance of the Special Committee and management, was instructed to prepare draft documents related to the reclassification for the Board's review. The Board engaged in further review and discussion of the proposed New Operating Agreement, the mechanics of the reclassification and the content of the related disclosure documents at its regular monthly meetings in February and March 2011.

        The Board of Managers held a special meeting held on March 24, 2011, which was attended by seven of its nine members. All of the managers present at the special meeting voted in favor of the reclassification proposal and the proposed amendments to our Current Operating Agreement contained in the New Operating Agreement to authorize a new class of units called Class E units and to reclassify our outstanding units as follows: Class A, Class B and Class C held in the amount of 30 or more units will remain Class A, Class B or Class C units, respectively; Class A or Class B units held in the amount of 14 to 29 units will be reclassified into Class E units; and units held in the amount of 13 or fewer will be reclassified into Class C units. The approval of the amendments to our Current Operating Agreement and the reclassification transaction was based upon the factors discussed above and the Board recommended that the proposed reclassification and amendments be submitted to the members for consideration and that the amendments be approved.

Reasons for the Reclassification; Fairness of the Reclassification; Board Recommendation

Our Reasons for the Reclassification

        As a small company whose shares are not listed on any exchange or traded on any quotation system, we incur significant expenses in connection with being a public company, while not enjoying many of the benefits associated with being a public company. We expect the costs associated with our reporting obligations to increase in the near future as we become subject to the XBRL interactive data format in our SEC filings. We believe we may likely become subject to additional compliance costs under Sarbanes-Oxley from an increase in audit fees in the foreseeable future if the market value of our units increases. We are undertaking the reclassification at this time to suspend our SEC reporting obligations, which will enable us to save the substantial costs associated with being a reporting company, which costs are expected to continue to increase over time. The specific factors considered in proposing at this time to undertake the reclassification and become a non-reporting company are as follows:

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  We estimate that we will be able to reallocate resources and eliminate costs and avoid anticipated future costs of approximately $170,000 on an annual basis starting in 2011, by eliminating the requirement to make periodic reports and reducing the expenses of communications with our unit holders. These expenses for 2011 are expected to include legal expenses ($65,000), accounting expenses ($55,000), expenses related to time spent by management and staff on preparing SEC filings ($20,000) and miscellaneous expenses, including filing costs and implementation of XBRL ($30,000). We will also realize cost savings by avoiding the need to add additional staff and from reduced staff and management time ($20,000) spent on reporting and securities law compliance matters.

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  As a reporting company, we are required to disclose information to the public, including to actual and potential competitors, which may be helpful to these competitors in challenging our business operations. Some of this information includes the development of new technology, product research and development, known market trends, our costs and expenses, strategies and contingencies that may impact our operating results. Our competitors and potential competitors can use this information in an effort to take market share, employees, and customers away from us. Because so many of our competitors have either not become public reporting companies or ceased filing reports with the SEC, and we believe more companies will continue to do so in the future, we believe the competitive disadvantages associated with public disclosure of key business information are increasing over time. Terminating our reporting obligation will help to protect that sensitive information from required or inadvertent disclosure.

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  We believe that as a result of our status as a SEC reporting company and our obligations under the Sarbanes-Oxley Act, the legal, accounting and administrative expense, and diversion of our Board of Managers, management and staff effort necessary to continue as an SEC reporting company will remain significant as new regulations and legislation continue to be implemented, without commensurate benefit to our unit holders.

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  In our Board of Managers' judgment, little or no justification exists for the continuing direct and indirect costs of registration with the SEC given that our compliance costs have increased as a result of heightened government oversight; the low trading volume in our units; and that our earnings are sufficient to support growth and we therefore do not depend on raising capital in the public market, and do not expect to do so in the near future. If it becomes necessary to raise additional capital, we believe that there are adequate sources of additional capital available, whether through borrowing or through private or institutional sales of equity or debt securities, although we recognize that there can be no assurance that we will be able to raise additional capital if required, or that the cost of additional capital will be attractive.

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  Because of our desire to avoid being taxed as a corporation under the publicly traded partnership rules under Section 7704 of the Code, our units are not listed on an exchange. Although trading of our units may be effected through a qualified matching service facilitated by www.agstocktrade.com, we do not enjoy sufficient market liquidity to enable our unit holders to readily trade their units. In addition, our units are subject to restrictions on transfer, requiring the consent of our Board of Managers and we do not have sufficient liquidity in our units to use it as potential currency in an acquisition. As a result, we do not believe that registration of our units under the Exchange Act has benefited our unit holders in proportion to the costs we have incurred and expect to incur in the future.

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  We expect that operating as a non-reporting company will reduce the burden on our management and employees that arises from the increasingly stringent SEC reporting requirements. This will allow our management and employees to focus more of their attention on our business, our customers, and the community in which we operate.

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  The reclassification would allow us to suspend our reporting obligations with the SEC, but still allow our unit holders to retain an equity interest in our company and to continue to share in our profits, losses and distributions.

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  We expect that completing the reclassification at this time will allow us to begin to realize cost savings and will allow our management and employees to redirect their focus to our business and customers as soon as the reclassification can be implemented.

        We considered that some of our unit holders may prefer to continue as unit holders of an SEC reporting company, which is a factor weighing against the reclassification. However, we believe that the disadvantages of remaining a public company subject to the reporting requirements of the SEC outweigh any advantages. There is a limited market for our units and, in order to avoid being taxed as a corporation under the publicly traded partnership rules under Section 7704 of the Code, our units cannot be traded on an established securities market or be readily tradable in a secondary market, thereby assuring that there will continue to be a limited market for our units for the foreseeable future. We have no present intention to raise capital through sales of securities in a public offering in the future or to acquire other business entities using our membership units as the currency for such acquisition. Accordingly, we are not likely to make use of any advantage that our status as an SEC reporting company may offer.

        The Board realized that many of the benefits of a going private transaction, such as eliminating costs associated with SEC reporting obligations and allowing management and employees to focus on core business initiatives, have been in existence for some time. However, it was not until the Board recognized the impact over time of the increasingly stringent regulation brought on by the Sarbanes-Oxley Act and the expanded reporting requirements necessary to meet the SEC's mandate regarding use of interactive data, did it seriously consider a strategic transaction that would result in the deregistration of our units. Moreover, the Board believes that the costs, both in terms of time and money spent in connection with SEC reporting obligations, will increase when we become required to file our reports using XBRL in 2011 and potentially subject to the auditor attestation requirements of Sarbanes-Oxley. See "—Background of the Reclassification" beginning on page 16.

        Other than the cost savings and other benefits associated with becoming a non-SEC reporting company, as outlined above and as described in the discussion under "—Purpose and Structure of the Reclassification" on page 31, we do not have any other purpose for engaging in the reclassification transaction at this particular time.

        In view of the wide variety of factors considered in connection with its evaluation of the reclassification, our Board of Managers did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors it considered in reaching its determination.

        The reclassification, if completed, will have different effects on the Class A unit holders, Class B unit holders, Class C unit holders and Class E unit holders. You should read "—Our Position as to the Fairness of the Reclassification" below and "—Effects of the Reclassification on Our Unit Holders" beginning on page 35 for more information regarding the effects of the reclassification.

        We considered various alternative transactions to accomplish the proposed transaction, but ultimately elected to proceed with the proposed reclassification. The following were the alternative transactions considered, but rejected:

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  Tender Offer to all Unaffiliated Members.  A tender offer results when a company or an affiliate of the company offers to purchase all or a portion of the securities owned by the members or shareholders of the company, thus reducing or eliminating all the outstanding securities. Our Board of Managers determined that we may not have the funds to make a tender offer to all unaffiliated members and would have to incur unacceptably high amounts of debt, if available, in order to effect this transaction. In addition, there might not be a sufficient number of Class A members of record tendering their Class A units to reduce the number of Class A holders of record below 300, resulting in the requirement of a second-step merger. Our Board of Managers did consider, however, that a tender offer might provide our members with liquidity for their units.

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  Open Market Class A Unit Repurchase.  The Board considered announcing a buy-back plan and purchasing additional Class A units on the open market. Although the transactional expenses associated with this repurchase plan would be low, it might not result in the desired reduction of Class A holders of record. The Board determined that an open market repurchase program would deplete our working capital and possibly not adequately reduce the number of Class A holders of record.

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  Cash-Out Merger.  The Board considered the reorganization of the company through a merger with a new entity formed solely to effect the reorganization. In a cash-out merger, unit holders owning a pre-determined number of Class A and Class B units would have received cash equal to the fair value of their Class A and Class B units in exchange for their units, and all other Class A and Class B units would have remained outstanding. Similar to its analysis regarding a tender offer, our Board determined that we may not have the funds to effect a cash-out merger. In making this determination, the Board did not undertake an appraisal to determine the market value of the units, but did rely on the data available from recent trades conducted through the qualified matching service utilized by some of our members. Additionally, the receipt of cash in exchange for Class A or Class B units generally would be a taxable event for those Class A or Class B unit holders receiving cash. In addition to these factors, the Board determined that a cash-out merger was not a preferable option because it did not offer any advantages over the reclassification, but would have required the formation of a new entity, more documentation than the reclassification, including a detailed plan of the merger and a substantial increase in the cost of the transaction associated with the purchase of outstanding Class A and Class B units. Our Board of Managers did consider, however, that a cash-out merger might provide unit holders with liquidity for their units.

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  Maintaining the Status Quo.  The Board considered maintaining the status quo. In that case, we would continue to incur the significant expenses, as outlined above, of being an SEC reporting company without the commensurate benefits. Thus, the Board considered maintaining the status quo not to be in our best interests or the best interests of our unaffiliated members and rejected this alternative.

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  Expense Reductions in Other Areas.  While we might be able to offset the expenses relating to SEC reporting by reducing expenses in other areas, we have not pursued such an alternative because we do not believe that there is any area in which we could achieve comparable savings without adversely affecting a vital part of our business and impeding our opportunity to grow. We believe that the expense savings that the proposed reclassification would provide will not adversely affect our ability to execute our business plan, but will instead position us to execute it more efficiently. For those reasons, we did not analyze the cost reductions in other areas as an alternative to the reclassification.

        We have not sought, and have not received, any proposal from third parties for any business combination transactions, such as a merger, consolidation or sale of all or substantially all of our assets. Our Board did not seek any such proposal because these types of transactions are inconsistent with the narrower purpose of the proposed reclassification, which is to discontinue our SEC reporting obligations. Our Board believes that by implementing the reclassification, our management will be better positioned to focus its attention on our customers and core business initiatives, and expenses will be reduced. See "—Purposes and Structure of the Reclassification" beginning on page 29 for further information as to why this reclassification transaction structure was chosen by our Board.

Our Position as to the Fairness of the Reclassification

        Based on a careful review of the facts and circumstances relating to the reclassification, our Board of Managers believes that the proposed going-private transaction, including all the terms and provisions of the reclassification and the New Operating Agreement, are substantively and procedurally fair to our unaffiliated unit holders. The members of our Board of Managers in attendance at the special meeting held on March 24, 2011 unanimously approved the reclassification and has recommended that our unit holders vote "FOR" the reclassification and related amendments to our Current Operating Agreement contained in the New Operating Agreement.

        In concluding that the terms and conditions of the going private transaction and the reclassification transaction are fair to unaffiliated unit holders, our Board of Managers considered a number of factors. In its consideration of both the procedural and substantive fairness of the transaction, our Board considered the potential effect of the transaction as it relates to all unaffiliated unit holders generally, to unaffiliated unit holders receiving Class C or Class E units and to unaffiliated unit holders continuing to own Class A units and Class B units. Because the transaction will affect unit holders differently to the extent that some will receive Class C units in the reclassification transaction, some will receive Class E units and some will retain their Class A units, Class B units or Class C units each with modified rights and privileges, the Board considered the relative fairness and the potential effects of the reclassification transaction for all groups. See "—Effects of the Reclassification on Our Unit Holders" beginning on page 35.

  Substantive Fairness

        Our Board considered numerous factors, discussed below, in reaching its conclusion that reclassification is substantively fair to our unaffiliated unit holders, including unit holders who will receive Class C or Class E units in the reclassification and our unaffiliated unit holders who will retain Class A or Class B units. In determining the fairness of the transaction, our Board also determined that the conversion thresholds of 13 or less and 14 to 29 Class A or Class B units and the rate of exchange of one Class C or Class E unit for one Class A or Class B unit is substantively fair. In reaching these conclusions, the Board considered the effects on these constituencies described below.

        The factors that our Board of Managers considered positive for all unaffiliated unit holders, including both those that are continuing Class A, Class B and Class C unit holders and new Class C and Class E unit holders, included the following:

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  Unit holders will continue to have the opportunity to participate in our future growth and earnings, including profit and loss allocations and distributions on a per unit basis.

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  Unit holders are not being "cashed out" in connection with the reclassification and will not be subject to federal income tax in connection with the proposed reclassification.

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  Unit holders who hold less than 30 units and prefer to remain as holders of Class A units or Class B units may elect to do so by acquiring sufficient units so that they hold 30 or more units in their own name prior to the reclassification or by combining ownership of their units with those owned by family members or other members into one record account (for example, a family company or trust). The limited trading market for our units may make acquiring sufficient additional units difficult and there may be costs to our unit holders, beyond the purchase price of such units, associated with the acquisition. However, we believe that acquiring additional units is an option available to our unaffiliated unit holders and those unit holders may weigh the costs and benefits of acquiring additional units.

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  We believe unit holders receive little benefit from our being an SEC reporting company because of our small size and the limited trading of our units compared to the costs associated with the disclosure and procedural requirements of the Sarbanes-Oxley Act, in addition to the legal, accounting and administrative costs of being a public company. Accordingly, we believe that the costs to our unaffiliated unit holders of being a public company are not commensurate with the benefits to our unit holders of being a public company.

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  Unit holders will realize the potential benefits of termination of registration of our units, including reduced expenses, as a result of no longer being required to comply with the SEC reporting requirements.

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  Despite the fact that we will no longer be required to file reports with the SEC, the Board has recommended that the Existing Operating Agreement be amended to require the Company to deliver audited annual financial statements and unaudited quarterly financial statements to our members.

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  Our affiliated unit holders will be treated in the same manner in the reclassification transaction as our unaffiliated unit holders and will be reclassified according to the same standards.

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  No brokerage or transaction costs are to be incurred by our unit holders in connection with the reclassification of their units.

        In addition to the positive factors applicable to all of our unaffiliated unit holders set forth above, the factors that the Board of Managers considered positive for the unaffiliated unit holders that become new Class E unit holders included:

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  Class E unit holders will continue to own an equity interest in the company and will continue to share in our profits, losses and non-liquidating distributions in the same respects as the Class A, Class B and Class C unit holders.

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  Class E unit holders, which include many of our original local investors, will be entitled to take advantage of the freight allowance available upon delivery of grain to or hauling away distillers' grains from our ethanol plant.

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  Class E unit holders, together with the Class C unit holders, will be entitled to a preferential liquidating distribution of up to $1,000,000 which will be payable to those unit holders together as a single class and distributed pro rata in the event of liquidation of the company.

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  Class E members will be entitled to elect two of the nine persons serving on our Board of Managers.

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  Class E units are not subject to the maximum ownership threshold applicable to the Class B units.

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  Class E units are not subject to additional restrictions on transfer as are the Class A and Class B units, which will be required to be transferred in minimum-size blocks of units.

        In addition to the positive factors applicable to all of our unaffiliated unit holders set forth above, the factors that the Board of Managers considered positive for the unaffiliated unit holders that become new Class C unit holders included:

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  Class C unit holders will continue to own an equity interest in the company and will continue to share in our profits, losses and non-liquidating distributions in the same respects as the Class A, Class B and Class E unit holders.

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  Class C unit holders, together with the Class E unit holders, will be entitled to a preferential liquidating distribution of $1,000,000 which will be payable to those unit holders together as a single class and distributed pro rata in the event of liquidation of the company.

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  Class C units are not subject to the maximum ownership threshold applicable to the Class A and Class B units.

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  Class C capital units are not subject to additional restrictions on transfer as are the Class A and Class B units, which will be required to be transferred in blocks of units.

        In addition to the positive factors applicable to all of our unaffiliated unit holders set forth above, the factors that the Board of Managers considered positive for the unaffiliated unit holders that are continuing to hold our Class A or Class B units included:

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  Class A and Class B unit holders will continue to own an equity interest in the company and will continue to share in our profits, losses and non-liquidating distributions in the same respects as prior to the reclassification.

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  Class A and Class B members will continue to have voting rights, including Class A members' right to elect four persons and Class B members' right to elect three persons, respectively, to the Board of Managers and vote on other matters affecting the company.

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  Class A members will be entitled to vote on all proposed amendments to our operating agreement, a right that previously was reserved exclusively to the Board of Managers.

        Our Board considered each of the foregoing factors to weigh in favor of the substantive fairness of the reclassification to our unaffiliated unit holders, whether they are unit holders continuing to hold our Class A or Class B units or unit holders having their units converted into Class C or Class E units.

        Our Board of Managers is also aware of, and has considered, the impact of certain potentially countervailing factors on the substantive fairness of the reclassification to our unaffiliated unit holders. The factors that our Board considered as potentially negative for our unaffiliated unit holders of all classes included:

  •
  We will no longer be required to file and deliver financial information to our members if we are no longer an SEC reporting company.

  •
  The lack of publicly available information about our company may make us less attractive to potential suitors and may have a negative effect on the market price of our units.

  •
  If our SEC reporting obligations are suspended, we will not be subject to the provisions of the Sarbanes-Oxley Act or the liability provisions of the Exchange Act and our officers will not be required to certify the accuracy of our financial statements under the SEC rules.

  •
  We will no longer be subject to the SEC's proxy solicitation rules and members may have access to less information when voting on matters submitted to the members for consideration, including, for example, election of nominees to the Board of Managers and approval of a merger or acquisition transaction.

  •
  We may have a lower public profile in our community, which may be a negative factor with some of our unit holders.

  •
  Unit holders who do not believe that the reclassification transaction is fair to them do not have the right to dissent from the reclassification.

        The factors that our Board of Managers considered as potentially adverse for the unaffiliated unit holders receiving our Class E units included:

  •
  Unit holders will be required to surrender their Class A units or Class B units involuntarily in exchange for Class E units.

  •
  The voting rights of Class E members will be limited to the election of two persons to serve on our Board of Managers, the merger, sale or dissolution of our company or amendments to our operating agreement that would modify the limited liability of the Class E unit holder or alter its economic interest in the company. As a former Class A or B member, each member was entitled to vote on a larger percentage of the Board of Managers. Such limitations may result in making these Class E units less valuable.

        The factors that our Board of Managers considered as potentially adverse for the unaffiliated unit holders who receive our Class C units included:

  •
  Unit holders will be required to surrender their Class A units or Class B involuntarily in exchange for Class C units.

  •
  Class C members will essentially have no voting rights. Class C voting rights will be limited to a proposed merger, sale or dissolution of our company. In addition, our Class C members will be entitled to vote on amendments to our operating agreement that would modify the limited liability of the Class C unit holder or alter its economic interest in the company. Such limitations may result in making these Class C units less valuable.

        The factors that our Board of Managers considered as potentially adverse for the unaffiliated unit holders who are continuing to hold our Class A units or Class B units included:

  •
  The liquidity of Class A or Class B units will likely be reduced following the reclassification because of a reduction in the number of each class of membership units outstanding.

  •
  The transferability of the Class A and Class B units will be significantly limited.

  •
  Individual holders or affiliated groups of holders of Class B units may not own more than 49% of the outstanding units in Class B. This may have the effect of preventing a takeover of our company by an outside party and could reduce the market value of our units.

        Our Board of Managers believes that these potentially countervailing factors did not, individually or in the aggregate, outweigh the overall substantive fairness of the reclassification transaction to our unaffiliated unit holders and that the foregoing factors are outweighed by the positive factors previously described.

        In reaching a determination as to the substantive fairness of the reclassification, we did not consider several potential contributing factors to be material, including net book value, the current or historical market price of our units, our going concern value or our liquidation value of our assets.

        We did not consider the net book value of the units because we believe that the reclassification and subsequent deregistration of our Class A units will not have any effect on the overall net book value of our units. Our unaffiliated unit holders are afforded the right to participate in our profits and losses on the same basis as our affiliated unit holders. Moreover, none of our unaffiliated unit holders are being "cashed out" as a result of the reclassification. We will continue to have the same number of member units outstanding with the same material economic rights and preferences, with the exception of the liquidation preference proposed for Class C units and Class E units.

        We did not consider the historical market prices of our units, in that we do not expect the reclassification to have any effect on the market prices in the future. Furthermore, since there is such a limited trading market for our units, any effect of the reclassification on the current market price of the units would be difficult or impossible to determine.

        We did not consider the going concern value in that the going concern value will be determined by the market at the time of a sale. The reclassification will likely have no effect on our company's value on a going forward basis—approximately a $170,000 per year savings—and will not be determinative of the going concern value.

        We did not consider liquidation value to be a material consideration in that we believe the reclassification likely will not have a material effect on the liquidation value of our units. However, our Board considered that following the reclassification, the voting rights of the holders of Class C units and Class E units will be curtailed, and believe that a liquidation preference for the Class C and Class E units would be appropriate in the event the company was liquidated. Although there may not be funds remaining to pay unit holders following payment of the company's creditors upon liquidation, the Board determined that to the extent such funds remain, the Class C and Class E units should receive a preferential distribution. Under the terms of the proposed New Operating Agreement, the reclassification will result in holders of Class C units and Class E units, together as a group, receiving a preferential distribution of up to $1,000,000 to be paid to unit holders pro rata. Once this liquidation preference is satisfied, all of our unit holders would continue to share equally in the liquidation of the remaining assets of our company and in any residual funds allocated to our unit holders. Our New Operating Agreement also provides all unit holders, both affiliated and unaffiliated, a vote in the dissolution of our company.

        We also did not consider any repurchases by the company over the past two years or any report, opinion, or appraisal or firm offer by unaffiliated parties within the past two years. We did not receive any report, opinion or appraisal or any firm offers within the past two years.

        None of the members of our Board of Managers or management received any reports, opinions or appraisals from any outside party relating to the reclassification transaction or the fairness of the consideration to be received by our unit holders.

  Procedural Fairness

        We believe the reclassification is procedurally fair to our unaffiliated unit holders, including those that will continue to hold Class A units and Class B units and those that will be reclassified as Class C or Class E unit holders. In concluding that the reclassification is procedurally fair to our unaffiliated unit holders, the Board of Managers considered a number of factors. The factors that our Board of Managers considered positive for our unaffiliated unit holders included the following:

  •
  The reclassification is being effected in accordance with the applicable requirements of Kansas law and of our Current Operating Agreement.

  •
  Our Board formed a special committee to evaluate the reclassification and various alternatives, which included the sole manager who does not own units in our company, and attempted to balance the competing interest of the unaffiliated unit holders in accordance with the Board's fiduciary duties.

  •
  No consideration had been given to the unit cutoff numbers relative to the unit ownership of members of the Board of Managers.

  •
  Our Board retained and received advice from legal counsel in evaluating the terms of the reclassification and the terms of the New Operating Agreement, including efforts to balance the rights of unaffiliated and affiliated Class A unit holders, Class B unit holders, Class C unit holders and Class E unit holders.

  •
  Management and our Board considered several alternative methods of effecting a transaction that would result in our becoming a non-reporting company, each of which was determined to be impractical, more expensive than the reclassification, involving a cash-out of certain of our unit holders, or potentially ineffective in achieving the goals of allowing unit holders to retain an equity ownership in our company while at the same time eliminating the costs and burdens of being a reporting company.

  •
  Record holders of our units will have the opportunity to determine whether or not they will own Class A or Class B units or Class C or Class E units after the reclassification by acquiring sufficient units so that they hold at least 30 units immediately prior to the reclassification or disposing of sufficient units so that they hold less than 30 units or less than 14 units immediately prior to the reclassification, so long as they act sufficiently in advance of the reclassification so that the sale or purchase is reflected in our unit holder records by the close of business (local time) on [                        ], 2011, the expected effective date of the reclassification.

  •
  The reclassification must be approved by the affirmative vote of a majority of Class A members and the holders of a majority of Class B units and Class C units (voting together as a single class and separately from Class A members) entitled to vote at the special meeting.

        Our Board of Managers considered each of the foregoing factors to weigh in favor of the procedural fairness of the reclassification to our unaffiliated unit holders, whether they would retain Class A or Class B units, or receive Class C or Class E units.

        The Board is aware of, and has considered, the impact of the following potentially countervailing factors, which affect our unaffiliated unit holders who would receive Class C or Class E units as well as those who would retain Class A or Class B units to the same degree, on the procedural fairness of the reclassification:

  •
  Although the interests of the unaffiliated unit holders who would receive Class C or Class E units are different from the interests of the unaffiliated unit holders who would retain Class A or Class B units and may create conflicts of interest in connection with the reclassification, the Board did not retain an independent, unaffiliated representative to act solely on behalf of the unaffiliated unit holders receiving Class C or Class E units for the purpose of negotiating the terms of the reclassification or preparing a report concerning the fairness of the reclassification.

  •
  The transaction is not structured to require approval of at least a majority of unaffiliated unit holders.

  •
  We did not solicit any outside expressions of interest in acquiring our company.

  •
  We did not receive a report, opinion, or appraisal from an outside party as to the value of our units, either before or after the reclassification, the fairness of the transaction to those unit holders receiving Class C or Class E units or the fairness of the transaction to our company.

  •
  We did not provide independent counsel to represent the unaffiliated unit holders.

  •
  No appraisal or dissenters' rights are available in connection with the transaction.

        Our Board of Managers believes that the foregoing potentially countervailing factors did not, individually or in the aggregate, outweigh the overall procedural fairness of the reclassification to our unaffiliated unit holders, whether they are retaining Class A or Class B units or receiving Class C or Class E units, and the foregoing factors are outweighed by the procedural safeguards previously described. Members who are on our Board of Managers will be treated the same as the unaffiliated unit holders in the proposed transaction and certain holdings of our current Board members may be reclassified as Class E unit holders unless they decide to consolidate units with family members or amongst entities they control.

        We therefore believe that the reclassification is substantively and procedurally fair to our unaffiliated unit holders, for the reasons and factors described above. In reaching this determination, we have not assigned specific weights to particular factors, and we considered all factors as a whole. None of the factors that we considered led us to believe that the reclassification is unfair to our unaffiliated unit holders, whether they will be keeping Class A or Class B units or receiving Class C or Class E units.

        As a result of the analysis described above, the Board determined, subjectively, and in its business judgment, based on its discretionary view of the matter, that our unit holders may find the overall rights, preferences and limitations of any of the Class A, Class B, Class C or Class E units attractive. Depending on the preference as to the type of unit each unit holder would like to hold, our unit holders may, as described in this proxy statement and subject to the limitations regarding the trading of our capital units, control whether they receive Class C or Class E units in the reclassification. For the foregoing reasons, the Board also did not request or receive any reports, opinions or appraisals from any outside party relating to the reclassification or the monetary value of the Class A, Class B, Class C or Class E capital units.

        With the exception of the proposed amendment to the Current Operating Agreement to require delivery of quarterly and annual financial statements and information about conflicts of interest of the Board of Managers, we have not made any other provision in connection with the reclassification to grant unaffiliated unit holders access to our company files beyond the access granted generally under our Current Operating Agreement. We also have not made any provision for unaffiliated members to obtain counsel or appraisal services at our expense. With respect to unaffiliated unit holders' access to our company files, our Board determined that this proxy statement, together with our other filings with the SEC and information they may obtain pursuant to our Current Operating Agreement, provide adequate information for unaffiliated members. With respect to obtaining counsel or appraisal services solely for unaffiliated unit holders at our expense, the Board did not consider these actions necessary or customary. Under Kansas limited liability company law and our Current Operating Agreement, subject to compliance with our safety, security and confidentiality procedures and guidelines, our members have the right to access our books and records to the extent reasonably required for the proper exercise of the members' rights to review information concerning our business and affairs, except to the extent a demand to see such information is unfair or unreasonable. In deciding not to adopt these additional procedures for access to our company files or to obtain counsel or appraisal services for our unit holders at our expense, the Board also took into account factors such as the size of our company and the cost of such procedures.

  Board Recommendation

        Our Board of Managers believes the terms of the reclassification are fair and in the best interests of our unit holders and recommends that you vote "FOR" the proposal to adopt the amendments to our operating agreement, including those that will allow us to effect the reclassification.

Purpose and Structure of the Reclassification

        The purposes of the reclassification are to:

  •
  Consolidate ownership of our units to under 300 holders of record of our Class A units, which will allow us to suspend our SEC reporting requirements and thereby achieve significant cost savings, and to keep the holders of record of Class B units below 300 and Class C and Class E units below 500. We estimate that we will be able to reallocate resources and eliminate costs and avoid anticipated future costs of approximately $170,000 on an annual basis by eliminating the requirement to make periodic reports and reducing the expenses of unit holder communications. We also believe that we will be able to realize cost savings by avoiding the need to add additional staff and from reduced staff and management time spent on reporting and securities law compliance matters.

  •
  Help protect sensitive business information from required or inadvertent disclosure that might benefit our competitors.

  •
  Allow our management and employees to refocus time spent on SEC reporting obligations and unit holder administrative duties to our core business.

        For further background on the reasons for undertaking the reclassification at this time, see "—Background of the Reclassification" beginning on page 16 and "—Reasons for the Reclassification; Fairness of the Reclassification; Board Recommendation" beginning on page 21.

        The structure of the reclassification will give all our unit holders the opportunity to retain an equity interest in our company and therefore to participate in any future growth and earnings. Because we are not "cashing out" any of our unit holders, this structure minimizes the costs of our becoming a non-reporting company while achieving the goals outlined in this proxy statement.

        Our Board elected to structure the transaction to take effect at the record unit holder level, meaning that we will look at the number of units registered in the name of a single holder to determine if that holder's units will be reclassified. The Board chose to structure the transaction this way in part because it determined that this method would provide us with the best understanding at the effective time of how many unit holders would receive Class C or Class E units because we will be able to have a complete and final list of all record unit holders at the effective time. In addition, the Board considered that effecting the transaction at the record unit holder level would allow unit holders some flexibility with respect to whether they will be treated as Class A unit holders, Class B unit holders, Class C unit holders or Class E unit holders. See "—Effect of the Reclassification on Our Unit Holders" beginning on page 32. Our Board felt that this flexibility would help to enhance the substantive fairness of the transaction to our unaffiliated unit holders. Although providing this flexibility generates an element of uncertainty, in that the reclassification may not eliminate as many of our Class A unit holders as anticipated, our Board felt that the threshold ratio of 30 or more units allowed a sufficient margin for unit holders to transfer their units in or out of a broker or nominee name, if the units are so held. Overall, our Board determined that structuring the reclassification as one that would affect unit holders at the record holder level would be the most efficient and cost-effective way to achieve its goals of deregistration, notwithstanding any uncertainty that may be created by giving unit holders the flexibility to transfer their holdings. For further background on the alternative structures considered by our Board of Managers, please see "—Background of the Reclassification" beginning on page 17 and "—Reasons for the Reclassification; Fairness of the Reclassification; Board Recommendation" beginning on page 21.

Effects of the Reclassification on Our Company; Plans or Proposals after the Reclassification

        The reclassification will have various positive and negative effects on our company, which are described below.

  Effect of the Proposed Transaction on Our Outstanding Units.

        As of the record date, we had 28,420 units outstanding spread amongst three classes of members. Based upon our best estimates, if the reclassification had been consummated as of the record date, the number of outstanding Class A units will be reduced from 16,002 to approximately 8,768, the number of outstanding Class B units will be reduced from 12,068 to approximately 11,833, and the number of outstanding Class C units will increase from 350 to approximately 792 as a result of issuing new Class C units. There would also be approximately 7,027 Class E units issued and outstanding. The number of Class A unit holders of record would have been reduced from 555 to approximately 115, the number of Class B unit holders of record would be reduced from 89 to approximately 73 and the number of Class C unit holders of record would increase from one to approximately 63. We have no other current plans, arrangements or understandings to issue any member units.

  Termination of Exchange Act Registration and Suspension of Reporting Requirements

        Upon the completion of the reclassification, we expect that our Class A units and Class B units will be held by fewer than 300 unit holders of record, respectively, and each of the Class C and Class E units will be held by fewer than 500 unit holders of record. Accordingly, our obligation to continue to file periodic reports with the SEC will be suspended pursuant to the Exchange Act rules.

        The suspension of the filing requirement will substantially reduce the information required to be furnished by us to our unit holders and to the SEC. Therefore, we estimate that we will eliminate costs and avoid anticipated future costs associated with these filing requirements, which we estimate to be approximately $170,000 on an annual basis. These costs are broken down as follows:

Accounting Expenses	$55,000
SEC Counsel	65,000
Current and Additional Staff and Executive Time	20,000
Miscellaneous, including Filing Fees and XBRL	30,000

Total	$170,000

        If the reclassification is approved, we expect to apply for termination of the registration of our units and suspension of our SEC reporting obligations as soon thereafter as practicable. Following completion of the reclassification, we intend to continue to provide our unit holders with annual financial information about our company.

  Potential Future Registration of the Units or Discontinuation of our Suspended Duty to Report.

        If the reclassification is approved, we anticipate that there will be up to approximately 63 Class C and 394 Class E unit holders of record. If the number of record holders of our Class C or Class E unit holders of record exceeds 500 on the last day of any fiscal year, our company will be required to register the Class C or Class E units under Section 12(g) of the Exchange Act. As a result, we would again be subject to all of the reporting and disclosure obligations under the Exchange Act and the Sarbanes-Oxley Act to which we are currently subject. For this reason, the proposed amendments to the New Operating Agreement includes a provision that gives our Board the authority to disallow a transfer of Class C or Class E units if it believes that a transfer will result in the Class C or Class E units being held by 500 or more respective holders or another number that otherwise obligates our company to register the Class C or Class E units under Section 12(g) of the Exchange Act. We do not expect any significant change in the number of record holders of Class C or Class E units in the near term that will obligate us to register our Class C or Class E units.

        Similarly, if the number of our Class A or Class B unit holders of record reaches or exceeds 300 on the last day of any fiscal year, the suspension of our duty to file reports under Section 15(d) of the Exchange Act would be discontinued, and as a result, we would again be subject to the reporting and disclosure obligations under the Exchange Act and the Sarbanes-Oxley Act to which we are currently subject. For this reason, the proposed New Operating Agreement also contains a restriction on the transfer of Class A and Class B units that requires transfers in minimum blocks to attempt to mitigate the risk that our holders of record will exceed 300. Additionally, the proposed New Operating Agreement gives our Board of Managers the authority to disallow a transfer of Class A or Class B units if it believes that the transfer will result in the Class A or Class B units being held by 300 or more Class A or Class B unit holders. We estimate that following the reclassification, we will have 115 Class A unit holders of record and 73 Class B unit holders of record and do not anticipate any significant change in the number of Class A or Class B unit holders of record that would oblige us to resume our periodic reporting with the SEC.

  Effect on Trading of Class A and Class B Units

        Our units are not traded on an exchange and are not otherwise actively traded, although we make available a qualified matching service for our Class A and Class B units on a third-party website at www.agstocktrade.com, which is designated an alternative trading system by the SEC. The trading system is intended to match a list of interested buyers with a list of interested sellers, along with their non-firm price quotations. The trading system does not automatically match potential sellers and buyers, and it is the sole responsibility of sellers and buyers to contact each other to make a determination as to whether an agreement to transfer our membership units may be reached. There are detailed timelines that must be followed under our trading system rules and procedures with respect to offers and sales of our membership units. All transactions must comply with our Capital Units Transfer System and our operating agreement as in effect from time to time, and are subject to approval by our Board of Managers.

        Our Capital Units Transfer System has been designed to comply with federal tax laws and IRS regulations establishing a "qualified matching service," and, as a result, transfers of our units are strictly regulated.

        Because we will no longer be required to maintain current public information by filing reports with the SEC if the reclassification is approved, and because of the potential reduction of the number of our Class A and Class B units outstanding, the liquidity of our Class A and Class B units will likely be reduced following the reclassification and the trading price of units may be reduced. We do expect, however, that trading in our Class A and Class B units will continue to be facilitated by www.agstocktrade.com following consummation of the reclassification. Following the reclassification, we also expect that trading in our Class C and Class E units will eventually be facilitated by www.agstocktrade.com. However, because the Class C and Class E units will all be restricted securities, they will not be eligible for trading without an appropriate exemption from registration and, therefore, trading through www.agstocktrade.com may not commence until an appropriate holding period has expired. The availability of an exemption from registration will depend on the individual facts and circumstances of the proposed transfer. Our members are not required to use www.agstocktade.com in order to transfer their units, provided that they comply with the transfer provisions of our operating agreement and applicable law.

  Financial Effects of the Reclassification

        We expect that the professional fees and other expenses related to the reclassification of approximately $123,000 will not have any material adverse effect on our liquidity, results of operations or cash flow. See "—Fees and Expenses" beginning on page 37 for a description of the fees and expenses we expect to incur in connection with the reclassification. See "—Financing the Reclassification" on page 36 for a description of how the reclassification will be financed.

  Effect on Conduct of Business after the Transaction

        We expect our business and operations to continue as they are currently being conducted and, except as disclosed below, the transaction is not anticipated to have any effect upon the conduct of our business.

  Effect on Our Managers and Executive Officers

        It is not anticipated that the reclassification will have any effect on our managers or executive officers, other than with respect to their relative unit ownership. With the exception of Jeff Roskam, we expect that all of our managers will hold 30 or more Class A or Class B units immediately prior to the reclassification, although an entity controlled by Ben Dickman, who serves on our Board of Managers, is holding Class A units that would be reclassified into Class E units. As a result, and assuming Mr. Dickman consolidates his unit ownership such that he holds of record a minimum of 30 Class A units, our managers will each hold the same number of Class A or Class B units after the reclassification. However, because the total outstanding units will be reduced, this group will hold a larger relative percentage of the voting interests of our company. As of the record date, these directors and executive officers collectively were deemed to beneficially own and have voting power representing 1.2% of the Class A members and 34.3% of our outstanding Class B units.

        The annual compensation paid by us to our officers and managers will not increase as a result of the reclassification, nor will the transaction result in any material alterations to any existing employment agreements with our officers.

  Plans or Proposals

        Other than as described in this proxy statement, neither we nor our management have any current plans or proposals to effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation, to sell or transfer any material amount of our assets, to change our Board of Managers or management, to change materially our indebtedness or capitalization or otherwise to effect any material change in our corporate structure or business. As stated throughout this proxy statement, we believe there are significant advantages in effecting the reclassification and becoming a non-reporting company. Although our management does not presently have any intention to enter into any transaction described above, there is always a possibility that we may enter into such an arrangement or transaction in the future, including, but not limited to, entering into a merger or acquisition transaction, making a public or private offering of our member units or entering into any other arrangement or transaction we may deem appropriate and in the best interests of our company.

Effects of the Reclassification on Our Unit Holders

        The general effects of the reclassification on the members of our company are described below.

  Effects of the Reclassification on Class A Unit Holders

        If it is approved, the reclassification will have both positive and adverse effects on the Class A unit holders. All of these changes will affect Class A unit holders in the same way. Our Board of Managers considered each of these effects in determining to approve the reclassification.

Benefits:

        As a result of the reclassification, it is expected that the Class A unit holders will:

  •
  Realize the benefits of termination of SEC registration of our units, including reduced expenses as a result of no longer being required to comply with reporting requirements under the Exchange Act;

  •
  Be entitled to vote on all matters brought before the members of our company, except as otherwise provided by the New Operating Agreement or Kansas law, including a right to vote on amendments to the company's operating agreement which was previously reserved exclusively to the Board;

  •
  Realize enhanced voting control over management of our company in comparison to other classes of units due to the voting limitations placed on Class B, C and E unit holders and the ability to elect four individuals to the Board of Managers; and

  •
  Continue to hold an equity interest in our company and share in our profits, losses and non-liquidating distributions on the same basis as our other unit holders.

Detriments:

        As a result of the reclassification, it is expected that the Class A unit holders will:

  •
  Hold unregistered securities and therefore lose certain benefits typically associated with being the owner of a SEC-registered company, such as access to the information concerning our company required to be contained in our periodic reports filed with the SEC and which we may choose not to otherwise distribute to unit holders, the requirement that our officers certify the accuracy of our financial statements and the benefits derived by the imposition of the requirements of the Sarbanes-Oxley Act of 2002;

  •
  Bear transfer restrictions as provided in our New Operating Agreement, including the limitation on transfers of Class A units to a minimum of 30 units (absent a special exception) and the discretion of the Board of Managers to disallow any transfer that would result in more than 300 holders;

  •
  Bear the risk of a decrease in the market value of the Class A units due to the reduction in public information concerning our company as a result of us not having to file reports under the Exchange Act, which may adversely affect the already limited liquidity of the units; and

  •
  Not be entitled to a preferential distribution upon liquidation of our company that is available to the Class C and Class E unit holders.

  Effects of the Reclassification on Class B Unit Holders

        The reclassification will have both positive and negative effects on the Class B unit holders. All of these changes will affect Class B unit holders in the same way. Our Board of Managers considered each of these effects in determining to approve the reclassification.

Benefits:

        As a result of the reclassification, it is expected that the Class B unit holders will:

  •
  Realize the benefits of termination of registration of our units, including reduced expenses as a result of no longer needing to comply with reporting requirements under the Exchange Act; and

  •
  Continue to hold an equity interest in our company and share in our profits, losses and non-liquidating distributions on the same basis as our other unit holders.

Detriments:

        As a result of the reclassification, it is expected that the Class B unit holders will:

  •
  Bear transfer restrictions as provided in our New Operating Agreement, including the limitation on transfers of Class B units to a minimum of 30 units (absent a special exception) and the discretion of the Board of Managers to disallow any transfer that would result in more than 300 holders;

  •
  Bear the risk of a decrease in the market value of the Class B units due to the reduction in public information concerning our company as a result of us not having to file reports under the Exchange Act, which may adversely affect the already limited liquidity of the units; and

  •
  Not be entitled to a preferential distribution upon liquidation of our company that is available to the Class C and Class E unit holders.

  Effects of the Reclassification on Class C Unit Holders

        The reclassification will have both positive and negative effects on the Class C unit holders, including those members who might become Class C unit holders after the reclassification. All of these changes will affect Class C unit holders in the same way. Our Board of Managers considered each of these effects in determining to approve the reclassification.

Benefits:

        As a result of the reclassification, it is expected that the Class C unit holders will:

  •
  Realize the benefits of termination of registration of our units, including reduced expenses as a result of no longer needing to comply with reporting requirements under the Exchange Act;

  •
  Continue to hold an equity interest in our company and share in our profits, losses and non-liquidating distributions on the same basis as our other unit holders; and

  •
  Be entitled to a preferential distribution upon liquidation of our company in accordance with the terms of the New Operating Agreement.

Detriments:

        As a result of the reclassification, it is expected that the Class C unit holders will:

  •
  Be entitled to vote only upon a proposed merger, sale or dissolution of our company; and

  •
  Bear the risk of a decrease in the market value of the Class C units due to the reduction in public information concerning our company as a result of us not having to file reports under the Exchange Act, which may adversely affect the already limited liquidity of the units.

  Effects of the Reclassification on Class E Unit Holders

        The reclassification will have both positive and negative effects on the new Class E unit holders. All of these changes will affect Class E unit holders in the same way. Our Board of Managers considered each of these effects in determining to approve the reclassification.

Benefits:

        As a result of the reclassification, it is expected that the Class E unit holders will:

  •
  Realize the benefits of termination of registration of our units, including reduced expenses as a result of no longer needing to comply with reporting requirements under the Exchange Act;

  •
  Continue to hold an equity interest in our company and share in our profits, losses and non-liquidating distributions on the same basis as our other unit holders;

  •
  Be entitled to take advantage of a freight allowance determined by the Board of Managers available to Class E unit holders who deliver grain to or haul distillers' grains from our ethanol plant; and

  •
  Be entitled to a preferential distribution upon liquidation of our company in accordance with the terms of the New Operating Agreement.

Detriments:

        As a result of the reclassification, it is expected that the Class E unit holders will:

  •
  Be entitled to vote to elect only two individuals to the Board of Managers, which is fewer than the number of managers the members are currently entitled to elect as a Class A or Class B member;

  •
  Lose the right to cast one vote per unit if such unit holder is a former Class B unit holder; and

  •
  Bear the risk of a decrease in the market value of the Class E units due to the reduction in public information concerning our company as a result of us not having to file reports under the Exchange Act, which may adversely affect the already limited liquidity of the units.

  Effects of the Reclassification on Affiliated Unit Holders

        In addition to the effects of the reclassification on unit holders generally, as described in the previous section, the reclassification will have some additional effects on our executive officers and managers who are our affiliated unit holders.

        As a result of the reclassification, it is expected that our affiliated unit holders will:

  •
  Be relieved of the obligation to file reports regarding their ownership of, and transactions in, equity securities of the company as required by Section 16 of the Exchange Act; and

  •
  Lose the benefit of the safe harbor provided by Rule 144 of the Securities Act in connection with any proposed transfer of securities by any such affiliated holder.

Interests of Certain Persons in the Reclassification

        If the proposed reclassification is approved, our executive officers and managers who are also unit holders will participate in the reclassification in the same manner and to the same extent as all of our other unit holders. With the exception of Jeff Roskam, Steven McNinch and Curt Sheldon, none of whom own any units, we anticipate that all of our managers will own 30 or more units, and therefore will remain Class A or Class B unit holders, respectively, if the reclassification is approved. In addition, because of the voting restrictions placed on Class C and E units, the officers and directors may hold a larger relative percentage of voting power than they previously held. This represents a potential conflict of interest because our Board of Managers approved the reclassification and is recommending that you approve it. Despite this potential conflict of interest, the Board believes the proposed reclassification is fair to our unaffiliated unit holders for the reasons discussed in the proxy statement.

        The fact that the percentage ownership of each manager or officer who holds units will increase as a result of the reclassification was not a consideration in the Board's decision to approve the reclassification or in deciding its terms, including setting the threshold for the reclassification at 30 Class A and Class B units. In this regard, the managers as a group will be treated exactly the same as other unit holders. In addition, the Board determined that any potential conflict of interest created by the managers' ownership of our Class A or Class B units is relatively insignificant. The Board did not set the 30 Class A or Class B unit cutoff to avoid exchanging the Class A or Class B units of any managers. In addition, the increase in each affected manager's percentage ownership of our Class A or Class B units resulting from the reclassification is expected to be insignificant. As a group, the percentage beneficial ownership of our managers and executive officers of Class A units would increase approximately 9.6%; however, the voting power of the managers and executive officers as a group with respect to Class A would only increase from 1.2% to 6.1%. The beneficial ownership and voting power of our managers and executive officers as a group with respect to Class B units would increase approximately 0.7%. We believe the reclassification is very unlikely to have any practical effect on management's collective ability to control our company.

        Our Board of Managers was aware of the actual or potential conflicts of interest discussed above and considered it along with the other matters that have been described in this proxy statement under the captions "—Background of the Reclassification" beginning on page 16, "—Reasons for the Reclassification; Fairness of the Reclassification; Board Recommendation," beginning on page 21 and "—Effects of the Reclassification on Our Unit Holders" beginning on page 35.

        None of our executive officers or managers who beneficially own an aggregate of 30 or more Class A or Class B units has indicated to us that he or she intends to sell some or all of his units during the period between the public announcement of the transaction and the effective date. In addition, none of these individuals has indicated his intention to divide his or her units among different record holders so that fewer than 30 units are held in each account so that the holders would receive Class C or E units.

Financing the Reclassification

        We estimate that the reclassification will cost approximately $123,000, consisting of professional fees and other expenses payable by or related to the reclassification. See "Special Factors—Fees and Expenses" beginning on page 37 for a breakdown of the expenses associated with the reclassification. We intend to pay the expenses of the reclassification from working capital.

Material Federal Income Tax Consequences of the Reclassification

        The following discussion is a general summary of the anticipated material United States federal income tax consequences of the reclassification. This discussion does not consider the particular facts or circumstances of any holder of our units. This discussion summarizes only the effects of the tax consequences for unit holders that are individuals, not corporations, partnerships or other entities. This discussion assumes that our unit holders hold, and will continue to hold, Class A, B, C or E units as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, which we refer to as the "Code." The federal income tax laws are complex and the tax consequences of the reclassification may vary depending upon each unit holder's individual circumstances or tax status. Accordingly, this description is not a complete description of all of the potential tax consequences of the reclassification and, in particular, may not address United States federal income tax considerations that may affect the treatment of holders of units subject to special treatment under United States federal income tax law (including, for example, foreign persons, financial institutions, dealers in securities, traders in securities who elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt entities, or otherwise as compensation and holders who hold units as part of a "hedge," "straddle" or "conversion transaction").

        This discussion is based upon the Code, regulations promulgated by the United States Treasury Department, court cases and administrative rulings, all as in effect as of the date hereof, and all of which are subject to change at any time, possibly with retroactive effect. No assurance can be given that, after any such change, this discussion would not be different. Furthermore, no opinion of counsel or ruling from the Internal Revenue Service has been or will be sought or obtained with respect to the tax consequences of the reclassification, and the conclusions contained in this summary are not binding on the Internal Revenue Service. Accordingly, the Internal Revenue Service or ultimately the courts could disagree with the following discussion.

  Federal Income Tax Consequences to Our Company

        The reclassification will likely be treated as a tax-free "recapitalization" for federal income tax purposes. As a result, we believe that the reclassification will not have any material federal income tax consequences to us.

  Federal Income Tax Consequences to Class A, B, C and E Unit Holders

        Unit holders receiving Class C or E units in exchange for their existing units will not recognize any gain or loss in the reclassification. You will have the same adjusted tax basis and holding period in your Class A, B, C, or E units as you had in your units immediately prior to the reclassification.

        The discussion of anticipated material United States federal income tax consequences of the reclassification set forth above is based upon present law, which is subject to change possibly with retroactive effect. You should consult your tax advisor as to the particular federal, state, local, foreign and other tax consequences of the reclassification, in light of your specific circumstances.

Appraisal and Dissenters' Rights

        Under Kansas law, you do not have appraisal rights in connection with the reclassification. Other rights or actions under Kansas law or federal or state securities laws may exist for unit holders who can demonstrate that they have been damaged by the reclassification. Although the nature and extent of these rights or actions are uncertain and may vary depending upon facts or circumstances, unit holder challenges to actions of our company in general are related to the fiduciary responsibilities of limited liability company officers and managers and to the fairness of limited liability company transactions.

Regulatory Requirements

        In connection with the reclassification, we will be required to make a number of filings with, and obtain a number of approvals from, various federal and state governmental agencies, including, complying with federal and state securities laws, which includes filing this proxy statement on Schedule 14A and a transaction statement on Schedule 13E-3 with the SEC.

Fees and Expenses

        We will be responsible for paying the reclassification related fees and expenses, consisting primarily of fees and expenses of our attorneys, and other related charges. We estimate that our expenses will total approximately $123,000, assuming the reclassification is completed. This amount consists of the following estimated fees:

Description	Amount
Legal fees and expenses	$100,00
Printing and mailing costs	13,000
Miscellaneous expenses	10,000

Total	$123,000

 THE PROPOSED NEW OPERATING AGREEMENT

        We are currently governed by our Current Operating Agreement, which is attached to this proxy statement as Appendix A. In connection with the reclassification, we are proposing that our members approve amendments to our Current Operating Agreement contained in a proposed New Operating Agreement, which is attached to this proxy statement as Appendix B.

The Reclassification

        Amendments to Article 5 of our Current Operating Agreement contained in the proposed New Operating Agreement provide for the reclassification of our Class A and Class B units held by holders of record of fewer than 30 Class A units or Class B units. If the proposed amendments to our Current Operating Agreement are approved and the reclassification is completed, Class A and Class B unit holders of record with at least 14 Class A or Class B units but fewer than 30 Class A or Class B units immediately prior to the reclassification will receive one Class E unit for each Class A or Class B unit held prior to the reclassification. Class A and Class B unit holders of record with fewer than 14 Class A or Class B units immediately prior to the reclassification will receive one Class C unit for each Class A or Class B unit held prior to the reclassification.

        Unless otherwise determined by the Board as described in this proxy statement, we anticipate that the reclassification will be implemented a short time after the special meeting if the members approve the proposed amendments to our Current Operating Agreement contained in the proposed New Operating Agreement and the execution of the New Operating Agreement by our Board of Managers. However, we do not expect the New Operating Agreement to be executed, if it is approved at the special meeting, until some time after June 30, 2011. This timing will provide our unit holders with additional time in which to consolidate ownership or divest themselves of capital units during our third quarter trading window, which will allow them to potentially control which class of units they will receive in the reclassification. For a description of the terms of the Class C and Class E units, see "Description of Units" beginning on page 42.

Description of Proposed Other Changes in the New Operating Agreement

        In addition to the provisions related to the reclassification and the new Class E units which have been described above, and described below in "Description of Units," our Board of Managers has proposed the following additional amendments to our Current Operating Agreement:

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  Amendments to the Preamble, Article I, and Sections 3.9, 3.15, 5.6, 8.1 and 8.4 of the Third Amended and Restated Operating Agreement to effect a Rule 13e-3 transaction under which holders of record with at least 14 but fewer than 30 Class A units or Class B units immediately prior to the reclassification will receive one Class E unit for each Class A unit or Class B unit held prior to the reclassification, and holders of record with 13 or fewer Class A units or Class B units immediately prior to the reclassification will receive one Class C unit for each Class A unit or Class B unit held prior to the reclassification and to provide for the respective voting rights of the Class A, Class B, Class C and Class E units after the reclassification;

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  Amendments to Sections 3.1 and 3.2 of the Third Amended and Restated Operating Agreement to clarify the procedure for admission of additional members of the company;

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  An amendment to Section 3.5 of the Third Amended and Restated Operating Agreement to provide for delivery of additional information to members, including the delivery of financial information and information regarding potential conflicts of interest involving the Board of Managers;

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  An amendment to Section 4.1 of the Third Amended and Restated Operating Agreement to provide that: (i) the Class A and Class B units may not be disposed of in increments less than 30 units, except as may be permitted in the sole discretion of the Board of Managers; and (ii) that our Board of Managers has the authority to disallow a transfer of Class A units or Class B membership units if such transfer would result in 300 or more Class A or Class B unit holders of record or such other number as required to maintain the suspension of the company's duty to file reports with the SEC;

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  An amendment to Section 5.1 of the Third Amended and Restated Operating Agreement to provide that: (i) the minimum number of Class A units and Class B units that must be owned by a member shall be 30 units; (ii) the minimum number of Class E units that must be owned by a member shall be 14 units; and (iii) the maximum number of Class B units that may be owned by a single member or group of affiliated members shall be 49% of the outstanding Class B units;

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  An amendment to Section 13.2 of the Third Amended and Restated Operating Agreement to provide that the holders of the Class C and Class E units, together as a single class, shall be entitled to receive a preferential distribution of up to $1,000,000 upon liquidation of the company, payable to unit holders pro rata; and

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  Amendments to Sections 4.3, 5.2, 6.4, and 8.18 of the Third Amended and Restated Operating Agreement to delete obsolete references to our initial public offering and amendments as necessary to provide general updates throughout.

DESCRIPTION OF UNITS

General

        We presently have a total of 28,420 units authorized and outstanding, consisting of 16,002 Class A units, 12,068 Class B units and 350 Class C units. As of the record date, our units were held of record by approximately 645 unit holders, consisting of 555 Class A holders, 89 Class B holders and one Class C holder. If the reclassification is approved, we estimate there will be outstanding approximately 8,768 Class A units, 11,833 Class B units, 792 Class C units and 7,027 Class E units after the reclassification. The exact number of Class A, B, C and E units following the reclassification will depend on the number of units that are held by each member as of the record date and reclassified into Class A, B, C and E units. All units when fully paid are nonassessable and are not subject to redemption or conversion. Generally, the rights and obligations of our members are governed by the Kansas Revised Limited Liability Company Act and our Current Operating Agreement, a copy of which is attached as Appendix A to this proxy statement.

        Our units represent an ownership interest in our company. Upon purchasing units, each new member must execute our operating agreement and become a member of our company. Each unit holder has the right to:

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  A share of our profits and losses;

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  Receive distributions of our assets when declared by our Board of Managers;

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  Participate in the distribution of our assets if we dissolve; and

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  Access and copy certain information concerning our business.

        The following summary describes the material terms of our Class A, B, C and E member units in connection with the reclassification transaction and as provided in the proposed amendments to our Current Operating Agreement contained in our proposed New Operating Agreement.

Our Existing Units

  Transfer Restrictions

        The transfer of our existing units is restricted. Generally units can not be transferred unless they are transferred in accordance with the Company's Unit Transfer System and with the approval of a majority of our Board of Managers.

        Following a transfer of units, the transferee receiving the units will be admitted as a new member of our company if he, she or it:

  •
  Agrees to be bound by our operating agreement; and

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  Delivers, upon request, any other materials, such as tax information and identification numbers needed to complete the transfer.

        We may prohibit a transferee from becoming a member if he, she or it does not comply with these requirements and certain conditions found in our Current Operating Agreement. These conditions include:

  •
  Except in the case of a transfer of any units involuntarily by operation of law, either (i) such units shall be registered under the Securities Act, and any applicable state securities laws, or (ii) we shall have received a determination that such transfer is exempt from all applicable registration requirements and will not violate any applicable laws regulating the transfer of securities;

  •
  No transfer of units shall be made except upon terms which would not result in the termination of our company's tax status within the meaning of Section 7704 of the Internal Revenue Code (the "Code") or the termination of the company itself within the meaning of Section 708 of the Code.

        Any transferee that is not admitted as a member will be treated as an unadmitted assignee. An unadmitted assignee may not vote and may only receive allocations of profits and losses and distributions that we declare or that are available upon our dissolution or liquidation. Unadmitted assignees are not entitled to any information or accountings regarding our business and may not inspect or copy our books and records.

  Termination of Membership; Separable Voting and Economic Interests

        Although we are managed by our Board of Managers, members have the right to vote on certain transactions, such as a merger, sale of all or substantially all of our assets or dissolution of the company. Unit holders have these rights if they have been admitted as members of our limited liability company. If such membership terminates for any reason, then any such former member will lose his or her voting rights and access to information concerning our business.

        As provided in the Kansas Revised Limited Liability Company Act and our Current Operating Agreement, a member's membership interest in our limited liability company may be terminated if her or she:

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  Assigns our units for the benefit of creditors;

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  Assigns all of our units and the individual or entity to whom they are assigned is admitted as a member; or

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  Seeks or consents to the appointment of a trustee or receiver over all or substantially all of his or her property.

        In addition, individuals will cease to be members upon their death or if they have been declared incompetent by a court of law. Entity members will cease to be members at the time they cease to exist. The membership of an estate will terminate when the fiduciary of the estate distributes all of the estate's units. Accordingly, it is possible to be a holder of our units, but not a member. A unit holder that is not a member will have the same rights as an unadmitted assignee, which are discussed above.

  Notice of Restrictions

        Although we no longer issue certificated units, we may send notice of the restrictions on transfer to our unit holders, the language of which may be amended by the Board of Managers in their sole discretion, in any notice to the unit holder or upon any counterpart of our operating agreement, the articles of organization, or any other document or instrument evidencing ownership of units:

  THE TRANSFERABILITY OF THE COMPANY UNITS REPRESENTED BY THIS DOCUMENT IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE, OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT.

  THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

  Distribution of Cash Flow

        Our unit holders are entitled to receive distributions at least annually of a minimum of 20% of net cash from operations so long as it exceeds $500,000 and provided that any such distribution does not violate or cause our company to default under any the terms of any of our credit facilities or debt instruments. Our unit holders may also receive additional cash and property if a distribution is declared by our Board of Managers in its sole discretion. Distributions are made to our unit holders in proportion to the number of units owned by any such unit holder compared to all of the units that are then issued and outstanding. No distributions may be made in violation of the Kansas Revised Limited Liability Company Act.

Terms of the Class A Units to be Received in the Reclassification Transaction

        Generally, as set out in the proposed New Operating Agreement, which is attached as Appendix B to this proxy statement, many of the terms and conditions of the Class A units will be similar to the terms and conditions of our Class A units prior to a reclassification. The following are material similarities and differences between the existing Class A units and the Class A units if the proposed reclassification is approved:

  Voting Rights

        Existing Class A units are entitled to vote on all matters for which unit holder approval is required under our Current Operating Agreement or Kansas law. Class A members presently elect six members to the Board of Managers, each of whom serve a three-year term, which means Class A members vote on two nominees to the Board of Managers at each annual meeting.

        Under the proposed New Operating Agreement, Class A members will continue to be entitled to vote on all matters for which member approval is required. Additionally, Class A members will be entitled to vote on amendments to our operating agreement, which right was previously reserved exclusively to the Board of Managers. Class A members will elect four members to the Board of Managers, each serving a three-year term. As a result, Class A members will vote on one nominee to the Board of Managers at each annual meeting, and every third year will vote on two nominees.

  Transferability

        Our Class A units will have similar transfer restrictions as our existing units in that they may not be transferred without the approval of our Board of Managers. Additional transfer restrictions for the Class A units under the New Operating Agreement include:

  •
  The transfer must generally be made in increments of 30 Class A units; however, the Board of Managers has discretion to permit a transfer in a smaller increment in connection with a member's estate plan or the laws of intestate succession in the state of domicile of such member;

  •
  The Board of Managers may disallow a transfer of Class A units if the transfer would result in the number of Class A unit holders equaling 300 or more, or as otherwise required to avoid triggering reporting obligations under the Exchange Act; or

  •
  The transfer would change certain tax treatments of the company.

        As with transferees of our existing units, transferees of Class A units will be required to furnish certain tax information to the company. In order to become members of our company, transferees of Class A units must also become parties to our operating agreement as currently in effect.

  Minimum Ownership Requirement for Class A Members

        Holders of Class A units are required to maintain a minimum of 30 Class A units following the reclassification to be considered a Class A member. If the holder fails to maintain the required minimum ownership of 30 Class A units, the units may become Class E units if held in an increment of 14-29 units, or may become Class C units if held in an increment of 13 units or less.

Terms of the Class B Units to be Received in the Reclassification Transaction

        The following are material similarities and differences between the existing Class B units, and the Class B units if the proposed reclassification is approved:

  Voting Rights

        Existing Class B units are entitled to vote on all matters for which unit holder approval is required under our Current Operating Agreement or Kansas law. Class B members, together with the Class C member, presently elect three members to the Board of Managers, each of whom serve a three-year term, which means Class B members vote on one nominee to the Board of Managers at each annual meeting.

        Under the proposed New Operating Agreement, Class B members will continue to be entitled to vote on all matters for which unit holder approval is required. Class B members will elect three members to the Board of Managers, each serving a three-year term. As a result, Class B members will vote on one nominee to the Board of Managers at each annual meeting.

  Transferability

        Our Class B units will have similar transfer restrictions as our existing units in that they may not be transferred without the approval of our Board of Managers. Additional transfer restrictions for the Class B units under the New Operating Agreement include:

  •
  The transfer must generally be made in increments of 30 Class B units; however, the Board of Managers has discretion to permit a transfer in a smaller increment in connection with a member's estate plan or the laws of intestate succession in the state of domicile of such member;

  •
  The Board of Managers may disallow a transfer of Class B units if the transfer would result in the number of Class B unit holders equaling 300 or more, or as otherwise required to avoid triggering reporting obligations under the Exchange Act; or

  •
  The transfer would change certain tax treatments of the company.

        As with transferees of our existing units, transferees of Class B units will be required to furnish certain tax information to the company. In order to become members of our company, transferees of Class B units must also become parties to our operating agreement as currently in effect.

  Minimum Ownership Requirement for Class B Units

        Holders of Class B units are required to maintain a minimum of 30 Class B units following the reclassification to be considered a Class B member. If the holder fails to maintain the required minimum ownership of 30 Class B units, the units may become Class E units if held in an increment of 14-29 units, or may become Class C units if held in an increment of 13 units or less.

  Ownership Limitations for Class B Units

        Under our proposed New Operating Agreement, no holder may directly or indirectly own or control more than forty-nine percent (49%) of the issued and outstanding units of Class B units at anytime. This provision may have the effect of preventing a takeover of our company and could reduce the market value of our units.

Terms of the Class C Units to be Received in the Reclassification

        The following are material similarities and differences between the existing Class C units, and the Class C units if the proposed reclassification is approved:

  Voting Rights

        Unlike our existing Class C units or the new Class A or B units, Class C members will only be entitled to vote on the proposed merger, sale or dissolution of our company. As a result, the existing Class C member will lose the right to vote for persons to serve on the Board of Managers and no future Class C member will enjoy such right.

  Transferability

        Our Class C units will have fewer transfer restrictions than the new Class A units or Class B units. Class C members may at any time transfer all or a portion of their Class C units to any person approved by the Board of Managers, which has the authority to prohibit transfers that will result in 500 or more Class C unit holders of record or that jeopardize our tax status.

        As with transferees of our existing units, transferees of Class C units will be required to furnish certain tax information to the company. In order to become members of our company, transferees of Class C units must also become parties to our operating agreement as currently in effect.

  Minimum and Maximum Ownership

        There are no minimum ownership requirements or maximum ownership limitation for the Class C units.

  Preferential Liquidating Distribution

        Our Class C and Class E units, together as a single class, will be entitled to receive a preferential distribution of up to $1,000,000 from any remaining funds which shall be payable to the unit holders pro rata in the event of liquidation of the company.

Terms of the Class E Units to be Received in the Reclassification

        The following are material terms of the Class E units if the proposed reclassification is approved, as compared to the Class A, Class B and Class C units:

  Voting Rights

        Under the proposed New Operating Agreement, Class E members will be entitled to vote on all matters for which Class E unit holder approval is required including the merger, sale of all or substantially all of the assets and dissolution of our company. Class E members will elect two members to the Board of Managers, each serving a three-year term. The Class E nominees to the Board will be staggered over three years so that the Class E members shall not vote for any nominees to the Board of Managers at every third annual meeting.

  Transferability

        Our Class E units will have fewer transfer restrictions than the Class A units or Class B units, if the proposed reclassification is approved. Class E members may at any time transfer all or a portion of their Class E units to any person approved by the Board of Managers, which has the authority to prohibit transfers that will result in 500 or more Class E unit holders of record or that jeopardize our tax status.

        As with transferees of our existing units, transferees of Class E units will be required to furnish certain tax information to the company. In order to become members of our company, transferees of Class E units must also become parties to our operating agreement as currently in effect.

  Minimum Ownership Requirement for Class E Units

        Holders of Class E units are required to maintain a minimum of 14 Class E units following the reclassification to be considered a Class E member. If the holder fails to maintain the required minimum ownership of 14 Class E units, the units may become Class C units if held in an increment of 13 units or less.

  Freight Allowance

        Our Class E unit holders will be entitled to receive a freight allowance for delivery of grain to our ethanol plant as determined by the Board of Managers.

  Preferential Liquidating Distribution

        Our Class C and Class E units, together as a single class, will be entitled to receive a preferential distribution of up to $1,000,000 from any remaining funds which shall be payable to the unit holders pro rata in the event of liquidation of the company.

Comparison of Features of Class A, Class B, Class C and Class E Units

        The following table sets forth a comparison of the proposed features of the Class A, Class B Class C and Class E units.

	Class A	Class B	Class C	Class E
Voting Rights	Entitled to vote on the election of four persons to the Board of Managers, all proposed amendments to our operating agreement, merger, sale or voluntary dissolution of the company, and as may otherwise be required under our operating agreement or Kansas law.	Entitled to vote on the election of three persons to the Board of Managers, merger, sale or voluntary dissolution of the company, any amendment to the operating agreement that modifies the limited liability or alters the Class B holder's economic interest and as may otherwise be required by our operating agreement or Kansas law.	None except merger, sale or voluntary dissolution of the company, any amendment to the operating agreement that modifies the limited liability or alters the Class C holder's economic interest and as may otherwise be required by our operating agreement or Kansas law.	Entitled to vote on the election of two persons to the Board of Managers, merger, sale or voluntary dissolution of the company, any amendment to the operating agreement that modifies the limited liability or alters the Class E holder's economic interest and as may otherwise be required by our operating agreement or Kansas law.
Voting Methods	One vote per member.	One vote per unit.	One vote per unit.	One vote per member.
Distributions	If and when declared by our Board of Managers.	If and when declared by our Board of Managers.	If and when declared by our Board of Managers.	If and when declared by our Board of Managers.
Liquidation Rights
Entitled to distribution of assets as set out in our operating agreement and on the same basis as holders of Class B, Class C and Class E units following preferential distribution to holders of Class C and Class E units.
Entitled to distribution of assets as set out in our operating agreement and on the same basis as holders of Class A, Class C and Class E units following preferential distribution to holders of Class C and Class E units.
Entitled to a preferential distribution of up to $1,000,000 distributed pro rata to the holders of Class C units and Class E units, together as a single class, prior to distribution of remaining assets in liquidation as set forth in our operating agreement and on the same basis as holders of Class A, Class B and Class E units.
Entitled to a preferential distribution of up to $1,000,000 distributed pro rata to the holders of Class C units and Class E units, together as a single class, prior to distribution of remaining assets in liquidation as set forth in our operating agreement and on the same basis as holders of Class A, Class B and Class C units.

	Class A	Class B	Class C	Class E
Ownership Limits	Class A members must hold at least 30 Class A units.	Class B members must hold at least 30 Class B units and no member or group of affiliated members may own more than 49% of the outstanding Class B units.	None.	Class E members must hold at least 14 Class E units.
Transfer Rights
Transfers in blocks of 30 units. All transfers of Class A units will only be allowed pursuant to the restrictions set forth in our operating agreement and tax and securities laws. Our Board of Managers has the authority to prohibit transfers that will result in 300 or more Class A unit holders of record.
Transfers in blocks of 30 units. All transfers of Class B units will only be allowed pursuant to the restrictions set forth in our operating agreement and tax and securities laws. Our Board of Managers has the authority to prohibit transfers that will result in 300 or more Class B unit holders of record.
Transfer will only be allowed pursuant to the restrictions set forth in our operating agreement and tax and securities laws. Our Board of Managers has the authority to prohibit transfers that will result in 500 or more Class C unit holders of record.
Transfer will only be allowed pursuant to the restrictions set forth in our operating agreement and tax and securities laws. Our Board of Managers has the authority to prohibit transfers that will result in 500 or more Class E unit holders of record.
Freight Allowance	None.	None.	None.	Yes upon terms determined by the Board of Managers.

Other Proposed Changes in the New Operating Agreement

        In addition to the proposed amendment to the New Operating Agreement designed to effect the reclassification, the Board of Managers has recommended the adoption of certain other amendments thereto. Amendments to Sections 3.1 and 3.2 of the New Operating Agreement are designed to clarify the procedure for admission of additional members to the company. The provisions of Section 3.1 of the Current Operating Agreement contain references to our initial public offering that was completed in 2003. The provisions of Section 3.1 of the Current Operating Agreement also make reference to Class D members, which no longer exist. In order to eliminate reference to our initial public offering and the obsolete Class D units, our Board of Managers has recommended an amendment to Section 3.1 to remove those references. In addition, the proposed New Operating Agreement contains an addition to Section 3.2 clarifying that any new member must represent and warrant to the company that the acquisition of units was made in accordance with applicable securities laws and regulations.

        In addition to the proposed amendment to Sections 3.1 and 3.2 of the Current Operating Agreement, our Board of Managers has recommended an amendment to Section 3.5, relating to information delivered to members. Specifically, in conjunction with the proposed reclassification and suspension of our obligations to file reports under the Exchange Act, the Board of Managers has recommended the addition of subsection (c) of Section 3.5 providing that the company will provide annually to each member its year-end financial statements, prepared in accordance with generally accepted accounting principles in the United States and audited by an independent public accounting firm, and that the company shall make available to members an unaudited balance sheet, statements of operations and cash flows for the company's first, second and third fiscal quarters. The provisions of proposed subsection (c) are designed to provide members of the company information that they would receive if the company continued as a public reporting company.

        In addition to financial information described above, new subsection (d) of Section 3.5 is designed to provide members with information regarding conflicts and potential conflicts of interest involving our Board of Managers. Specifically, the provisions of subsection (d) require that the company provide to members in conjunction with the year-end financial information described above, a summary describing any transactions approved by the Board of Managers during the prior fiscal year involving any manager or affiliate of any manager who is considered "interested" in such transaction pursuant to Section 8.1(d) of the New Operating Agreement. Under Section 8.1(d), a manager would be considered interested in a transaction if he or she has a material financial interest in any contract or agreement presented to the Board of Managers for consideration.

        Remaining proposed amendments to the Current Operating Agreement are designed to delete obsolete references to our initial public offering and otherwise update the operating agreement since it was last amended in 2003. For example, Section 4.3 of the Current Operating Agreement contains references to the members' obligation to pay the outstanding balance of committed capital pursuant to any promissory note executed by any member with respect to payment for such capital unit. Such provision is no longer necessary, since all of these promissory notes have previously been paid. Section 5.2 of the Current Operating Agreement contains obsolete references to Class B units purchased in the initial public offering and which permitted members to pay a portion of the subscription amount by execution of a promissory note. Since our initial public offering has been completed and all of these promissory notes have been paid in full, such reference is no longer necessary.

        Section 6.4 of the Current Operating Agreement contains an obsolete reference to Class D members and the conversion of such Class D units into Class A units. Since we no longer have Class D units outstanding, and since no Class D units are authorized in the New Operating Agreement, such reference is obsolete and our Board of Managers has recommended that such reference be deleted. Finally, our Board of Managers has recommended that subsection (b) of Section 8.18 of the Current Operating Agreement be deleted. That subsection contained obsolete references to the treatment of expenses incurred in connection with our organization and initial public offering, which are no longer relevant due to our current stage of development.

 ABOUT THE SPECIAL MEETING

Date, Time and Place of Special Meeting

        Our Board of Managers is asking for your proxy for use at a special meeting of the members to be held on [                        ], at [          ], central time, at the [                                ], and at any adjournments or postponements of that meeting.

Proposals to be Considered at the Special Meeting

        Our Board of Managers has authorized, and recommends for your approval at the special meeting, the following matters:

  1.
  Approval of the reclassification of certain of our Class A and Class B units into Class C units and Class E units for the purpose of terminating the registration of our Class A units under Section 12 of the Exchange Act;

  2.
  Adoption of the proposed amendments to our Current Operating Agreement contained in the proposed New Operating Agreement described elsewhere in this proxy statement, including amendments to provide for the authorization of Class E units, a fourth class of units; and

  3.
  Any other matter that may properly come before the meeting.

        These matters will be voted upon separately by our members. If any of the proposed matters are not approved, our Board of Managers, will not implement:

  •
  The reclassification; or

  •
  The proposed amendments to the operating agreement that our members otherwise approved.

        If all proposed matters are approved, our Board of Managers will have the discretion to determine when to effect the amendments to our Current Operating Agreement, including the reclassification, and reserves the right to abandon the amendments, including the reclassification, even if they are approved by the members. For example, if the number of record holders of Class A units changes such that the reclassification would no longer accomplish our intended goal of suspending our SEC reporting obligations, the Board of Managers may determine not to effect the reclassification.

        We expect that if the members approve and the Board elects to effect the amendments to our Current Operating Agreement, the reclassification will become effective on [      ], 2011.

        Members are also being asked to consider and vote upon any other matters that may properly be submitted to a vote at the meeting or any adjournment or postponement of the special meeting. The Board is not aware of any other business to be conducted at the special meeting.

Record Date; Voting Rights

        You may vote at the special meeting if you were the record owner of our units at the close of business on [                        ], 2011, which has been set as the record date. At the close of business on the record date, there were 28,420 units outstanding held by approximately 645 record unit holders. Each Class A member of our company on the record date is entitled to one vote on each proposal to be voted upon at the special meeting and each Class B or Class C member may cast one vote on each matter for each unit held by such member as of the record date.

Quorum; Vote Required for Approval

        The presence, in person or by proxy, of at least 10% of our Class A members, holders of at least 10% of our Class B units and holders of at least 10% of our Class C units entitled to vote is necessary to constitute a quorum at the special meeting. Approval of the amendments to our Current Operating

Agreement contained in the proposed New Operating Agreement, including the amendments to effect the reclassification, requires the affirmative vote of a majority of the Class A members and the holders of a majority of the Class B units and Class C units entitled to vote at the special meeting, voting together as single class. Therefore, we must receive the affirmative vote of at least 278 Class A members and the holders of 6,210 of the outstanding Class B and Class C units. Because our managers have the power to vote 8 Class A units and to vote a total of 4,137 Class B units, and because we believe that each member of the Board of Managers will vote their respective units in favor of the transaction, this means a total of 270 Class A members and the holders of 2,073 Class B and Class C units who are not also our managers will be required to vote in favor of the amendments for them to be approved. As a result, there is no assurance that the amendments contained in the proposed New Operating Agreement, including the amendments to effect the reclassification, will be approved.

        Abstentions will not be counted as entitled to vote, but will count for purposes of establishing a quorum at the special meeting. Therefore, abstentions will have the effect of a vote "AGAINST" the amendments to our Current Operating Agreement contained in the proposed New Operating Agreement, including the amendments to effect the reclassification. Approval of the amendments to our Current Operating Agreement contained in the proposed New Operating Agreement, including the amendments to effect the reclassification, does not require the separate vote of a majority of our unaffiliated members, and no separate vote will be conducted.

        Any proposal to adjourn or postpone the special meeting, if necessary, must be approved by the holders of at least a majority in voting power of the outstanding membership units present at the meeting.

Voting and Revocation of Proxies

        You may vote your member units in person by attending the special meeting, or by mailing us your completed proxy if you are unable or do not wish to attend. If a proxy card is submitted by mail without instructions, the proxies will be voted "FOR" the proposal to approve the reclassification, the proposed amendments to the Current Operating Agreement contained in the proposed New Operating Agreement, including the amendments to effect the reclassification transaction, and the proposal to adjourn or postpone the meeting, if necessary.

        You can revoke your proxy at any time before the company holds a vote at the meeting by:

  •
  Delivering to Donna Funk at Kennedy & Coe on or before the business day prior to the special meeting, a later-dated and signed proxy card or a written revocation of the proxy;

  •
  Delivering to us at the special meeting prior to the taking of the vote on the proposed amendments, including the reclassification, a later-dated and signed proxy card or a written revocation; or

  •
  Attending the special meeting and voting in person.

        Revoking a proxy will not affect a vote once it has been taken. Attendance at the special meeting will not, in itself, constitute a revocation of a proxy. If you plan to attend the special meeting to change a vote that you have previously made by submitting a signed proxy, you must vote in person at the special meeting.

        Our Board of Managers is not currently aware of any business to be brought before the special meeting other than that described in this proxy statement. However, if other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters.

Solicitation of Proxies; Expenses of Solicitation

        Solicitation of proxies will be made primarily by mail. Proxies may also be solicited in person or by telephone, facsimile or other means by our directors, officers and regular employees. These individuals will receive no additional compensation for these services, but will be reimbursed for any transaction expenses incurred by them in connection with these services.

        We will bear the expenses in connection with the solicitation of proxies. Upon request, we will reimburse brokers, dealers and banks, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the member units that those persons hold of record.

        We are mailing this proxy material to our unit holders on or about [      ], 2011.

Authority to Adjourn Special Meeting to Solicit Additional Proxies

        We are asking our members to grant full authority for the special meeting to be adjourned, if necessary, to permit solicitation of additional proxies to approve amendments to the Third Amended and Restated Operating Agreement contained in the proposed Fourth Amended and Restated Operating Agreement, including the amendments to effect the reclassification transaction, proposed by this proxy statement.

FINANCIAL INFORMATION

Selected Historical Financial Data

        Set forth below is our selected historical unaudited financial information. The historical financial information was derived from the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2010, from the unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, and from other information and data contained in the Annual Report and Quarterly Report. The financial information that follows should be read in conjunction with the Annual Report and the Quarterly Report. Copies of the Annual Report and the Quarterly Report and all of the financial statements and related notes contained in the Annual Report and the Quarterly Report have been included as Appendix C to this proxy statement and mailed herewith to all unit holders. In addition, copies of the Annual Report and the Quarterly Report and all of the financial statements and related notes contained in the Annual Report and Quarterly Report may also be obtained as set forth under the caption "Other Matters—Where You Can Find More Information" beginning on page 64.

        The following table sets forth our selected financial data for the periods indicated. The audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2010, which has been included with this proxy statement, have been audited by our registered independent accountants, StarkSchenkein, LLP.

	Quarter Ended March 31,		Year Ended September 30,
	2011	2010	2010	2009
	(unaudited)
Income Statement data:
Revenue	$35,736,679	$23,156,723	$96,048,749	$92,268,505
Net Income	5,376,887	1,440,763	11,184,938	2,698,430
Earnings per capital unit(1)	189	51	394	95
Cash distributions paid per capital unit(1)	200	165	520	175
Book value per capital unit(2)	1,021	886	918	1,053

		September 30,
	March 31, 2011
		2010	2009
	(unaudited)
Balance Sheet data:
Total assets	$65,769,056	$65,475,355	$65,531,651
Total debt (current and long term)(3)	36,758,194	39,388,395	35,612,473
Members' equity	29,010,862	26,086,370	29,919,179

(1)—Adjusted to reflect seven-for-one forward split effective March 10, 2008.

(2)—Members' equity divided by membership units outstanding as of the end of the period.

(3)—Includes a $32,000,000 lease obligation related to our sale and leaseback transaction with Gove County. We sold our property to Gove County in exchange for industrial revenue bonds and the amount of our lease obligation is offset by the amount of interest we receive on the bonds.

Pro Forma Information

        Set forth below is our pro forma financial information showing the effect of the proposed reclassification on the Company's balance sheets, statements of income, earnings per share, ratio of earnings to fixed charges, and book value per share as if the reclassification had been effected on September 30, 2010 and March 31, 2011.

 Actual and Adjusted Balance Sheet
September 30, 2010
Western Plains Energy, L.L.C.

	Actual 9/30/2010	Effect of De-Registration + or (-)	As Adjusted 9/30/2010
ASSETS
Cash & Cash Equivalents	$5,313,931	$170,000	$5,483,931
Accounts Receivable	6,821,011		5,589,766
Prepaid Items	257,934		310,243
Hedge Accounts	231,862		1,954,962
Inventories	7,808,330		5,701,258

Total Current Assets	20,433,068	170,000	20,603,068
Property, Plant & Equipment	53,443,183		53,433,183
Accumulated Depreciation	(41,122,166)		(41,122,166)
Construction in Process	—		—

Net Property, Plant & Equipment	12,321,018		12,321,018
Other Assets	380,861		380,861
Water Rights	340,408		340,408
Investment in Industrial Revenue Bonds	32,000,000		32,000,000

TOTAL ASSETS	$65,475,355	$170,000	$65,645,355

LIABILITIES
Accounts Payable	$7,383,874		$7,383,874
Accrued Expenses	5,111		5,111
Current Portion of Long Term Debt	—		—
Accrued Dividends	—		—

Total Current Liabilities	7,388,985		7,388,985
Long Term Debt (less current maturities)	—		—
Lease Obligation	32,000,000		32,000,000

Total Liabilities	$39,388,985		$39,388,985
Members' Equity:
Contributed Capital	$19,101,035		$19,101,035
Accumulated Comprehensive (loss)	(2,170,493)		(2,170,493)
Distributions / Dividends	(90,362,700)		(90,362,700)
Retained Earnings	99,518,528	170,000	99,688,528

Total Members' Equity	$26,086,370	$170,000	$26,256,370

TOTAL LIABILITIES & EQUITY	$65,475,355	$170,000	$65,645,355

Units Outstanding	28,420		28,420
Net Book Value / Unit	$918		$924

Actual and Adjusted Balance Sheet
March 31, 2011
Western Plains Energy, L.L.C.

	Actual 3/31/2011	Effect of De-Registration + or (-)	As Adjusted 3/31/2011
ASSETS
Cash & Cash Equivalents	$1,906,661	$255,000	$2,161,661
Accounts Receivable	9,120,427		9,120,427
Prepaid Items	427,584		427,584
Hedge Accounts	193,268		193,268
Inventories	10,005,625		10,005,625

Total Current Assets	21,653,565	255,000	21,908,565
Property, Plant & Equipment	54,659,181		54,659,181
Accumulated Depreciation	(43,486,517)		(43,486,517)
Construction in Process	—		—

Net Property, Plant & Equipment	11,172,664		11,172,664
Other Assets	602,418		602,418
Water Rights	340,408		340,408
Investment in Industrial Revenue Bonds	32,000,000		32,000,000

TOTAL ASSETS	$65,769,056	$255,000	$66,024,056

LIABILITIES
Accounts Payable	$4,753,194		$4,753,194
Accrued Expenses	5,000		5,000
Current Portion of Long Term Debt	—		—
Accrued Dividends	—		—

Total Current Liabilities	4,758,194		4,758,194
Long Term Debt (less current maturities)	—		—
Lease Obligation	32,000,000		32,000,000

Total Liabilities	$36,758,194		$36,758,194
Members' Equity:
Contributed Capital	$19,101,035		$19,101,035
Accumulated comprehensive (loss)	(1,771,350)		(1,771,350)
Distributions / Dividends	(98,888,700)		(98,888,700)
Retained Earnings	110,569,877	255,000	110,824,877

Total Members' Equity	$29,010,862	$255,000	$29,265,862

TOTAL LIABILITIES & EQUITY	$65,769,056	255,000	$66,024,056

Units Outstanding	28,420		28,420
Net Book Value / Unit	$1,021		$1,030

 Actual and Adjusted Income Statement
Fiscal Year Ended September 30, 2010
Western Plains Energy, L.L.C.

	Actual 9/30/2010	Effect of De-Registration + or (-)	As Adjusted 9/30/2010
Revenue
Operating	$96,048,749		$96,048,749
Incentive funds	888,564		888,564

TOTAL REVENUE	$96,937,313		$96,937,313
Cost of Sales	$76,359,242		$76,359,242

Gross Profit	$20,578,071		$20,578,071
Operating Expenses
General, administrative & selling expense	$9,354,118	$(170,000)	$9,184,118

Income from Operations	$11,223,953	$170,000	$11,393,953

Other Income (expense)
Interest Income	40,961		40,961
Interest from industrial development revenue bonds	1,120,000		1,120,000
Plant lease expense	(1,120,000)		(1,120,000)
Other Income (expense)	(79,976)		(79,976)

Net Income	$11,184,938	$170,000	$11,354,938

Units outstanding	28,420		28,420
Earnings per Unit	$394		$400
Earnings to Fixed Charges Ratio	10.64		10.79

 Actual and Adjusted Income Statement
Six Months Ended March 31, 2011
Western Plains Energy, L.L.C.

	Actual 3/31/2011	Effect of De-Registration + or (-)	As Adjusted 3/31/2011
Revenue
Operating	$69,242,283		$69,242,283
Incentive funds	374,079		374,079

TOTAL REVENUE	$69,616,362		$69,616,362
Cost of Sales	$54,982,376		$54,982,376

Gross Profit	$14,633,986		$14,633,986
Operating Expenses
General, administrative & selling expense	$3,620,301	$(85,000)	$3,535,301

Income from Operations	$11,013,685	$85,000	$11,098,685

Other Income
Interest Income	29,380		29,380
Interest from Industrial Development Bonds	560,000		560,000
Plant lease interest expense	(560,000)		(560,000)
Other Income	8,284		8,284

Net Income	$11,051,349	$85,000	$11,136,349

Units outstanding	28,420		28,420
Earnings per Unit	$389		$392
Earnings to Fixed Charges Ratio	19.53		19.68

MARKET PRICE OF UNITS AND DISTRIBUTION INFORMATION

Comparative Market Price Data

        Our units are not actively traded and there is no established trading market for our securities, although trading in our units is facilitated through a qualified matching service, defined as an alternative trading system by the SEC. The following table sets forth the high and low trading prices on a quarterly basis for transactions in our Class A and Class B units known to us during the prior two full fiscal years and recently completed second fiscal quarter. There may be other transactions of which we are not aware.

Quarter Ending:	Class A High Closing PPU		Class A Low Closing PPU		Class B High Closing PPU	Class B Low Closing PPU	Distribution Paid
3/31/2011	$	*	$	*	$2,401	$2,401	$5,684,000
12/31/2010		2,000		2,000	*	*	2,842,000
9/30/2010		*		*	*	*	1,136,800
6/30/2010		2,000		2,000	*	*	1,847,300
3/31/2010		2,000		2,000	*	*	4,689,300
12/31/2009		2,000		1,500	*	*	7,105,000
9/30/2009		*		*	*	*	2,131,500
6/30/2009		1,750		1,750	*	*	—
3/31/2009		*		*	*	*	1,421,000

*
Indicates no trade data was reflected on www.agstocktrade.com.

        As of                        , 2011, there were approximately [    ] record holders of our units.

Distributions

        Under the terms of our Current Operating Agreement, we are required to make an annual distribution to our unit holders of a minimum of 20% of the net cash we earn from operations, as defined in the Current Operating Agreement, as long as net cash from operations exceeds $500,000 for that year. However, we are prohibited from making any distributions if it would violate or cause us to default under any of the terms of any of our credit facilities or debt instruments.

        During the first two quarters of the 2011 fiscal year, we made two quarterly distributions totaling $300 per unit, or a total of $8,526,000, in cash to our unit holders. During the 2010 fiscal year, we made four quarterly distributions to our members totaling $520 per unit for an aggregate of $14,778,400 in cash. During the 2009 fiscal year, we distributed a total of $175 per unit for an aggregate of $4,973,500 in cash to our unit holders. Future distributions may be subject to restrictions that materially limit our ability to pay such distributions, such as our credit facilities if we have an outstanding balance with our lender. To the extent we are not subject to any restriction that materially limits our ability to pay distributions, however, future distributions in excess of the amount required under our Current Operating Agreement will be made in the discretion of our Board of Managers.

        We do not anticipate that the reclassification transaction will have any material affect on our ability to declare and pay distributions to our unit holders, nor will the terms of the Class A, B, C and E units differ with respect to the rights of members to receive non-liquidating distributions from our company.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The table below sets forth information regarding the beneficial ownership of our membership units as of [    ], 2011, by each person deemed to be the beneficial owner of more than 5% of any class of our membership units. Other than Brian Baalman, Jeff Torluemke, Roch Meier and Hoxie Feedyard, Inc., no person or entity is currently known by us to be the beneficial owner of more than 5% of our outstanding units. Except as otherwise noted in the footnotes to the table, each individual has sole investment and voting power with respect to the membership units set forth opposite its name.

        The table also sets forth the number and approximate percentage of units that the persons and entities named in the table would beneficially own after the reclassification transaction is effective, on a pro forma basis, assuming the units remain as Class A or Class B units and there are no changes in the named entity's or person's ownership between [                            ], 2011 and the effective date of the reclassification. We do not anticipate that any of the units in the table below would be reclassified into Class C or Class E units. Unless otherwise indicated, the address for each person is that of the company, 3022 County Road 18, Oakley, KS 67782.

Title of Class	Name and Address	Amount and Nature of Beneficial Owner		Percent of Class before Reclassification	Percent of Class After Reclassification
Class A	Brian Baalman	889	(1)	5.6%	10.1%
Class B	Jeff Torluemke	714	(2)	5.9%	6.0%
Class B	Roch Meier	700		5.8%	5.9%
	HC 1 Box 53, Menlo, Kansas, 67753
Class B	Hoxie Feedyard, Inc.	2,891	(3)	24.0%	24.4%
	P O Box 65 Hoxie, KS 67740
Class C	POET-Ethanol Products, LLC	350		100.0%	44.2%
	111 South Ellis Wichita, KS 67211

(1)
Includes 84 Class A units owned by the Baalman Feedyard Partnership and 84 Class A units owned by the B2C Partnership. The Baalman Feedyard Partnership is a Kansas general partnership. Its two partners are: B2C Partnership, a Kansas general partnership owned and controlled by two Kansas corporations, one solely owned by Brian Baalman, who serves on our Board of Managers, and one solely owned by his spouse; and the Gary and Janice Baalman, L.P.

(2)
These units are owned and controlled by Jeff Torluemke, who serves as President of our Board of Managers, and his spouse.

(3)
The units owned by Hoxie Feedyard, Inc. are controlled by its manager, Scott Foote, pursuant to a voting agreement. Mr. Foote serves on our Board of Managers.

        The table below sets forth information regarding the beneficial ownership of our membership units by our managers and executive officers that are owned directly or indirectly as of [    ], 2011 and by all of our managers and executive officers as a group. The table also sets forth the number and approximate percentage of units that the persons named in the table would beneficially own after the reclassification, on a pro forma basis, assuming there are no changes in the named entity's or person's ownership between [    ], 2011 and the reclassification date.

        The following unit holders have sole voting and investment power with respect to the units, unless otherwise indicated, and the address is care of us at 3022 County Road 18, Oakley, KS, 67782 unless otherwise noted:

Class	Name	Number of Units	Percent of Class Before Reclassification	Percent of Class after Reclassification
Class A	Jeff Torluemke, Manager,(1)	245	1.5%	2.8%
Class A	Richard Sterrett, Manager, Officer(2)	336	2.1%	3.8%
Class A	Brian Baalman, Manager(3)	889	5.6%	10.1%
Class A	Ron Blaesi, Manager, Officer	84	*	1.0%
Class A	Ben Dickman, Manager(4)	168	1.1%	1.6%
Class A	Gary Johnson, Manager	98	*	1.1%
Class A	David Mann, Manager(5)	98	*	1.1%
Class A	Managers and Officers as a group(1)(2)(3)(4)(5)	1,918	12.0%	21.6%
Class B	Jeff Torluemke, Manager	714	5.9%	6.0%
Class B	Richard Sterrett, Manager, Officer(2)	56	*	1.0%
Class B	Gary Johnson, Manager(6)	126	1.0%	1.1%
Class B	Scott Foote, Manager(7)	2,891	24.0%	24.4%
Class B	Brian Baalman, Manager	350	2.9%	3.0%
Class B	Managers and Officers as a group(2)(6)(7)	4,137	34.3%	35.0%
Class E	Ben Dickman, Manager(4)	28	—	*

*
Less than 1%.

(1)
Includes 35 Class A units owned by Mr. Torluemke's spouse, of which he disclaims beneficial ownership.

(2)
All units are owned by Sterrett Partnership, LP. Mr. Sterrett is the general partner.

(3)
Includes 84 Class A units owned by the Baalman Feedyard Partnership and 84 Class A units owned by the B2C Partnership. The Baalman Feedyard Partnership is a Kansas general partnership. Its two partners are: B2C Partnership, a Kansas general partnership owned and controlled by two Kansas corporations, one solely owned by Mr. Baalman and one solely owned by his spouse; and the Gary and Janice Baalman, L.P.

(4)
Includes 28 Class A units owned by BJ Ag Producers, Inc., a Kansas corporation, which would be reclassified into Class E units. Mr. Dickman is the president and 50% owner of BJ Ag Producers, Inc. Mr. Dickman's spouse also owns 50% of BJ Ag Producers, Inc.

(5)
Includes 42 Class A units owned by Mr. Mann's spouse.

(6)
Includes 56 Class B units owned by Mitten, Inc. Mr. Johnson owns 51% of Mitten, Inc., and is the president and general manager.

(7)
Includes 2,891 Class B units owned by Hoxie Feedyard, Inc. Mr. Foote is the general manager of Hoxie Feedyard, Inc. and in that capacity has been given voting control over these units by voting agreement.

 UNIT PURCHASE INFORMATION

Prior Purchases of Membership Units

        During the past two years, we have not repurchased any of our capital units.

Recent Transactions

        In the past 60 days, none of our managers, executive officers or any other affiliates of our company have made any purchases of our membership units.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships and Related Transactions

        No family relationships exist between any of the members of the Board of Managers, officers, or key employees of our company. We consider all of our managers, other than Messrs. Foote and Roskam, to be our founders and promoters. Since our inception, we have engaged in a number of transactions with related parties, including our promoters, directors, officers or the owners of more than 5% of a class of our outstanding units or their affiliates. Management believes that these transactions were as favorable as those that could have been obtained in an arms-length transaction.

        The following is a discussion of the transactions we have engaged in during the past two years or plan to engage in with related parties:

        POET-Ethanol Products, LLC.    The owner of all of our outstanding Class C capital units, POET-Ethanol Products, LLC, markets all of the ethanol we produce. In exchange for the ethanol that we produce, we receive the gross sales price of the ethanol, less the costs of transportation and storage and an administrative fee of 1% of the net-back sales price received for our ethanol. During the fiscal years ended September 30, 2010 and 2009, we paid $633,109 and $719,220, respectively, in administrative fees to POET-Ethanol Products.

        Our Board of Managers considers the arrangement with POET-Ethanol Products to be no less favorable than could be obtained from an unaffiliated party.

        B2C Partnership.    On January 28, 2011, our wholly-owned subsidiary, Western Plains Trucking, LLC purchased eight trucks and trailers from B2C Partnership for $1,000,000 cash. The purchase price was determined by an independent third party appraisal and our Board of Managers believes the transaction was conducted on terms no less favorable than could be obtained from an unaffiliated party. The general partner of B2C Partnership is BGB, Inc., a Kansas corporation whose sole shareholder is Brian Baalman, a member of our company who also serves on our Board of Managers. The other general partner is an entity solely owned by Mr. Baalman's spouse. In connection with the transaction, Mr. Baalman and his affiliated entities agreed not to compete with the company in hauling distillers grains for three years following the sale.

        Each manager, except Jeff Roskam, or their affiliates own capital units in our company and as members they receive distributions under the same terms and conditions as other members.

Conflicts of Interest

        Conflicts of interest exist and may arise in the future as a result of the relationships between and among our members, officers, managers and their affiliates. Although our officers and managers have fiduciary duties to us, certain of our managers also owe fiduciary duties and other obligations to entities with whom we compete or do business with. Whenever conflicts arise between us and an officer or manager or an entity with whom that officer or manager is affiliated, the Board as a whole will seek to resolve the conflict. A manager will not participate when the Board considers a transaction where he or she has a conflict of interest. We do not have a committee of independent managers or members or an otherwise disinterested body to consider transactions or arrangements that result from, or are burdened by conflicts of interest.

        Conflicts of interest could arise in the situations described below, among others:

  •
  We will engage in transactions with affiliates of our managers. Members will have no right to individually enforce the obligations of our directors or their affiliates in our favor.

  •
  Our managers' decisions regarding various matters, including expenditures that we make for our business, reserves for accrued expenses, including officer salaries and reimbursement of director's expenses, loan covenants, capital improvements and contingencies that will effect the amount of cash available for distribution to members.

  •
  We will reimburse our managers for out-of-pocket expenses relating to our business. We do not have a reimbursement policy or guideline for determining what expenses will be reimbursed. We will review and reimburse all reasonable expenses that managers submit to us.

  •
  We have retained counsel that has assisted us in various aspects of our formation and development. We have not retained separate counsel on behalf of unit holders.

  •
  Our operating agreement does not prevent our managers from being involved in activities that compete with us.

Agreements Involving Our Securities

        There are no agreements relating to our units other than our Current Operating Agreement, which sets forth the rights and preferences of the membership units. A copy of our Current Operating Agreement is attached as Appendix A to this proxy statement.

Employment Agreements with Managers or Officers

        We maintain a written employment agreement only with our General Manager and Chief Executive Officer. We executed a revised employment agreement effective January 25, 2009 with Mr. McNinch which increased his base salary to $164,500 to reflect his additional responsibilities as Chief Executive Officer of our company. Under the terms of Mr. McNinch's employment agreement, he is entitled to non-equity incentive compensation payments of 0.33% of net earnings to be paid quarterly if our company meets certain minimum performance requirements, including positive cash flow from operations, a conversion rate of grain to anhydrous alcohol of at least 2.65 to 1 and production costs (less the price of grain) which do not exceed budgeted amounts by more than 5%. The incentive compensation program was implemented with the goal of significantly rewarding Mr. McNinch for outstanding performance. The amount of incentive compensation payable to Mr. McNinch may not exceed 110% of his base salary, or $180,950. During fiscal 2010, Mr. McNinch received $32,311 as non-equity incentive compensation, compared to $8,183 in fiscal 2009 due to our company's improved financial performance.

        We do not have any employment agreements with any other officer or manager.

 OTHER MATTERS

Reports, Opinions, Appraisals and Negotiations

        We have not received any report, opinion or appraisal from an outside party that is materially related to the reclassification transaction.

Persons Making the Solicitation

        The enclosed proxy is solicited on behalf of our Board of Managers. The cost of soliciting proxies in the accompanying form will be borne by us. In addition to the use of mail, our officers and managers may solicit proxies by telephone or other electronic means. Upon request, we will reimburse brokers, dealers, banks and trustees or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of our membership units.

Other Matters of Special Meeting

        As of the date of this proxy statement, the only business that our management expects to be presented at the meeting is that set forth above. If any other matters are properly brought before the meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

Forward Looking Statements

        Statements contained herein that are not purely historical are forward-looking statements, including, but not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. We caution you not to place undo reliance on any forward-looking statements made by, or on behalf us in this proxy statement or in any of our filings with the SEC or otherwise. Additional information with respect to factors that may cause our results to differ materially from those contemplated by forward-looking statements is included in our current and subsequent filings with the SEC. See "—Where You Can Find More Information" below.

Where You Can Find More Information

        We are subject to the information requirements of the Exchange Act and in accordance with the provisions thereof we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at Room 100 F Street, N.E., Washington, D.C., 20549. Copies of such materials can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C., 20549. You may obtain information on the operations of the SEC's public reference room in Washington, DC by calling the SEC at 1-800-SEC-0330. In addition, such reports, proxy statements and other information are available from the Edgar filings obtained through the SEC's Internet Website (http://www.sec.gov). In addition, we are mailing herewith copies of our Annual Report for the fiscal year ended September 30, 2010 and Quarterly Report for the fiscal quarter ended March 31, 2011 and all of the financial statements and related notes contained in the Annual Report and Quarterly Report.

Information Incorporated by Reference

        In our filings with the SEC, information is sometimes incorporated by reference. This means that we are referring you to information that we have filed separately with the SEC. The information incorporated by reference should be considered part of this proxy statement, except for any information superseded by information contained directly in this proxy statement. The following documents are incorporated by reference herein:

  •
  Our Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2010 and March 31, 2011, including unaudited financial information; and

  •
  Our Annual Report on Form 10-K for the fiscal year ended September 30, 2010, including audited financial information.

        We have supplied all information contained in or incorporated by reference in this document relating to us, provided that any reference to any claim of reliance on the Private Securities Litigation Reform Act's forward looking statement safe harbor contained in any such document is excluded, and is not incorporated herein by reference. You may have already received the information incorporated by reference in this document by us, and we have attached our Annual Report and Quarterly Report for the quarter ended March 31, 2011 with this proxy statement as Appendix C. You can also obtain any of them through the SEC at the locations described above, or through us at the address below. We will provide to you, without charge, by first class mail or other equally prompt means within one business day of any written or oral request by you, a copy of any report or other information incorporated by reference in this document by us. You should direct your request to the following address: Western Plains Energy, L.L.C., 3022 County Road 18, Oakley, Kansas 67748, Attention Steve McNinch, Chief Executive Officer.

By Order of the Board of Managers:
/s/ BEN DICKMAN BEN DICKMAN Secretary of the Board of Managers

Appendix A

THIRD AMENDED AND RESTATED OPERATING AGREEMENT

OF

WESTERN PLAINS ENERGY, L.L.C.

July 7, 2003

THIRD AMENDED AND RESTATED
OPERATING AGREEMENT
OF
WESTERN PLAINS ENERGY, L.L.C.

        This Third Amended and Restated Operating Agreement of Western Plains Energy, L.L.C., is hereby adopted and entered into effective as of the 7th day of July, 2003, for good and valuable consideration, by the Company (as defined below) and the Members (as defined below). This Third Amended and Restated Operating Agreement amends and restates in its entirety that certain Second Amended and Restated Operating Agreement dated April 19, 2002 by and among the Company and the Members.

ARTICLE 1
DEFINITIONS

        As used in this Operating Agreement, the following terms have the following meanings:

        1.1  "Act" means the Kansas Limited Liability Company Act and any successor statute, as amended from time to time.

        1.2  "Affiliate" of any Person shall mean any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person; or if such Person is a partnership, any general partner of such Person or a Person controlling any such general partner. For purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise.

        1.3  "Articles" means the Articles of Organization as amended, originally filed with the Secretary of State of Kansas on July 10, 2001, by which the Company was organized as a Kansas limited liability company under and pursuant to the Act.

        1.4  "Board of Managers" means the Managers acting as a group with the powers set forth in the Articles and this Operating Agreement.

        1.5  "Bankrupt Member" means (except to the extent that the Board of Managers determine otherwise) any Member (a) that makes a general assignment for the benefit of creditors; (b) files a voluntary bankruptcy petition under Chapter 7 of the United States Bankruptcy Code; (c) files a petition or answer seeking for the Member a liquidation, dissolution, or similar relief under any law; (d) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in a proceeding of the type described in subclauses (a) through (c); (e) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the Member's or of all or any substantial part of the Member's properties; or (f) against which an involuntary petition has been filed and a proceeding seeking relief under Chapter 7 of the United States Bankruptcy Code, liquidation, dissolution, or similar relief under any law has been commenced and 90 days have expired without dismissal thereof or with respect to which, without the Member's consent or acquiescence, a trustee, receiver, or liquidator of the Member or of all or any substantial part of the Member's properties has been appointed and 90 days have expired without the appointment having been vacated or stayed, or 90 days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

        1.6  "Capital Contribution" means any actual contribution by a Member to the capital of the Company through the purchase of Capital Units (but does not include subscribed for, but unpaid Capital Units).

        1.7  "Capital Unit" or "Unit" means Capital Units of the Company with the rights and privileges set forth in this Operating Agreement, including Class A, Class B, Class C and Class D Capital Units, and any other class of Capital Units as may be approved and adopted by the Board of Managers.

        1.8  "Capital Unit Transfer System" means the procedures set forth in Article 4 of this Operating Agreement governing all Dispositions of Capital Units.

        1.9  "Class A Members" means holders of Class A Capital Units who have executed and agreed to be bound by this Operating Agreement.

        1.10  "Class B Members" means holders of Class B Capital Units who have executed and agreed to be bound by this Operating Agreement.

        1.11  "Class C Members" means holders of Class C Capital Units who have executed and agreed to be bound by this Operating Agreement.

        1.12  "Class D Members" means holders of Class D Capital Units who have executed and agreed to be bound by this Operating Agreement.

        1.13  "Code" means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

        1.14  "Committed Capital" means the purchase price of the Capital Units subscribed for by a Member in the Offering pursuant to a subscription agreement that has been accepted by the Company, regardless of whether such purchase price has been fully paid.

        1.15  "Company" means Western Plains Energy, L.L.C., a manager-managed Kansas limited liability company.

        1.16  "Dispose," "Disposing," or "Disposition" means sale, assignment, transfer, gift, exchange, or other disposition of one or more Capital Units, whether voluntary or involuntary, but not the mortgage, pledge, or grant of a security interest therein.

        1.17  "Escrow Account" means the Company's escrow account at First National Bank Trust Department of Goodland, Kansas into which the Capital Contributions from the sale of Class A and Class B Units will be deposited until subscriptions are received for at least $15,735,00.00 million and the other conditions to the Offering are satisfied, or until such Capital Contributions are returned to the investors if said minimum amount is not committed.

        1.18  "Manager" means any natural Person who is a member of the Board of Managers of the Company, whether initially named in the Articles or later elected as provided in this Operating Agreement.

        1.19  "Member" means any Person who holds one or more Capital Units and has executed this Operating Agreement, whether initially admitted as of the date of this Operating Agreement or later admitted to the Company as a Member as provided in this Operating Agreement. Unless the context otherwise requires, the term "Member" shall include any Member's representative in event of the death, incapacity, or liquidation of the Member. Except as specifically stated otherwise, "Members" refers to all Class A, Class B, Class C and Class D Members.

        1.20  "Net Cash from Operations" means the gross cash proceeds from operations, sales, and other dispositions of assets, including but not limited to investment assets of the Company (but not including sales and other dispositions of all or substantially all of the assets of the Company), less the portion thereof used to pay, or set aside as reserves for, all the Company's expenses, debt payments, capital improvements, obligations, replacements and contingencies, all as determined by the Board of Managers. Net Cash from Operations shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reduction of reserves previously established, but not expended, as authorized by the Board of Managers.

        1.21  "Offering" means the offer and sale of the Company's Class A and Class B Capital Units, pursuant to a registration statement to be filed with the Securities and Exchange Commission, not to exceed an aggregate of 3,967 Capital Units to be completed by March 31, 2003.

        1.22  "Offering Proceeds" means the Capital Contributions received from the sale of the Class A and Class B Capital Units in the Offering.

        1.23  "Ownership Percentage" with respect to any Member means the percentage of ownership of a Member determined by taking the total Capital Units held by such Member divided by the aggregate total number of issued and outstanding Capital Units.

        1.24  "Person" includes an individual, partnership, limited partnership, limited liability company, foreign limited liability company, trust, estate, corporation, foreign corporation, cooperative or other legal entity, or any custodian, trustee, executor, administrator, nominee or entity in a representative capacity.

        1.25  "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative.

        1.26  "Quarter" means any of the three-month periods, beginning on January 1, April 1, July 1, and October 1, which shall be the periods set by the Board of Managers for the dates of permitted transfers for the transfer of Capital Units by Members and other Persons, and may be used for other administrative matters.

        Other terms defined herein have the meanings so given them.

ARTICLE 2
ORGANIZATION

        2.1    Formation.     The Company has been organized as a Kansas limited liability company by the filing of Articles under and pursuant to the Act and the issuance of a certificate of organization for the Company by the Secretary of State of Kansas.

        2.2    Name.     The name of the Company is Western Plains Energy, L.L.C. and all Company business must be conducted in that name or such other names that comply with applicable law as the Board of Managers may select from time to time.

        2.3    Registered Office; Registered Agent, Principal Office in the United States; Other Offices.     The registered office of the Company required by the Act to be maintained in the State of Kansas shall be the office of the initial registered agent named in the Articles or such other office (which need not be a place of business of the Company) as the Board of Managers may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Kansas shall be the initial registered agent named in the Articles or such other Person or Persons as the Board of Managers may designate from time to time in the manner provided by law. The principal office of the Company in the United States shall be at such place as the Board of Managers may designate from time to time, which need not be in the State of Kansas, and the Company shall maintain records there as required by the Act and shall keep the street address of such principal office at the registered office of the Company in the State of Kansas. The Company may have such other offices as the Board of Managers may designate from time to time.

        2.4    Purpose.     The purpose of the Company is to produce and market ethanol and ethanol co-products and any other purpose allowed under Kansas law.

        2.5    Foreign Qualification.     Prior to the Company's conducting business in any jurisdiction other than Kansas, the Board of Managers shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Board of Managers, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. At the request of the Board of Managers, the Company's Officers (as specified in Article 7) shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Operating Agreement that are necessary or appropriate to qualify, continue, and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

        2.6    Term.     The Company commenced its existence on the date the Secretary of State of Kansas issued a certificate of organization for the Company and shall continue in existence until dissolved.

        2.7    Mergers and Exchanges.     The Company may be a party to a merger, a consolidation, or an exchange or acquisition, subject to the requirements of this Operating Agreement and the laws of the State of Kansas. Consent to any such merger, consoli-dation, exchange or acquisition shall be by vote of the Members as set out in Article 3.

        2.8    No State-Law Partnership.     The Members intend that the Company not be a partnership (including, without limitation, any form of limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member, for any purposes other than federal and state tax purposes, and this Operating Agreement shall not be construed to suggest otherwise.

        2.9    Fiscal Year.     The Company's fiscal year shall end on December 31 of each year.

ARTICLE 3
MEMBERS

        3.1    Members.

          (a)   A Person executing this Operating Agreement as of the date of this Operating Agreement as a Class C or D Member shall be admitted to the Company as a Class C or Class D Member, respectively, effective contemporaneously with the execution by such Person of this Operating Agreement.

          (b)   Additional Persons will not be admitted as Members of the Company unless and until subscriptions have been received for the purchase of at least 3,147 Capital Units, which shall be the minimum number of Capital Units offered in the Offering, and all other conditions to the Offering have been satisfied. The Board of Managers will accept subscriptions in the Offering for up to 3,967 Capital Units until March 31, 2003. The Board of Managers shall have the discretion to terminate the Offering or cease accepting subscriptions at any time. The total Committed Capital raised in the Offering will be no less than $15,735,000.00 and no greater than $19,835,000.00. A Person who subscribes for Capital Units in the Offering will not be admitted as a Member unless and until: (i) such Person has submitted payment in cash for 10% of the purchase price and delivered a promissory note in form and substance satisfactory to the Company for the balance of such purchase price, and (ii) the Board of Managers has, in writing, admitted such Person as a Member by countersigning such Person's subscription agreement.

          (c)   After the termination of the Offering, a Person may become a Member by acquiring one or more Capital Units (i) directly from the Company or (ii) from a Member in a Disposition in compliance with the provisions of this Operating Agreement.

          (d)   Any Person who satisfies the requirements of this Operating Agreement may be a Member.

        3.2    Representations and Warranties.     Each Member represents and warrants to the Company and each other Member that:

          (a)   if that Member is a corporation, it is duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified and in good standing as a foreign corporation in the jurisdiction of its principal place of business (if not incorporated therein);

          (b)   if that Member is a limited liability company, it is duly organized, validly existing, and (if applicable) in good standing under the laws of the state of its organization and is duly qualified and (if applicable) in good standing as a foreign limited liability company in the jurisdiction of its principal place of business (if not organized therein);

          (c)   if that Member is a partnership, trust, or other entity, it is duly formed, validly existing, and (if applicable) in good standing under the laws of the state of its formation, and if required by law is duly qualified to do business and (if applicable) in good standing in the jurisdiction of its principal place of business (if not formed therein), and the representations and warranties in clause (a), (b) or (c), as applicable, are true and correct with respect to each partner (other than its limited partners), trustee, or other member thereof;

          (d)   that the Member has full corporate, limited liability company, partnership, trust, or other applicable power and authority to execute and agree to this Operating Agreement and to perform its obligations hereunder and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries, or other Persons necessary for the due authorization, execution, delivery, and performance of this Operating Agreement by that Member have been duly taken;

          (e)   that the Member has duly executed and delivered this Operating Agreement; and

          (f)    that the Member's authorization, execution, delivery, and performance of this Operating Agreement does not conflict with any other agreement or arrangement to which that Member is a party or by which it is bound.

        3.3    Admission of Additional Members.     No Person may become a Member without the approval of the Board of Managers. The Board of Managers may refuse to admit any Person as a Member in its sole discretion. Additional Persons may be admitted to the Company in the discretion of the Board of Managers. Any such admission also must comply with the requirements described elsewhere in this Operating Agreement and will be effective only after such Person has executed and delivered to the Company a subscription agreement or other written document including such Person's: (a) address for notices, (b) agreement to be bound by this Operating Agreement, and (c) representation and warranty that the representations and warranties required of all Members in this Operating Agreement are true and correct with respect to such Person. The provisions of this section shall apply to any Person who acquires Capital Units directly from the Company or through a Disposition by a Member.

        3.4    Interests in a Member.     A Member that is not a natural Person may not cause or permit an ownership interest in that Member, direct or indirect, to be transferred in violation of the Securities Act of 1933, as amended, or such that, after the transfer, (a) the Company would be considered to have terminated within the meaning of Section 708 of the Code or (b) without the consent of the Board of Managers, that Member shall cease to be controlled by substantially the same Persons who control it as of the date of its admission to the Company; provided however, that the Board of Managers may only withhold such consent with respect to Section 3.4(b) of this Operating Agreement if it can reasonably demonstrate that such a transfer would jeopardize the Company's partnership tax status under the Code. On any breach of this Section 3.4, the Company shall have the option to redeem, and on exercise of that option the breaching Member shall surrender, the breaching Member's Capital Units in accordance with Section 4.3 of this Operating Agreement.

        3.5    Information.

          (a)   In addition to the other rights specifically set forth in this Operating Agreement and access to publicly available information under the federal securities laws, each Member is entitled to all information to which that Member is entitled to have access pursuant to Section 17-7690 of the Act. The Members agree, however, that, as allowed by the Act, the Company's Managers, acting as the Board of Managers, may set reasonable standards for Members to obtain such information from the Company from time to time, upon reasonable demand for any purpose reasonably related to the Member's interest as a Member of the Company.

          (b)   The Members acknowledge that from time to time they may receive information from or regarding the Company in the nature of trade secrets, the release of which may be damaging to the Company or Persons with which it does business. Each Member shall hold in strict confidence any information it receives regarding the Company that is identified as being confidential (and if that information is provided in writing, that is so marked) and may not disclose it to any Person other than another Member, except for disclosures (i) compelled by law (but the Member must notify the Board of Managers promptly of any request for that information before disclosing it, if practicable), (ii) to advisers or representatives of the Member or Persons who have acquired that Member's Capital Units through a Disposition as permitted by this Operating Agreement, but only if the recipients have agreed to be bound by the provisions of this section, or (iii) of information that the Member also has received from a source independent of the Company that the Member reasonably believes obtained that information without breach of any obligation of confidentiality. Information generally known to Members as a result of their professional involvement in the ethanol industry shall not be considered confidential for purposes of this Operating Agreement. The Members acknowledge that a breach of the provisions of this section may cause irreparable injury to the Company for which monetary damages are inadequate, difficult to compute, or both. Accordingly, the Members agree that the provisions of this section may be enforced by specific performance in addition to any other legal or equitable remedy available to the Company.

        3.6    Liabilities to Third Parties.     Except as otherwise expressly agreed in writing, no Member shall be liable for the debts, obligations or liabilities of the Company, including under a judgment, decree or order of a court.

        3.7    Withdrawal.     A Member does not have the right or power to withdraw from the Company as a Member, except as set forth in this Operating Agreement.

        3.8    Lack of Authority.     No Member, other than a Member acting in his or her capacity as an officer of the Company, has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures on behalf of the Company, except with the prior written consent of the Board of Managers.

        3.9    Classes and Voting.     Unless the Articles state to the contrary or as provided by this Operating Agreement, or any amendment hereto, there shall be four classes of Members: Class A Members, Class B Members, Class C Members, and Class D Members. The Board of Managers may establish additional classes or groups of one or more Members.

          (a)    Class A Members.    Class A Members shall be entitled to vote on all matters coming to a vote of the Class A Members. Each Class A Member may cast only one vote on each matter brought to a vote of the Class A Members, regardless of the number of Class A Capital Units owned. On all matters to be voted upon by the Class A Members, the affirmative vote of the majority of the Class A Members shall be the act of the Class A Members. Class A Members may elect to deliver grain to the Company or purchase distiller's grain from the Company pursuant to a separate grain delivery agreement and/or distiller's grain purchase agreement reasonably acceptable to the Board of Managers. Each Class A Member shall receive a freight allowance, as set by the

  Board of Managers, and as may be amended from time to time, with respect to grain purchased by the Company from, or distiller's grain sold to, the Class A Members. As set forth in Exhibit A, the Board of Managers has approved a freight allowance of up to 2,500 bushels of corn or 70.0 tons of distiller's grain annually per Class A Capital Unit owned, and may also in its sole discretion, approve a freight allowance for other kinds of grain in the future.

          (b)    Class B Members.    Class B Members shall be entitled to vote on all matters coming to a vote of the Class B Members. Each Class B Member may cast one vote for each Class B Capital Unit owned by the Class B Member on each matter brought to a vote of the Class B Members. Class B and C Members will vote together, as a separate class, on matters described under Sections 3.9(e), 8.4 and 8.6. On all other matters to be voted upon by the Class B Members, the affirmative vote of the holders of a majority of the Class B Capital Units shall be the affirmative act of the Class B Members.

          (c)    Class C Members.    Class C Members shall be entitled to vote on all matters coming to a vote of the Class C Members. Each Class C Member may cast one vote for each Class C Capital Unit owned by the Class C Member on each matter brought to a vote of the Class C Members. Class C and B Members will vote together, as a separate class, on matters described under Sections 3.9(e), 8.4 and 8.6. On all other matters to be voted upon by the Class C Members, the affirmative vote of the holders of a majority of the Class C Capital Units shall be the act of the Class C Members.

          (d)    Class D Members.    Class D Members shall be entitled to vote on all matters coming to a vote of the Class D Members. Each Class D Member may only cast one vote on each matter brought to a vote of the Class D Members regardless of the number of Class D Capital Units owned. On all matters to be voted upon by the Class D Members, the affirmative vote of the majority of the Class D Members shall be the act of the Class D Members.

          (e)    Voting by Classes.    Members shall only be entitled to vote on the following matters: (i) the merger or consolidation of the Company with another business entity or the exchange of interests in the Company for interests in another company; (ii) sale, lease, exchange or other disposition of substantially all of the Company's assets; (iii) the voluntary dissolution of the Company; and (iv) any matters referred to a vote by the Members of the Board of Managers. Unless and until completion of the Offering, any matter identified in items (i) through (iv) herein must receive the affirmative vote of the Class D Members.

          After completion of the Offering, any matter identified in items (i) through (iv) of the preceding sentence must receive the affirmative vote of the majority of Class A Members and the affirmative vote of the majority of Class B and Class C Members, voting together as a separate class. In addition, Members of Class A, and of Class B and C combined, shall vote for the election and removal of representatives on the Board of Managers for their respective classes as set forth in sections 8.4 and 8.6 of this Operating Agreement.

        3.10    Place and Manner of Meeting.     All meetings of the Members shall be held at such time and place, within or without the State of Kansas, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Presence in person, or by proxy or written ballot, shall constitute participation in a meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

        3.11    Conduct of Meetings.     All meetings of the Members shall be presided over by the President. All meetings of the Members shall be conducted in general accordance with the most recent edition of Roberts' Rules of Order, or such other rules and procedures as may be determined by the Board of Managers in its discretion.

        3.12    Annual Meeting.     The annual meeting of the Members for the transaction of all business which may come before the meeting shall be held on a date determined by the Board of Managers. Failure to hold the annual meeting at the designated time shall not be grounds for dissolution of the Company.

        3.13    Special Meetings.     Special meetings of the Members shall be called at any time by the President, the Board of Managers or by the Secretary upon the written request of the holders of at least 10% of the Capital Units of any class entitled to vote at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on at the special meeting.

        3.14    Notice.     Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting either personally or by mail, by or at the direction of the President, the Secretary or the Board of Managers calling the meeting, to each Member entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Member at the Member's address as it appears on the records of the Company, with postage thereon prepaid.

          (a)   If a purpose of any Member meeting is to consider any of the following matters, the notice must state such purpose:

    (i)
    a plan of merger, consolidation, or exchange;

    (ii)
    the sale, lease, exchange or other disposition of all, or substantially all, of the Company's assets;

    (iii)
    the voluntary dissolution of the Company; or

    (iv)
    the removal of any representative on the Board of Managers.

          (b)   The notice for any Member meeting relating to any of the purposes listed in 3.14 (a) above must be accompanied by a copy or summary of the following, as appropriate:

    (i)
    plan of merger, consolidation or exchange;

    (ii)
    a description of the proposed sale, lease, exchange or other disposition of all, or substantially all, of the Company's assets;

    (iii)
    the plan of liquidation; or

    (iv)
    identification of the Manager or Managers whose removal is sought.

        3.15    Quorum of Members.     Before completion of the Offering, a majority of the Class D Members shall constitute a quorum of a meeting of the Members. Ten percent of the Class A Members, Class B Members representing 10% of the outstanding Class B Capital Units (if no Class B Units are sold in the offering, then a quorum shall consist of 10% of the outstanding class A Capital Units and 10% of the outstanding Class C Capital Units), and Class C Members representing 10% of the outstanding Class C Capital Units, represented in person, by proxy, or by written ballot, shall constitute a quorum at a meeting of the Members held following the completion of the Offering. The Members present at a duly organized meeting at which a quorum is present may transact business until adjournment, notwithstanding the departure or withdrawal of enough Members to leave less than a quorum.

        3.16    Voting of Capital Units by Company.     A Capital Unit owned by a limited liability company, corporation, or other legal entity, the majority of which is owned or controlled by the Company, and a Capital Unit owned or held by this Company in a fiduciary capacity, shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total Capital Units of a class at any given time.

        3.17    Closing Record Books and Fixing Record Date.     For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof or in order to make a determination of Members for any other proper purpose, the Board of Managers may provide that the record books are closed for a stated period not exceeding 10 days. If the record books shall be closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members, such books shall be closed for a period not exceeding 10 days immediately preceding such meeting. In lieu of closing the record books, the Board of Managers may fix in advance a date as the record date for any such determination of Members, such date in any case to be not more than 60 days and in the case of a meeting of Members, not less than 10 days prior to the date of which the particular action requiring such determination of Members is to be taken. If the record books are not closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members, the date on which notice of the meeting is mailed, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of record books and the stated period of closing has expired.

        3.18    Fixing Record Dates for Ballots by Mail.     Unless a record date shall have previously been fixed or determined herein, whenever action by Members is proposed to be taken by written ballot without attendance being required at a meeting of Members, the Board of Managers may fix a record date for purposes of determining Members entitled to vote by ballot on the action, which record date shall be set by the Board of Managers not more than 60 days prior to the deadline for returning ballots to the Company. If no record date has been fixed by the Board of Managers, the record date for determining Members entitled to vote by written ballot without requiring attendance at a meeting of Members shall be at the close of business on the tenth day preceding the mailing of the written ballots to the Members.

        3.19    Proxies.     At all meetings of Members, a Member may vote by proxy executed in writing by the Member or by his duly authorized attorney-in-fact, except with respect to the election of representatives to the Board of Managers for which Members shall be required to vote in person or as permitted by the Board of Managers by mail-in ballot. Such proxy shall be filed with the Secretary of the Company before or at the time of the meeting. A proxy shall be considered filed with the Company when received by the Company at its executive offices, unless later revoked. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

ARTICLE 4
DISPOSITION OF CAPITAL UNITS

        4.1    General Restrictions on the Disposition of Capital Units.

          (a)   No Disposition of Capital Units shall be valid except as specifically provided in this Article 4. To be valid, a Disposition must be approved by the Board of Managers and comply with the Company's Capital Units Transfer System as adopted or approved by the Board of Managers, as amended from time to time; provided however, that such approval may not be unreasonably withheld and, in the case of a Disposition upon the death of a Member (including transfers from an estate or testamentary trust), transfers between members of a family (as defined in Section 267(c)(4) of the Code), and block transfers (as defined in Section 1.7704-1(e)(2) of the Treasury Regulations), such approval may only be withheld if the Board can reasonably demonstrate that such a Disposition would jeopardize the Company's partnership tax status under the Code. The Capital Units Transfer System shall conform with (i) Section 1.7704-1, et seq., of the Treasury Regulations as adopted or amended by the Internal Revenue Service from time to time, and (ii) Securities and Exchange Commission no-action letters, rules and releases regarding issuer matching services. It is the intent of this Operating Agreement that: (i) the tax status of this

  Company be the same as for a partnership; (ii) this Company preserve its partnership tax status by complying with Section 1.7704-1, et seq., and any amendments thereto; (iii) to the extent possible, this Operating Agreement shall be read and interpreted to prohibit the free transferability of Capital Units; and (iv) the Company shall not be required to register as a national securities exchange or an Alternative Trading System. Any attempted Disposition by a Person of Capital Units or any other interest or right, or any part thereof, in or in respect of the Company, other than in accordance with the terms and conditions of this Operating Agreement and the Capital Units Transfer System shall be, and is hereby declared, null and void ab initio.

          (b)   The Board of Managers shall not approve, and the Company shall not recognize for any purpose, any purported Disposition of a Capital Unit unless and until the other applicable provisions of this Article 4 have been satisfied, all conditions have been satisfied under the Capital Units Transfer System, and the Company has received a completed transfer request in the form adopted by the Board of Managers, or such other written document (i) executed by both the Member effecting the Disposition (or such Member's representative if the transfer is on account of the death, incapacity, or liquidation of the Member effecting the Disposition,) and the Person acquiring the Capital Unit in the proposed Disposition; (ii) setting forth the number of Capital Units of each Class subject to the Disposition; and (iii) containing a representation and warranty that the Disposition was made in accordance with all applicable laws and regulations (including all applicable federal and state securities laws). If the Person acquiring the Capital Units in the Disposition is not a Member, then such Person must also comply with Section 3.3 of this Operating Agreement. Dispositions of Capital Units, and the resulting admissions of new Members, if applicable, are effective as of the first day of the Quarter immediately following the Quarter in which such matters are approved by the Board of Managers. Upon the effectiveness of a Disposition of all or a portion of a Member's Capital Units, the Company shall transfer all, or the respective proportion of the capital account of the Member effecting the Disposition to the Member who has acquired the Capital Units. No partial Capital Units may be subject to a Disposition. If a Person becomes the beneficial holder of Capital Units but has not been accepted as a Member (for example, upon a Member's death or if the Board of Managers refuses to accept such Person as a Member), such Person shall receive the allocations of income, gain, losses, deductions, credits, and distributions in accordance with Article 6 of this Operating Agreement but such Person shall have no voting rights until such time as the Person becomes a Member and complies with this Section 4.1.

          (c)   The Board of Managers will not approve any Disposition unless (i) either (A) the Disposition is registered under the Securities Act of 1933, as amended, and any applicable state securities laws or (B) the Company has determined that the Disposition is exempt from registration under those laws, and (ii) the Company has determined that the Disposition, when added to the total of all other Dispositions within the preceding 12 months, would not result in the Company being considered to have terminated within the meaning of the Code or losing its partnership tax status and being taxed as a C corporation within the meaning of the Code.

        4.2    Tax Elections.     In the event of a Disposition of all or part of the Capital Units of any Member, the Company, in the sole discretion of the Board of Managers, may elect pursuant to Section 754 of the Code (or any successor provisions) to adjust the basis of the assets of the Company.

        4.3    Redemption.     The Company shall have the right but not the obligation to redeem the Capital Units of a Member or a Person who beneficially holds Capital Units upon any of the following occurrences:

          (a)   The failure of a Person who becomes the beneficial holder of Capital Units to comply with Section 4.1 of this Operating Agreement and become a Member within a 12-month period following the date that the Person became a beneficial holder of the Capital Units.

          (b)   Breach of the Member's grain delivery agreement or distiller's grain purchase agreement and failure to cure such breach subsequent to the giving of written notice by the Company as provided therein.

          (c)   The Member becomes a Bankrupt Member and the Company is not able to sell its Capital Units within 240 days through the Capital Units Transfer System.

        If the Company exercises its right to redeem a Member's Capital Units pursuant to (a) or (b) above, upon receipt of such Member's Capital Unit certificate, the Company shall pay to such Member 10% of the price at which such Capital Units were originally offered for sale by the Company. If the Company exercises its right to redeem a Member's Capital Units pursuant to (c) above, upon receipt of such Member's Capital Unit certificate, the Company shall pay to such Bankrupt Member ninety percent (90%) of the fair market value for such Bankrupt Member's Capital Units. "Fair Market Value," for purposes of this Section 4.3, shall mean the value of such Bankrupt Member's Capital Units determined by an appraisal made by an independent professional business appraiser jointly selected by the Company and the Bankrupt Member. In addition, the Company shall have the right to retain all amounts of such Member's previously contributed Committed Capital or other capital as liquidated damages upon breach of the Member's obligation to pay any outstanding balance of its Committed Capital or other capital pursuant to such Member's promissory note with respect to payment for such Capital Units. Upon redemption, any grain delivery agreement, distiller's grain purchase agreement or promissory note of such Member relating to such Capital Units shall become null and void. Nothing in this section shall be interpreted to limit or prevent the Company from seeking any legal or equitable relief that would otherwise be available to the Company. The Members agree that the Company's redemption rights and the right to retain all amounts of a Member's previously contributed Committed Capital or other capital under this section are fair and reasonable means of protecting the interests of the Members and the Company.

ARTICLE 5
CAPITAL CONTRIBUTIONS

        5.1    Class A Capital Units.

          (a)    Sale of Class A Units in the Offering.    In the Offering, Class A Capital Units will be offered for sale only to producers (as that term is defined below) at a price of $5,000.00 per Unit, with a minimum purchase of two Class A Capital Units. Additional Class A Capital Units may be purchased, but no partial Class A Capital Units may be purchased. Unless and until the Company has received subscriptions for the purchase of at least 3,147 Capital Units, which is the minimum number of Capital Units offered in the Offering, Affiliates of the Board of Managers, the Class C Member, and the Class D Members may not subscribe for more than an aggregate of 314 Capital Units (whether Class A Capital Units, Class B Capital Units, or any combination thereof) in the Offering. For the purposes of the Offering, a "producer" is a person engaged in the production of agricultural products, including a tenant of land used for production of the product, a landlord of land who receives rent based upon the amount of farm production or cash rent, an agricultural cooperative association, and a privately owned grain elevator company. The total equity raised in the Offering from the sale of Class A Capital Units, when combined with the equity raised from the sale of Class B Capital Units, shall not exceed $19,835,000.00.

          (b)    Purchase of Class A Units in the Offering.    Upon the execution of a subscription agreement for Class A Capital Units, a Person desiring to purchase Class A Capital Units must submit (i) 10% of the total purchase price of such Person's subscription amount to the Company, which amount shall be deposited into the Company's Escrow Account for the Offering and (ii) an executed promissory note in the amount of the remaining 90% balance of such Person's subscription amount. Payment of amounts due under the promissory note shall be subject to the call of the Board of Managers. Committed Capital due under the promissory note must be contributed within 30 days from the date of call. In the event of any Class A Member's failure to contribute its Capital Commitment when due, the Company shall have the right to retain all amounts of such Member's previously contributed capital as liquidated damages as provided in Section 4.3, in addition to any remedies otherwise provided by law.

          (c)    Disposition of Class A Units following the Offering.    After completion of the Offering, Class A Members may Dispose of outstanding Class A Capital Units to producers or non-producers, subject to the other requirements of this Operating Agreement.

          (d)    Grain Delivery or Distiller's Grain Purchase Option.    A Class A Member, whether purchasing Class A Capital Units in the Offering or through a Disposition from a Member may elect to deliver grain to the Company or purchase distiller's grain from the Company pursuant to a separate grain delivery agreement and/or distiller's grain purchase agreement reasonably acceptable to the Board of Managers and shall be entitled to receive a freight allowance. As set forth in Exhibit A, the Board of Managers has approved a freight allowance of up to 2,500 bushels of corn or 70.0 tons of distiller's grain annually per Class A Capital Unit owned and may also, in its sole discretion, approve freight allowance for other kinds of grains in the future, which may be amended by the Board of Managers from time to time on an equal basis with respect to all Class A Members who have entered into a grain delivery or distiller's grain purchase agreement. No such freight allowance shall be available to any Class A Member unless the Company has previously entered into a grain delivery or distiller's grain purchase agreement with such Member.

        5.2    Class B Capital Units.

          (a)    Sale of Class B Units in the Offering.    In the Offering, the Company shall offer to sell Class B Capital Units at a price of $5,000.00 per Unit with a minimum purchase of seven Class B Capital Units. Additional Class B Capital Units may be purchased, but no partial Class B Capital Units may be purchased. Any Person may purchase Class B Capital Units, including, but not limited to, purchasers of Class A and Class C Capital Units, producers and non-producers. Unless and until the Company has received subscriptions for the purchase of at least 3,147 Capital Units, which is the minimum number of Capital Units offered in the Offering, Affiliates of the Board of Managers, the Class C Member, and the Class D Members may not subscribe for more than an aggregate of 314 Capital Units (whether Class A Capital Units, Class B Capital Units, or any combination thereof) in the Offering. The total equity raised in the Offering from the sale of Class B Capital Units, when combined with the equity raised from the sale of Class A Units, shall not exceed $19,835,000.00. In the event of any Class B Member's failure to contribute its Capital Commitment when due, the Company shall have the right to retain all amounts of such Member's previously contributed capital as liquidated damages upon breach of the Member's obligation as provided in Section 4.3, in addition to any remedies otherwise provided by law.

          (b)    Purchase of Class B Units in the Offering.    Upon the execution of a subscription agreement for Class B Capital Units, a Person desiring to purchase Class B Capital Units must submit (i) 10% of the total purchase price of such Person's subscription amount to the Company, which amount shall be deposited into the Company's Escrow Account for the Offering and (ii) an executed promissory note in the amount of the remaining 90% balance of such Person's subscription amount. Payment of amounts due under the promissory note shall be subject to the call of the Board of Managers. Committed Capital due under the promissory note must be contributed within 30 days from the date of call.

          (c)    Disposition of Class B Units following the Offering.    After completion of the Offering, Class B Members may Dispose of outstanding Class B Capital Units to any Person, subject to the other requirements of this Operating Agreement.

          (d)    No Grain Delivery or Distiller's Grain Purchase Option.    There is no grain delivery option, or Distiller's grain purchase option, or freight allowance, for Class B Members.

        5.3    Class C Capital Units.

          (a)    Private Sale of Class C Units.    The Company has offered to sell and the purchaser, set forth in Exhibit B, has agreed to purchase 50 Class C Capital Units at a price of $5,000.00 per Unit in a private placement prior to the Offering. No additional Class C Capital Units may be purchased. The total equity raised from the private sale of Class C Capital Units shall be $250,000.00.

          (b)    Purchase of Class C Units.    Upon the execution of a subscription agreement for Class C Capital Units, the purchaser, as set forth in Exhibit B, must submit (i) 10% of the total purchase price of its subscription amount ($25,000.00) to the Company, and (ii) an executed promissory note in the amount of the remaining 90% balance of its subscription amount ($225,000.00). The capital due under a Class C Member's promissory note for its Class C Capital Units must be contributed within 30 days from the date of call by the Board of Managers. In the event of a Class C Member's failure to contribute its Capital Commitment when due, the Company shall have the right to retain all amounts of such Member's previously contributed capital as liquidated damages upon breach of the Member's obligation as provided in Section 4.3, in addition to any remedies otherwise provided by law.

          (c)    Disposition of Class C Units.    Class C Members may Dispose of outstanding Class C Capital Units to any Person, subject to the other requirements of this Operating Agreement.

          (d)    No Grain Delivery and Distiller's Grain Purchase Option.    There is no grain delivery option, or distiller's grain purchase option, or freight allowance for Class C Members.

        5.4    Class D Capital Units.     Class D Capital Units have been privately offered for sale prior to the offering at a price of $5,000.00 per Unit to the initial Board of Managers and certain other purchasers, as set forth in Exhibit B. Upon completion of the Offering, each Class D Capital Unit shall be automatically converted into two Class A Capital Units. Upon completion of the Offering, each Class D Member shall tender and exchange its Class D Capital Unit Certificate for a Class A Capital Unit Certificate, but the failure to do so shall not affect the conversion and such non-tendering Class D Members shall automatically become Class A Members. The total equity raised from the sale of Class D Capital Units shall be $415,000.00.

        5.5    Additional Capital Units.     Additional Capital Units may be created, offered and sold to new Members or to existing Members on such terms and conditions as the Board of Managers may determine at the time of admission, and may provide for the creation of different classes or groups of Members, represented by different classes of Capital Units, which Capital Units may have different rights, powers, and duties. If the Board of Managers creates additional Capital Units, the Board of Managers must specify the terms of admission or issuance, including the amount of additional capital proposed to be raised from the issuance of such Capital Units. Members of the Company shall not have a preemptive right to acquire additional, newly created Capital Units of the Company.

        5.6    Return of Contributions.     A Member is not entitled to the return of any part of its Capital Contribution or to be paid interest in respect of either its capital account or its Capital Contribution. A Capital Contribution is not a liability of the Company or of any Member. Members will not be required to contribute or lend any cash or property to the Company to enable the Company to return any Member's Capital Contribution.

        5.7    Advances by Members.     If the Company does not have sufficient cash to pay its obligations, and the Company does not raise additional capital pursuant to Section 5.5 hereof, any Member(s) who may agree to do so with the consent of the Board of Managers, may advance all or part of the needed funds to or on behalf of the Company. An advance described in this Section constitutes a loan from the Member to the Company, bears interest at the rate negotiated with the Board of Managers from the date of the advance until the date of payment and is not a Capital Contribution.

        5.8    Capital Accounts.     A capital account shall be established and maintained for each Member pursuant to the requirements of applicable federal income tax regulations. Each Member's capital account shall be increased and decreased as follows:

          (a)   Each Member's capital account shall be credited with the amount of the initial Capital Contribution made by the Member, and increased by (i) the amount of any additional Capital Contributions made by the Member, and (ii) any income and gains allocated to the Member pursuant to Article 6.

          (b)   Each Member's capital account shall be decreased by (i) any deductions and losses allocated to the Member pursuant to Article 6, and (ii) the amount of any distributions by the Company to the Member as of the time of the distribution.

A Member who has more than one Capital Unit shall have a single capital account that reflects all its Capital Units, regardless of the Class of Capital Units owned by that Member and regardless of the time or manner in which those Capital Units were acquired. Upon the Disposition of a Capital Unit, that portion of the capital account of the Member effecting the Disposition that is attributable to the Capital Unit subject to the Disposition shall carry over to the Person acquiring such Capital Unit.

ARTICLE 6
ALLOCATIONS AND DISTRIBUTIONS

        6.1    Allocations and Distributions.     Except as may be required by section 704 (b) and (c) of the Code and the applicable Treasury Regulations, all items of income, gain, loss, deduction, and credit of the Company shall be allocated among the Members, and distributions shall be made, in accordance with this Article 6.

        6.2    Distributions of Net Cash from Operations.     Distributions of Net Cash from Operations, if any, for any fiscal year, will be made on not less than an annual basis with a minimum of 20% to be distributed so long as the Net Cash from Operations is in excess of $500,000.00 for such year and provided that any such distribution does not violate or cause the Company to default under any the terms of any of the Company's credit facilities or debt instruments. Additional distributions, if any, may be made as the Board of Managers shall determine in its sole discretion. Distributions shall be made to all Members ratably in proportion to their Ownership Percentages.

        6.3    Allocations of Income, Gain, Loss, Deductions, and Credits.     Except as otherwise provided in this Article 6, all items of income, gain, loss, deductions, and credits for a fiscal year shall be allocated to the Members ratably in proportion to their Ownership Percentages.

        6.4    Allocation of Gain or Loss Upon the Sale of All or Substantially All of the Company's Assets.

          (a)    Allocation of Gain.    Any income or gain from the sale or exchange of all or substantially all of the Company's assets shall be allocated, first, to those Members with capital account balances less than the amounts of their respective Capital Contributions that have not previously been distributed, that amount of income or gain, if any, necessary to increase their capital account balances to the respective amounts their Capital Contributions not previously distributed; provided, that a special allocation of gain shall be made to the holders of those Class A Capital Units which were issued upon the conversion of Class D Capital Units in an amount sufficient to equalize the capital account balances of all Class D Members holding the same number of Class D Capital Units; and thereafter, the remaining income or gain, if any, shall be allocated to the Members, ratably in proportion to their Ownership Percentages.

          (b)    Allocation of Loss.    Any loss from the sale or exchange of all or substantially all of the Company's assets shall be allocated, first, so as to equalize the capital account balances of all Members holding the same number of Capital Units, and thereafter, the remaining losses shall be allocated to the Members, ratably in proportion to their Ownership Percentages.

        6.5    Regulatory Allocations and Allocation Limitations.     Notwithstanding the preceding provisions for allocating income, gains, losses, deductions and credits, the following limitations, regulatory allocations and contingent reallocations are intended to comply with applicable income tax Treasury Regulations under Section 704(b) of the Code and shall be so construed when applied.

          (a)    Minimum Gain Chargeback.    Notwithstanding any other provision of this Section 6.5, if there is a net decrease in Partnership Minimum Gain during any Company fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in accordance with Section 1.704-2(f)(1) of the Treasury Regulations in an amount equal to such Member's share of the net decrease in Partnership Minimum Gain (determined in accordance with Section 1.704-2(g)(2) of the Treasury Regulations). This Section 6.5(a) is intended to comply with the minimum gain chargeback requirement in the Treasury Regulations and shall be interpreted consistently therewith.

          (b)    Partner Minimum Gain Chargeback.    Except as otherwise provided in Section 1.704-2(i)(4) of the Treasury Regulations, notwithstanding any other provision of this Section 6.5, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Company fiscal year, each Member who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in an amount equal to such Member's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(4) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Treasury Regulations. This Section 6.5(b) is intended to comply with the minimum gain chargeback requirements in Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

          (c)    Qualified Income Offset.    In the event a deficit balance in a Member's capital account in excess of the sum of (i) the amount such Member is obligated to restore or contribute to the Company pursuant to any provision of this Operating Agreement and (ii) the amount such Member is deemed to be obligated to contribute pursuant to the penultimate sentences of Section 1.704-2(g)(1)(ii) and 1.704-2(i)(5) of the Treasury Regulations, is caused or increased because a Member receives an adjustment, allocation, or distribution described in Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations, such Member will be allocated items of Company income and gain in an amount and manner sufficient to eliminate such deficit balance or such increase in the deficit balance, as quickly as possible, to the extent required in the Treasury Regulations. This Section 6.5(c) is intended, and shall be so construed, to provide a "qualified income offset" within the meaning of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

          (d)    Gross Income Allocations.    In the event that a deficit balance in a Member's Capital Account at the end of any fiscal year is in excess of the sum of (i) the amount such Member is obligated to restore or contribute to the Company under this Operating Agreement and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations §§ 1.704-2(g)(1)(ii) and 1.704-2(i)(5), the Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 6.5(d) shall be made only if and to the extent that the Member would have a deficit balance in its capital account in excess of such sum after all other allocations provided for in this Section have been made as if Section 6.5(c) and this Section 6.5(d) were not in this Operating Agreement.

          (e)    Nonrecourse Deductions.    Nonrecourse Deductions shall be specially allocated to the Members in proportion to the allocation of Losses under Section 6.3.

          (f)    Partner Nonrecourse Deductions.    Any Partner Nonrecourse Deductions for any fiscal year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i)(1) of the Treasury Regulations.

          (g)    Members' Shares of Excess Nonrecourse Debt.    The Members' shares of excess Partnership Nonrecourse Debt within the meaning of Section 1.752-3(a)(3) of the Treasury Regulations shall be determined in accordance with the manner in which it is reasonably expected that the deductions attributable to such Partnership Nonrecourse Debt will be allocated.

          (h)    Curative Allocations.    The allocations set forth in subsections (a), (b), (c) (d), (e), (f) and (g) (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations under Section 704(b). Notwithstanding any other provision of this Article 6 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain or loss among the Members so that, to the extent possible, the net amount of allocations of such items of income, gain or loss and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred. For this purpose, future Regulatory Allocations under Section 6.5(a) and (b) shall be taken into account that, although not yet made, are likely to offset other Regulatory Allocations made under Section 6.5(e) and (f).

        6.6    Proration of Allocations.     All income, gains, losses, deductions and credits for a fiscal year allocable with respect to any Members whose Capital Units may have been transferred, forfeited, reduced, redeemed, or changed during such year shall be allocated based upon the varying interests of the Members throughout the year. The precise manner in which such allocations are made shall be determined by the Board of Managers in its sole discretion in good faith and shall be a manner of allocation, including an interim closing of the books, permitted to be used for federal income tax purposes.

        6.7    Consent to Allocation.     Each Member expressly consents to the methods provided herein for allocation of the Company's income, gains, losses, deductions and credits.

        6.8    Distributions in Kind.     Except as provided by this Operating Agreement, a Member, regardless of the form of the Member's Capital Contribution, may not demand or receive a distribution from this Company in any form other than cash.

        6.9    Right to Distributions.     A Member who is entitled to receive a distribution that has not been paid by the Company when due has the status of, and is entitled to all remedies available to, a creditor of the Company with respect to such distribution.

        6.10    Limitation on Distributions.

          (a)   Notwithstanding anything to the contrary in this Operating Agreement, the Company may not make a distribution to its Members to the extent that, immediately after giving effect to the distribution, all liabilities of the Company, other than liabilities to Members with respect to their interests and liabilities for which the recourse of creditors is limited to specified property of the Company, exceed the fair value of the Company's assets, except that the fair value of property that is subject to a liability for which recourse of creditors is limited shall be included in the Company's assets only to the extent that the fair value of that property exceeds that liability.

          (b)   Subject to the Act, a Member who receives a distribution that is not permitted under this Operating Agreement has no liability to return the distribution unless the Member knew that the distribution was prohibited under the terms of this Operating Agreement or the Act.

ARTICLE 7
OFFICERS

        7.1    Number of Officers.     The officers of the Board of Managers shall be a President, one or more vice-presidents, and a secretary, each of whom shall be appointed by the Board of Managers and must be a member of the Board of Managers. The officers of the Company shall be a Chief Executive Officer and Chief Financial Officer. Such other officers and assistant officers as may be deemed necessary, including any vice-presidents, may be appointed by the Board of Managers. If specifically authorized by the Board of Managers, an officer may appoint one or more officers or assistant officers from the Board of Managers. The same individual may simultaneously hold more than one office on the Board of Managers.

        7.2    Appointment and Term of Office.     The officers of the Board of Managers shall be appointed by the Board of Managers for a term as determined by the Board of Managers. If no term is specified, the officers of the Board of Managers shall hold office until the first meeting of the Board of Managers held after the next annual meeting of Members or until such earlier time as they no longer serve on the Board of Managers. If the appointment of officers of the Board of Managers shall not be made at such meeting, such appointment shall be made as soon thereafter as is convenient. The officers of the Company shall be appointed by the Board of Managers for a term as determined by the Board of Managers. If no term is specified, the officer of the Company shall hold office until removed by the Board of Managers or until the officer of the Company resigns. Each officer shall hold office until the officer's successor shall have been duly appointed, until the officer's death, or until the officer shall resign or shall have been removed in the manner provided in Section 7.3. The designation of a specified term does not grant to the officer any contract rights. The Board of Managers can remove the officer at any time prior to the termination of such term, and the officer shall be employed "at will," unless otherwise provided for in a duly executed employment contract with the Company.

        7.3    Removal of Officers.     Any officer or agent of the Board of Managers may be removed by the Board of Managers at any time, with or without cause. The Board of Managers may remove the Chief Executive Officer and Chief Financial Officer at any time, with or without cause. Any such removal shall be made without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not of itself create contract rights.

        7.4    The Chief Executive Officer.     The Chief Executive Officer shall be the principal executive officer of the Company. The Chief Executive Officer may sign, with the Secretary or any other proper officer of the Board of Managers or of the Company authorized by the Board of Managers, deeds, mortgages, bonds, contracts, debt instruments or other instruments, which the Board of Managers has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Managers or by this Operating Agreement to some other officer or agent of the Company, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Managers.

        7.5    The Chief Financial Officer.     The Chief Financial Officer shall be the principal financial and accounting officer of the Company, and may be the same person as the Chief Executive Officer. The Board of Managers shall select the Chief Financial Officer. The Chief Financial Officer shall:

          (a)   Have charge and custody of and be responsible for all funds and securities of the Company;

          (b)   Receive and give receipts for moneys due and payable to the Company from any source whatsoever, and deposit all such moneys in the name of the Company in such banks, trust companies, or other depositories as shall be selected by the Board of Managers; and

          (c)   In general, perform all of the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to the Chief Financial Officer by the Board of Managers. If required by the Board of Managers, the Chief Financial Officer shall give a bond for the faithful discharge of the Chief Financial Officer's duties in such sum and with such surety or sureties as the Board of Managers shall determine.

        7.6    The President.     The President shall be the presiding officer of the Board of Managers. The President shall, when present, preside at all meetings of the Members and of the Board of Managers. The President may sign, with the Secretary or any other proper officer of the Board of Managers or of the Company authorized by the Board of Managers, certificates for Capital Units of the Company and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Managers from time to time.

        7.7    The Vice-Presidents.     If appointed, in the absence of the President or in the event of the President's death, inability or refusal to act, the Vice-President, or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their appointment, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. If there is no Vice-President, then any member of the Board of Managers shall perform such duties of the President. Any Vice-President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Company the issuance of which have been authorized by resolution of the Board of Managers; and shall perform such other duties as from time to time may be assigned to the Vice-President by the President or by the Board of Managers.

        7.8    The Secretary.     The Secretary shall:

          (a)   Keep the minutes of the proceedings of the Members and of the Board of Managers in one or more books provided for that purpose;

          (b)   See that all notices are duly given in accordance with the provisions of this Operating Agreement or as required by law;

          (c)   Be the custodian of the Company records and of any seal of the Company and if there is a seal of the Company, see that it is affixed to all documents the execution of which on behalf of the Company under its seal is duly authorized;

          (d)   When requested or required, authenticate any records of the Company;

          (e)   Keep a register of the mailing address of each Member which shall be furnished to the Secretary by such Member;

          (f)    Sign with the President, or a Vice-President, certificates for Capital Units of the Company, the issuance of which shall have been authorized by resolution of the Board of Managers;

          (g)   Have general charge of the Capital Units transfer books of the Company; and

          (h)   In general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or by the Board of Managers.

        7.9    Assistant Secretaries.     The Assistant Secretaries, when authorized by the Board of Managers, may sign with the President or a Vice-President, certificates for Capital Units of the Company the issuance of which shall have been authorized by a resolution of the Board of Managers. The Assistant Secretaries , in general, shall perform such duties as shall be assigned to the Secretary, or by the President or the Board of Managers.

        7.10    Designation of Tax Matters Partner.     The Board of Managers shall designate a Manager who owns Capital Units, as the tax matters partner of the Company, as provided in the Treasury Regulations pursuant to Section 6231 of the Code (the "Tax Matters Partner"). Each Member, by the execution of this Agreement consents to such designation of the Tax Matters Partner and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent. If the designated Manager no longer owns Capital Units, the Board of Managers shall designate a Manager who owns Capital Units as the Tax Matters Partner of the Company.

        7.11    Duties of Tax Matters Partner.

          (a)   The Tax Matters Partner shall register the Company as a "tax shelter" with the Internal Revenue Service if such registration is required and shall provide the tax shelter registration number to each Member.

          (b)   To the extent and in the manner provided by applicable law and regulations, the Tax Matters Partner shall furnish the name, address, profit's interest, and taxpayer identification number of each Member to the Secretary of the Treasury or his delegate (for the purposes of Sections 7.12 and 7.13 only, the "Secretary").

          (c)   To the extent and in the manner provided by applicable law and regulations, the Tax Matters Partner shall keep each Member informed of the administrative and judicial proceedings for the adjustment at the Company level of any item required to be taken into account by a Member for income tax purposes (such administrative proceeding referred to hereinafter as a "tax audit" and such judicial proceeding referred to hereinafter as "judicial review").

          (d)   If the Tax Matters Partner, on behalf of the Company, receives a notice with respect to a tax audit from the Secretary of the Internal Revenue Service, the Tax Matters Partner shall forward a copy of such notice to the Members who hold or held an interest in the profits or losses of the Company in the taxable year to which the notice relates as required by law.

        7.12    Authority of Tax Matters Partner.     The Tax Matters Partner is hereby authorized, but not required:

          (a)   To enter into any settlement with the Internal Revenue Service or the Secretary of the Internal Revenue Service with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Members, except that such settlement agreement shall not bind any Member who (within the time prescribed pursuant to the Code and Treasury Regulations thereunder) files a statement with the Secretary of the Internal Revenue Service providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on behalf of such Member;

          (b)   In the event that a notice of a final administrative adjustment at the Company level of any item required to be taken into account by a Member for tax purposes (a "final adjustment") is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the Company's principal place of business is located, or the United States Court of Claims;

          (c)   To intervene in any action brought by any other Member for judicial review of a final adjustment;

          (d)   To file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for judicial review with respect to such request;

          (e)   To enter into an agreement with the Internal Revenue Service to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Member for tax purposes, or an item affected by such item;

          (f)    To take any other action on behalf of the Members or the Company in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations; and

          (g)   To retain attorneys and accountants on an as-needed basis under such terms and conditions as determined solely by the Tax Matters Partner.

        7.13    Expenses of Tax Matters Partner.     The Company shall indemnify and reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Members. The payment of all such expenses shall be made before any distributions are made of Net Cash from Operations, or any discretionary reserves are set aside by the Board of Managers. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Tax Matters Partner and the provisions on limitations of liability and indemnification set forth in Article 9 of this Agreement shall be fully applicable to the Tax Matters Partner in his capacity as such.

        7.14    Compensation.     The salaries and terms of employment of the officers of the Company shall be fixed from time to time by the Board of Managers. Officers of the Board of Managers shall not receive any salary or other compensation for their services as officers of the Board of Managers, unless otherwise determined by the Board of Managers. Officers who are Members of the Company shall receive the same membership benefits that all other Members receive. Officers may be reimbursed for reasonable expenses incurred in carrying out their duties as officers.

ARTICLE 8
MANAGEMENT

        8.1    Management by Board of Managers.

          (a)   Except when the approval of the Members is required by this Operating Agreement or by nonwaivable provisions of the Act and subject to the provisions of Section 8.2, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of the Board of Managers; and the Board of Managers may make all decisions and take all actions for the Company not otherwise provided for in this Operating Agreement, including, without limitation, the following:

              (i)  To direct and oversee the officers of the Company in their implementation of the decisions of the Board of Managers.

             (ii)  To direct the expenditure of the capital and profits of the Company in furtherance of the Company's purposes.

            (iii)  To direct the investment of Company funds in any manner deemed appropriate or convenient by the Board of Managers to be in the best interests of the Company.

            (iv)  To enter into operating agreements, joint participation, joint ventures, and partnerships with others with respect to the ethanol plant and any other assets of the Company, containing such terms, provisions and conditions as the Board of Managers shall approve.

             (v)  To cause the Company to borrow money from banks and other lending institutions for any Company purpose and in connection therewith to mortgage, grant a security interest in or hypothecate all of the assets of the Company.

            (vi)  To sell, dispose, abandon, trade or exchange assets (but not a sale, disposition, abandonment, trade, or exchange of all or any substantial portion of the Company's assets) of the Company, upon such terms and conditions and for such consideration as the Board of Managers deems appropriate.

           (vii)  To enter into agreements and contracts with any Member or an Affiliate of any Member, and to give receipts, releases and discharges with respect to all of the foregoing and any matters incident thereto as the Board of Managers may deem advisable or appropriate; provided, however, that any such agreement or contract shall be on terms as favorable to the Company as could be obtained from any third party.

          (viii)  To make distributions in accordance with and subject to the limitations set forth in Article 6 of this Operating Agreement.

            (ix)  To amend the terms and provisions of this Operating Agreement.

          (b)   All acts of the Board of Managers will be by majority vote of the disinterested Managers except for the following, which shall require the affirmative vote of at least seven of the nine representatives of the Board of Managers, or, if three or more Managers are not disinterested, then by seventy five percent (75%) of the disinterested Managers, without regard to which class of Members elected the representative:

              (i)  Amendments to this Operating Agreement

             (ii)  The authorization of the sale of additional Capital Units

            (iii)  The authorization of any borrowing of money in an amount exceeding $50,000.00 by the Company

          (c)   Notwithstanding the provisions of Section 8.1(a), the Board of Managers may not cause the Company to take any action set forth in Section 3.9(e), without first obtaining the required approval of the Members, as described therein.

          (d)   For the purposes of this Operating Agreement, a disinterested Manager shall be a Manager who does not have a material financial interest in any contract or agreement to be approved by the Board of Managers. A Manager who has a material financial interest in any contract or agreement shall not vote on such contract or agreement. A Manager's interest in a grain delivery agreement or a distiller's grain purchase agreement shall not be deemed to be a material financial interest. If a Manager is an Affiliate or relative of a party with respect to which the Board of Managers intends to act, such Manager shall be deemed to be interested.

        8.2    Actions by Managers; Committees; Delegation of Authority and Duties.

          (a)   In managing the business and affairs of the Company and in exercising its powers, the Board of Managers shall act (i) collectively through meetings and written consents consistent with or as may be provided or limited in other provisions of this Operating Agreement; and (ii) through committees pursuant to Section 8.2(b).

          (b)   The Board of Managers may, from time to time, designate one or more committees, each of which shall be comprised of one or more members of the Board of Managers and/or the Members of the Company. Any such committee, to the extent provided in such resolution shall have and may exercise such authority as is designated by the Board of Managers, subject to the limitations set forth in the Act. At every meeting of any such committee, unless otherwise provided by the Board of Managers, the presence of a majority of all the committee members shall constitute a quorum, and the affirmative vote of a majority of the committee members present shall be necessary for the adoption of any resolution. The Board of Managers may dissolve any committee at any time.

          (c)   The Board of Managers may, from time to time, name an observer or observers to the Company's Board of Managers and the Company may provide such observer or observers with all notices of Board of Managers meetings and other information provided to Managers and allow such observer or observers to attend all Board of Manager meeting; provided, however, that any such observer or observers shall have no right to vote at Board of Managers meetings.

        8.3    Registration and Transfer of Securities.     Securities and other property owned by the Company shall be registered in the Company's name, in a nominee name, in any such case for the benefit of the Company. Any transfer agent called upon to transfer any securities to or from the name of the Company or such other names shall be entitled to rely on instructions or assignments signed by an officer of the Company, an officer of the Board of Managers, or by any agent or custodian so authorized by the Board of Managers, on its behalf, without inquiry as to the authority of the person signing such instructions or assignments or as to the validity of any transfer to or from the name of the Company. At the time of transfer, any transfer agent is entitled to assume, unless it has actual knowledge to the contrary:

          (a)   that the Company is still in existence;

          (b)   that this Operating Agreement is in full force and effect and has not been amended, unless the transfer agent has received written notice to the contrary; and

          (c)   that the person so signing is authorized to sign on behalf of the Company.

        8.4    Number and Term of Office.

          (a)   The number of initial Managers of the Company shall be set at nine until such time as the Members hold their first annual meeting, which is expected to be held no later than the first quarter of 2004, for the purpose of electing a Board of Managers in accordance with Section 8.4(b). Of the nine initial Managers, one Manager shall be a representative of the Class C Member; all other Managers shall be representatives of the Class D Members. Each initial Manager shall hold office until the first annual meeting unless such Manager resigns, dies, or becomes disabled. An initial Manager may not be replaced or removed.

          (b)   A person does not need to be a Member to be elected to the Board of Managers. Each Manager, other than the initial Managers, shall hold office for a term of three years or until removed, except that at the first annual meeting of Members, the Managers shall be elected to staggered one, two and three year terms under a process determined by the Board of Managers. One-third, or as close to said fraction as possible, of the Managers elected the first annual meeting shall be elected for a one-year term; one-third for a two-year term, and one-third for a three-year term, divided as evenly as possible among the various Classes of representatives. Thereafter, approximately one-third of the Managers shall be elected to three-year terms at each annual meeting of the Members. The election process shall be determined by the Board of Managers in advance of the annual election. Following the first annual meeting, the Board of Managers shall consist of nine Managers. Beginning with the elections at the first annual meeting, the Class B and C Members, voting together as a separate class, will always have the right to elect at least one person to the Board of Managers and the Class A Members will always have the right to elect at least one Member. If no Class B Units are sold in the Offering, then the Class C Members will always have the right to elect at least one person to the Board of Managers, also beginning with the elections at the first annual meeting. The Class B and Class C Members, voting together as a separate class, will elect one additional person to the Board of Managers for each additional 11% of the total Capital Units that are Class B Units if the percentage of total equity raised through the sale of Class B Units is more than 22% (as illustrated by the chart below). All other Managers will be elected by the Class A Members.

Percentage of Total Equity Raised Raised Through Sales of Class B Units	Board of Manager Representatives elected by Class A Members	Board of Manager Representatives elected by Class B and Class C Members	Total Board of Manager Representatives
Less than 22%	8	1	9
At least 22% but less than 33%	7	2	9
At least 33% but less than 44%	6	3	9
At least 44% but less than 55%	5	4	9
At least 55% but less that 66%	4	5	9
At least 66% but less that 77%	3	6	9
At least 77% but less that 88%	2	7	9
At least 88%	1	8	9

        If a Manager's term expires, the Manager shall continue to serve until the Manager's successor shall have been elected and qualified, or until there is a decrease in the number of Managers. If a Manager is appointed to complete an unexpired term, that portion of the unexpired term served shall not be counted when calculating the Manager's length of service.

        8.5    Death or Disability of Managers.     Upon the death or disability of a Manager, the resulting vacancy on the Board of Managers shall be filled in accordance with Section 8.8. "Disabled" or "disability" shall mean the inability to perform the functions and duties of one's position for a period of six months or greater.

        8.6    Removal.     Managers may be removed for any reason at any special meeting of Members by the affirmative vote of the majority of the Members of the class which such Manager represents (as set forth in Section 3.9). The notice calling such meeting shall give notice of the intention to act upon such matter, and if the notice so provides, the vacancy caused by such removal may be filled at such meeting by vote of the Members of the appropriate class represented at such meeting.

        8.7    Resignations.     Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified then at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

        8.8    Vacancies.     Any vacancy occurring in the Class A, Class B and Class C representatives to the Board of Managers (other than by reason of an increase in the number of Managers) may be filled by appointment through the affirmative vote of a majority of the remaining Managers, though less than a quorum of the Managers, provided that the person appointed to fill such vacancy is a Member of the Class in which the vacancy occurred. A Manager appointed by the Board of Managers to fill a vacancy shall serve until the next annual meeting or special meeting of Members held for the purpose of electing Managers, at which time, the Members of the Class in which the vacancy occurred shall elect a new Manager to serve for the remainder of the original unexpired term of the vacated position. Any Manager position to be filled by reason of an increase in the number of members on the Board of Managers shall be filled by election at an annual meeting or at a special meeting of Members called for that purpose.

        8.9    Place and Manner of Meetings.     Meetings of the Board of Managers, regular or special, may be held either within or without the State of Kansas. Managers may participate in such meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting as provided herein shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

        8.10    First Meeting.     The first meeting of the newly elected Managers shall be held without further notice within 60 days following the first annual meeting of Members, and at the same place, unless by unanimous consent of the Board of Managers then elected and serving, such time or place shall be changed.

        8.11    Regular Meeting of Board of Managers.     A regular meeting of the Board of Managers may be held at such time as shall be determined from time to time by resolution of the Board of Managers.

        8.12    Special Meeting of Board of Managers.     The Secretary shall call a special meeting of the Board of Managers whenever requested to do so by the President, by 30% of any of the Managers representing a specific Class, or by the Chief Executive Officer. Such special meeting shall be held at the time specified in the notice of the meeting. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.

        8.13    Notice of Board of Managers' Meetings.     All special meetings of the Board of Managers shall be held upon two days' written or oral notice stating the date, place and hour of meeting delivered to each Manager either personally or by facsimile transmission, upon seven days' written notice by mail, or at the direction of the President, the Secretary, the Chief Executive Officer or Managers calling the meeting.

        8.14    Action Without Meeting.     Any action required by the Act to be taken at a meeting of the Board of Managers, or any action which may be taken at a meeting of the Board of Managers, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the same number of Managers which would have been necessary to approve such action if a meeting had been held. Such consent shall have the same force and effect as if adopted at a duly called meeting of the Board of Managers.

        8.15    Quorum; Majority Vote.     At all meetings of the Board of Managers, five Managers shall constitute a quorum for the transaction of business. The act of a majority of the Managers present at any meeting at which a quorum is present shall be the act of the Board of Managers unless the act of a greater number, or the act of Managers elected by certain Classes is required by this Operating Agreement. If a quorum shall not be present at any meeting of the Board of Managers, the Managers present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

        8.16    Approval or Ratification of Acts or Contracts.     The Board of Managers in its discretion may submit any act or contract for approval or ratification at any annual meeting of the Members, or at any special meeting of the Members called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the Members shall be as valid and as binding upon the Company and upon all the Members as if it shall have been approved or ratified by every Member of the Company.

        8.17    Interested Managers, Officers and Members.     No contract or transaction between the Company and one or more of its Managers, officers, or Members, or any of their Affiliates, or between the Company and any other limited liability company, corporation, partnership, association, or other organization in which one or more of its Managers, officers or Members are managers or officers or have a financial interest, shall be void or voidable solely for this reason or solely because the Person is present at or participates in the meeting of the Board of Managers or of a committee formed by the Board of Managers which authorizes the contract or transaction. Pursuant to 8.1(d), only disinterested Managers may vote on any particular matter or issue.

        8.18    Expenses of the Company.

          (a)    General and Administrative Expenses.    All expenses of the Company shall be billed to and paid by the Company. Managers may be reimbursed for the actual cost of goods and services used for or by the Company. Managers may be reimbursed for the administrative services necessary to the prudent operation of the Company; provided, the reimbursement shall be the lower of the Manager's actual cost or the amount the Company would be required to pay persons other than Affiliates for comparable administrative services in the same geographic location; and provided, further, that such costs are reasonably allocated to the Company on the basis of assets, revenues, time records or other method conforming with generally accepted accounting principles. No reimbursement shall be permitted for services for which the Manager is entitled to compensation by way of a separate fee.

          (b)    Organizational and Offering Expenses.    Organizational expenses incurred in connection with the formation of the Company and all expenses in connection with the Offering will be charged to and borne by the Company. To the extent any such organizational and offering expenses have been paid personally by individual managers, such managers will be reimbursed in a like amount by the Company. Notwithstanding any other provision hereof, the Company will pay and bear directly all legal, accounting and auditing expenses of the Company, taxes, if any, payable by the Company, interest costs of the Company, custodial fees, and extraordinary expenses, including for litigation.

        8.19    Procedure.     The Board of Managers shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the Company.

        8.20    Compensation.     The initial members of the Board of Managers shall receive no per diem or other compensation for attending meetings. A per diem fee or other compensation for attending meetings and serving as a Manager may be set by the Board of Managers following completion of the Offering. Managers who are Members of the Company shall receive the same membership benefits that all other Members receive. Managers may be reimbursed for reasonable expenses incurred in carrying out their duties as Managers.

ARTICLE 9
INDEMNIFICATION AND LIABILITY TO COMPANY

        9.1    Indemnification.     The Company shall indemnify an officer, Member, Manager, former Member, a former officer, a former Manager of the Company against expenses actually and reasonably incurred by said person in connection with the defense of an action, suit or proceeding, civil or criminal, in which said person is made a party by reason of being or having been such officer, Member or Manager except in relation to matters as to which such Person may be adjudged in the action, suit or proceeding to be liable to the Company or its Members under Section 9.2.

        9.2    Liability to Company.     To the full extent permitted by Kansas law, no officer, Member or Manager shall be liable to the Company or its Members for monetary damages for an act or omission in such Member's or Manager's capacity as an officer, Member or Manager of the Company, except that this Article does not eliminate or limit the liability of an officer Member or Manager to the extent the officer, Member or Manager is found liable for:

          (a)   a breach of the duty of loyalty to the Company or its Members;

          (b)   an act or omission not in good faith that constitutes a breach of duty to the Company or its Members or an act or omission that involves gross negligence, intentional misconduct or a known violation of the law;

          (c)   a transaction from which the officer, Member, or Manager received an improper benefit whether or not the benefit resulted from an action taken within the scope of the officer's, Member's or Manager's office; or

          (d)   an act or omission for which the liability of an officer, Member or Manager is expressly provided for by applicable statute.

        9.3    Prospective Amendment of Liability and Indemnity.     Any repeal or amendment of this Article by the Board of Managers of the Company shall be prospective only and shall not adversely affect any right of an officer, Member or Manager to indemnification or any limitation on the liability of an officer, Member or Manager of the Company existing at the time of such repeal or amendment.

        9.4    Non-Exclusive Liability and Indemnity.     The provisions of this Article 9 shall not be deemed exclusive of any other rights or limitations of liability or indemnity to which an officer, Member or Manager may be entitled under any other provision of this Operating Agreement, or pursuant to any contract or agreement, the Act or otherwise.

ARTICLE 10
CAPITAL UNIT CERTIFICATES

        10.1    Certificates For Membership.     Certificates representing Capital Units of the Company shall be in such form as shall be determined by the Board of Managers. Such certificates shall be signed by the President or the Vice President and by the Secretary or assistant Secretary. All certificates for Membership shall be consecutively numbered or otherwise identified. The name and address of the person to whom the certificate has been issued shall be entered on the Capital Units transfer books of the Company. All certificates surrendered to the Company for transfer shall be canceled and no new certificates shall be issued until the former certificate shall have been surrendered or canceled.

        10.2    Transfer of Certificates.     Transfer of certificates of the Company shall be made pursuant to this Operating Agreement only on the transfer books of the Company by the holder of record thereof or by the holder's legal representative, who shall furnish proper evidence of authority to transfer, or by the Member's attorney thereunto authorized by the power of attorney duly executed and filed with the Secretary of the Company, and on surrender for cancellation of the certificate. The Person in whose name the Certificate stands on the books of the Company shall be deemed by the Company to be the owner thereof for all purposes.

        10.3    Loss or Destruction of Certificates.     In case of loss or destruction of any certificate, another certificate may be issued in its place upon proof of such loss or destruction, and upon giving a satisfactory bond of indemnity to the Company and to the transfer agent and registrar, if any, of such certificate, in such sum as the Board of Managers may provide.

        10.4    Certificate Regulations.     The Board of Managers shall have the power and authority to make such further rules and regulations not inconsistent with the statutes of the State of Kansas as they may deem expedient concerning the issue, transfer, conversion and registration of certificates of the Company, including the appointment or designation of one or more transfer agents and one or more registrars. The Company may act as its own transfer agent and registrar.

        10.5    Transfer of Membership.     Membership shall not be transferred except with the approval and consent of the Board of Managers and in accordance with the Capital Units Transfer System.

        10.6    Legends.     The Board of Mangers may provide for the placement of legends on Capital Unit certificates to indicate restrictions on transfer, or other restrictions or obligations contained herein.

ARTICLE 11
BANKRUPTCY OF A MEMBER

        If any Member becomes a Bankrupt Member, the Bankrupt Member's Capital Units shall be offered for sale through the Capital Units Transfer System, and if such a sale is not completed within 240 days after the Member becomes a Bankrupt Member, the Company shall have the option but not the obligation to redeem the Bankrupt Member's Capital Units pursuant to Section 4.3(c) of this Agreement. If the Company exercises its rights to redeem under Section 4.3(c) of this Agreement, the payment made to the Bankrupt Member or its representative is in complete liquidation and satisfaction of all the rights and interest of the Bankrupt Member and its representative (and of all Persons claiming by, through, or under the Bankrupt Member and its representative) and in respect of the Company, including, without limitation, any Capital Units, any rights in specific Company property, and any rights against the Company and (insofar as the affairs of the Company are concerned) against the Members, and constitutes a compromise to which all Members have agreed.

ARTICLE 12
DISSOLUTION

        12.1    Dissolution and Winding-Up.    The Company shall dissolve and its affairs shall be wound up on the first to occur of the following:

          (a)   the consent of each class of Members with Capital Units outstanding (as set forth in Section 3.9);

          (b)   an event that makes it unlawful for all or substantially all of the business of the Company to be continued, but any cure of illegality within 90 days after notice to the Company of the event is effective retroactively to the date of the event for purposes of this section;

          (c)   on application by a Member or a dissociated Member, upon entry of a judicial decree that:

              (i)  the economic purpose of the Company is likely to be unreasonably frustrated;

             (ii)  it is not otherwise reasonably practicable to carry on the Company's business in conformity with the Articles and this Operating Agreement; or

            (iii)  the Managers or Members in control of the Company have acted, are acting, or will act in a manner that is illegal, oppressive, fraudulent, or unfairly prejudicial to the petitioning Member.

        12.2    Continuation.     Except upon application and receipt of a judicial decree as provided in Section 12.1(c), no Member may voluntarily dissociate from the Company. The death, expulsion, bankruptcy or dissolution of a Member, or the occurrence of any other event that terminates the continued membership of a Member in the Company, shall not cause a dissolution of the Company.

ARTICLE 13
LIQUIDATION AND TERMINATION

        13.1    Liquidation and Termination.     On dissolution of the Company, the Board of Managers shall proceed diligently to wind up the affairs of the Company and make any final distribution as provided in this Operating Agreement and the Act. The costs of liquidation shall be borne as a Company expense. Liquidation proceeds, if any, shall first be used to pay the Company's obligations and liabilities.

        13.2    Application and Distribution of Proceeds on Liquidation.     Upon an event of liquidation, the business of the Company shall be wound up, the Board of Managers shall take full account of the Company's assets and liabilities, and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof. If any assets are not sold, gain or loss shall be allocated to the Members in accordance with Article 6 as if such assets had been sold at their fair market value at the time of the liquidation. If any assets are distributed to a Member, rather than sold, the distribution shall be treated as a distribution equal to the fair market value of the asset at the time of the liquidation. The assets of the Company shall be applied and distributed in the following order of priority:

          (a)   to the payment of all debts and liabilities of the Company, including all fees due the Members and Affiliates, and including any loans or advances that may have been made by the Members to the Company, in the order of priority as provided by law;

          (b)   to the establishment of any reserves deemed necessary by the Board of Managers or the Person winding up the affairs of the Company for any contingent liabilities or obligations of the Company;

          (c)   to the Members ratably in proportion to the credit balances in their respective capital accounts in an amount equal to the aggregate credit balances in the capital accounts after and including all allocations to the Members under Article 6, including the allocation of any income, gain or loss from the sale, exchange or other disposition (including a deemed sale pursuant to this Section 13.2) of the Company's assets.

        13.3    Deficit Capital Account Balances.     Notwithstanding anything to the contrary contained in this Operating Agreement, and notwithstanding any custom or rule of law to the contrary, to the extent that the deficit, if any, in the capital account of any Member results from or is attributable to deductions and losses of the Company (including non-cash items such as depreciation), or distributions of money pursuant to this Operating Agreement to all Members in proportion to their respective Ownership Percentages, upon dissolution of the Company such deficit shall not be an asset of the Company and no Member with a deficit balance shall be obligated to contribute such amount to the Company to bring the balance of such Member's capital account to zero.

        13.4    Articles of Dissolution.     On completion of the distribution of Company assets as provided herein, the Company is terminated, and the Board of Managers shall file Articles of Dissolution with the Secretary of State of Kansas and take such other actions as may be necessary to terminate the Company.

ARTICLE 14
GENERAL PROVISIONS

        14.1    Books and Records.     The Company shall maintain those books and records as provided by the Act and as it may deem necessary or desirable. All books and records provided for by the Act shall be open to inspection of the Members from time to time and to the extent expressly provided by the Act, and not otherwise.

        14.2    Headings.     The headings used in this Operating Agreement have been inserted for convenience only and do not constitute matter to be construed in interpretation of this Operating Agreement.

        14.3    Construction and Severability.     Whenever the context so requires, the gender of all words used in this Operating Agreement includes the masculine, feminine, and neuter, and the singular shall include the plural, and conversely. All references to Articles and Sections refer to articles and sections of this Operating Agreement, and all references to Exhibits, if any, are to Exhibits attached hereto, if any, each of which is made a part hereof for all purposes. If any portion of this Operating Agreement shall be invalid or inoperative, then, so far as is reasonable and possible:

          (a)   The remainder of this Operating Agreement shall be considered valid and operative; and

          (b)   Effect shall be given to the intent manifested by the portion held invalid or inoperative.

        14.4    Effect of Waiver or Consent.     A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

        14.5    Binding Effect.     Subject to the restrictions on Dispositions set forth in this Operating Agreement, this Operating Agreement is binding on and inures to the benefit of the Members and their respective heirs, legal representatives, successors, and assigns.

        14.6    Governing Law/Jurisdiction.     THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF KANSAS. THE MEMBERS CONSENT TO THE JURISDICTION OF THE COURTS OF THE STATE OF KANSAS AND AGREE THAT ANY ACTION ARISING OUT OF OR TO ENFORCE THIS AGREEMENT MUST BE BROUGHT AND MAINTAINED IN KANSAS.

        14.7    Further Assurances.     In connection with this Operating Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Operating Agreement and those transactions.

        14.8    Notice to Members of Provisions of This Agreement.     By becoming a Member, each Member acknowledges that it has actual notice of (a) all of the provisions of this Operating Agreement, including, without limitation, the restrictions on the Disposition of Capital Units set forth in Article 4, and (b) all of the provisions of the Articles. Each Member agrees that this Operating Agreement constitutes adequate notice of all such provisions, and each Member waives any requirement that any further notice thereunder be given.

        14.9    Counterparts.     This Operating Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

        14.10    Conflicting Provisions.     To the extent that one or more provisions of this Operating Agreement appear to be in conflict with one another, then the Board of Managers shall have the right to choose which of the conflicting provisions are to be enforced. Wide latitude is given to the Board of Managers in interpreting the provisions of this Operating Agreement to accomplish the purposes and objectives of the Company, and the Board of Managers may apply this Operating Agreement in such a manner as to be in the best interest of the Company, in its sole discretion, even if such interpretation or choice of conflicting provisions to enforce is detrimental to one or more Members.

EXHIBIT A

Distance from Plant (Miles)	Corn Allowance per bushel	DDGS Allowance per ton	WDGS Allowance per ton
0 - 10	$0.01	$0.35	$0.35
11 - 20	$0.02	$0.71	$0.71
21 - 30	$0.03	$1.08	$1.08
31 - 40	$0.04	$1.42	$1.42
41 - 50	$0.05	$1.78	$1.78
51 - 60	$0.06	$2.14	$2.14
61 - 70	$0.07	$2.50	$2.50
71 - 80	$0.08	$2.85	$2.85
81 - 90	$0.09	$3.21	$3.21
91 & Over	$0.10	$3.57	$3.57

EXHIBIT B

Class C Member	Class C Units	Total Purchase Price
Ethanol Products, LLC	50	$250,000.00

EXHIBIT C

Class D Member	Class D Units	Total Purchase Price
Brian Baalman	6	$30,000.00
Baalman Feedyard Partnership	6	$30,000.00
Gary and Janice Baalman, L.P.	6	$30,000.00
B2C Partnership	6	$30,000.00
Ronald and Dwight Blaesi	4	$20,000.00
BJ Ag Producers, Inc.	2	$10,000.00
Gary Johnson	7	$35,000.00
Krien Family Limited Partnership, LP	8	$40,000.00
David Mann	4	$20,000.00
Steve Sershen	4	$20,000.00
Richard Sterrett	14	$70,000.00
Jeff Torluemke	8	$40,000.00
Tri-M, Inc.	8	$40,000.00

Total	83	$415,000.00

Appendix B

FOURTH AMENDED AND RESTATED OPERATING AGREEMENT

OF

WESTERN PLAINS ENERGY, L.L.C.

                            , 2011

FOURTH AMENDED AND RESTATED
OPERATING AGREEMENT
OF
WESTERN PLAINS ENERGY, L.L.C.

        This Fourth Amended and Restated Operating Agreement of Western Plains Energy, L.L.C., is hereby adopted and entered into effective as of the        day of                    , 2011, for good and valuable consideration, by the Company (as defined below) and the Members (as defined below). This Fourth Amended and Restated Operating Agreement amends and restates in its entirety that certain Third Amended and Restated Operating Agreement dated July 7, 2003 by and among the Company and the Members.

ARTICLE 1
DEFINITIONS

        As used in this Operating Agreement, the following terms have the following meanings:

        1.1  "Act" means the Kansas Limited Liability Company Act and any successor statute, as amended from time to time.

        1.2  "Affiliate" of any Person shall mean any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person; or if such Person is a partnership, any general partner of such Person or a Person controlling any such general partner. For purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise.

        1.3  "Articles" means the Articles of Organization as amended, originally filed with the Secretary of State of Kansas on July 10, 2001, by which the Company was organized as a Kansas limited liability company under and pursuant to the Act.

        1.4  "Board of Managers" means the Managers acting as a group with the powers set forth in the Articles and this Operating Agreement.

        1.5  "Bankrupt Member" means (except to the extent that the Board of Managers determine otherwise) any Member (a) that makes a general assignment for the benefit of creditors; (b) files a voluntary bankruptcy petition under Chapter 7 of the United States Bankruptcy Code; (c) files a petition or answer seeking for the Member a liquidation, dissolution, or similar relief under any law; (d) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in a proceeding of the type described in subclauses (a) through (c); (e) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the Member's or of all or any substantial part of the Member's properties; or (f) against which an involuntary petition has been filed and a proceeding seeking relief under Chapter 7 of the United States Bankruptcy Code, liquidation, dissolution, or similar relief under any law has been commenced and 90 days have expired without dismissal thereof or with respect to which, without the Member's consent or acquiescence, a trustee, receiver, or liquidator of the Member or of all or any substantial part of the Member's properties has been appointed and 90 days have expired without the appointment having been vacated or stayed, or 90 days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

        1.6  "Capital Contribution" means any actual contribution by a Member to the capital of the Company through the purchase of Capital Units (but does not include subscribed for, but unpaid Capital Units).

        1.7  "Capital Unit" or "Unit" means Capital Units of the Company with the rights and privileges set forth in this Operating Agreement, including Class A, Class B, Class C and Class E Capital Units, and any other class of Capital Units as may be approved and adopted by the Board of Managers.

        1.8  "Capital Unit Transfer System" means the procedures set forth in Article 4 of this Operating Agreement governing all Dispositions of Capital Units.

        1.9  "Class A Members" means holders of Class A Capital Units who have executed and agreed to be bound by this Operating Agreement and been admitted to the Company as a Member pursuant to the terms of this Operating Agreement.

        1.10  "Class A Unit" means an ownership interest in the Company that represents a Capital Contribution made as provided in Section 5 in consideration of Class A Units, including any rights and privileges to which the holder is entitled, together with all obligations of such holder to comply with the terms and provisions of this Operating Agreement.

        1.11  "Class B Members" means holders of Class B Capital Units who have executed and agreed to be bound by this Operating Agreement and been admitted to the Company as a Member pursuant to the terms of this Operating Agreement.

        1.12  "Class B Unit" means an ownership interest in the Company that represents a Capital Contribution made as provided in Section 5 in consideration of Class B Units, including any rights and privileges to which the holder is entitled, together with all obligations of such holder to comply with the terms and provisions of this Operating Agreement.

        1.13  "Class C Members" means holders of Class C Capital Units who have executed and agreed to be bound by this Operating Agreement and been admitted to the Company as a Member pursuant to the terms of this Operating Agreement.

        1.14  "Class C Unit" means an ownership interest in the Company that represents a Capital Contribution made as provided in Section 5 in consideration of Class C Units or that have been reclassified into Class C Units following the Reclassification Effective Time, including any rights and privileges to which the holder is entitled, together with all obligations of such holder to comply with the terms and provisions of this Operating Agreement.

        1.15  "Class E Members" means holders of Class E Capital Units who have executed and agreed to be bound by this Operating Agreement and been admitted to the Company as a Member pursuant to the terms of this Operating Agreement.

        1.16  "Class E Unit" means an ownership interest in the Company that represents a Capital Contribution made as provided in Section 5 and that have been reclassified into Class E Units, including any rights and privileges to which the holder is entitled, together with all obligations of such holder to comply with the terms and provisions of this Operating Agreement.

        1.17  "Code" means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

        1.18  "Company" means Western Plains Energy, L.L.C., a manager-managed Kansas limited liability company.

        1.19  "Dispose," "Disposing," or "Disposition" means sale, assignment, transfer, gift, exchange, or other disposition of one or more Capital Units, whether voluntary or involuntary, but not the mortgage, pledge, or grant of a security interest therein.

        1.20  "Manager" means any natural Person who is a member of the Board of Managers of the Company, whether initially named in the Articles or later elected as provided in this Operating Agreement.

        1.21  "Member" means any Person who holds one or more Capital Units and has executed this Operating Agreement, whether initially admitted as of the date of this Operating Agreement or later admitted to the Company as a Member as provided in this Operating Agreement. Unless the context otherwise requires, the term "Member" shall include any Member's representative in event of the death, incapacity, or liquidation of the Member. Except as specifically stated otherwise, "Members" refers to all Class A, Class B, Class C and Class E Members.

        1.22  "Member Register" means the register of Members of the Company maintained by the Company at its principal place of business.

        1.23  "Net Cash from Operations" means the gross cash proceeds from operations, sales, and other dispositions of assets, including but not limited to investment assets of the Company (but not including sales and other dispositions of all or substantially all of the assets of the Company), less the portion thereof used to pay, or set aside as reserves for, all the Company's expenses, debt payments, capital improvements, obligations, replacements and contingencies, all as determined by the Board of Managers. Net Cash from Operations shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reduction of reserves previously established, but not expended, as authorized by the Board of Managers.

        1.24  "Ownership Percentage" with respect to any Member means the percentage of ownership of a Member determined by taking the total Capital Units held by such Member divided by the aggregate total number of issued and outstanding Capital Units.

        1.25  "Person" includes an individual, partnership, limited partnership, limited liability company, foreign limited liability company, trust, estate, corporation, foreign corporation, cooperative or other legal entity, or any custodian, trustee, executor, administrator, nominee or entity in a representative capacity.

        1.26  "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative.

        1.27  "Quarter" means any of the three-month periods, beginning on January 1, April 1, July 1, and October 1, which shall be the periods set by the Board of Managers for the dates of permitted transfers for the transfer of Capital Units by Members and other Persons, and may be used for other administrative matters.

        1.28  "Reclassification" means the change in certain of the Class A Units and Class B Units such that the Company has fewer than 300 Class A Unit holders of record, resulting in the suspension of the Company's reporting obligations as a public company upon making proper filings with the U.S. Securities and Exchange Commission, as more fully described in Section 5.6 of this Operating Agreement.

        1.29  "Reclassification Effective Time" has the meaning set forth in Section 5.6 of this Operating Agreement.

        1.30  "Securities Act" means the Securities Act of 1933, as amended.

        1.31  "Treasury Regulations" means the Income Tax Regulations promulgated under the Code, as such regulations are amended from time to time.

        Other terms defined herein have the meanings so given them.

ARTICLE 2
ORGANIZATION

        2.1    Formation.     The Company has been organized as a Kansas limited liability company by the filing of Articles under and pursuant to the Act and the issuance of a certificate of organization for the Company by the Secretary of State of Kansas.

        2.2    Name.     The name of the Company is Western Plains Energy, L.L.C. and all Company business must be conducted in that name or such other names that comply with applicable law as the Board of Managers may select from time to time.

        2.3    Registered Office; Registered Agent, Principal Office in the United States; Other Offices.     The registered office of the Company required by the Act to be maintained in the State of Kansas shall be the office of the initial registered agent named in the Articles or such other office (which need not be a place of business of the Company) as the Board of Managers may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Kansas shall be the initial registered agent named in the Articles or such other Person or Persons as the Board of Managers may designate from time to time in the manner provided by law. The principal office of the Company in the United States shall be at such place as the Board of Managers may designate from time to time, which need not be in the State of Kansas, and the Company shall maintain records there as required by the Act and shall keep the street address of such principal office at the registered office of the Company in the State of Kansas. The Company may have such other offices as the Board of Managers may designate from time to time.

        2.4    Purpose.     The purpose of the Company is to produce and market ethanol and ethanol co-products and any other purpose allowed under Kansas law.

        2.5    Foreign Qualification.     Prior to the Company's conducting business in any jurisdiction other than Kansas, the Board of Managers shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Board of Managers, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. At the request of the Board of Managers, the Company's Officers (as specified in Article 7) shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Operating Agreement that are necessary or appropriate to qualify, continue, and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

        2.6    Term.     The Company commenced its existence on the date the Secretary of State of Kansas issued a certificate of organization for the Company and shall continue in existence until dissolved.

        2.7    Mergers and Exchanges.     The Company may be a party to a merger, a consolidation, or an exchange or acquisition, subject to the requirements of this Operating Agreement and the laws of the State of Kansas. Consent to any such merger, consolidation, exchange or acquisition shall be by vote of the Members as set out in Article 3.

        2.8    No State-Law Partnership.     The Members intend that the Company not be a partnership (including, without limitation, any form of limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member, for any purposes other than federal and state tax purposes, and this Operating Agreement shall not be construed to suggest otherwise.

        2.9    Fiscal Year.     The Company's fiscal year shall end on September 30 of each year.

ARTICLE 3
MEMBERS

        3.1    Members.     No Person shall be admitted as a new Member unless or until such person: (i) agrees to be bound by this Agreement by submitting an executed signature page to this Agreement; (ii) submits any other documents required by the Company as required by its Capital Units Transfer System; and (iii) is approved by the Board of Managers. The Board of Managers may refuse to admit any additional Person as a Member in its sole discretion. The provisions of this section shall apply to any person who acquires Capital Units directly from the Company or through a Disposition by a Member.

        3.2    Representations and Warranties.     Each Member represents and warrants to the Company and each other Member that:

          (a)   if that Member is a corporation, it is duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified and in good standing as a foreign corporation in the jurisdiction of its principal place of business (if not incorporated therein);

          (b)   if that Member is a limited liability company, it is duly organized, validly existing, and (if applicable) in good standing under the laws of the state of its organization and is duly qualified and (if applicable) in good standing as a foreign limited liability company in the jurisdiction of its principal place of business (if not organized therein);

          (c)   if that Member is a partnership, trust, or other entity, it is duly formed, validly existing, and (if applicable) in good standing under the laws of the state of its formation, and if required by law is duly qualified to do business and (if applicable) in good standing in the jurisdiction of its principal place of business (if not formed therein), and the representations and warranties in clause (a), (b) or (c), as applicable, are true and correct with respect to each partner (other than its limited partners), trustee, or other member thereof;

          (d)   that the Member has full corporate, limited liability company, partnership, trust, or other applicable power and authority to execute and agree to this Operating Agreement and to perform its obligations hereunder and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries, or other Persons necessary for the due authorization, execution, delivery, and performance of this Operating Agreement by that Member have been duly taken;

          (e)   that the Member has duly executed and delivered this Operating Agreement; and

          (f)    that the Member's authorization, execution, delivery, and performance of this Operating Agreement does not conflict with any other agreement or arrangement to which that Member is a party or by which it is bound.

          (g)   that the Member is acquiring the Capital Units for such Member's own account, for investment purposes and not with a view to the resale or distribution thereof and that the Member has been advised that the Units may not be transferable unless they are registered under the Securities Act or an exemption from registration is available and that the Company is under no obligation to register the Capital Units.

        3.3    Reserved.

        3.4    Interests in a Member.     A Member that is not a natural Person may not cause or permit an ownership interest in that Member, direct or indirect, to be transferred in violation of the Securities Act or such that, after the transfer, (a) the Company would be considered to have terminated within the meaning of Section 708 of the Code or (b) without the consent of the Board of Managers, that

Member shall cease to be controlled by substantially the same Persons who control it as of the date of its admission to the Company; provided however, that the Board of Managers may only withhold such consent with respect to Section 3.4(b) of this Operating Agreement if it can reasonably demonstrate that such a transfer would jeopardize the Company's partnership tax status under the Code. On any breach of this Section 3.4, the Company shall have the option to redeem and on exercise of that option, the breaching Member shall surrender the breaching Member's Capital Units in accordance with Section 4.3 of this Operating Agreement.

        3.5    Information.

          (a)   In addition to the other rights specifically set forth in this Operating Agreement and access to publicly available information under the federal securities laws, each Member is entitled to all information to which that Member is entitled to have access pursuant to Section 17-7690 of the Act. The Members agree, however, that, as allowed by the Act, the Company's Managers, acting as the Board of Managers, may set reasonable standards for Members to obtain such information from the Company from time to time, upon reasonable demand for any purpose reasonably related to the Member's interest as a Member of the Company.

          (b)   The Members acknowledge that from time to time they may receive information from or regarding the Company in the nature of trade secrets, the release of which may be damaging to the Company or Persons with which it does business. Each Member shall hold in strict confidence any information it receives regarding the Company that is identified as being confidential (and if that information is provided in writing, that is so marked) and may not disclose it to any Person other than another Member, except for disclosures (i) compelled by law (but the Member must notify the Board of Managers promptly of any request for that information before disclosing it, if practicable), (ii) to advisers or representatives of the Member or Persons who have acquired that Member's Capital Units through a Disposition as permitted by this Operating Agreement, but only if the recipients have agreed to be bound by the provisions of this section, or (iii) of information that the Member also has received from a source independent of the Company that the Member reasonably believes obtained that information without breach of any obligation of confidentiality. Information generally known to Members as a result of their professional involvement in the ethanol industry shall not be considered confidential for purposes of this Operating Agreement. The Members acknowledge that a breach of the provisions of this section may cause irreparable injury to the Company for which monetary damages are inadequate, difficult to compute, or both. Accordingly, the Members agree that the provisions of this section may be enforced by specific performance in addition to any other legal or equitable remedy available to the Company.

          (c)   In addition to any other information rights to which a Member is entitled pursuant to this Operating Agreement or otherwise by state law, the Company shall provide annually to each Member its year-end financial statements prepared in accordance with generally accepted accounting principles in the United States and audited by an independent public accounting firm. In addition, the Company shall provide to Members an unaudited balance sheet, statement of operations and statement of cash flows prepared for the Company's first, second and third fiscal quarters.

          (d)   In its information statement provided to Members that contains the audited year-end financial statements of the Company in accordance with this Section 3.5, the Board of Managers shall provide a summary describing any transactions approved by the Board of Managers during the prior fiscal year involving a Manager or an Affiliate of any Manager who is considered "interested" in such transaction pursuant to Section 8.1(d).

        3.6    Liabilities to Third Parties.     Except as otherwise expressly agreed in writing, no Member shall be liable for the debts, obligations or liabilities of the Company, including under a judgment, decree or order of a court.

        3.7    Withdrawal.     A Member does not have the right or power to withdraw from the Company as a Member, except as set forth in this Operating Agreement.

        3.8    Lack of Authority.     No Member, other than a Member acting in his or her capacity as an officer or Manager of the Company, has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures on behalf of the Company, except with the prior written consent of the Board of Managers.

        3.9    Classes and Voting.     Unless the Articles state to the contrary or as provided by this Operating Agreement, or any amendment hereto, there shall be four classes of Members: Class A Members, Class B Members, Class C Members, and Class E Members. The Board of Managers may establish additional classes or groups of one or more Members in accordance with Section 5.2.

          (a)    Class A Members.    Class A Members shall be entitled to vote on all proposed amendments to this Operating Agreement and all additional matters coming to a vote of the Class A Members as provided in Sections 3.9(e), 8.4 and 8.6. Each Class A Member may cast only one vote on each matter brought to a vote of the Class A Members, regardless of the number of Class A Capital Units owned. Except as provided in Section 8.4, on all matters to be voted upon by the Class A Members, the affirmative vote of the majority of the Class A Members shall be the act of the Class A Members.

          (b)    Class B Members.    Class B Members shall be entitled to vote on all matters coming to a vote of the Class B Members as provided in Sections 3.9(e), 8.4 and 8.6, and on amendments to this Operating Agreement if such amendment would modify the limited liability or alter the Class B Member's economic interest in the Company. Each Class B Member may cast one vote for each Class B Capital Unit owned by the Class B Member on each matter brought to a vote of the Class B Members. Except as provided in Section 8.4, on all matters to be voted upon by the Class B Members, the affirmative vote of the holders of a majority of the Class B Capital Units shall be the affirmative act of the Class B Members.

          (c)    Class C Members.    Class C Members shall only be entitled to vote on matters described in Section 3.9(e) and on amendments to this Operating Agreement if such amendment would modify the limited liability or alter the Class C Member's economic interest in the Company. Each Class C Member may cast one vote for each Class C Capital Unit owned by the Class C Member on each matter brought to a vote of the Class C Members. On all matters to be voted upon by the Class C Members, the affirmative vote of the holders of a majority of the Class C Capital Units shall be the act of the Class C Members.

          (d)    Class E Members.    Class E Members shall be entitled to vote on all matters coming to a vote of the Class E Members as provided in Sections 3.9(e), 8.4 and 8.6, and on amendments to this Operating Agreement if such amendment would modify the limited liability or alter the Class E Member's economic interest in the Company. Each Class E Member may cast only one vote on each matter brought to a vote of the Class E Members, regardless of the number of Class E Capital Units owned. Except as provided in Section 8.4, on all matters to be voted upon by the Class E Members, the affirmative vote of the majority of the Class E Members shall be the act of the Class E Members. Class E Members may elect to deliver grain to the Company or purchase distillers' grain from the Company pursuant to a separate grain delivery agreement and/or distillers' grain purchase agreement reasonably acceptable to the Board of Managers. Each Class E Member shall receive a freight allowance, as determined by resolution of the Board of Managers, and as may be amended from time to time, with respect to grain purchased by the Company from, or distillers' grain sold to, the Class E Members.

          (e)    Member Voting.    Except as set forth above, Members shall only be entitled to vote on the following matters: (i) the merger or consolidation of the Company with another business entity or the exchange of interests in the Company for interests in another company; (ii) sale, lease, exchange or other disposition of all or substantially all of the Company's assets; (iii) the voluntary dissolution of the Company; (iv) any matters referred to a vote by the Members of the Board of Managers and (v) any matter required by the Act or Kansas law.

        3.10    Place and Manner of Meeting.     All meetings of the Members shall be held at such time and place, within or without the State of Kansas, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Presence in person, or by proxy or written ballot, shall constitute participation in a meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

        3.11    Conduct of Meetings.     All meetings of the Members shall be presided over by the President. All meetings of the Members shall be conducted in general accordance with the most recent edition of Roberts' Rules of Order, or such other rules and procedures as may be determined by the Board of Managers in its discretion.

        3.12    Annual Meeting.     The annual meeting of the Members for the transaction of all business which may come before the meeting shall be held on a date determined by the Board of Managers. Failure to hold the annual meeting at the designated time shall not be grounds for dissolution of the Company.

        3.13    Special Meetings.     Special meetings of the Members shall be called at any time by the President, the Board of Managers or by the Secretary upon the written request of the holders of at least 10% of the Capital Units of any class entitled to vote at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on at the special meeting.

        3.14    Notice.     Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting either personally or by mail, by or at the direction of the President, the Secretary or the Board of Managers calling the meeting, to each Member entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Member at the Member's address as it appears on the records of the Company, with postage thereon prepaid.

          (a)   If a purpose of any Member meeting is to consider any of the following matters, the notice must state such purpose:

    (i)
    a plan of merger, consolidation, or exchange;

    (ii)
    the sale, lease, exchange or other disposition of all, or substantially all, of the Company's assets;

    (iii)
    the voluntary dissolution of the Company; or

    (iv)
    the removal of any representative on the Board of Managers.

          (b)   The notice for any Member meeting relating to any of the purposes listed in 3.14 (a) above must be accompanied by a copy or summary of the following, as appropriate:

    (i)
    plan of merger, consolidation or exchange;

    (ii)
    a description of the proposed sale, lease, exchange or other disposition of all, or substantially all, of the Company's assets;

    (iii)
    the plan of liquidation; or

    (iv)
    identification of the Manager or Managers whose removal is sought.

        3.15    Quorum of Members.     A quorum for matters concerning Class A Members shall consist of 10% of the Class A Members entitled to vote present in person or by proxy at the meeting. A quorum for matters concerning Class B Members shall consist of 10% of the outstanding Class B Capital Units represented in person or by proxy at the meeting. A quorum for matters concerning Class C Members shall consist of 10% of the outstanding Class C Capital Units represented in person or by proxy at the meeting. A quorum for matters concerning Class E Members shall consist of 10% of the Class E Members entitled to vote present in person or by proxy at the meeting. The Members present at a duly organized meeting at which a quorum is present may transact business until adjournment, notwithstanding the departure or withdrawal of enough Members to leave less than a quorum.

        3.16    Voting of Capital Units by Company.     A Capital Unit owned by a limited liability company, corporation, or other legal entity, the majority of which is owned or controlled by the Company, and a Capital Unit owned or held by this Company in a fiduciary capacity, shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total Capital Units of a class at any given time.

        3.17    Closing Record Books and Fixing Record Date.     For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof or in order to make a determination of Members for any other proper purpose, the Board of Managers may provide that the record books are closed for a stated period not exceeding 10 days. If the record books shall be closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members, such books shall be closed for a period not exceeding 10 days immediately preceding such meeting. In lieu of closing the record books, the Board of Managers may fix in advance a date as the record date for any such determination of Members, such date in any case to be not more than 60 days and in the case of a meeting of Members, not less than 10 days prior to the date of which the particular action requiring such determination of Members is to be taken. If the record books are not closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members, the date on which notice of the meeting is mailed, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of record books and the stated period of closing has expired.

        3.18    Fixing Record Dates for Ballots by Mail.     Unless a record date shall have previously been fixed or determined herein, whenever action by Members is proposed to be taken by written ballot without attendance being required at a meeting of Members, the Board of Managers may fix a record date for purposes of determining Members entitled to vote by ballot on the action, which record date shall be set by the Board of Managers not more than 60 days prior to the deadline for returning ballots to the Company. If no record date has been fixed by the Board of Managers, the record date for determining Members entitled to vote by written ballot without requiring attendance at a meeting of Members shall be at the close of business on the tenth day preceding the mailing of the written ballots to the Members.

        3.19    Proxies.     At all meetings of Members, a Member may vote by proxy executed in writing by the Member or by his duly authorized attorney-in-fact, except with respect to the election of representatives to the Board of Managers for which Members shall be required to vote in person or as permitted by the Board of Managers by mail-in ballot. Such proxy shall be filed with the Secretary of the Company before or at the time of the meeting. A proxy shall be considered filed with the Company when received by the Company at its executive offices, unless later revoked. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

ARTICLE 4
DISPOSITION OF CAPITAL UNITS

        4.1    General Restrictions on the Disposition of Capital Units.

          (a)   No Disposition of Capital Units shall be valid except as specifically provided in this Article 4. To be valid, a Disposition must be approved by the Board of Managers and comply with the Company's Capital Units Transfer System as adopted or approved by the Board of Managers, as amended from time to time; provided however, that such approval may not be unreasonably withheld and, in the case of a Disposition upon the death of a Member (including transfers from an estate or testamentary trust), transfers between members of a family (as defined in Section 267(c)(4) of the Code), and block transfers (as defined in Section 1.7704-1(e)(2) of the Treasury Regulations), such approval may only be withheld if the Board can reasonably demonstrate that such a Disposition would jeopardize the Company's partnership tax status under the Code. The Capital Units Transfer System shall conform with (i) Section 1.7704-1, et seq., of the Treasury Regulations as adopted or amended by the Internal Revenue Service from time to time, and (ii) Securities and Exchange Commission no-action letters, rules and releases regarding issuer matching services. It is the intent of this Operating Agreement that: (i) the tax status of this Company be the same as for a partnership; (ii) this Company preserve its partnership tax status by complying with Section 1.7704-1, et seq., and any amendments thereto; (iii) to the extent possible, this Operating Agreement shall be read and interpreted to prohibit the free transferability of Capital Units; and (iv) the Company shall not be required to register as a national securities exchange or an Alternative Trading System. Any attempted Disposition by a Person of Capital Units or any other interest or right, or any part thereof, in or in respect of the Company, other than in accordance with the terms and conditions of this Operating Agreement and the Capital Units Transfer System shall be, and is hereby declared, null and void ab initio.

          (b)   The Board of Managers shall not approve, and the Company shall not recognize for any purpose, any purported Disposition of a Capital Unit unless and until the other applicable provisions of this Article 4 have been satisfied, all conditions have been satisfied under the Capital Units Transfer System, and the Company has received a completed transfer request in the form adopted by the Board of Managers, or such other written document (i) executed by both the Member effecting the Disposition (or such Member's representative if the transfer is on account of the death, incapacity, or liquidation of the Member effecting the Disposition,) and the Person acquiring the Capital Unit in the proposed Disposition; (ii) setting forth the number of Capital Units of each Class subject to the Disposition; and (iii) containing a representation and warranty that the Disposition was made in accordance with all applicable laws and regulations (including all applicable federal and state securities laws). If the Person acquiring the Capital Units in the Disposition is not a Member, then such Person must also comply with Section 3.1 of this Operating Agreement. Dispositions of Capital Units, and the resulting admissions of new Members, if applicable, are effective as of the first day of the Quarter immediately following the Quarter in which such matters are approved by the Board of Managers. Upon the effectiveness of a Disposition of all or a portion of a Member's Capital Units, the Company shall transfer all, or the respective proportion of the capital account of the Member effecting the Disposition to the Member who has acquired the Capital Units. No partial Capital Units may be subject to a Disposition. If a Person becomes the beneficial holder of Capital Units but has not been accepted as a Member (for example, upon a Member's death or if the Board of Managers refuses to accept such Person as a Member), such Person shall receive the allocations of income, gain, losses, deductions, credits, and distributions in accordance with Article 6 of this Operating Agreement but such Person shall have no voting rights until such time as the Person becomes a Member and complies with this Section 4.1.

          (c)   The Board of Managers will not approve any Disposition unless (i) either (A) the Disposition is registered under the Securities Act and any applicable state securities laws or (B) the Company has determined that the Disposition is exempt from registration under those laws, and (ii) the Company has determined that the Disposition, when added to the total of all other Dispositions within the preceding 12 months, would not result in the Company being considered to have terminated within the meaning of the Code or losing its partnership tax status and being taxed as a C corporation within the meaning of the Code.

          (d)   The Board of Managers will not approve any Disposition of Class A Units unless both (i) the Disposition is in an increment of 30 Class A Units and (ii) the Disposition will not result in the number of Class A holders of record equaling 300 or more. The Board of Managers, in its sole discretion and upon request of a Class A Member, may approve a Disposition of Class A Units in an increment other than 30 if such Disposition is proposed to facilitate an estate plan or similar succession plan on behalf of the Class A Member or is pursuant to the laws of intestate succession and distribution of the state of domicile of the Class A Member.

          (e)   The Board of Managers will not approve any Disposition of Class B Units unless both (i) the Disposition is in an increment of 30 Class B Units and (ii) the Disposition will not result in the number of Class B holders of record equaling 300 or more. The Board of Managers, in its sole discretion and upon request of a Class B Member, may approve a Disposition of Class B Units in an increment other than 30 if such Disposition is proposed to facilitate an estate plan or similar succession plan on behalf of the Class B Member or is pursuant to the laws of intestate succession and distribution of the state of domicile of the Class B Member.

        4.2    Tax Elections.     In the event of a Disposition of all or part of the Capital Units of any Member, the Company, in the sole discretion of the Board of Managers, may elect pursuant to Section 754 of the Code (or any successor provisions) to adjust the basis of the assets of the Company.

        4.3    Redemption.     The Company shall have the right but not the obligation to redeem the Capital Units of a Member or a Person who beneficially holds Capital Units upon any of the following occurrences:

          (a)   The failure of a Person who becomes the beneficial holder of Capital Units to comply with Section 4.1 of this Operating Agreement and become a Member within a 12-month period following the date that the Person became a beneficial holder of the Capital Units.

          (b)   Breach of the Member's grain delivery agreement or distillers' grain purchase agreement and failure to cure such breach subsequent to the giving of written notice by the Company as provided therein.

          (c)   The Member becomes a Bankrupt Member and the Company is not able to sell its Capital Units within 240 days through the Capital Units Transfer System.

        If the Company exercises its right to redeem a Member's Capital Units pursuant to (a) or (b) above, upon receipt of such Member's Capital Unit certificate, the Company shall pay to such Member 10% of the price at which such Capital Units were originally offered for sale by the Company. If the Company exercises its right to redeem a Member's Capital Units pursuant to (c) above, upon receipt of such Member's Capital Unit certificate, the Company shall pay to such Bankrupt Member ninety percent (90%) of the fair market value for such Bankrupt Member's Capital Units. "Fair Market Value," for purposes of this Section 4.3, shall mean the value of such Bankrupt Member's Capital Units determined by an appraisal made by an independent professional business appraiser jointly selected by the Company and the Bankrupt Member. Upon redemption, any grain delivery agreement or distillers' grain purchase agreement of such Member relating to such Capital Units shall become null and void. Nothing in this section shall be interpreted to limit or prevent the Company from seeking any legal or equitable relief that would otherwise be available to the Company. The Members agree that the

Company's redemption rights and the right to retain all amounts of a Member's Capital Contribution under this section are fair and reasonable means of protecting the interests of the Members and the Company.

ARTICLE 5
CAPITAL CONTRIBUTIONS

        5.1    Capital Units.

          (a)    Capital Contribution.    The name, address, capital contribution, and number of Capital Units owned by each member are set forth in the Member Register.

          (b)    Minimum Holdings.    A Class A Member must always own at least 30 Class A Capital Units, and no Person will be admitted as a Class A Member unless said Person holds at least 30 Class A Capital Units. A Class B Member must always own at least 30 Class B Capital Units, and no such Person will be admitted as a Class B Member unless the Person holds at least 30 Class B Capital Units. A Class E Member must always own at least 14 Class E Capital Units, and no Person will be admitted as a Class E Member unless said Person holds at least 14 Class E Capital Units.

          (c)    Maximum Holdings.    No Member or group of Affiliated Members may own more than 49% of the outstanding Class B Units at any time.

        5.2    Additional Capital Units.     Additional Capital Units may be created, offered and sold to new Members or to existing Members on such terms and conditions as the Board of Managers may determine at the time of admission, and may provide for the creation of different classes or groups of Members, represented by different classes of Capital Units, which Capital Units may have different rights, powers, and duties. If the Board of Managers creates additional Capital Units, the Board of Managers must specify the terms of admission or issuance, including the amount of additional capital to be received by the Company from the issuance of such Capital Units. Members of the Company shall not have a preemptive right to acquire additional, newly created Capital Units of the Company.

        5.3    Return of Contributions.     A Member is not entitled to the return of any part of its Capital Contribution or to be paid interest in respect of either its capital account or its Capital Contribution. A Capital Contribution is not a liability of the Company or of any Member. Members will not be required to contribute or lend any cash or property to the Company to enable the Company to return any Member's Capital Contribution.

        5.4    Advances by Members.     If the Company does not have sufficient cash to pay its obligations, and the Company does not raise additional capital pursuant to Section 5.2 hereof, any Member(s) who may agree to do so with the consent of the Board of Managers, may advance all or part of the needed funds to or on behalf of the Company. An advance described in this Section constitutes a loan from the Member to the Company, bears interest at the rate negotiated with the Board of Managers from the date of the advance until the date of payment and is not a Capital Contribution.

        5.5    Capital Accounts.     A capital account shall be established and maintained for each Member pursuant to the requirements of applicable federal income tax regulations. Each Member's capital account shall be increased and decreased as follows:

          (a)   Each Member's capital account shall be credited with the amount of the initial Capital Contribution made by the Member, and increased by (i) the amount of any additional Capital Contributions made by the Member, and (ii) any income and gains allocated to the Member pursuant to Article 6.

          (b)   Each Member's capital account shall be decreased by (i) any deductions and losses allocated to the Member pursuant to Article 6, and (ii) the amount of any distributions by the Company to the Member as of the time of the distribution.

A Member who has more than one Capital Unit shall have a single capital account that reflects all its Capital Units, regardless of the Class of Capital Units owned by that Member and regardless of the time or manner in which those Capital Units were acquired. Upon the Disposition of a Capital Unit, that portion of the capital account of the Member effecting the Disposition that is attributable to the Capital Unit subject to the Disposition shall carry over to the Person acquiring such Capital Unit.

        5.6    Reclassification of Units.

          (a)   Effective as of           p.m., prevailing Central Standard Time on                        , 2011 (the "Reclassification Effective Time"), each Class A Unit outstanding immediately prior to the Reclassification Effective Time held by the holder of record (as such term is used in the Securities Exchange Act of 1934, as amended, the "Exchange Act") of fewer than 30 but at least 14 Class A Units immediately prior to the Reclassification Effective Time shall, by virtue of this Section 5.6 and without any action on part of the holder thereof, hereafter be classified as a Class E Unit on the basis of one (1) Class E Unit for each Class A Unit held by such Member and each Class A Unit outstanding immediately prior to the Reclassification Effective Time held by the holder of record (as such term is used in the Exchange Act) of fewer than 14 Class A Units shall, by virtue of this Section 5.6 and without any action on part of the holder thereof, hereafter be classified as a Class C Unit on the basis of one (1) Class C Unit for each Class A Unit held by such holder of record. Each Class A Unit outstanding immediately prior to the Reclassification Effective Time held by a holder of record of 30 or more Class A Units immediately prior to the Reclassification Effective Time shall not be reclassified and shall continue in existence as a Class A Unit.

          (b)   Effective as of the Reclassification Effective Time, each Class B Unit outstanding immediately prior to the Reclassification Effective Time held by the holder of record (as such term is used in the Exchange Act) of fewer than 30 but at least 14 Class B Units shall, by virtue of this Section 5.6 and without any action on part of the holder thereof, hereafter be classified as a Class E Unit on the basis of one (1) Class E Unit for each Class B Unit held by such holder of record, and each Class B Unit outstanding immediately prior to the Reclassification Effective Time held by a holder of record of fewer than 14 Class B Units immediately prior to the Reclassification Effective Time shall, by virtue of this Section 5.6 and without any action on part of the holder thereof, hereafter be classified as a Class C Unit on the basis of one (1) Class C Unit for each Class B Unit held by such Member. Each Class B Unit outstanding immediately prior to the Reclassification Effective Time held by a holder of record of 30 or more Class B Units immediately prior to the Reclassification Effective Time shall not be reclassified and shall continue in existence as a Class B Unit.

          (c)   Each Class C Unit outstanding immediately prior to the Reclassification Effective Time shall not be reclassified and shall continue in existence as a Class C Unit.

          (d)   Following the Reclassification Effective Time, the Capital Units shall be subject to further classification as part of an ongoing process to implement the Reclassification. In connection with the Disposition of any class of Capital Units after the Reclassification Effective Time, such Capital Units may be further reclassified by virtue of this Section 5.6 and without any action on the part of the holder thereof, such that: (i) Class A Units held by the holder of record in an amount of at least 14 but fewer than 30 Class A Units shall be reclassified as Class E Units on the basis of one (1) Class E Unit for each Class A Unit and Class A Units held in an amount fewer than 14 Class A Units shall be reclassified as Class C Units on the basis of one (1) Class C Unit for each Class A Unit; (ii) Class B Units held by the holder of record in an amount of at least 14 but fewer than 30 Class B Units shall be reclassified as Class E Units on the basis of one (1) Class E Unit for each Class B Unit and Class B Units held by the holder of record in an amount of fewer than 14 Class B Units shall be reclassified as Class C Units on the basis of one (1) Class C Unit for each Class B Unit; and (iii) Class E Units held by the holder of record in an amount of fewer than 14 Class E Units shall be reclassified as Class C Units on the basis of one (1) Class C Unit for each Class E Unit.

ARTICLE 6
ALLOCATIONS AND DISTRIBUTIONS

        6.1    Allocations and Distributions.     Except as may be required by section 704 (b) and (c) of the Code and the applicable Treasury Regulations, all items of income, gain, loss, deduction, and credit of the Company shall be allocated among the Members, and distributions shall be made, in accordance with this Article 6.

        6.2    Distributions of Net Cash from Operations.     Distributions of Net Cash from Operations, if any, for any fiscal year, will be made on not less than an annual basis with a minimum of 20% to be distributed so long as the Net Cash from Operations is in excess of $500,000.00 for such year and provided that any such distribution does not violate or cause the Company to default under any the terms of any of the Company's credit facilities or debt instruments. Additional distributions, if any, may be made as the Board of Managers shall determine in its sole discretion. Distributions shall be made to all Members ratably in proportion to their Ownership Percentages.

        6.3    Allocations of Income, Gain, Loss, Deductions, and Credits.     Except as otherwise provided in this Article 6, all items of income, gain, loss, deductions, and credits for a fiscal year shall be allocated to the Members ratably in proportion to their Ownership Percentages.

        6.4    Allocation of Gain or Loss Upon the Sale of All or Substantially All of the Company's Assets.

          (a)    Allocation of Gain.    Any income or gain from the sale or exchange of all or substantially all of the Company's assets shall be allocated, first, to those Members with capital account balances less than the amounts of their respective Capital Contributions that have not previously been distributed, that amount of income or gain, if any, necessary to increase their capital account balances to the respective amounts their Capital Contributions not previously distributed; and thereafter, the remaining income or gain, if any, shall be allocated to the Members, ratably in proportion to their Ownership Percentages.

          (b)    Allocation of Loss.    Any loss from the sale or exchange of all or substantially all of the Company's assets shall be allocated, first, so as to equalize the capital account balances of all Members holding the same number of Capital Units, and thereafter, the remaining losses shall be allocated to the Members, ratably in proportion to their Ownership Percentages.

        6.5    Regulatory Allocations and Allocation Limitations.     Notwithstanding the preceding provisions for allocating income, gains, losses, deductions and credits, the following limitations, regulatory allocations and contingent reallocations are intended to comply with applicable income tax Treasury Regulations under Section 704(b) of the Code and shall be so construed when applied.

          (a)    Minimum Gain Chargeback.    Notwithstanding any other provision of this Section 6.5, if there is a net decrease in Partnership Minimum Gain during any Company fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in accordance with Section 1.704-2(f)(1) of the Treasury Regulations in an amount equal to such Member's share of the net decrease in Partnership Minimum Gain (determined in accordance with Section 1.704-2(g)(2) of the Treasury Regulations). This Section 6.5(a) is intended to comply with the minimum gain chargeback requirement in the Treasury Regulations and shall be interpreted consistently therewith.

          (b)    Partner Minimum Gain Chargeback.    Except as otherwise provided in Section 1.704-2(i)(4) of the Treasury Regulations, notwithstanding any other provision of this Section 6.5, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Company fiscal year, each Member who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in an amount equal to such Member's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(4) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Treasury Regulations. This Section 6.5(b) is intended to comply with the minimum gain chargeback requirements in Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

          (c)    Qualified Income Offset.    In the event a deficit balance in a Member's capital account in excess of the sum of (i) the amount such Member is obligated to restore or contribute to the Company pursuant to any provision of this Operating Agreement and (ii) the amount such Member is deemed to be obligated to contribute pursuant to the penultimate sentences of Section 1.704-2(g)(1)(ii) and 1.704-2(i)(5) of the Treasury Regulations, is caused or increased because a Member receives an adjustment, allocation, or distribution described in Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations, such Member will be allocated items of Company income and gain in an amount and manner sufficient to eliminate such deficit balance or such increase in the deficit balance, as quickly as possible, to the extent required in the Treasury Regulations. This Section 6.5(c) is intended, and shall be so construed, to provide a "qualified income offset" within the meaning of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

          (d)    Gross Income Allocations.    In the event that a deficit balance in a Member's Capital Account at the end of any fiscal year is in excess of the sum of (i) the amount such Member is obligated to restore or contribute to the Company under this Operating Agreement and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations §§ 1.704-2(g)(1)(ii) and 1.704-2(i)(5), the Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 6.5(d) shall be made only if and to the extent that the Member would have a deficit balance in its capital account in excess of such sum after all other allocations provided for in this Section have been made as if Section 6.5(c) and this Section 6.5(d) were not in this Operating Agreement.

          (e)    Nonrecourse Deductions.    Nonrecourse Deductions shall be specially allocated to the Members in proportion to the allocation of Losses under Section 6.3.

          (f)    Partner Nonrecourse Deductions.    Any Partner Nonrecourse Deductions for any fiscal year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i)(1) of the Treasury Regulations.

          (g)    Members' Shares of Excess Nonrecourse Debt.    The Members' shares of excess Partnership Nonrecourse Debt within the meaning of Section 1.752-3(a)(3) of the Treasury Regulations shall be determined in accordance with the manner in which it is reasonably expected that the deductions attributable to such Partnership Nonrecourse Debt will be allocated.

          (h)    Curative Allocations.    The allocations set forth in subsections (a), (b), (c) (d), (e), (f) and (g) (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations under Section 704(b). Notwithstanding any other provision of this Article 6 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain or loss among the Members so that, to the extent possible, the net amount of allocations of such items of income, gain or loss and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred. For this purpose, future Regulatory Allocations under Section 6.5(a) and (b) shall be taken into account that, although not yet made, are likely to offset other Regulatory Allocations made under Section 6.5(e) and (f).

        6.6    Proration of Allocations.     All income, gains, losses, deductions and credits for a fiscal year allocable with respect to any Members whose Capital Units may have been transferred, forfeited, reduced, redeemed, or changed during such year shall be allocated based upon the varying interests of the Members throughout the year. The precise manner in which such allocations are made shall be determined by the Board of Managers in its sole discretion in good faith and shall be a manner of allocation, including an interim closing of the books, permitted to be used for federal income tax purposes.

        6.7    Consent to Allocation.     Each Member expressly consents to the methods provided herein for allocation of the Company's income, gains, losses, deductions and credits.

        6.8    Distributions in Kind.     Except as provided by this Operating Agreement, a Member, regardless of the form of the Member's Capital Contribution, may not demand or receive a distribution from this Company in any form other than cash.

        6.9    Right to Distributions.     A Member who is entitled to receive a distribution that has not been paid by the Company when due has the status of, and is entitled to all remedies available to, a creditor of the Company with respect to such distribution.

        6.10    Limitation on Distributions.

          (a)   Notwithstanding anything to the contrary in this Operating Agreement, the Company may not make a distribution to its Members to the extent that, immediately after giving effect to the distribution, all liabilities of the Company, other than liabilities to Members with respect to their interests and liabilities for which the recourse of creditors is limited to specified property of the Company, exceed the fair value of the Company's assets, except that the fair value of property that is subject to a liability for which recourse of creditors is limited shall be included in the Company's assets only to the extent that the fair value of that property exceeds that liability.

          (b)   Subject to the Act, a Member who receives a distribution that is not permitted under this Operating Agreement has no liability to return the distribution unless the Member knew that the distribution was prohibited under the terms of this Operating Agreement or the Act.

ARTICLE 7
OFFICERS

        7.1    Number of Officers.     The officers of the Board of Managers shall be a President, one or more vice-presidents, and a secretary, each of whom shall be appointed by the Board of Managers and must be a member of the Board of Managers. The officers of the Company shall be a Chief Executive Officer and Chief Financial Officer. Such other officers and assistant officers as may be deemed necessary, including any vice-presidents, may be appointed by the Board of Managers. If specifically authorized by the Board of Managers, an officer may appoint one or more officers or assistant officers from the Board of Managers. The same individual may simultaneously hold more than one office on the Board of Managers.

        7.2    Appointment and Term of Office.     The officers of the Board of Managers shall be appointed by the Board of Managers for a term as determined by the Board of Managers. If no term is specified, the officers of the Board of Managers shall hold office until the first meeting of the Board of Managers held after the next annual meeting of Members or until such earlier time as they no longer serve on the Board of Managers. If the appointment of officers of the Board of Managers shall not be made at such meeting, such appointment shall be made as soon thereafter as is convenient. The officers of the Company shall be appointed by the Board of Managers for a term as determined by the Board of Managers. If no term is specified, the officer of the Company shall hold office until removed by the Board of Managers or until the officer of the Company resigns. Each officer shall hold office until the officer's successor shall have been duly appointed, until the officer's death, or until the officer shall resign or shall have been removed in the manner provided in Section 7.3. The designation of a specified term does not grant to the officer any contract rights. The Board of Managers can remove the officer at any time prior to the termination of such term, and the officer shall be employed "at will," unless otherwise provided for in a duly executed employment contract with the Company.

        7.3    Removal of Officers.     Any officer or agent of the Board of Managers may be removed by the Board of Managers at any time, with or without cause. The Board of Managers may remove the Chief Executive Officer and Chief Financial Officer at any time, with or without cause. Any such removal shall be made without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not of itself create contract rights.

        7.4    The Chief Executive Officer.     The Chief Executive Officer shall be the principal executive officer of the Company. The Chief Executive Officer may sign, with the Secretary or any other proper officer of the Board of Managers or of the Company authorized by the Board of Managers, deeds, mortgages, bonds, contracts, debt instruments or other instruments, which the Board of Managers has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Managers or by this Operating Agreement to some other officer or agent of the Company, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Managers.

        7.5    The Chief Financial Officer.     The Chief Financial Officer shall be the principal financial and accounting officer of the Company, and may be the same person as the Chief Executive Officer. The Board of Managers shall select the Chief Financial Officer. The Chief Financial Officer shall:

          (a)   Have charge and custody of and be responsible for all funds and securities of the Company;

          (b)   Receive and give receipts for moneys due and payable to the Company from any source whatsoever, and deposit all such moneys in the name of the Company in such banks, trust companies, or other depositories as shall be selected by the Board of Managers; and

          (c)   In general, perform all of the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to the Chief Financial Officer by the Board of Managers. If required by the Board of Managers, the Chief Financial Officer shall give a bond for the faithful discharge of the Chief Financial Officer's duties in such sum and with such surety or sureties as the Board of Managers shall determine.

        7.6    The President.     The President shall be the presiding officer of the Board of Managers. The President shall, when present, preside at all meetings of the Members and of the Board of Managers. The President may sign, with the Secretary or any other proper officer of the Board of Managers or of the Company authorized by the Board of Managers, certificates for Capital Units of the Company and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Managers from time to time.

        7.7    The Vice-Presidents.     If appointed, in the absence of the President or in the event of the President's death, inability or refusal to act, the Vice-President, or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their appointment, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. If there is no Vice-President, then any member of the Board of Managers shall perform such duties of the President. Any Vice-President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Company the issuance of which have been authorized by resolution of the Board of Managers; and shall perform such other duties as from time to time may be assigned to the Vice-President by the President or by the Board of Managers.

        7.8    The Secretary.     The Secretary shall:

          (a)   Keep the minutes of the proceedings of the Members and of the Board of Managers in one or more books provided for that purpose;

          (b)   See that all notices are duly given in accordance with the provisions of this Operating Agreement or as required by law;

          (c)   Be the custodian of the Company records and of any seal of the Company and if there is a seal of the Company, see that it is affixed to all documents the execution of which on behalf of the Company under its seal is duly authorized;

          (d)   When requested or required, authenticate any records of the Company;

          (e)   Keep a register of the mailing address of each Member which shall be furnished to the Secretary by such Member;

          (f)    Sign with the President, or a Vice-President, certificates for Capital Units of the Company, the issuance of which shall have been authorized by resolution of the Board of Managers;

          (g)   Have general charge of the Capital Units transfer books of the Company; and

          (h)   In general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or by the Board of Managers.

        7.9    Assistant Secretaries.     The Assistant Secretaries, when authorized by the Board of Managers, may sign with the President or a Vice-President, certificates for Capital Units of the Company the issuance of which shall have been authorized by a resolution of the Board of Managers. The Assistant Secretaries , in general, shall perform such duties as shall be assigned to the Secretary, or by the President or the Board of Managers.

        7.10    Designation of Tax Matters Partner.     The Board of Managers shall designate a Manager who owns Capital Units, as the tax matters partner of the Company, as provided in the Treasury Regulations pursuant to Section 6231 of the Code (the "Tax Matters Partner"). Each Member, by the execution of this Agreement consents to such designation of the Tax Matters Partner and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent. If the designated Manager no longer owns Capital Units, the Board of Managers shall designate a Manager who owns Capital Units as the Tax Matters Partner of the Company.

        7.11    Duties of Tax Matters Partner.

          (a)   The Tax Matters Partner shall register the Company as a "tax shelter" with the Internal Revenue Service if such registration is required and shall provide the tax shelter registration number to each Member.

          (b)   To the extent and in the manner provided by applicable law and regulations, the Tax Matters Partner shall furnish the name, address, profit's interest, and taxpayer identification number of each Member to the Secretary of the Treasury or his delegate (for the purposes of Sections 7.12 and 7.13 only, the "Secretary").

          (c)   To the extent and in the manner provided by applicable law and regulations, the Tax Matters Partner shall keep each Member informed of the administrative and judicial proceedings for the adjustment at the Company level of any item required to be taken into account by a Member for income tax purposes (such administrative proceeding referred to hereinafter as a "tax audit" and such judicial proceeding referred to hereinafter as "judicial review").

          (d)   If the Tax Matters Partner, on behalf of the Company, receives a notice with respect to a tax audit from the Secretary of the Internal Revenue Service, the Tax Matters Partner shall forward a copy of such notice to the Members who hold or held an interest in the profits or losses of the Company in the taxable year to which the notice relates as required by law.

        7.12    Authority of Tax Matters Partner.     The Tax Matters Partner is hereby authorized, but not required:

          (a)   To enter into any settlement with the Internal Revenue Service or the Secretary of the Internal Revenue Service with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Members, except that such settlement agreement shall not bind any Member who (within the time prescribed pursuant to the Code and Treasury Regulations thereunder) files a statement with the Secretary of the Internal Revenue Service providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on behalf of such Member;

          (b)   In the event that a notice of a final administrative adjustment at the Company level of any item required to be taken into account by a Member for tax purposes (a "final adjustment") is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the Company's principal place of business is located, or the United States Court of Claims;

          (c)   To intervene in any action brought by any other Member for judicial review of a final adjustment;

          (d)   To file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for judicial review with respect to such request;

          (e)   To enter into an agreement with the Internal Revenue Service to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Member for tax purposes, or an item affected by such item;

          (f)    To take any other action on behalf of the Members or the Company in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations; and

          (g)   To retain attorneys and accountants on an as-needed basis under such terms and conditions as determined solely by the Tax Matters Partner.

        7.13    Expenses of Tax Matters Partner.     The Company shall indemnify and reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Members. The payment of all such expenses shall be made before any distributions are made of Net Cash from Operations, or any discretionary reserves are set aside by the Board of Managers. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Tax Matters Partner and the provisions on limitations of liability and indemnification set forth in Article 9 of this Agreement shall be fully applicable to the Tax Matters Partner in his capacity as such.

        7.14    Compensation.     The salaries and terms of employment of the officers of the Company shall be fixed from time to time by the Board of Managers. Officers of the Board of Managers shall not receive any salary or other compensation for their services as officers of the Board of Managers, unless otherwise determined by the Board of Managers. Officers who are Members of the Company shall receive the same membership benefits that all other Members receive. Officers may be reimbursed for reasonable expenses incurred in carrying out their duties as officers.

ARTICLE 8
MANAGEMENT

        8.1    Management by Board of Managers.

          (a)   Except when the approval of the Members is required by this Operating Agreement or by nonwaivable provisions of the Act and subject to the provisions of Section 8.2, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of the Board of Managers; and the Board of Managers may make all decisions and take all actions for the Company not otherwise provided for in this Operating Agreement, including, without limitation, the following:

              (i)  To direct and oversee the officers of the Company in their implementation of the decisions of the Board of Managers.

             (ii)  To direct the expenditure of the capital and profits of the Company in furtherance of the Company's purposes.

            (iii)  To direct the investment of Company funds in any manner deemed appropriate or convenient by the Board of Managers to be in the best interests of the Company.

            (iv)  To enter into operating agreements, joint participation, joint ventures, and partnerships with others with respect to the ethanol plant and any other assets of the Company, containing such terms, provisions and conditions as the Board of Managers shall approve.

             (v)  To cause the Company to borrow money from banks and other lending institutions for any Company purpose and in connection therewith to mortgage, grant a security interest in or hypothecate all of the assets of the Company.

            (vi)  To sell, dispose, abandon, trade or exchange assets (but not a sale, disposition, abandonment, trade, or exchange of all or any substantial portion of the Company's assets) of the Company, upon such terms and conditions and for such consideration as the Board of Managers deems appropriate.

           (vii)  To enter into agreements and contracts with any Member or an Affiliate of any Member, and to give receipts, releases and discharges with respect to all of the foregoing and any matters incident thereto as the Board of Managers may deem advisable or appropriate; provided, however, that any such agreement or contract shall be on terms as favorable to the Company as could be obtained from any third party.

          (viii)  To make distributions in accordance with and subject to the limitations set forth in Article 6 of this Operating Agreement.

            (ix)  To amend the terms and provisions of this Operating Agreement.

          (b)   All acts of the Board of Managers will be by majority vote of the disinterested Managers except for the following, which shall require the affirmative vote of at least seven of the nine representatives of the Board of Managers, or, if three or more Managers are not disinterested, then by seventy five percent (75%) of the disinterested Managers, without regard to which class of Members elected the representative:

              (i)  The authorization of the sale of additional Capital Units.

             (ii)  The authorization of any borrowing of money in an amount exceeding $50,000.00 by the Company.

          (c)   Notwithstanding the provisions of Section 8.1(a), the Board of Managers may not amend this Operating Agreement without the approval of the Class A Members or cause the Company to take any action set forth in Section 3.9(e), without first obtaining the required approval of the Members, as described herein.

          (d)   For the purposes of this Operating Agreement, a disinterested Manager shall be a Manager who does not have a material financial interest in any contract or agreement to be approved by the Board of Managers. A Manager who has a material financial interest in any contract or agreement shall not vote on such contract or agreement. A Manager's interest in a grain delivery agreement or a distillers' grain purchase agreement shall not be deemed to be a material financial interest. If a Manager is an Affiliate or relative of a party with respect to which the Board of Managers intends to act, such Manager shall be deemed to be interested.

        8.2    Actions by Managers; Committees; Delegation of Authority and Duties.

          (a)   In managing the business and affairs of the Company and in exercising its powers, the Board of Managers shall act (i) collectively through meetings and written consents consistent with or as may be provided or limited in other provisions of this Operating Agreement; and (ii) through committees pursuant to Section 8.2(b).

          (b)   The Board of Managers may, from time to time, designate one or more committees, each of which shall be comprised of one or more members of the Board of Managers and/or the Members of the Company. Any such committee, to the extent provided in such resolution shall have and may exercise such authority as is designated by the Board of Managers, subject to the limitations set forth in the Act. At every meeting of any such committee, unless otherwise provided by the Board of Managers, the presence of a majority of all the committee members shall constitute a quorum, and the affirmative vote of a majority of the committee members present shall be necessary for the adoption of any resolution. The Board of Managers may dissolve any committee at any time.

          (c)   The Board of Managers may, from time to time, name an observer or observers to the Company's Board of Managers and the Company may provide such observer or observers with all notices of Board of Managers meetings and other information provided to Managers and allow such observer or observers to attend all Board of Manager meeting; provided, however, that any such observer or observers shall have no right to vote at Board of Managers meetings.

        8.3    Registration and Transfer of Securities.     Securities and other property owned by the Company shall be registered in the Company's name, in a nominee name, in any such case for the benefit of the Company. Any transfer agent called upon to transfer any securities to or from the name of the Company or such other names shall be entitled to rely on instructions or assignments signed by an officer of the Company, an officer of the Board of Managers, or by any agent or custodian so authorized by the Board of Managers, on its behalf, without inquiry as to the authority of the person signing such instructions or assignments or as to the validity of any transfer to or from the name of the Company. At the time of transfer, any transfer agent is entitled to assume, unless it has actual knowledge to the contrary:

          (a)   that the Company is still in existence;

          (b)   that this Operating Agreement is in full force and effect and has not been amended, unless the transfer agent has received written notice to the contrary; and

          (c)   that the person so signing is authorized to sign on behalf of the Company.

        8.4    Number and Term of Office.

          (a)   The number of initial Managers of the Company shall be set at nine until such time as the Board of Managers shall approve an increase or decrease in the number of Managers so serving on the Board. The terms of the Managers serving on the Board shall be staggered with approximately one-third of the Managers each elected to three-year terms at each annual meeting of the Members. Of the nine Managers, two Managers shall be representatives of and elected by the Class E Members, three Managers shall be representatives of and elected by the Class B Members and four Managers shall be representatives of and elected by the Class A Members. Elections of Managers to represent each respective class of Members on the Board of Managers shall be determined by a plurality of the votes cast in the corresponding Member class. The schedule contained in Exhibit A attached to this Operating Agreement and incorporated herein sets forth, as of the Reclassification Effective Time, the individuals serving as the Class A, Class B and Class E representatives on the Board of Managers and the term for which each Manager shall hold office unless such Manager is removed, resigns, dies, or becomes disabled.

          (b)   Except as provided in Section 8.8 below, a person does not need to be a Member to be elected to the Board of Managers. If a Manager's term expires, the Manager shall continue to serve until the Manager's successor shall have been elected and qualified, or until there is a decrease in the number of Managers. If a Manager is appointed to complete an unexpired term, that portion of the unexpired term served shall not be counted when calculating the Manager's length of service.

        8.5    Death or Disability of Managers.     Upon the death or disability of a Manager, the resulting vacancy on the Board of Managers shall be filled in accordance with Section 8.8. "Disabled" or "disability" shall mean the inability to perform the functions and duties of one's position for a period of six months or greater.

        8.6    Removal.     Managers may be removed for any reason at any special meeting of Members by the affirmative vote of the majority of the Members of the class which such Manager represents (as described in Section 8.4). The notice calling such meeting shall give notice of the intention to act upon such matter, and if the notice so provides, the vacancy caused by such removal may be filled at such meeting by vote of the Members of the appropriate class represented at such meeting.

        8.7    Resignations.     Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified then at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

        8.8    Vacancies.     Any vacancy occurring in the Class A, Class B and Class E representatives to the Board of Managers (other than by reason of an increase in the number of Managers) may be filled by appointment through the affirmative vote of a majority of the remaining Managers, though less than a quorum of the Managers, provided that the person appointed to fill such vacancy is a Member of the

Class in which the vacancy occurred. A Manager appointed by the Board of Managers to fill a vacancy shall serve until the next annual meeting or special meeting of Members held for the purpose of electing Managers, at which time, the Members of the Class in which the vacancy occurred shall elect a new Manager to serve for the remainder of the original unexpired term of the vacated position. Any Manager position to be filled by reason of an increase in the number of Managers on the Board of Managers shall be filled by election at an annual meeting or at a special meeting of Members called for that purpose.

        8.9    Place and Manner of Meetings.     Meetings of the Board of Managers, regular or special, may be held either within or without the State of Kansas. Managers may participate in such meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting as provided herein shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

        8.10    First Meeting.     The first meeting of the newly elected Managers shall be held without further notice within 60 days following the first annual meeting of Members, and at the same place, unless by unanimous consent of the Board of Managers then elected and serving, such time or place shall be changed.

        8.11    Regular Meeting of Board of Managers.     A regular meeting of the Board of Managers may be held at such time as shall be determined from time to time by resolution of the Board of Managers.

        8.12    Special Meeting of Board of Managers.     The Secretary shall call a special meeting of the Board of Managers whenever requested to do so by the President, by 30% of any of the Managers representing a specific Class, or by the Chief Executive Officer. Such special meeting shall be held at the time specified in the notice of the meeting. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.

        8.13    Notice of Board of Managers' Meetings.     All special meetings of the Board of Managers shall be held upon two days' written or oral notice stating the date, place and hour of meeting delivered to each Manager either personally or by facsimile transmission, upon seven days' written notice by mail, or at the direction of the President, the Secretary, the Chief Executive Officer or Managers calling the meeting.

        8.14    Action Without Meeting.     Any action required by the Act to be taken at a meeting of the Board of Managers, or any action which may be taken at a meeting of the Board of Managers, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the same number of Managers which would have been necessary to approve such action if a meeting had been held. Such consent shall have the same force and effect as if adopted at a duly called meeting of the Board of Managers.

        8.15    Quorum; Majority Vote.     At all meetings of the Board of Managers, five Managers shall constitute a quorum for the transaction of business. The act of a majority of the Managers present at any meeting at which a quorum is present shall be the act of the Board of Managers unless the act of a greater number, or the act of Managers elected by certain Classes is required by this Operating Agreement. If a quorum shall not be present at any meeting of the Board of Managers, the Managers present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

        8.16    Approval or Ratification of Acts or Contracts.     The Board of Managers in its discretion may submit any act or contract for approval or ratification at any annual meeting of the Members, or at any special meeting of the Members called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the Members shall be as valid and as binding upon the Company and upon all the Members as if it shall have been approved or ratified by every Member of the Company.

        8.17    Interested Managers, Officers and Members.     No contract or transaction between the Company and one or more of its Managers, officers, or Members, or any of their Affiliates, or between the Company and any other limited liability company, corporation, partnership, association, or other organization in which one or more of its Managers, officers or Members are managers or officers or have a financial interest, shall be void or voidable solely for this reason or solely because the Person is present at or participates in the meeting of the Board of Managers or of a committee formed by the Board of Managers which authorizes the contract or transaction. Pursuant to 8.1(d), only disinterested Managers may vote on any particular matter or issue.

        8.18    Expenses of the Company.     All expenses of the Company shall be billed to and paid by the Company. Managers may be reimbursed for the actual cost of goods and services used for or by the Company. Managers may be reimbursed for the administrative services necessary to the prudent operation of the Company; provided, the reimbursement shall be the lower of the Manager's actual cost or the amount the Company would be required to pay persons other than Affiliates for comparable administrative services in the same geographic location; and provided, further, that such costs are reasonably allocated to the Company on the basis of assets, revenues, time records or other method conforming with generally accepted accounting principles. No reimbursement shall be permitted for services for which the Manager is entitled to compensation by way of a separate fee.

        8.19    Procedure.     The Board of Managers shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the Company.

        8.20    Compensation.     A per diem fee or other compensation for attending meetings and serving as a Manager may be set by the Board of Managers. Managers who are Members of the Company shall receive the same membership benefits that all other Members receive. Managers may be reimbursed for reasonable expenses incurred in carrying out their duties as Managers.

ARTICLE 9
INDEMNIFICATION AND LIABILITY TO COMPANY

        9.1    Indemnification.     The Company shall indemnify an officer, Member, Manager, former Member, a former officer, a former Manager of the Company against expenses actually and reasonably incurred by said person in connection with the defense of an action, suit or proceeding, civil or criminal, in which said person is made a party by reason of being or having been such officer, Member or Manager except in relation to matters as to which such Person may be adjudged in the action, suit or proceeding to be liable to the Company or its Members under Section 9.2.

        9.2    Liability to Company.     To the full extent permitted by Kansas law, no officer, Member or Manager shall be liable to the Company or its Members for monetary damages for an act or omission in such Member's or Manager's capacity as an officer, Member or Manager of the Company, except that this Article does not eliminate or limit the liability of an officer Member or Manager to the extent the officer, Member or Manager is found liable for:

          (a)   a breach of the duty of loyalty to the Company or its Members;

          (b)   an act or omission not in good faith that constitutes a breach of duty to the Company or its Members or an act or omission that involves gross negligence, intentional misconduct or a known violation of the law;

          (c)   a transaction from which the officer, Member, or Manager received an improper benefit whether or not the benefit resulted from an action taken within the scope of the officer's, Member's or Manager's office; or

          (d)   an act or omission for which the liability of an officer, Member or Manager is expressly provided for by applicable statute.

        9.3    Prospective Amendment of Liability and Indemnity.     Any repeal or amendment of this Article by the Board of Managers of the Company shall be prospective only and shall not adversely affect any right of an officer, Member or Manager to indemnification or any limitation on the liability of an officer, Member or Manager of the Company existing at the time of such repeal or amendment.

        9.4    Non-Exclusive Liability and Indemnity.     The provisions of this Article 9 shall not be deemed exclusive of any other rights or limitations of liability or indemnity to which an officer, Member or Manager may be entitled under any other provision of this Operating Agreement, or pursuant to any contract or agreement, the Act or otherwise.

ARTICLE 10
CAPITAL UNITS

        10.1    Certificates.     The Capital Units of the Company shall be uncertificated. The Person in whose name the Capital Units are registered on the Member Register of the Company shall be deemed by the Company to be the owner thereof for all purposes. At such time as previously issued certificates representing Capital Units are surrendered to the Company for any transfer, such certificate shall be canceled and no new certificates shall be issued. In case of loss or destruction of any certificate, no new certificates will be issued.

        10.2    Transfer of Capital Units.     Subject to Article 4, the transfer of Capital Units shall be made pursuant to this Operating Agreement. Transfers of Capital Units, whether uncertificated or represented by any previously issued certificates of the Company, shall only be recognized by the Company upon presentation by the holder of record thereof or by the holder's legal representative, of proper evidence of authority to transfer, or by the Member's attorney thereunto authorized by the power of attorney duly executed and filed with the Secretary of the Company. In addition to the restrictions contained in Article 4, no transfer of Capital Units shall be effective until the transfer is recorded in the transfer books of the Company and reflected on the Member Register. A transfer of Capital Units does not transfer Membership in the Company. Membership may only be transferred with the approval and consent of the Board of Managers and in accordance with Section 3.1 of this Operating Agreement.

        10.3    Registered Capital Unit Holders.     The Company is entitled to recognize the exclusive right of a Person entered in the Member Register as the owner of the Capital Units to receive distributions, to vote as a Member, and to be entitled to all other rights and privileges authorized by this Operating Agreement and shall not be bound to recognize any equitable or other claim to or interest in such Capital Units on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Kansas.

        10.4    Restrictions on Transfer of Capital Units.     The Board of Mangers may provide notice of the restrictions on the transfer of the Capital Units imposed under this Operating Agreement sent to the registered holder of such Capital Units.

ARTICLE 11
BANKRUPTCY OF A MEMBER

        If any Member becomes a Bankrupt Member, the Bankrupt Member's Capital Units shall be offered for sale through the Capital Units Transfer System, and if such a sale is not completed within 240 days after the Member becomes a Bankrupt Member, the Company shall have the option but not the obligation to redeem the Bankrupt Member's Capital Units pursuant to Section 4.3(c) of this Agreement. If the Company exercises its rights to redeem under Section 4.3(c) of this Agreement, the payment made to the Bankrupt Member or its representative is in complete liquidation and satisfaction of all the rights and interest of the Bankrupt Member and its representative (and of all Persons claiming by, through, or under the Bankrupt Member and its representative) and in respect of the

Company, including, without limitation, any Capital Units, any rights in specific Company property, and any rights against the Company and (insofar as the affairs of the Company are concerned) against the Members, and constitutes a compromise to which all Members have agreed.

ARTICLE 12
DISSOLUTION

        12.1    Dissolution and Winding-Up.     The Company shall dissolve and its affairs shall be wound up on the first to occur of the following:

          (a)   the consent of each class of Members with Capital Units outstanding (as set forth in Section 3.9);

          (b)   an event that makes it unlawful for all or substantially all of the business of the Company to be continued, but any cure of illegality within 90 days after notice to the Company of the event is effective retroactively to the date of the event for purposes of this section;

          (c)   on application by a Member or a dissociated Member, upon entry of a judicial decree that:

              (i)  the economic purpose of the Company is likely to be unreasonably frustrated;

             (ii)  it is not otherwise reasonably practicable to carry on the Company's business in conformity with the Articles and this Operating Agreement; or

            (iii)  the Managers or Members in control of the Company have acted, are acting, or will act in a manner that is illegal, oppressive, fraudulent, or unfairly prejudicial to the petitioning Member.

        12.2    Continuation.     Except upon application and receipt of a judicial decree as provided in Section 12.1(c), no Member may voluntarily dissociate from the Company. The death, expulsion, bankruptcy or dissolution of a Member, or the occurrence of any other event that terminates the continued membership of a Member in the Company, shall not cause a dissolution of the Company.

ARTICLE 13
LIQUIDATION AND TERMINATION

        13.1    Liquidation and Termination.     On dissolution of the Company, the Board of Managers shall proceed diligently to wind up the affairs of the Company and make any final distribution as provided in this Operating Agreement and the Act. The costs of liquidation shall be borne as a Company expense. Liquidation proceeds, if any, shall first be used to pay the Company's obligations and liabilities.

        13.2    Application and Distribution of Proceeds on Liquidation.     Upon an event of liquidation, the business of the Company shall be wound up, the Board of Managers shall take full account of the Company's assets and liabilities, and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof. If any assets are not sold, gain or loss shall be allocated to the Members in accordance with Article 6 as if such assets had been sold at their fair market value at the time of the liquidation. If any assets are distributed to a Member, rather than sold, the distribution shall be treated as a distribution equal to the fair market value of the asset at the time of the liquidation. The assets of the Company shall be applied and distributed in the following order of priority:

          (a)   to the payment of all debts and liabilities of the Company, including all fees due the Members and Affiliates, and including any loans or advances that may have been made by the Members to the Company, in the order of priority as provided by law;

          (b)   to the establishment of any reserves deemed necessary by the Board of Managers or the Person winding up the affairs of the Company for any contingent liabilities or obligations of the Company;

          (c)   to the Class C Members and Class E Members together as a single class, an amount equal to $1,000,000 to be distributed ratably in proportion to their Ownership Percentage of the Class C Units and Class E Units.

          (d)   to the Members ratably in proportion to the credit balances in their respective capital accounts after and including all allocations to the Members under Article 6, including the allocation of any income, gain or loss from the sale, exchange or other disposition (including a deemed sale pursuant to this Section 13.2) of the Company's assets.

        13.3    Deficit Capital Account Balances.     Notwithstanding anything to the contrary contained in this Operating Agreement, and notwithstanding any custom or rule of law to the contrary, to the extent that the deficit, if any, in the capital account of any Member results from or is attributable to deductions and losses of the Company (including non-cash items such as depreciation), or distributions of money pursuant to this Operating Agreement to all Members in proportion to their respective Ownership Percentages, upon dissolution of the Company such deficit shall not be an asset of the Company and no Member with a deficit balance shall be obligated to contribute such amount to the Company to bring the balance of such Member's capital account to zero.

        13.4    Articles of Dissolution.     On completion of the distribution of Company assets as provided herein, the Company is terminated, and the Board of Managers shall file Articles of Dissolution with the Secretary of State of Kansas and take such other actions as may be necessary to terminate the Company.

ARTICLE 14
GENERAL PROVISIONS

        14.1    Books and Records.     The Company shall maintain those books and records as provided by the Act and as it may deem necessary or desirable. All books and records provided for by the Act shall be open to inspection of the Members from time to time and to the extent expressly provided by the Act, and not otherwise.

        14.2    Headings.     The headings used in this Operating Agreement have been inserted for convenience only and do not constitute matter to be construed in interpretation of this Operating Agreement.

        14.3    Construction and Severability.     Whenever the context so requires, the gender of all words used in this Operating Agreement includes the masculine, feminine, and neuter, and the singular shall include the plural, and conversely. All references to Articles and Sections refer to articles and sections of this Operating Agreement, and all references to Exhibits, if any, are to Exhibits attached hereto, if any, each of which is made a part hereof for all purposes. If any portion of this Operating Agreement shall be invalid or inoperative, then, so far as is reasonable and possible:

          (a)   The remainder of this Operating Agreement shall be considered valid and operative; and

          (b)   Effect shall be given to the intent manifested by the portion held invalid or inoperative.

        14.4    Effect of Waiver or Consent.     A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the

Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

        14.5    Binding Effect.     Subject to the restrictions on Dispositions set forth in this Operating Agreement, this Operating Agreement is binding on and inures to the benefit of the Members and their respective heirs, legal representatives, successors, and assigns.

        14.6    Governing Law/Jurisdiction.     THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF KANSAS. THE MEMBERS CONSENT TO THE JURISDICTION OF THE COURTS OF THE STATE OF KANSAS AND AGREE THAT ANY ACTION ARISING OUT OF OR TO ENFORCE THIS AGREEMENT MUST BE BROUGHT AND MAINTAINED IN KANSAS.

        14.7    Further Assurances.     In connection with this Operating Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Operating Agreement and those transactions.

        14.8    Notice to Members of Provisions of This Agreement.     By becoming a Member, each Member acknowledges that it has actual notice of (a) all of the provisions of this Operating Agreement, including, without limitation, the restrictions on the Disposition of Capital Units set forth in Article 4, and (b) all of the provisions of the Articles. Each Member agrees that this Operating Agreement constitutes adequate notice of all such provisions, and each Member waives any requirement that any further notice thereunder be given.

        14.9    Counterparts.     This Operating Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

        14.10    Conflicting Provisions.     To the extent that one or more provisions of this Operating Agreement appear to be in conflict with one another, then the Board of Managers shall have the right to choose which of the conflicting provisions are to be enforced. Wide latitude is given to the Board of Managers in interpreting the provisions of this Operating Agreement to accomplish the purposes and objectives of the Company, and the Board of Managers may apply this Operating Agreement in such a manner as to be in the best interest of the Company, in its sole discretion, even if such interpretation or choice of conflicting provisions to enforce is detrimental to one or more Members.

EXHIBIT A

Manager	Representative Class	Expiration of Term
Brian Baalman	A	2013 Annual Meeting	*
Ronald Blaesi	B	2013 Annual Meeting
Ben Dickman	E	2012 Annual Meeting
Scott Foote	B	2011 Annual Meeting
Gary Johnson	E	2011 Annual Meeting
David Mann	A	2013 Annual Meeting
Jeff Roskam	B	2012 Annual Meeting
Richard Sterrett	A	2011 Annual Meeting
Jeff Torluemke	A	2012 Annual Meeting

*
The 2013 annual meeting is held following completion of the 2013 fiscal year, in calendar 2014. Each successive meeting date is calculated similarly.

Appendix C

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 10-K

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended September 30, 2010
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to

Commission file number: 0-50714

Western Plains Energy, L.L.C.
(Exact name of registrant as specified in its charter)

Kansas (State or other jurisdiction of incorporation or organization)	48-1247506 (I.R.S. Employer Identification No.)
3022 County Road 18, Oakley, Kansas (Address of principal executive offices)	67748 (Zip code)

Registrant's telephone number, including area code: (785) 672-8810

         Securities registered pursuant to Section 12(b) of the Act: None

         Securities registered pursuant to Section 12(g) of the Act: Class A Capital Units

         Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐    No ☒

         Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes ☐    No ☒

         Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒    No ☐

         Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files. Yes ☐    No ☐

         Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Small reporting company ☒

         Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐    No ☒

         The aggregate market value of the capital units held by non-affiliates of the registrant as of March 31, 2010 was $44,690,000, computed by reference to the price at which membership units were last sold prior to that date. There is no established public trading market for our securities.

         As of December 23, 2010, 16,002 Class A Capital Units, 12,068 Class B Capital Units and 350 Class C Capital Units of the registrant were outstanding.

DOCUMENTS INCORPORATED BY REFERENCE: None.

Additional Information

        Descriptions in this report are qualified by reference to the contents of any contract, agreement or other document described herein and are not necessarily complete. Reference is made to each such contract, agreement or document filed as an exhibit to this report, or incorporated by reference as permitted by regulations of the Securities and Exchange Commission ("SEC"). For more information regarding these documents, see the section titled "Exhibits" in this report.

Special Note Regarding Forward-Looking Statements

        Please see the note under "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" for a description of special factors potentially affecting forward-looking statements included in this report.

PART I

Item 1.    Business.

  Overview.

        Our business focuses on the production and sale of ethanol and its co-products. Ethanol is a type of alcohol which in the United States, which we refer to as the U.S., is typically produced from corn, but may be produced from other grains and biomass. Ethanol is primarily used as a blend component for gasoline, and is typically added by refiners or distributors to increase octane and reduce tailpipe emissions from vehicles. The ethanol industry in the U.S. experienced significant growth between 2003 and 2008. However, during 2009, ethanol production decreased due to the overall economic downturn and diminishing profit margins. According to the Renewable Fuels Association ("RFA"), production capacity during 2010 in the U.S. has increased to 13.4 billion gallons annually from 190 operating plants. We believe that E85 and other gasoline blends greater than 10% (see "Our Products and Their Markets," below) will also become increasingly important over time as an alternative to unleaded gasoline. We produce a small percentage of the ethanol sold annually in the U.S.

        We produce fuel grade ethanol at our plant located in Gove County, Kansas by processing corn and milo by utilizing what is known as "dry-milling" technology. The grain is received by semitrailer truck, weighed and cleaned of rocks and debris before it is conveyed to storage silos. The grain is then transported to a hammer mill or grinder where it is ground into flour and conveyed into a slurry tank for processing. We add water, heat and enzymes to break the ground grain into a mash. The mash is heat sterilized and pumped into a tank where other enzymes are added to convert the starches into glucose sugars. Next, the mash is pumped into one of five fermenters, where yeast is added to begin a 48 to 55 hour batch fermentation process. A distillation process vaporizes the alcohol from the mash. The alcohol is further dried in a rectifier and molecular sieve. The resulting 200 proof-alcohol is then pumped to shift tanks and blended to achieve a mixture consisting of approximately 97.8% ethanol and 2.2% gasoline as it is pumped into denatured ethanol storage tanks.

        Grain mash exiting the distillation process is pumped into one of several centrifuges. Water from the centrifuges, called thin stillage, is condensed into a thicker syrup called condensed solubles. The solids that exit the centrifuge are called distillers wet grains ("WDGS"). The majority of these distillers wet grains are sold in that form and a portion are subsequently dried and mixed with condensed solubles to produce distillers grains with solubles, which may be used as animal feed and are known as distillers dry grains ("DDGS"). See "Our Products and Their Markets," below. During our 2010 fiscal year, which ended September 30, 2010, we produced 49,013,332 gallons of fuel grade ethanol, 368,313 tons of WDGS and 14,491 tons of DDGS.

  History.

        We were organized as a Kansas limited liability company in 2001. We completed the initial public distribution of our membership units in 2003, raising proceeds of $19,330,000. In 2008, we declared a forward split of our outstanding units on a seven (7) for one (1) basis.

        We constructed our facility, located in western Kansas, during 2003 and began production of ethanol in January 2004. Our initial nameplate (estimated) production capacity was 30 million gallons of ethanol per year. During our 2005 fiscal year, we completed construction of an expansion of our facility to give us nameplate capacity of 40 million gallons of ethanol per year. During our 2007 fiscal year, we completed capital improvements to our plant giving us increased storage capacity for grain which enables us to further manage our increased production capacity. During our 2010 fiscal year, we added a fifth fermenter and made several improvements to our process system in the plant. For a more detailed discussion, see "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" below.

  Recent Developments.

        During 2010, we continued to focus on improving our ethanol production process and strengthening our position as a low cost ethanol producer. We installed a fifth fermenter at our plant to provide our product a longer residence time during production. We also upgraded our energy center and certain processing equipment. Although our intent was not necessarily to increase our plant's nameplate capacity, our improvements resulted in a slight increase in our production without additional input. We have continued to research and explore new technologies and production methodologies that affect various aspects of the production process.

        Over the past year, the ethanol industry continued the very slow recovery from the effects of the financial crisis which began in late 2008. There have been no significant new announcements regarding new construction projects. The vast majority of the production capacity that was idled in 2009 came back online, along with the completion of some construction projects to add a small amount of new capacity, in late 2010. Even with this added production capacity, the recovery has lagged. The amount of capacity in the ethanol industry today is very close to the mandated levels provided in the Energy Independence and Security Act of 2007, which we refer to as EISA. We think the growth rate of the ethanol industry will much more closely match these requirements as we move into the future.

        Consolidation in the industry has been widespread, as assets of bankrupt entities have been acquired by healthier companies from both inside the ethanol industry as well as the petroleum industry. A few large ethanol producers expanded their businesses by acquiring additional ethanol plants in new markets. Additionally, there have been numerous purchases of stressed ethanol assets by companies in the petroleum industry. Valero, Murphy Oil, Flint Hills Resources, and Sunoco are all examples of petroleum companies acquiring ethanol companies in order to fulfill their ethanol blending requirements under EISA as well as to diversify their refining operations.

        The availability of credit remains an issue for weaker companies as a result of the severe downturn experienced by U.S. financial markets beginning in 2008. A contraction in the local, national and global economies resulted from this downturn. This situation, coupled with increased production capacity in our industry, caused a wide array of businesses, including some of our competitors, suppliers and customers, to experience difficulty in continuing operations. We believe our conservative business model and lack of debt place us in a very favorable position in the market as we continue through this recovery period.

        One bright spot for the industry was the recent approval by the United States Environmental Protection Agency, which we refer to as the EPA, of the use of gasoline blended with 15% ethanol, or E15, as fuel in vehicles manufactured in 2007 or later. The blend rate for gasoline was originally capped at 10% ethanol. The waiver for newer vehicles to use E15 will likely increase domestic demand for ethanol for blending purposes.

        Although the markets seem to be stabilizing following the financial crisis, the demand for fuels on a global scale remains repressed. The ethanol industry appears to have stabilized and moderate profitability has returned to the industry in general. However, the uncertainty concerning recovery in the financial system and its lasting effects requires us to take a conservative view of the marketplace moving forward.

  Our Competitive Strengths.

        Plant technology and efficiency.    At September 30, 2010, our plant was producing ethanol at or above nameplate capacity, primarily due to capital improvements we made in addition to our plant expansion. We have continued to focus on finding ways to improve the production process and will upgrade equipment as necessary in order to achieve maximum production goals. We believe we will continue to compete as a low-cost producer of ethanol in the future, due to the improved efficiency from our equipment upgrades. We continue to focus upon per gallon improvements to costs on all inputs, targeting larger gross operating margins.

        For the past several years, we have utilized a variety of corn developed by a major seed company which contains an enzyme required in our ethanol production process. In fiscal 2010, we refined and optimized the technology for use within our production process. We believe this technology holds a great deal of promise for our operating efficiencies. The United States Department of Agriculture, which we refer to as the USDA, continues to review the technology to possibly deregulate its use. If deregulated, we are positioned favorably to use the technology on a commercial scale.

        Absence of significant debt.    The term loans related to the original construction of our plant as well as the expansion project completed during fiscal 2005 were paid in full at June 2006. While we maintain a revolving line of credit, the absence of term debt positions us favorably vis-a-vis other competitors who have long-term debt and who are required to service that debt from operations. As a result of our reduced leverage, we may be less sensitive to fluctuations in revenue as a result of changes in the price of ethanol or the costs of our raw materials as compared to similarly-situated ethanol plants that are required to make payments under long-term debt contracts. Additionally, our cash flow allows us to have more flexibility in determining how to use working capital.

        Plant expansion and improvements.    We expanded the nameplate capacity of our ethanol plant in fiscal 2005 to 40 million gallons per year. The expansion included, among other things, a 750,000 gallon beer well, expansion of our existing cooling towers by one cell, a new cooling pump, a new style burner and a new centrifuge. The expansion was built on our existing plant site and did not require the acquisition of any additional property. Our expansion was placed into service during the second quarter of fiscal 2005. In 2006 and 2007, we also increased our grain storage capacity by approximately 1.5 million bushels by purchasing the grain elevator adjacent to our plant and constructing two 250,000 bushel grain bins. We believe our increase in production and storage capacity positions us favorably in the marketplace and provides increased operating flexibility. Additionally, a fifth fermenter was added during fiscal 2010 as well as certain upgrades in our energy center and process equipment. The addition of the fermenter was intended to increase the operating efficiency of the existing fermenters by lengthening the amount of residence time of our product per fermenter and also resulted in the increase in nameplate capacity. The results of the added fermenter were very much as expected.

        Additionally, as per gallon margins for ethanol increased, we were able to produce more ethanol without losing the gained efficiencies. The upgrades to the energy center and process equipment are intended to increase efficiency and safety.

        Proximity to grain.    The proximity of our plant to producers of the grain we utilize to produce ethanol favors us over some of our competitors. Local growers generally produce more than enough grain to meet our requirements, and the close proximity for delivery can result in competitively favorable prices for us. Additionally, many local grain producers are members of our company who supply us at competitive prices.

Our Products and Their Markets.

        Ethanol.    We produce ethanol to be used as a fuel component that serves as:

  •
  An octane enhancer in fuels;

  •
  An oxygenated fuel additive that can reduce carbon monoxide vehicle emissions; and

  •
  A non-petroleum-based gasoline extender.

Ethanol in its primary form is mostly used for blending with unleaded gasoline and other fuel products. The implementation of the federal Clean Air Act has made ethanol fuels an important domestic renewable fuel additive. According to the American Coalition for Ethanol, approximately 70% of all gasoline sold in the U.S. is blended with ethanol. Most of the ethanol is blended as E10, a mixture of 10% ethanol and 90% petroleum gasoline. This fuel is covered by warranty for use in all makes and models of vehicles. Some ethanol is blended as E85, a mixture of 85% ethanol and 15% gasoline. This mixture is used in flexible fuel vehicles ("FFVs"), which are increasingly available to consumers as auto companies produce more FFV models. Recently, the EPA approved the use of gasoline with a 15% blend of ethanol for all vehicles manufactured in 2007 and later following studies using higher than 10% blend of ethanol in these vehicles. The EPA is currently conducting additional testing that could extend the 15% blend to vehicles manufactured after 2001. In our opinion, if the EPA approves the 15% blend for the older vehicles, there will be a modest but important increase in demand for ethanol for blending purposes. Used as a fuel oxygenate, ethanol provides a means to reduce carbon monoxide vehicle emissions.

        The principal purchasers of ethanol are generally the refined and wholesale gasoline marketer or blender. The principal end markets for our ethanol are petroleum terminals primarily on the east and west coasts of the U.S. During our 2010 fiscal year, 84% of our net revenue was derived from the sale of ethanol, and we expect the sale of ethanol to comprise a substantial majority of our revenue in the future. The remainder of our revenue is derived from the sale of distillers grains, discussed in more detail below.

        Distillers Grains.    A principal co-product of the ethanol production process is distillers grains, which is a high-protein, high-energy animal feed supplement primarily marketed to the dairy and beef industry. By using the dry-milling ethanol production process with a dryer system that can produce two moisture levels, we are able to produce both WDGS and DDGS. WDGS are processed grain mash and condensed solubles that contain approximately 65% moisture. It has a shelf life slightly longer than three days and is sold to markets in proximity to our plant. DDGS are mash that has been dried to 10% moisture. It has an almost indefinite shelf life and is sold and shipped via truck or railcar to many markets regardless of their vicinity to our ethanol plant. During the 2010 fiscal year, approximately 16% of our net revenue was derived from the sale of distillers grains, and we expect the sale of distillers grains to continue to comprise a minority of our revenue in the future as compared to our revenue from ethanol.

        The demand for meat products during fiscal 2009 reduced the number of animals being maintained on feed. As a result, demand for distillers grains decreased from fiscal 2009. In recent months, demand has slowly risen as the effects of the financial crisis of 2009 have somewhat stabilized. The number of animals being placed on feed saw steady increase in fiscal 2010. We anticipate this trend to continue into fiscal 2011.

  Raw Materials.

        Grain Procurement.    Ethanol in the U.S. is made primarily from grain, principally corn. We have the advantage of having access to and the ability to utilize sorghum or milo, the latter of which we often can obtain at a lower price than corn. During the 2010 fiscal year, we used approximately 17.8 million bushels of corn and milo to produce ethanol. We obtained a majority of this grain from producers in western Kansas, where our plant is located. We have agreements with several local producers and grain elevators to acquire grain at a contracted rate tied to "spot" prices established on CBOT upon delivery to our plant.

        We believe that grain producers in proximity to our plant will produce sufficient grain for our needs for the foreseeable future. In the event such producers are unable to fulfill our requirements, we believe an adequate supply is available from producers in other states, such as Nebraska and Colorado.

        The increase in the number of ethanol plants in the nation that was adversely affecting the availability and price of corn, milo and other grain products during fiscal 2008 stabilized during fiscal

2009. As a result, the pressure on local grain markets was greatly reduced which allowed for a greater supply of grains in the local market during fiscal 2010. According to the RFA, the number of ethanol plants producing fuel grade ethanol in the U.S. increased to 190 during fiscal 2010, which brings current total production capacity in the U.S. to 13.4 billion gallons annually.

        We enter into hedging transactions in an effort to stabilize the price that we pay for grain. Hedging involves the acquisition of option and futures contracts, designed as hedges of specific volumes of grain expected to be used in our production process. We also use derivative financial instruments to manage the exposure to price risk related to grain purchases. At September 30, 2010, we had open long and short positions in option contracts, which positions were recorded in our financial statements at fair value. As a result, we recorded $239,348 of unrealized losses for the year ended September 30, 2010 with respect to option and future contracts.

        Production processes using feed stocks other than grain to make ethanol are continually being developed. We expect to continue to focus our production using grain for the foreseeable future. However, we are monitoring the developments in the industry regarding the economic viability of alternative feedstocks and may consider converting from grain-based ethanol at some future date.

        The price and availability of corn and milo are subject to significant fluctuations depending upon a number of factors which affect grain commodity prices in general, including crop conditions, pestilence, weather, supply and demand, speculation, government programs and foreign purchases. Ethanol prices are becoming more tied to the price of the grain used to produce it,yet ethanol producers are generally still not able to compensate for increases in the cost of grain through adjustments and prices charged for ethanol because the marginal increase on grain tends to be higher than the resulting marginal increase on ethanol prices. For example, if average corn prices increase by $0.03, we may see average ethanol prices increase by $0.01. The price for distillers grains also tends to track with corn prices, and generally we are able to increase the price we charge for our distillers grains concurrent with increased corn prices.

        The overall volatility of grain prices eased in fiscal 2010. Although grain prices trended upward in fiscal 2010 compared to the previous year, they did not move as dramatically as in the prior years. For a more detailed discussion, please see "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" below.

        The ability to purchase and store large quantities of grain helps us manage our grain costs. We completed an expansion of our storage facilities in 2007 and the new storage capacity enables us to take advantage of lower grain prices by allowing us to acquire a significant portion of our requirements during times when prices are favorable. In addition, we completed our fourth grain receiving pit and related conveyance equipment to enhance our grain receiving ability from the local farmers during the corn and milo harvests. Construction of the receiving pit was completed just prior to the start of the fall harvest.

        Drought and other environmental occurrences could adversely affect the production and availability of corn, milo and other grain products in the future. Because of its relative aridity, the western United States is more susceptible to drought than certain other areas of the country. Although locally we have enjoyed above or near average precipitation the past two crop years, fall 2010 has been drier than normal. If this trend continues in fiscal 2011, it could have an adverse affect on crop yields and consequently increase the cost of our feedstock.

        All of the corn and milo we purchase is tested and must meet high quality control standards to ensure the efficient operation and quality production of our plant. We use the USDA's grade requirements for U.S. Number Two Corn and U.S. Number Two Grain Sorghum. From time to time, we also accept grain that does not meet the criteria for U.S. Number Two Corn or U.S. Number Two

Grain Sorghum or is otherwise substandard. When we do, we discount the price or make other allowances to account for the lesser grade quality or condition at delivery.

        Other Raw Materials.    The other critical raw materials for the production of ethanol are water and natural gas. Water is mixed with the processed grain to begin the fermentation process. Natural gas is used to heat the resulting mixture in conjunction with the fermentation process.

        An adequate supply of water is important to our ethanol business. We currently have water wells to the north and east of our plant site from which we pipe water to our facility. We believe that we have sufficient water to operate our plant. However, should we require more water, we believe that we can obtain it from the existing wells on our property. See "Item 2. Properties." We have received all necessary permits to obtain water and believe that we currently are operating in compliance with all regulations of the Kansas Department of Agriculture, Division of Water Resources.

        In order to be assured of a steady source of natural gas, we entered into a Natural Gas Service Agreement with Midwest Energy, Inc. ("Midwest") in September 2003 pursuant to which they deliver natural gas to our plant. We purchase the gas from another third party. This agreement supplements a previous agreement with Kinder Morgan Energy Partners and Kinder Morgan Interstate Gas Transmission LLC to deliver the gas to Midwest. In exchange for our agreement not to bypass its local gas distribution system, Midwest agreed to install and maintain a gas main directly to our property in Gove County, Kansas. We pay a monthly charge based on the amount of gas utilized each month. The rates were fixed through December 31, 2008, and are subject to change thereafter based on increases or decreases applicable to distribution services generally and subject to review by the Kansas Corporation Commission. Our contract with Midwest has been extended through December 31, 2013.

        We also contract with Post Rock Gas, LLC ("PRG") to acquire the gas that is transported by Midwest to our plant. Our agreement with PRG commenced in December 2003 and is terminable by either party on not less than 30 days' advance notice. The price we paid for gas during the 2010 fiscal year was determined by reference to a published "spot" price. We believe our agreements with PRG, Kinder Morgan and Midwest will provide an ample supply of natural gas for the foreseeable future.

        Our agreement with PRG helps us manage our risk from natural gas price fluctuations. Due to uncertainty in gas prices, we periodically evaluate our gas requirements and expectations of future prices and may purchase forward contracts and implement derivative instruments on a portion of our requirements to allow us to benefit in the event natural gas prices decline. In fiscal 2010, other than the traditional winter month increases, prices were stable and trended lower through the year. We showed realized losses on natural gas hedges of $431,660 for fiscal 2010. We currently have no contracts in place for natural gas for fiscal year ending September 30, 2011.

        We have entered into an agreement with U.S. Energy Service, Inc. under which U.S. Energy Service provides consulting services to us to help us manage our energy use and costs. The agreement was effective through August 31, 2010 and automatically renewed through August 31, 2011. The agreement will renew for additional one-year terms unless terminated by either party with 30 days advance notice.

  Customers.

        We sell essentially all of our products to two marketing firms, which in turn sell to other purchasers. We have executed an exclusive marketing agreement to market the ethanol produced at our plant with Ethanol Products LLC d/b/a POET Ethanol Products ("POET-Ethanol Products") of Wichita, Kansas. Under the terms of the agreement which commenced February 1, 2009, POET-Ethanol Products has agreed to purchase all of the ethanol that is produced at our plant and is solely responsible for determining the price and terms at which the ethanol acquired from our plant is sold and to whom it will be sold. The administrative fee paid to POET-Ethanol Products will equal 1%

of the net-back sales price per gallon of ethanol sold. The agreement is for a five-year term and is automatically renewable for subsequent five-year terms unless terminated by either party prior to expiration. In the event that our relationship with POET-Ethanol Products is interrupted for any reason, we believe that we would be able to locate another entity to market our ethanol. However, any interruption could temporarily disrupt the sale of our principal product and adversely affect our operating results.

        We have also executed an exclusive agreement to market all of our distillers grains with United Bio Energy Ingredients, LLC ("UBE"). Under the terms of that agreement, we receive the gross selling price of all distillers grains sold by UBE, less applicable transportation costs and a fee of 2-2 1/2% of the gross selling price depending on whether we sell DDGS or WDGS. The agreement with UBE expires September 30, 2011 and is automatically renewed each year thereafter unless the agreement is terminated by either party following 90 days advance written notice. As with the marketing arrangement with POET-Ethanol Products, any interruption in our relationship with UBE could temporarily affect our business, although we believe that we could find another entity to market our grains.

  Transportation and Delivery.

        The grain that we receive is delivered by trucks. Due to our proximity to Interstate 70, transportation to and from the plant is efficient. Distillers grains are transported exclusively by semitruck. UBE, as our exclusive purchaser of distillers grains, selects the carrier.

        Our plant was designed with a rail spur and connection to the Union Pacific railway system, which facilitates transporting our ethanol to national markets. Our plant is also located adjacent to Interstate 70. We ship our ethanol by rail and by truck, determined with reference to a review and analysis of the geographic destination, current market conditions, transportation costs and applicable environmental regulations. The target for rail-transported ethanol includes the State of California, the southwest and eastern United States. Ethanol targeted for more proximate markets is transported by truck.

  Legislation and Federal and State Supports or Subsidies.

        Legislation.    Existing federal legislation will likely maintain or enhance the use of ethanol as a fuel additive for the foreseeable future. The Energy Policy Act enacted in 2005 established the first ever Renewable Fuel Standard ("RFS") in federal law which mandated certain levels of usage of biofuels in the domestic fuel supply beginning in 2006 and continuing through 2012. In December 2007, EISA was enacted which extended the mandates of the EPA. This legislation further increased the amount of mandated biofuel usage to a maximum of 36 billion gallons a year by 2022. For illustration purposes, the U.S. domestically produced approximately 9 billion gallons of fuel ethanol in 2008. Pursuant to the Energy Policy Act and EISA, the EPA has promulgated rules requiring refineries, blenders, distributors and importers to introduce or sell volumes of biofuels, including corn-based ethanol and biodiesel fuel, into commerce in accordance with the annual RFS. The following table describes minimum biofuel use mandated for years 2010 through 2015:

Year	Biofuel usage (in billions of gallons)
2010	12.95
2011	13.95
2012	15.20
2013	16.55
2014	18.15
2015	20.50

Under the RFS as modified by EISA, the mandate for corn-based ethanol is capped at 15 billion gallons in 2015 and continues at that level through 2022. The remaining amount of biofuel required by the RFS must be derived from non-corn-based ethanol.

        The EPA is currently reviewing a request to allow for blending of up to 15% ethanol into gasoline for normal use. In October 2010, the EPA did grant a partial waiver allowing E15 to be used in vehicles manufactured in 2007 and later. The EPA has indicated they will rule on the compatibility of E15 in vehicles manufactured in 2001 and later sometime before January 2011. Although so far the EPA has only granted partial waivers for use of E15 in U.S. vehicles, these actions could positively impact demand for ethanol as E15 may partially replace E10 as the base blend of ethanol in the nation's fuel supply. Additionally, the EPA is in the process of promulgating rules in connection with the implementation of EISA.

        The American Jobs Creation Act of 2004 contained the Volumetric Ethanol Excise Tax Credit ("VEETC"). This law amended the federal gasoline excise tax structure effective January 1, 2005. As amended, the law creates a new volumetric ethanol excise tax credit of $0.46 per gallon of ethanol blended into unleaded gasoline. The credit provided by VEETC replaced an exemption which allowed ethanol blended fuel to be taxed at a lower rate than regular gasoline. The use of ethanol as a fuel additive is enhanced by the availability of a credit from the federal gasoline excise tax. The credit is scheduled to expire at the end of 2010. An extension of the VEETC through 2011 was included in the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010 recently adopted by Congress and signed by the president. If the VEETC expires after 2011, the likelihood of discretionary blending of ethanol beyond the volumes mandated under EISA become much more unclear.

        In addition to the legislation discussed above, ethanol sales have been favorably affected by other legislation, including the Clear Air Act Amendments of 1990, particularly the federal oxygenation program, which became effective November 1, 1992. The program requires the sale of oxygenated motor fuels during the fall and winter months in certain major metropolitan areas to reduce carbon monoxide pollution. Ethanol use also has increased due to a second Clean Air Act program, the Reformulated Gasoline Program ("RFG"). This program became effective January 1, 1995, and requires the sale of reformulated gasoline in certain major urban areas to reduce pollutants, including those that contribute to ground level ozone, better known as smog. Under new rules expected to be implemented by the EPA in December 2010, the number of large metropolitan areas that may be required to transition to RFG may increase by as many as 50 cities.

        The use of ethanol as an oxygenate to blend with fuel to comply with federal mandates also has been aided by federal tax policy. The Energy Tax Act of 1978 exempted ethanol blended gasoline from the federal gas tax as a means of stimulating the development of a domestic ethanol industry and mitigating the United State's dependence on foreign oil. As amended, the federal gasoline tax credit currently allows the market price of ethanol to compete with the price of domestic gasoline. Although the federal tax credit is not directly available to us, it allows us to sell our ethanol at prices that are competitive with other less expensive additives and gasoline.

        In some states, fuel grade ethanol typically sells for a higher price per gallon than wholesale gasoline because of the aforementioned federal gasoline tax credit. Historically, fuel grade ethanol prices also have reflected a premium due to the oxygenate and octane enhancing properties of this motor fuel additive.

        Federal Ethanol Supports.    A federal tax credit for small ethanol producers is generally available to our company and its members. Eligibility to receive the credit is based upon plant capacity. The Energy Policy Act increased the capacity limit from 30 million to 60 million gallons of production. Ethanol producers that qualify for the credit can deduct from their federal income tax $0.10 per gallon on the first 15 million gallons produced annually. We also qualify for a new federal subsidy available to biofuel producers known as the Advanced Biofuel Payment Program. The program was instituted during 2009 and provides a total of $25,000,000 for allocation among U.S. biofuel producers. We qualify for the program as a result of our use of milo as our feedstock from time to time. We received payments from the federal programs during fiscal 2010 totaling $1,073,704, of which $700,000 was accrued and recorded as income during fiscal 2009. Subsequent to our 2010 fiscal year end, we received an additional payment of $374,079 which will be recorded as income in the first quarter of fiscal 2011.

        Due to the pass-through nature of our partnership taxation structure, we expect the tax credit will be passed through to our members. However, the amount of any such credit received by our members must also be included in his or her gross income, which could result in taxation on the amount of the credit passed through to the member. Also, the use of the credit by our members may be limited, so each member should consult his or her tax advisor. This tax credit and the biofuel production payments may foster additional growth in ethanol plants of a larger size and increase competition in this particular plant size category.

        State Ethanol Supports.    The State of Kansas provides an incentive payment to ethanol producers. The production incentive available to Kansas ethanol producers that commence production after July 1, 2001 and sell at least 5 million gallons consists of a direct payment of $0.075 per gallon for up to 15 million gallons per year. Accordingly, the maximum amount a Kansas ethanol producer can currently receive in a year is $1,125,000. These incentive payments are available for the first seven years of production. The available statewide funding for these incentive payments is $3.5 million per year for 2005-2011 plus any excess balance carried over from the prior year's current production account. Any shortfall in the available funds will result in a pro rata decrease in the incentives paid to the individual ethanol producers. Because the number of ethanol plants participating in the program increased, the maximum amount available to us during fiscal 2010 and 2009 was subject to proration. During the 2010 and 2009 fiscal years, we were entitled to $514,860 and $131,601, respectively. We received a payment of $514,860 from the state program in August 2010.

        We are unable to predict what effect, if any, expiration or termination of federal and state subsidies will have on the market or price for our ethanol in the future. However, either event may adversely affect our business. See "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" for further information relating to supports and subsidies.

  Environmental Matters.

        The construction and expansion of our plant required various state and local permits to comply with existing governmental regulations designed to protect the environment and worker safety. While we are also subject to regulations on emissions by the EPA, current EPA rules did not require us to obtain any permits or approvals in connection with the construction of our plant or operation of our business. Additional expenditures which may be required to achieve or maintain compliance with future laws and more stringent standards for environmental matters may also limit our operating flexibility.

        Our ethanol production requires us to emit a significant amount of carbon dioxide into the air. Current Kansas law regulating emissions does not restrict or prevent us from emitting carbon dioxide gas into the air, but this could change in the future. However, the EPA has promulgated National Emissions Standards for Hazardous Air Pollutants ("NESHAP"), under the Clean Air Act and it could apply to our facility if the emissions of hazardous air pollutants exceed certain thresholds. If our facility is authorized to emit hazardous air pollutants above the threshold level, then we are required to comply with NESHAP for our manufacturing process and would be required to come into compliance with another NESHAP standard applicable to boilers and process heaters. We could also be subject to environmental or nuisance claims from adjacent property owners or residents in the area based on foul smells or other air or water discharges from the plant.

        California has implemented a low-carbon fuel standard that impacts the amount carbon content permissible in ethanol for blending in fuel available for sale within the state. Beginning January 1, 2011, California fuel refiners and marketers will be required to meet the standard, under which the allowable amount of carbon content in fuel available for sale will progressively decrease. Under California's program, different types of fuel are assigned a "carbon value" based upon the perceived amount of carbon emitted during the production, transportation, and consumption of the fuel in California. To the extent our ethanol is assigned a higher carbon value, it will negatively impact our ability to sell ethanol to fuel refiners in California in the future. California is currently considering certain amendments that could reduce the carbon value of Midwestern produced corn ethanol which would likely allow us to retain these California markets, however, it is uncertain at this time whether these amendments will be approved.

        We obtained what we believe are all the necessary air and water permits to operate our plant before we commenced operations, including a permit to discharge wastewater from our plant. Under normal conditions, our plant utilizes a closed system and will not discharge process wastewater, but we obtained a permit to discharge wastewater in case of emergency failure of our wastewater treatment equipment. We also obtained a permit to discharge water used in our cooling tower and boiler.

        In addition to the foregoing regulations affecting air and water quality, we are subject to regulation for our fuel storage tanks. If we are found to have violated federal, state or local environmental regulations in the future, we could incur liability for clean-up costs, damage claims from third parties and civil or criminal penalties that could adversely affect our business.

Competition.

        We are in direct competition with numerous other ethanol producers, many of which have greater resources than we do. According to the Kansas Association of Ethanol Processors, 12 producers in the State of Kansas have the capacity to produce approximately 519.5 million gallons of fuel grade ethanol annually and additional ethanol production facilities are currently under construction. Currently, there are 190 producing ethanol plants in the U.S. with a total capacity of approximately 13.4 billion gallons annually, according to the RFA. Our ethanol plant competes with other ethanol producers on the basis of price and, to a lesser extent, delivery service. We believe we can compete favorably with other ethanol producers due to our proximity to ample corn and milo supplies at competitive prices.

        Several large ethanol producers are structured as corporations and have securities which are publicly traded on a national securities exchange. These producers may have an advantage over us with respect to access to capital, as it is typically easier to obtain additional financing as a publicly traded company. While we are required to file reports with the SEC, our securities are presently not traded on an exchange, thus we may have more limited access to capital markets.

        The largest ethanol producers include Abengoa Bioenergy Corp., Archer Daniels Midland Company, Aventine Renewable Energy, LLC, Cargill, Inc., Hawkeye Renewables, LLC, and New Energy Corporation, all of which are capable of producing more ethanol than we produce. Producers of this size may have an advantage over us from economies of scale and negotiating position with purchasers. In addition, there are many regional, farmer-owned entities recently formed, or in the process of formation, of a similar size and with similar resources to ours. Most ethanol plants also produce distillers grains.

        Technological advances in and government initiatives for using biomass in lieu of grain to produce ethanol, known as cellulosic ethanol production, will create additional competitors to our business in the future unless we were to convert our operations from traditional grain based production to cellulosic production. Across the U.S., construction of several new production facilities is underway to take advantage of the rapidly commercializing technologies that utilize alternative feedstocks to produce ethanol. The forms of feed stock for cellulosic ethanol production include algae, wood chips, switch grass and various plant wastes.

        We may also compete with international ethanol producers from countries such as Brazil, who may at times have lower production costs and comparable transportation costs to coastal markets and countries like Costa Rica and El Salvador and others subject to favorable tariff treatment by the U.S. under the Caribbean Basin Initiative.

        We also compete with non-ethanol oxygenates which may cost less to produce than ethanol. Alternative fuels, gasoline oxygenates and ethanol production methods are continually under development by ethanol and oil companies with far greater resources than we have. Development of new products and methods of ethanol production by larger and financially more viable competitors could provide them with significant competitive advantages over us and thus could harm our business. These companies, some of which are publicly traded on national securities exchanges, generally have access to larger capital and financing markets and thus may be able to obtain financing easier and at more favorable terms than us.

  Research and Development.

        During the 2010 fiscal year, we participated in research and development programs sponsored by our suppliers. This research was focused primarily on energy reduction and other issues related to plant operation and production methods to develop more efficient methods of producing ethanol. A primary focus in 2010 was delivery of enzymes into the production process through the grain. This process is in the final stages of development. It is anticipated that if its use is deregulated by the USDA, we will contract directly with local growers to grow the quantities of the grain required for use by the company.

  Employees.

        As of the date of this report, we have 37 full-time employees. These include a chief executive officer, chief accounting officer, plant manager who oversees plant operations and production, a commodities manager to oversee grain acquisition and risk management, a safety director, a lab manager, a maintenance manager, and an administrative assistant. The remainder of our employees includes administrative, production and maintenance support personnel. None of our employees are the subject of collective bargaining by labor unions, and we believe that we enjoy excellent relations with our employees.

        From time to time, we also retain the services of outside consultants to supplement the services provided by our employees. These include engineering, construction, legal, accounting and financial advisors. We believe that we can obtain the services of all personnel necessary to operate our business.

Item 1A.    Risk Factors.

        You should carefully read and consider the risks and uncertainties below and the other information contained in this report. The risks and uncertainties below are not the only risks we may face. The following risks, together with additional risks and uncertainties not currently known to us or that we currently deem immaterial could impair our financial condition and results of operation.

Risks Related to Our Business

        Our financial performance is significantly dependent on grain and natural gas prices.    Our results of operations and financial condition are significantly affected by the cost and supply of grain and natural gas. If our region becomes saturated by ethanol plants, the grain required for ethanol could consume a significant portion of the total grain production in our region, which would likely drive up local prices. If more corn-based ethanol plants are constructed or existing plants expand their capacity, the increase in demand for local corn and natural gas may drive up the prices of those commodities. Generally, we cannot pass on increases in input prices to our customers. Changes in the price and supply of grain and natural gas are subject to and determined by market forces over which we have no control.

        Grain costs significantly impact our cost of goods sold. Our gross margins are principally dependent upon the spread between ethanol and grain prices, which has fluctuated significantly in 2010 and may continue to do so in the future due to volatile commodity prices. Any reduction in the spread between ethanol and grain prices, whether as a result of an increase in corn prices or a reduction in ethanol prices, would adversely affect our results of operations and financial condition.

        Corn, as with most other crops, is affected by weather, disease and other environmental conditions.    The price of corn is also influenced by general economic, market and government factors. These factors include weather conditions, farmer planting decisions, domestic and foreign government farm programs and policies, global demand and supply and quality. Changes in the price of corn can significantly affect our business. The annualized price of corn decreased approximately 8% in fiscal 2010 when compared to fiscal 2009. Corn prices as reflected on the Chicago Board of Trade began increasing at the beginning of fiscal 2011 and have increased approximately 13.7% during the first quarter of fiscal 2011 from their levels at the end of September. If a period of high corn prices is sustained for some time, such pricing may reduce our ability to generate profits because of the higher cost of operating and may make ethanol uneconomical to use in fuel markets. We cannot offer any assurance that we will be able to offset any increase in the price of corn by increasing the price of our products. If we cannot offset increases in the price of corn, our financial performance may be materially and adversely affected and we may be forced to curtail production.

        Our revenues will be greatly affected by the price at which we can sell our ethanol and distillers grains.    The prices of ethanol and distillers grains can be volatile as a result of a number of factors. These factors include the overall supply and demand, the price of gasoline, level of government support, and the availability and price of competing products. The recent increase in ethanol prices may also affect our operations by decreasing the demand for our ethanol for permissive blending which will reduce revenues.

        We engage in hedging transactions that may be costly and ineffective.    We are exposed to market risk from changes in commodity prices. Exposure to commodity price risk results from our dependence on corn and natural gas in the ethanol production process. We seek to minimize the risks from fluctuations in the prices of corn and natural gas through the use of hedging instruments. The effectiveness of our hedging strategies is dependent in part upon the cost of corn and natural gas and our ability to sell sufficient products to use all of the corn and natural gas for which we have futures contracts. There is no assurance that our hedging activities will successfully reduce the risk caused by price fluctuation which may leave us vulnerable to high corn and natural gas prices. Alternatively, we may choose not to engage in hedging transactions in the future. As a result, our results of operations and financial conditions may also be adversely affected during periods in which corn and/or natural gas prices increase.

        Hedging activities themselves can result in costs because price movements in corn and natural gas contracts are highly volatile and are influenced by many factors that are beyond our control.    There are several variables that could affect the extent to which our derivative instruments are impacted by price fluctuations in the cost of corn or natural gas. However, it is likely that current commodity cash prices will have the greatest impact on those derivative instruments with the nearest maturity dates. If cash prices are significantly different than our contracted prices, we may incur costs related to hedging activities and they may be significant.

        Our business is not diversified.    Our success depends largely upon our ability to profitably operate our ethanol plant. We do not have any other lines of business or other sources of revenue if we are unable to operate our ethanol plant and manufacture ethanol and distillers grains. If economic or political factors adversely affect the market for ethanol, the company has no other line of business to rely on if the ethanol business declines. Our business would also be significantly harmed if our ethanol plant could not operate at full capacity for any extended period of time.

        We operate in an emerging growth industry.    We commenced production of ethanol at our plant in January 2004. Accordingly, we have a limited operating history from which you can evaluate our business and prospects. Our operating results have fluctuated significantly in the past and could fluctuate significantly in the future as a result of a variety of factors, including those discussed throughout this report. Many of these factors are outside our control. As a result of these factors, our operating results may not be indicative of future operating results and you should not rely on them as indications of our future performance. In addition, our prospects must be considered in light of the risks and uncertainties encountered by an early-stage company and in rapidly growing industries, such as the ethanol industry, where supply and demand may change substantially in a short amount of time.

        The price of natural gas is also affected by market and environmental conditions and other factors beyond our control.    The prices for and availability of natural gas are subject to volatile market conditions, including supply shortages and infrastructure incapacities. Seasonal changes tend to affect the price of natural gas and increases during colder months tend to increase our costs of production. Significant disruptions in the supply of natural gas could impair our ability to manufacture ethanol for our customers. Furthermore, increases in natural gas prices or changes in our natural gas costs relative to natural gas costs paid by competitors may adversely affect our results of operations and financial condition.

        Advances in ethanol production technology could require us to incur costs to update our plant or could otherwise hinder our ability to compete or operate profitably.    Advances and changes in the technology of ethanol production are expected to occur and we presently do not focus our resources on developing alternative ethanol production methods. Such advances and changes may make the ethanol production technology installed in our plant less desirable or obsolete. These advances could also allow our competitors to produce ethanol at a lower cost than us. If we are unable to adopt or incorporate technological advances, our ethanol production methods and processes could be less efficient than our competitors, which could cause our plant to become uncompetitive or completely obsolete. If our competitors develop, obtain or license technology that is superior to ours or that makes our technology obsolete, we may be required to incur significant costs to enhance or acquire new technology so that our ethanol production remains competitive. Alternatively, we may be required to seek third-party licenses, which could also result in significant expenditures. We cannot assure you that third-party licenses will be available or, once obtained, will continue to be available on commercially reasonable terms, if at all. Additionally, we will likely be at a competitive disadvantage due to the lag in time behind our competitors in utilizing new technologies. These costs could negatively impact our financial performance by increasing our operating costs and reducing our net income.

        We sell all of the ethanol we produce to POET-Ethanol Products under our ethanol marketing agreement.    POET-Ethanol Products is the sole marketer of all of our ethanol, and we rely heavily on its marketing efforts to sell our product. Because POET-Ethanol Products sells ethanol for a number of other producers, we have limited control over its sales efforts. Our financial performance is dependent upon the financial health of POET-Ethanol Products, as a significant portion of our accounts receivable are attributable to customers of POET-Ethanol Products. If POET-Ethanol Products breaches the ethanol marketing agreement or is not in the financial position to market all of the ethanol we produce, we could experience a material loss and we may not have any readily available means to sell our ethanol, and our financial performance will be adversely and materially affected. If our agreement with POET-Ethanol Products terminates, we may seek other arrangements to sell our ethanol, including selling our own product, but we give no assurance that our sales efforts would achieve results comparable to those achieved by POET-Ethanol Products.

        As a result of federal regulations related to the RFS and under the terms of the new marketing agreement with POET-Ethanol Products, title to our ethanol will pass to POET-Ethanol Products when it leaves our plant. However, we do not receive payment until the ethanol reaches the end customer.

As a result, we bear a risk of loss during the transporting of our product to our customers. We have attempted to mitigate this risk by requiring POET-Ethanol Products to include us as an additional insured, however we have no assurance we will be sufficiently compensated for any lost product we may suffer during transport.

        We sell all of the distillers grains we produce to UBE under our distillers grains marketing agreement.    UBE is the sole buyer of all of our distillers grains that we sell locally, and we rely heavily on its marketing efforts to successfully sell our product. Because UBE sells distillers grains for a number of other producers, we have limited control over its sales efforts. Our financial performance is dependent in part upon the financial health of UBE, as a significant portion of our accounts receivable are due from UBE. If UBE breaches the distillers grains marketing agreement or is not in the financial position to purchase and market all of the distillers grains we produce, we could experience a material loss and we may not have any readily available means to sell our distillers grains, and our financial performance will be adversely and materially affected. If our agreement with UBE terminates, we may seek other arrangements to sell our distillers grains, including selling our own product, but there is no assurance that our sales efforts would achieve results comparable to those achieved by UBE.

Risks Related to Ethanol Industry

        Decreasing gasoline prices will negatively impact our business.    A significant portion of the demand for ethanol results from what is known as "permissive blending" by wholesalers. Historically, ethanol has enjoyed a price advantage compared to gasoline, thus encouraging wholesalers to blend gasoline with ethanol. If gasoline prices decrease significantly to levels lower than that of ethanol prices, it is likely that these permissive blenders will find it less attractive to blend gasoline with ethanol. As a result, the demand for ethanol may decrease, which will increase the available market supply and make it more difficult to sell all of our ethanol.

        Increase in supply from new plants or decreases in the demand for ethanol may result in excess production capacity which may lead to lower ethanol prices.    The supply of domestically produced ethanol is at an all-time high. Domestic fuel grade ethanol production is estimated to be 13.4 billion gallons in 2010. If the industry maximized production capacity, it would likely surpass the anticipated domestic demand for ethanol for 2011. There are at least 190 production facilities currently operating in the United States. Excluding our facility, Kansas currently has 11 other ethanol plants operating. Excess capacity in the ethanol industry would have an adverse impact on our results of operations, cash flows and general financial condition. If the demand for ethanol does not grow at the same pace as increases in supply, we would expect the price for ethanol to decline. Ethanol prices could decline to a level that is inadequate to generate sufficient cash flow to cover our costs.

        The increased production of ethanol could have other adverse effects. For example, the increased production could lead to increased supplies of co-products from the production of ethanol, such as distillers grains. Those increased supplies could outpace demand, which would lead to lower prices for those by-products. There can be no assurance as to the price of ethanol or distillers grains in the future. Any decrease in the price of ethanol and/or distillers grains may result in less income which would decrease our revenue and profitability.

        We operate in a competitive industry and compete with larger, better financed entities.    There is significant competition among ethanol producers with numerous producer and privately owned ethanol plants planned and operating throughout the Midwest and elsewhere in the United States. The number of ethanol plants being developed and constructed in the United States continues to increase. The passage of the Energy Policy Act of 2005 and EISA included a renewable fuels mandate that we expect will further increase the number of domestic ethanol production facilities. The largest ethanol producers include Abengoa Bioenergy Corp., Archer Daniels Midland Company, Aventine Renewable Energy, LLC, Cargill, Inc., Hawkeye Renewables, LLC, and New Energy Corp., each of which are capable of producing more ethanol than we expect to produce. Larger, better financed ethanol producers may be able to expand their production capacity and adapt to new technologies easier than us. Archer Daniels Midland is currently the largest ethanol producer in the U.S. and controls a significant portion of the ethanol market. If the demand for ethanol does not grow at the same pace as increases in supply, we expect that lower prices for ethanol will result which may adversely affect our ability to generate profits and our financial condition.

        We compete with other gasoline additives.    Our ethanol plant also competes with producers of other gasoline additives made from raw materials other than corn having similar octane and oxygenate values as ethanol, including but not limited to methyl tertiary butyl ether ("MTBE"). Alternative fuels, gasoline oxygenates and alternative ethanol production methods are also continually under development. The major oil companies have significantly greater resources than we have to market MTBE, to develop alternative products, and to influence legislation and public perception of MTBE and ethanol. These companies also have significant resources to begin production of ethanol should they choose to do so. Companies such as Valero, Murphy Oil, and Sunoco have all purchased ethanol assets and begun to produce at least a portion of their ethanol requirements under EISA.

        Competition from the advancement of alternative fuels and hybrid vehicles may lessen the demand for ethanol.    Alternative fuels, gasoline oxygenates and ethanol production methods are continually under development. A number of automotive, industrial and power generation manufacturers are developing alternative clean power systems using fuel cells or clean burning gaseous fuels. Like ethanol, the emerging fuel cell industry offers a technological option to address increasing worldwide energy costs, the long-term availability of petroleum reserves and environmental concerns. Fuel cells have emerged as a potential alternative to certain existing power sources because of their higher efficiency, reduced noise and lower emissions. Fuel cell industry participants are currently targeting the transportation, stationary power and portable power markets in order to decrease fuel costs, lessen dependence on crude oil and reduce harmful emissions. If the fuel cell and hydrogen industries continue to expand and gain broad acceptance, and hydrogen becomes readily available to consumers for motor vehicle use, we may not be able to compete effectively. This additional competition could reduce the demand for ethanol, resulting in lower ethanol prices that might adversely affect our results of operations and financial condition.

        In addition, hybrid and electric vehicles are growing in popularity amongst U.S. consumers. Hybrid vehicles significantly reduce the amount of gasoline required to operate the vehicles by relying in part on electricity to power the vehicle and two automakers expect to release fully electric vehicles, which use little to no gasoline, in 2011. As hybrid and electric vehicles become more prevalent, it is likely the demand for gasoline, including gasoline blended with ethanol, will decrease. This may result in a corresponding decrease in the demand for ethanol, which may in turn affect our results of operations.

        Corn-based ethanol may compete with cellulose-based ethanol in the future.    Especially in the Midwestern U.S., most ethanol is currently produced from corn and other raw grains, such as milo or sorghum. The current trend in ethanol production research is to develop an efficient method of producing ethanol from cellulose-based biomass, such as agricultural waste, forest residue, municipal solid waste, and energy crops. This trend is driven by the fact that cellulose-based biomass is generally cheaper than corn, and producing ethanol from cellulose-based biomass would create opportunities to produce ethanol in areas which are unable to grow corn. The Energy Policy Act of 2005 and EISA included incentives designed to boost production of cellulose-based ethanol. Although current cellulose technology is not sufficiently efficient to be competitive, new conversion technologies may be developed in the future and one of our competitors recently announced it was beginning construction of a facility slated to be cellulose-based. If an efficient method of producing ethanol from cellulose-based biomass is developed, we may not be able to compete effectively. We do not believe it will be cost-effective to convert our ethanol plant into a plant which will use cellulose-based biomass to produce ethanol. If we are unable to produce ethanol as cost-effectively as cellulose-based producers, our ability to generate revenue and financial condition will be negatively impacted.

        Ethanol imported from Caribbean basin countries and Brazil may be a less expensive alternative to our ethanol.    Ethanol produced or processed in certain countries in Central America and the Caribbean region is eligible for tariff reduction or elimination upon importation to the United States under a program known as the Caribbean Basin Initiative. Large ethanol producers, such as Cargill, have expressed interest in building dehydration plants in participating Caribbean Basin countries, such as El Salvador, which would convert ethanol into fuel-grade ethanol for shipment to the United States. Ethanol imported from Caribbean Basin countries may be a less expensive alternative to domestically produced ethanol. Competition from ethanol imported from Caribbean Basin countries may affect our ability to sell our ethanol profitably, adversely affect our results of operations and financial condition.

        Brazil is currently the world's largest exporter of ethanol. In Brazil, ethanol is produced primarily from sugarcane, which is also used to produce food-grade sugar. Ethanol imported from Brazil may be a less expensive alternative to domestically produced ethanol, which is primarily made from corn. Tariffs presently protecting U.S. ethanol producers may be reduced or eliminated. Competition from ethanol imported from Brazil may affect our ability to sell our ethanol profitably and our financial condition.

        Consumer beliefs may affect the demand for ethanol.    We believe that certain consumers perceive the use of ethanol to have a negative impact on gasoline prices at the pump. Some consumers also believe that ethanol adds to air pollution and harms car and truck engines. Still other consumers believe that the process of producing ethanol actually uses more fossil energy, such as oil and natural gas, than the amount of ethanol that is produced. These consumer beliefs could potentially be widespread. If consumers choose not to buy ethanol, it would affect the demand for the ethanol we produce which could lower demand for our product and negatively affect our profitability and financial condition.

Risks Related to Regulation and Governmental Action

        Regulations in California may severely limit the amount of ethanol we may be able to sell in that state.    Through our marketer, we sell a majority of the ethanol we produce in California, which has recently proposed new regulations aimed at reducing the carbon content of fuel sold within that state through implementation of a low-carbon fuel standard (LCFS). Beginning January 1, 2011, California fuel refiners and marketers will be required to meet the standard, under which the allowable amount of carbon content in fuel available for sale will progressively decrease. Under California's program, different types of fuel are assigned a "carbon value" based upon the perceived amount of carbon emitted during the production, transportation, and consumption of the fuel in California. We believe that grain-based ethanol produced in the Midwestern United States will be assigned a higher carbon value than grain-based ethanol produced in California, ethanol imported from countries such as Brazil, and other fuels such as gasoline. Because of the higher carbon value assigned to our product, fuel refiners and marketers in California will have a more difficult time meeting the LCFS if they use our ethanol instead of other ethanol with a lower carbon value. As a result, the sale of our ethanol to refiners and marketers in California may decrease. California is currently considering certain amendments that could reduce the carbon value of Midwestern produced corn ethanol which would likely allow us to retain these California markets.

        A change in government policies favorable to ethanol may cause demand for ethanol to decline.    Growth in demand for ethanol may be driven primarily by federal and state government policies, such as state laws banning MTBE and the national renewable fuels standard. The continuation of these policies is uncertain, which means that demand for ethanol may decline if these policies change or are discontinued. A decline in the demand for ethanol is likely to cause lower ethanol prices which in turn will negatively affect our results of operations, financial condition and cash flows.

        Government incentives for ethanol production may be eliminated in the future.    The ethanol industry and our business are assisted by various federal ethanol tax incentives. Additionally, we presently qualify for a portion of an annual incentive payment offered by the State of Kansas, which is prorated based on the number of producers. We have no assurance any of these tax credits or subsidies will continue to be offered in the future, and one federal support, known as the VEETC, is scheduled to expire at the end of 2011. The elimination or reduction of tax incentives to the ethanol industry could reduce the market for ethanol, which could reduce prices and our revenues by making it more costly or difficult for us to produce and sell ethanol.

        Most likely to have the greatest impact on the ethanol industry is the creation of the RFS in the Energy Policy Act, which was subsequently increased by EISA. Biofuel usage mandates began with 4 billion gallons in 2006 and increase to 36 billion gallons by 2022. However, a new Congressional delegation and presidential administration will likely affect the nation's energy policy. While we have no present indication that there are plans to revise the RFS in the future, we have no assurance the RFS will remain as presently drafted. Additionally, the State of Kansas may pass state legislation setting its own renewable fuel standard in the foreseeable future. The RFS helps support a market for ethanol that might disappear without this incentive. If the federal incentives are eliminated or sharply curtailed, we believe that a decreased demand for ethanol will result, which could negatively affect our profitability and financial condition.

        Changes in environmental regulations or violations of the regulations could reduce our profitability.    We are subject to extensive air, water and other environmental laws and regulations. In addition some of these laws require our plant to operate under a number of environmental permits. These laws, regulations and permits can often require expensive pollution control equipment or operating changes to limit actual or potential impacts to the environment. A violation of these laws and regulations or permit conditions can result in substantial fines, damages, criminal sanctions, permit revocations and/or plant shutdowns. We cannot assure you that we have been, are or will be at all times in complete compliance with these laws, regulations or permits or that we have had or have all permits required to operate our business. We cannot assure you that we will not be subject to legal actions brought by environmental advocacy groups and other parties for actual or alleged violations of environmental laws or our permits. Additionally, any changes in environmental laws and regulations, both at the federal and state level, could require us to invest or spend considerable resources in order to comply with future environmental regulations. The expense of compliance could be significant enough to reduce our profitability and negatively affect our financial condition. Congress and the EPA continue to discuss possible regulations of carbon dioxide. Regulations that are unfavorable to our business operations or that call for implementation on a short timetable may cause difficulty for us to come into compliance. This may result in potential negative consequences to our company, such as fines or other sanctions.

Item 1B.    Unresolved Staff Comments.

        None.

Item 2.    Properties.

        We currently own 411 acres of real property in the state of Kansas, most of which is currently undeveloped. In October 2003, we completed an industrial revenue bond financing with Gove County that provides and will provide us with property tax savings on our plant site until 2014. As part of the financing, title to our plant site and all of our facilities have been transferred to Gove County as security for the repayment of the bonds. We are leasing back the site for an amount that is equal to the amount of the principal and interest that is payable on the bonds. The term of the lease is 30 years or as long as the bonds are outstanding. Also under the terms of the lease, we can repurchase the site for a nominal amount upon repayment of the bonds.

        We initially acquired a 53.5 acre parcel of partially developed land in Gove County for the purpose of constructing our plant. Our plant was developed on approximately 20 acres of the 53.5 acre parcel. In February 2002, we acquired a 137 acre parcel approximately one and a half miles east of the parcel where our plant is located. In December 2004, we acquired a 141 acre parcel of land immediately to the east of our plant site. In December 2005, we acquired an 80 acre parcel which had previously separated the land surrounding our plant site from the 137 acre parcel acquired in 2002. We now own a contiguous parcel of property in Gove County.

        We acquired water appropriation rights for two wells when we purchased the 137 acre parcel and one well when we purchased the 80 acre parcel. We applied to the Kansas Department of Agriculture, Division of Water Resources to change the type of water use from agricultural irrigation use to industrial use for the well on the 80 acre parcel and constructed an irrigation system for delivery of water from that well to our plant. We anticipate the same undertaking if we decide to utilize the wells on the 137 acre parcel, which would be likely to occur in the event we further expand our plant capacity. We have agreed to lease the 137 acre property back to one of the sellers for a period of five years with the amount of rent based on the portion of the land that is dry land acres and the portion that is irrigated acres, with the seller expressly recognizing that the water available for irrigation may be dramatically reduced, and possibly eliminated, if we use the water from this property in our ethanol plant operations. On February 6, 2007, we purchased 340 acre feet of water rights on property adjacent to one of our parcels for $340,308. We have filed with the State of Kansas to convert the classification of these water rights from agriculture to industrial use and have received approval for 252 acre feet per year for industrial use.

        In addition to our ethanol plant, we also own an administrative building adjacent to the plant. The administrative building consists of approximately 3,000 finished square feet (including a partially finished basement) and provides offices for our administrative staff. We are currently considering bids to construct additional office space as we have outgrown our existing administration building.

        In October 2006, we acquired a grain elevator located on a neighboring parcel which we utilize for grain storage. The underlying land is owned by Union Pacific Railroad and we assumed the prior owner's lease with the railroad. To further increase our storage capacity for grain, we constructed 500,000 bushels of additional storage bins near our ethanol plant including two hammer mills and necessary infrastructure for the conveyance of the grain. In addition, during the last quarter of fiscal 2009, we added another grain receiving pit with the necessary infrastructure enhancing the number of trucks we can receive during harvest. This project was fully operational in October 2009.

        We contracted with ICM Inc. to construct an additional fermenter. The new fermenter was not intended to increase our overall nameplate capacity. Instead, it is anticipated to increase our overall operating efficiencies by increasing the total fermentation time during the production process. We believe this additional fermentation time has also increased ethanol yield during production.

Item 3.    Legal Proceedings.

        From time to time we may be subject to litigation that is incidental to our business. However, we are not currently a party to any pending legal proceedings that are not routine litigation incidental to our business.

Item 4.    Reserved.

PART II

Item 5.    Market for Our Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities.

  Market Information

        There is no public trading market for our capital units. Article 4 of our Third Amended and Restated Operating Agreement ("Operating Agreement") provides a number of restrictions on the transfer of capital units by our members. In essence, any proposed transfer must be approved by our Board of Managers.

        In addition to the restrictions on transfer contained in our operating agreement, we are also subject to limitations imposed by the United States Internal Revenue Code ("Code"). In order to maintain our status as a partnership for income tax purposes, we must not be treated as a "publicly traded partnership" under relevant provisions of the Code. Generally, the Code provides that a publicly traded partnership will be taxed as a corporation. In order to comply with these rules, we do not intend to list any of our capital units on a stock exchange or apply for quotations in any electronic trading system.

        During the 2008 fiscal year, we implemented a private matching service for our members, also called an alternative trading system ("ATS"), which is operated and maintained by a third party. The ATS offers an online electronic bulletin board that provides information to prospective sellers and buyers of our capital units. Trading on the ATS in fiscal 2010 and 2009 was extremely limited.

        In addition to sales between willing buyers and sellers facilitated through the ATS, the holders of our capital units who locate a purchaser or receive an offer to purchase can sell the capital units to the purchaser subject to the approval of the Board of Managers. Our Operating Agreement also allows transfer of the capital units by:

  •
  Gift;

  •
  Last will or the laws of descent;

  •
  Transfers between members of a family; and

  •
  "Block" transfers.

A block transfer is a transfer by a member and any related person, as defined in the Code, of membership interests representing in the aggregate more than 2% of the total interest in our capital or profits in one or more transactions during any 30 calendar day period.

        On March 10, 2008, we implemented a seven (7) for one (1) forward split of all of our outstanding Class A, B and C capital units. The information contained in this report reflects the result of that split.

  Capital Unit Holders

        As of December 23, 2010, there were 16,002 Class A capital units, 12,068 Class B capital units and 350 Class C capital units outstanding, owned by a total of approximately 647 members.

  Distributions to Members

        Under the terms of our Operating Agreement, we are required to make an annual distribution to our members of a minimum of 20% of the net cash we earn from operations, as defined in the Operating Agreement, as long as net cash from operations exceeds $500,000 for that year. However, we are prohibited from making any distributions if it would violate or cause us to default under any of the terms of any of our credit facilities or debt instruments.

        During the 2010 fiscal year, we made four quarterly distributions to our members totaling $520 per unit for an aggregate of $14,778,400 in cash. During the 2009 fiscal year, we distributed a total of $175 per unit or $4,973,500 in cash to our members. Future distributions may be subject to restrictions that materially limit our ability to pay such distributions, such as our credit facilities if we have an outstanding balance with our lender. To the extent we are not subject to any restriction that materially limits our ability to pay distributions, however, future distributions in excess of the amount required under our Operating Agreement will be made in the discretion of our Board of Managers.

  Securities Authorized for Issuance under Equity Compensation Plans

        We currently have no equity compensation plan; however, we may consider such a plan in the future which would be subject to member approval.

Item 6.    Selected Financial Data.

        Not required.

Item 7.    Management's Discussion and Analysis of Financial Condition and Results of Operations.

        Except for the historical information, the following discussion contains forward-looking statements that are subject to risks and uncertainties. We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this report. Our actual results or actions may differ materially from these forward-looking statements for many reasons, including the risks described in "Risk Factors" and elsewhere in this annual report. Our discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and related notes and with the understanding that our actual future results may be materially different from what we currently expect.

  Introduction

        The following discussion analyzes our operating results for the two fiscal years ended September 30, 2010 and our financial condition at September 30, 2010 and 2009, with a particular emphasis on the year ended September 30, 2010.

        We derive revenue from the sale of fuel grade ethanol and distillers grains. We operate in one industry segment for accounting purposes. We commenced production of ethanol in January 2004. Prior to that date, we were considered to be in the development stage for accounting purposes.

  Results of Operations for the Year Ended September 30, 2010 compared to September 30, 2009

        Overview.    Table 1 below highlights certain of our operating results for the years ended September 30, 2010 and 2009:

Table 1

	Fiscal Year Ended September 30,
	2010	2009
Revenue	$96,048,749	$92,268,505
Cost of sales	76,359,242	81,722,233
Gross profit	19,689,507	10,546,272
General & administrative expenses	2,605,853	2,315,556
Income from operations	10,335,389	1,803,674
Other income	849,549	894,756
Interest expense	—	20,158
Net income	11,184,938	2,698,430
Net income per unit(1)	394	95

(1)—Adjusted to reflect seven-for-one forward split effective March 10, 2008.

        Table 2 sets forth information regarding our ethanol production and raw material usage and the average price we received for our ethanol and paid for our raw materials for the years ended September 30, 2010 and 2009:

Table 2

	Fiscal Year Ended September 30,
	2010	2009
Gallons of ethanol sold	48,944,948	48,766,384
Average price per gallon ethanol	$1.65	$1.49
DDGS sold (tons)	15,654	14,255
Average price DDGS per ton	$94.22	$111.12
WDGS sold (tons)	367,170	393,409
Average price WDGS per ton	$37.41	$46.65
Bushels grain used in production	17,812,126	17,965,374
Average price per bushel grain	$3.45	$3.74
Natural gas used MMBTU	972,059	976,104
Average price per MMBTU natural gas	$4.94	$4.69

        As shown in Table 1, our operating results improved significantly from 2009 to 2010. This is primarily attributable to higher average ethanol prices and lower average grain prices in fiscal 2010 compared to 2009, as shown in Table 2. Demand for fuel grade ethanol increased modestly during the calendar year 2010. Production in the industry had expanded at a rapid rate during the previous two years and we saw some of our fellow producers shut-in some production capacity in the first half of fiscal 2009. During the last quarter of fiscal 2009, virtually all of this shut-in capacity came back online due to the strengthening of production margins across the industry. The excess ethanol production over domestic demand that was anticipated during the 2010 fiscal year was offset by an increase in the amount of domestically produced ethanol that was exported, primarily to Europe.

        Net Income.    Net income increased $8,486,508, or approximately 314.5%, in fiscal 2010 from fiscal 2009. We attribute this increase to higher average prices received for ethanol, and a lower cost of grains used to produce ethanol.

        Operating income for the 2010 fiscal year increased by $8,531,714, or approximately 473.0%, from 2009. This increase results likewise from the decrease in the cost of grain and higher prices for ethanol realized during fiscal 2010. Operating income excludes the effect of other income or expense, which primarily includes government grants and subsidies.

        Revenue.    Revenue for the 2010 fiscal year increased $3,780,244, or approximately 4.1%, from 2009. As a result of continued improvements in our production process, production volume increased during fiscal 2010 by 354,050 gallons of ethanol from fiscal 2009. However, as shown in Table 2, the average price we received for sale of ethanol was $0.16 per gallon higher in fiscal 2010, or 10.7%, contributing primarily to the increase in revenue. Sales volume increased by 178,564 gallons during 2010, or approximately 0.4%. Revenue consisted of approximately 84% in ethanol sales and 16% from the sale of distillers grains, which is a slight decrease in the ratio of distillers grains to ethanol as compared with fiscal 2009. Total revenue derived from the sale of ethanol increased $8,087,706, or approximately 11.1%, from fiscal 2009, while revenue derived from the sale of distillers grains decreased $4,307,461, or approximately 22.1%, from fiscal 2009. Ethanol prices began to increase during the fourth quarter of fiscal 2009 and the first quarter of fiscal 2010, decreasing in the second and third quarters of fiscal 2010, while recovering during the fourth quarter of fiscal 2010. We expect the prices to remain favorable for the near future compared to the prior year. Distillers grain prices will likely follow grain prices in fiscal 2011.

        Costs of Goods Sold.    Our cost of goods sold for the 2010 fiscal year equaled 79.5% of revenue, resulting in a gross profit margin of 20.5%. This represents an increase in gross profit margin from 11.4% in 2009. We attribute the increase to several factors including:

  •
  A decrease in the price of grain used;

  •
  A decrease in the R & D expenses; and

  •
  A decrease in natural gas costs.

        Grain prices, which represent the significant majority of our cost of goods sold, decreased overall in fiscal 2010. Favorable growing conditions and a decrease in export demand put downward pressure on grain markets. As shown in Table 2, the average price we paid for grain decreased approximately 7.8% in fiscal 2010 as compared to 2009. Although the 2010 corn crop was estimated to be somewhat smaller than the 2009 harvest, we believe there is more than adequate supply of local grain to draw from. In addition, the weakening of the U.S. dollar has stimulated export demand. These factors have caused the price of corn to increase during the first quarter of fiscal 2011.

        Our increased grain storage capacity helps us manage our grain costs by enabling us to purchase grain when costs are lower. As grain prices rise, we anticipate we will reduce grain inventory and try to avoid purchasing grain at market prices higher than the price paid for the grain in storage.

        We believe we continue to improve the efficiency with which we operate our plant based on a year-over-year basis. As a result, our production costs (exclusive of commodity costs and increased costs for necessary chemicals) continue to decrease.

        Energy costs, representing the second largest component of our costs of goods sold, saw a slight increase during our 2010 fiscal year as compared to fiscal 2009; however, the price remained more stable during fiscal 2010 as compared to the previous fiscal year. Our energy costs for fiscal 2010 increased $341,487, or approximately 5.9%, from fiscal 2009. This increase in cost was primarily the result of the increase in natural gas prices in 2010. We expect natural gas prices to remain stable in fiscal 2011.

        We continue to believe that hedging is an integral part of our business as a means of risk management. Our strategy is to mitigate the impact of large adverse price changes in costs, such as natural gas and grain, as well as the products we sell. Our operating results include both realized and unrealized gains or losses in these hedging activities. For the 2010 fiscal year, we realized $192,266 in losses relating to grain futures contracts and $431,660 in realized losses from natural gas futures contracts, which amounts are included in costs of goods sold. In addition, we recorded an unrealized gain on grain hedging contracts of $544,526 at September 30, 2010.

        General and Administrative Expenses.    During fiscal 2010, general and administrative expenses increased $290,297 or approximately 12.5% from fiscal 2009. Significant components of these expenses include salaries, professional fees, property taxes, and insurance. Salaries increased approximately 6.4% during 2010, primarily due to an increase in bonuses paid during the year. Professional fees increased 9.0% from fiscal 2009 to fiscal 2010 primarily due to an increase in legal and filing services related to our required reporting with the SEC. Property taxes decreased approximately 4.2% reflecting a lower assessed value in fiscal 2010 than in fiscal 2009, while general insurance expense decreased 7.0% for fiscal 2010 as compared to fiscal 2009.

        Depreciation and Amortization.    Amortization remained constant during the 2010 fiscal year from 2009. During that time, depreciation expenses increased approximately 5.0%. This increase is primarily attributable to the additional depreciation related to the new fermenter, grain receiving pit and related conveyance system, and upgrades to our energy center and process systems placed in service during fiscal 2010.

        Other Income.    Other income for the 2010 fiscal year decreased $45,207, or approximately 5.1%, from the year ended September 30, 2009. A significant portion of that decrease was interest income which decreased by $32,187 or approximately 44.0%, which was partially tempered by a reduction in interest expense that decreased by $20,158 pursuant to a reclassification of bank fees from interest expense to administrative expense. Interest income decreased due to a lower interest rate and average cash balance in interest bearing accounts during fiscal 2010, as compared to fiscal 2009. We also recorded an increase of $56,963, or approximately 6.9%, in income from subsidies received from the state and federal government. The amount we received in grants and subsidies increased as a result of a new program initiated by the USDA Rural Development which is designed to encourage production of renewable energy using feedstock other than corn. We qualified for this program because a large portion of feedstock used in production of our ethanol and distillers grain is milo, which meets the current guidelines. We received $848,999 from the federal program in December of 2009, of which $700,000 was accrued as income in fiscal year 2009, with the balance of $148,999 recorded as income for fiscal 2010. We received additional payments during fiscal 2010 of $224,705 from the federal program. We received a payment of $514,860 in August 2010 from the state subsidy program for which we are eligible.

  Trends that may Impact our Future Operating Results

        Prices for Ethanol.    Demand for and the price of ethanol can vary significantly over time and a decrease in the price of ethanol will adversely affect our profitability. Historically, the price of ethanol tended to fluctuate with the price of petroleum gasoline; however, we believe ethanol prices are trending less with gasoline prices and often are affected by the price of grains used to produce it.

        At the time of filing of this report, ethanol is trading at price levels similar to petroleum gasoline which means that using ethanol for blending with petroleum has become only marginally economical, particularly where blending is discretionary rather than mandatory. We believe this may decrease the demand for ethanol which in turn will continue to put downward pressure on ethanol prices. Another factor that may affect the price of ethanol is the increased supply anticipated as a result of the expansion of present plants, construction of new plants, and the reopening of plants formerly in financial difficulty; however, we believe this trend may be less noticeable in 2011 as excess capacity is leveling off due to decreased demand and/or delays in plant start-ups scheduled in the future. The increase in production capacity will increase the supply of ethanol, which will tend to reduce the price for ethanol if demand does not also increase.

        During the fourth quarter of fiscal 2010 and continuing into the first quarter of fiscal 2011, we have experienced a steady increase in the price of ethanol which has had a favorable effect on our margins; however, we expect prices to decrease as we are entering the seasonal period of lower overall fuel demand. The price of corn has also increased somewhat: however, we were able to partially mitigate the effect of this increase by purchasing and storing local grain at harvest.

        Supply and price of grain.    Prices for grain reflected on CBOT have risen in the first quarter of fiscal 2011, however, local cash values have remained weak, primarily due to the large supply locally. To the extent local supply remains in excess of local demand, we believe local cash values will continue to widen from futures prices. The grain market is dependent upon a variety of factors unrelated to the ethanol market. The price of grain is generally dependent upon regional and international grain supplies, which can be very volatile. In addition, the gradual recovery in the stock market, increasing prices for oil and decreasing value of the U.S. dollar has put upward pressure on grain prices. Grain supplies and the resultant prices are also affected by weather, governmental policy, disease and other conditions. Grain markets were relatively volatile during 2010 as well as 2009; and we believe this trend will continue during fiscal 2011. Our cost of grain will likely be at higher levels in fiscal 2011 as compared to fiscal 2010.

        Government supports.    As discussed elsewhere in this report, current federal law is favorable to ethanol because it mandates certain oxygenate blending. In addition, as noted above in the section titled "Item 1. Business," the RFS established by the Energy Policy Act of 2005 mandates that fuel refiners use a certain minimum amount of ethanol and other renewable fuels, which was subsequently increased by the enactment of EISA. While the RFS may not have an immediate impact on the ethanol market since current national ethanol production capacity exceeds the 2010 RFS requirement of 12.95 billion gallons, it is likely that the increased RFS requirement of 36 billion gallons of renewable fuel by 2022, 15 billion gallons of which may come from grain based ethanol, will continue to support the ethanol industry in the long-term. It is also possible that cessation of supports and incentives may adversely affect price and demand. In addition, the recent announcement from the EPA that approves use of gasoline with increased discretionary blending of ethanol from 10% to 15% in vehicles manufactured in 2007 and later expands the marketing opportunities for ethanol. The EPA is currently conducting further studies in support of extending the 15% limit to 2001 and newer vehicles, which may potentially add millions of customers.

        Production of ethanol.    As noted above, with a few new ethanol plants and plant expansions currently under construction and the reentry into the market of plants previously shut-in during fiscal 2009, the nationwide production capacity for ethanol is expected to increase in the near term. At a minimum, this increased capacity creates some uncertainty for the ethanol industry. If the production of ethanol exceeds either the demand for ethanol or the petroleum industry's ability to economically blend ethanol with gasoline, then the price of ethanol would be expected to fall, and the decrease in ethanol prices could be significant. In that case, our revenues would decrease accordingly. However, we believe that our lack of significant long-term debt positions us favorably to weather lower ethanol prices compared to some of our competitors.

  Liquidity and Capital Resources

        Overview.    The following table highlights certain information relating to our liquidity and capital resources at September 30, 2010 and 2009:

	September 30
	2010	2009
Working Capital	$13,044,083	$13,723,893
Current Assets	20,433,068	17,336,366
Current Liabilities	7,388,985	3,612,473
Long-term Debt	—	—
Members' Equity	26,086,370	29,919,179

        Our working capital at September 30, 2010 decreased by $679,810, or approximately 5.0%, from September 30, 2009. Current assets increased $3,096,702, or approximately 17.8%, while current liabilities increased $3,772,512, or approximately 104.4%. We attribute the increase in current assets to several factors. Accounts receivable, inventory and commodity trading accounts were higher at September 30, 2010 as compared to the same period of 2009. Accounts receivable for ethanol increased approximately 50% at September 30, 2010 compared to September 30, 2009, which was the result of a 41% higher price and 6.7% increase in the amount of gallons in receivables. Inventory increased 169.3% at September 30, 2010 compared to the same period of 2009, as a result of an increase in grain prices of approximately 36% and an increase of 213.4% in the quantity on hand. These were partially offset by a reduction in cash on hand, a decrease in prepaid expenses, a decrease in accounts receivable—government subsidies, and an increase in accounts payable at September 30, 2010 as compared to September 30, 2009.

        Under the terms of our Operating Agreement, we are required to make an annual distribution of cash to our members of a minimum of 20% of the net cash we earn from operations, as defined in that agreement, as long as net cash from operations exceeds $500,000 for that year. Additional distributions may be made in the sole discretion of our Board of Managers. However, we are prohibited from making any distribution that would violate or cause a default under any of the terms of our credit facilities or debt instruments. Distributions to members increased dramatically during fiscal 2010 as compared to fiscal 2009, reflecting the increase in net income.

        Our capital resources consist of: (i) cash from operations; (ii) permanent financing, in the form of capital contributions by our members; (iii) a revolving line of credit; and (iv) industrial development bonds. At September 30, 2010, we believe the mix of our capital resources was appropriate and adequate for the foreseeable future. Other than financing continuing operations, additional capital would be necessary should we decide to further expand our plant or pursue acquisitions of additional property, plant or equipment.

        Cash Flow.    Net cash used during the 2010 fiscal year was $3,038,963, compared to net cash generated of $5,851,536 in fiscal 2009. The most significant factors causing the decrease in cash flow in 2010 were increases in the distributions paid to members, purchases of plant and equipment, quantity and value of grain inventory, and accounts receivable compared to fiscal 2009.

        Cash provided by operations increased by $6,558,435 in fiscal 2010 compared to fiscal 2009. The increase primarily reflects increases in net income, accounts payable, and depreciation, and a reduction in prepaid expenses and accounts receivable from government subsidies. The change in grain hedging contracts, the increase in accounts receivable and the increase in inventory tempered the increase in cash from operations. Our accounts payable balance was significantly higher at September 30, 2010 primarily due to the increased commodities account payable.

        The cash provided by our investing activities during fiscal 2010 decreased by $5,652,153 from fiscal 2009. We invested $3,595,266 in property, plant and equipment in fiscal 2010 compared to $1,101,521 in fiscal 2009. We incurred net margin calls of $920,965 from our commodity trading accounts during fiscal 2010, as compared to a withdrawal, net of margin calls, of $2,237,443 during the comparable period of fiscal 2009.

        Cash used in financing activities increased by $9,796,781 in fiscal 2010 compared to fiscal 2009. The increase primarily reflects the increase in distributions to members during fiscal 2010. Total distributions paid to members during fiscal 2010 and 2009 were $14,778,400 and $4,973,500, respectively.

        Equity Financing.    Our members have contributed $19,801,035 in equity financing since inception, primarily from our initial public offering completed in 2003. We do not anticipate that any additional equity financing will be necessary in the foreseeable future.

        Debt Financing.    Under our arrangement with AgCountry, our principal lender, we borrowed $22,000,000 under a construction loan in 2003. The proceeds of that loan were used by us to complete construction of the plant and to commence operations. In August 2004, we converted the loan to permanent financing in the form of a $16,000,000 term loan and a line of credit in the amount of $5,000,000. At that time, we paid AgCountry $5,000,000 to reduce the loan, all of which was used to create the line of credit. We paid the AgCountry term loan in full in June 2006 and continue to maintain the line of credit. Pursuant to the Fifth Amendment to the Credit Agreement dated July 29, 2003, which was effective May 2, 2007, the amount available on the line of credit was increased to $8,000,000 with variable interest at LIBOR plus 2.0%. There is no balance outstanding on this line of credit at September 30, 2010.

        Our existing repayment obligations under the credit agreement with AgCountry are secured by all of our tangible and intangible real and personal property. In addition, the bonds acquired from Gove County have been pledged to AgCountry to secure our borrowing. As part of the credit agreement, we agreed to certain affirmative, negative and financial covenants which potentially affect our operations, including, but not limited to, the following:

  •
  We must provide AgCountry with audited annual and unaudited quarterly financial statements, annual budgetary and business plan information, and a notice of the occurrence of an event of default and other material events;

  •
  We must permit AgCountry representatives to visit and inspect our properties, conduct audits of the collateral, examine our books and records and review documents related to construction of our plant;

  •
  With certain exceptions, we may not incur additional indebtedness, allow our real or personal properties to be used as collateral for any other obligations or make any other investments of any kind;

  •
  We can distribute up to 75% of our net income to our members. If we maintain a leverage ratio of 0.60:1.00 and working capital greater than $5 million (each as reported in audited year-end financial statements prepared in accordance with generally accepted accounting principles), we can distribute 100% of our net income to our members.

  •
  We must maintain certain financial ratios, beginning at various times, including a fixed charge coverage ratio and current ratio and we must meet a minimum net worth requirement of $25,000,000. We also may not, after completion of construction of the plant, make any capital expenditures in excess of $2,500,000 during any fiscal year without AgCountry's prior written approval.

At September 30, 2010, we believe we satisfied all of the covenants under the loan agreement; however, upon request by us, AgCountry has occasionally agreed to waive the restrictions on distributions of net income contained in the covenants.

Off-Balance Sheet Arrangements

        At September 30, 2010, we had no off-balance sheet arrangements.

Critical Accounting Policies and Estimates

        Use of Estimates.    Preparation of our financial statements necessarily requires estimates and judgments to be made that affect the amounts of assets, liabilities, revenues and expenses reported. Such decisions include the selection of the appropriate accounting principles to be applied and the assumptions on which to base accounting estimates. Our management continually evaluates these estimates based on assumptions it believes to be reasonable under the circumstances.

        The difficulty in applying these policies arises from the assumptions, estimates and judgments that must be made currently about matters that are inherently uncertain, such as future economic conditions, operating results and valuations, as well as management intentions. As the uncertainty increases, the level of precision decreases, meaning that actual results can, and probably will be, different from those currently estimated.

        Of the significant accounting policies described in the notes to the financial statements, we believe that the following may involve a higher degree of estimates, judgments and complexity:

        Revenue Recognition.    Revenue from the production of ethanol and related products is recorded when loaded out of our facility. Interest income is recognized as earned. Income from government grant programs is recognized as costs are incurred. Government subsidies are recognized based on fulfillment of program criteria, completion of application and determination of available funding.

        Derivatives and Financial Instruments.    We account for derivatives in accordance with Accounting Standards Codification ("ASC") 815-10, "Accounting for Derivative Instruments and Hedging Activities." ASC 815-10 requires the recognition of derivatives in the balance sheet and the measurement of these instruments at fair value. Changes in the fair value of derivatives are recorded as a component of Cost of Sales unless the normal purchase or sale exception applies or hedge accounting is elected.

        We enter into derivative instruments including future contracts and swap agreements and purchased options to fix prices for a portion of future raw material requirements. We have designated, documented and assessed for hedge relationships, which mostly resulted in cash flow hedges that require us to record the derivative assets and liabilities at their fair value on the balance sheet with an offset in other comprehensive income. Amounts are removed from other comprehensive income as the underlying transactions occur and realized gains or losses are recorded. We have included in its cost of sales an aggregate of $623,925 of losses on completed contracts related to its hedging activities for corn and natural gas and have recorded an aggregate of $239,348 of unrealized losses for the year ended September 30, 2010, as a charge to comprehensive income as compared to $1,874,225 losses on contracts and $1,058,867 of unrealized gains for the year ended September 30, 2009. At September 30, 2010, the commodities trading account-futures and options contracts amounted to $231,862, as compared to $94,771 at September 30, 2009, representing the lower of the cost or fair market value of the futures and options contracts recorded on the balance sheet.

        Commitments and Contingencies.    Contingencies, by their nature, relate to uncertainties that require management to exercise judgment both in assessing the likelihood that a liability has been incurred, as well as in estimating the amount of the potential expense. In conformity with accounting principles generally accepted in the United States, we accrue an expense when it is probable that a liability has been incurred and the amount can be reasonably estimated.

        Long-Lived Assets.    Depreciation and amortization of our property, plant and equipment is applied on the straight-line method by charges to operations at rates based upon the expected useful lives of individual or groups of assets placed in service. Economic circumstances or other factors may cause management's estimates of expected useful lives to differ from the actual useful lives. Differences between estimated lives and actual lives may be significant, but management does not expect events that occur during the normal operation of our plant related to estimated useful lives to have a significant effect on results of operations.

        Long-lived assets, including property, plant and equipment and investments, are evaluated for impairment on the basis of undiscounted cash flows whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impaired asset is written down to its estimated fair market value based on the best information available. Considerable management judgment is necessary to estimate future cash flows and may differ from actual cash flows. Management does not expect an impairment of assets will exist based on their assessment of the risks and rewards related to the ownership of these assets and the expected cash flows generated from the operation of the plant.

  Recently Adopted Accounting Standards

        We evaluate the pronouncements of various authoritative accounting organizations, primarily the Financial Accounting Standards Board ("FASB"), the SEC, and the Emerging Issues Task Force ("EITF"), to determine the impact of new pronouncements on US GAAP and the impact on our company. With the exception of those stated below, there have been no recent accounting pronouncements or changes in accounting pronouncements during year ended September 30, 2010 that are of material significance, or have potential material significance, to the company:

        Effective July 1, 2009, the FASB issued Accounting Standards Update ("ASU") No. 825 "Disclosures about Fair Value of Financial Instruments," to require entities to disclose, among other things, the methods and significant assumptions used to estimate the fair value of financial instruments in both interim and annual financial statements. Adoption of ASU No. 825 did not have a material impact on our results of operations or financial position.

        In December 2009, the FASB issued ASU No. 2009-17, "Consolidations (Topic 810)—Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities." ASU No. 2009-17 changes how a reporting entity determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. The determination of whether a reporting entity is required to consolidate another entity is based on, among other things, the other entity's purpose and design and the reporting entity's ability to direct the activities of the other entity that most significantly impact the other entity's economic performance. ASU No. 2009-17 requires a reporting entity to provide additional disclosures about its involvement with variable interest entities and any significant changes in risk exposure due to that involvement. A reporting entity is required to disclose how its involvement with a variable interest entity affects the reporting entity's financial statements. ASU No. 2009-17 is effective for fiscal years beginning after November 15, 2009, and interim periods within those fiscal years. We adopted ASU No. 2009-17 as of January 1, 2010, and its application had no impact on our financial statements.

        In October 2009, the FASB issued ASU No. 2009-13, "Revenue Recognition (Topic 605)—Multiple-Deliverable Revenue Arrangements." ASU No. 2009-13 addresses the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than as a combined unit. This guidance establishes a selling price hierarchy for determining the selling price of a deliverable, which is based on: (a) vendor-specific objective evidence; (b) third-party evidence; or (c) estimates. This guidance also eliminates the residual method of allocation and requires that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method. In addition, this guidance significantly expands required disclosures related to a vendor's multiple-deliverable revenue arrangements. ASU No. 2009-13 is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010 and early adoption is permitted. A company may elect, but will not be required, to adopt the amendments in ASU No. 2009-13 retrospectively for all prior periods. We are currently evaluating the requirements of ASU No. 2009-13 and have not yet determined its impact on our financial statements.

        In December 2009, the FASB issued ASU No. 2010-06 "Fair Market Value Measurements and Disclosures" (Topic 820) "Improving Dislcosures about Fair Value Measurements". This ASU requires some new disclosures and clarifies some existing disclosure requirements about fair value measurement as set forth in ASC Subtopic 820-10. The FASB's objective is to improve these disclosures and, thus, increase the transparency in financial reporting. The adoption of this ASU did not have a material impact on our financial statements.

        In January 2010, the FASB issued ASU No. 2010-06, "Improving Disclosures about Fair Value Measurements" ("ASU 2010-06"), which provides amendments to ASC topic "Fair Value Measurements and Disclosures". This ASU provides more robust disclosures about (i) the different classes of assets and liabilities measured at fair value, (ii) the valuation techniques and inputs used, (iii) the activity in Level 3 fair value measurements, and (iv) the transfers between Levels 1, 2 and 3. ASU 2010-06 is effective for fiscal years and interim periods beginning after December 15, 2009. We are currently assessing the impact that the adoption will have on our disclosures.

        In February 2010, the FASB issued ASU 2010-09 (ASU 2010-09), "Subsequent Events (Topic 855)." The amendments remove the requirements for an SEC filer to disclose a date, in both issued and revised financial statements, through which subsequent events have been reviewed. Revised financial statements include financial statements revised as a result of either correction of an error or retrospective application of U.S. GAAP. ASU 2010-09 is effective for interim or annual financial periods ending after June 15, 2010. W do not expect the provisions of ASU 2010-09 to have a material effect on our financial position, results of operations or cash flows.

        There were various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on our financial position, results of operations or cash flows.

  Forward-Looking Statements

        This report contains or incorporates by reference "forward-looking statements," as that term is used in federal securities laws, about our financial condition, results of operations and business. These statements include, among others:

  •
  statements concerning the benefits that we expect will result from our business activities and certain transactions that we have completed, such as increased revenues, decreased expenses and avoided expenses and expenditures; and

  •
  statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

These statements may be made expressly in this document or may be incorporated by reference to other documents that we will file with the SEC. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates" or similar expressions used in this report or incorporated by reference in this report.

        These forward-looking statements are subject to numerous assumptions, risks and uncertainties that may cause our actual results to be materially different from any future results expressed or implied by us in those statements. Because the statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied. We caution you not to put undue reliance on these statements, which speak only as of the date of this report. Further, the information contained in this document or incorporated herein by reference is a statement of our present intention, is based on present facts and assumptions and may change at any time and without notice based on changes in such facts or assumptions.

        A few of the uncertainties that could affect the accuracy of forward-looking statements, besides the specific "Risk Factors" identified above, include:

  •
  The state of the United States economy and how it affects the desire for automobile travel;

  •
  The relative price of gasoline and other competing fuels;

  •
  Changes in government regulations for air and water quality or subsidies for production of ethanol and other fossil fuel alternatives;

  •
  Technological advances in the process for producing ethanol; and

  •
  Drought and other environmental conditions.

Item 7A.    Quantitative and Qualitative Disclosures About Market Risk.

        We are exposed to the impact of market fluctuations associated with interest rates and commodity prices as discussed below. We have no exposure to foreign currency risk as all of our business is conducted in U.S. Dollars. We use derivative financial instruments as part of an overall strategy to manage market risk. We use cash, futures and option contracts to hedge changes to the commodity prices of corn and natural gas. We do not enter into these derivative financial instruments for trading or speculative purposes, nor do we designate these contracts as hedges for accounting purposes pursuant to the requirements of ASC TOPIC 815, Derivatives and Hedging.

  Interest Rate Risk

        We are exposed to market risk from changes in interest rates. Exposure to interest rate risk results from holding a revolving promissory note which bears a variable interest rate. At September 30, 2010, there was no outstanding balance on this note. We are subject to interest at the rate of LIBOR plus 2.0% on the outstanding balance.

  Commodity Price Risk

        We are also exposed to market risk from changes in commodity prices. Exposure to commodity price risk results from our dependence on grain and natural gas in the ethanol production process. We seek to minimize the risks from fluctuations in the prices of grain and natural gas through the use of hedging instruments. In practice, as markets move, we actively manage our risk and adjust hedging strategies as we believe appropriate. Although we believe our hedge positions accomplish an economic hedge against our future purchases, they are not designated as such for hedge accounting purposes, which would match the gain or loss on our hedge positions to the specific commodity purchase being hedged. We are marking to market our hedge positions, which means as the current market price of our hedge positions changes, the gains and losses are immediately recognized in our cost of goods sold. For example, it is likely and we would generally expect that a 10% increase in the cash price of grain and natural gas would produce an increase in the fair value of our derivative instruments equal to approximately $23,186 based on our positions at September 30, 2010.

        The immediate recognition of hedging gains and losses can cause net income to be volatile from quarter to quarter due to the timing of the change in value of the derivative instruments relative to the cost and use of the commodity being hedged. As of September 30, 2010, the fair value of our derivative instruments for grain is an asset in the amount of $231,862. We recorded an unrealized loss in the amount of $239,348 for the fiscal year ended September 30, 2010. There are several variables that could affect the extent to which our derivative instruments are impacted by price fluctuations in the cost of grain or natural gas. However, it is likely that commodity cash prices will have the greatest impact on the derivatives instruments with delivery dates nearest the current cash price.

        To manage our grain price risk, our hedging strategy is designed to establish a price ceiling and floor for our purchases. We have taken a net long position on our exchange traded futures and options contracts, which allows us to offset increases or decreases in the market price of grain. The upper limit of loss on our futures contracts is the difference between the contract price and the cash market price of corn and milo at the time of the execution of the contract. The upper limit of loss on our exchange traded and over-the-counter option contracts is limited to the amount of the premium we paid for the option.

        We estimate that our expected grain usage is approximately 18 million bushels per year for the production of 49 million gallons of ethanol. We have approximately 5% our expected grain usage with price protection in place for fiscal year ending September 30, 2011. If we determine that obtaining price protection would be beneficial as we go further into 2011, we would likely do so using CBOT futures and options and over the counter option contracts. As grain prices move in reaction to market trends and information, our income statement may be affected depending on the impact such market movements have on the value of our derivative instruments. Depending on market movements, crop prospects and weather, price protection positions may cause immediate adverse effects, but are expected to produce long-term positive growth for us.

        To manage our natural gas price risk, we entered into a natural gas purchase agreement with our natural gas supplier. This purchase agreement fixes the price at which we purchase natural gas. We currently have no forward contracts in place for our natural gas needs for fiscal 2011. We expect the natural gas prices to be somewhat flat during fiscal 2011 with the normal winter months fluctuations.

        A sensitivity analysis has been prepared to estimate our exposure to grain and natural gas price risk. The table presents the fair value of our derivative instruments as of September 30, 2010 and September 30, 2009 and the potential loss in fair value resulting from a hypothetical 10% adverse change in such prices. The fair value of the positions is a summation of the fair values calculated by valuing each net position at quoted market prices as of the applicable date. The results of this analysis, which may differ from actual results, are as follows:

Period Ended	Fair Value	Effect of Hypothetical Adverse Change— Market Risk
September 30, 2010	$231,862	$23,186
September 30, 2009	94,771	9,477

        We are also exposed to market risk from changes in ethanol prices. These price fluctuations are minimized in part by advanced contract pricing of our ethanol, which is designed to establish a price floor for our ethanol sales. Currently, we have entered into priced contracts for the 95% of our anticipated ethanol production through the first three months of fiscal 2011. We have not currently contracted for any of our anticipated production beyond the first quarter of fiscal 2011. We will continue to advance contract for ethanol sales in fiscal 2011 to attempt to further reduce our risk related to price decreases. While this strategy minimizes the risk associated with downward price fluctuations of ethanol, it may also prevent us from realizing the full benefit of upward price movements. Although using priced contracts makes our revenue more predictable, we cannot predict the extent to which other factors such as inflation, government regulation or changing prices may affect our financial performance.

Item 8.    Financial Statements and Supplementary Data.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Members and Board of Managers
Western Plains Energy, L.L.C.

        We have audited the accompanying balance sheets of Western Plains Energy, L.L.C. as of September 30, 2010 and 2009, and the related statements of income, changes in members' equity, and cash flows for the years ended September 30, 2010 and 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Western Plains Energy, L.L.C. as of September 30, 2010 and 2009, and the results of its operations and its cash flows for the years ended September 30, 2010 and 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/ StarkSchenkein, LLP

Denver, Colorado
December 17, 2010

WESTERN PLAINS ENERGY, L.L.C.

BALANCE SHEETS

SEPTEMBER 30, 2010 AND 2009

	2010	2009
ASSETS
CURRENT ASSETS
Cash	$5,313,931	$8,352,894
Accounts receivable	6,821,011	4,852,593
Accounts receivable—government subsidies	—	700,000
Inventory	7,808,330	2,899,434
Prepaid expense	257,934	436,674
Commodities trading account—futures and options contracts	231,862	94,771

Total current assets	20,433,068	17,336,366

PROPERTY AND EQUIPMENT
Land	701,872	701,872
Land improvements	1,346,457	1,220,677
Manufacturing equipment	41,524,737	39,029,728
Buildings	3,011,442	3,011,442
Vehicles	589,648	550,480
Grain handling and other equipment	4,994,743	3,742,557
Office equipment, furniture, fixtures	191,437	184,188
Construction-in-progress	36,137	679,828
Spare parts	1,046,710	727,145

	53,443,183	49,847,917
Less: Accumulated depreciation	(41,122,166)	(34,414,342)

	12,321,018	15,433,575

OTHER ASSETS
Investment in industrial development revenue bonds	32,000,000	32,000,000
Water rights	340,408	340,408
Loan origination fees, net	129,239	162,947
Financing fees, net	153,788	160,521
Deposits	97,834	97,834

	32,721,269	32,761,710

TOTAL ASSETS	$65,475,355	$65,531,651

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$7,383,874	$3,607,417
Accrued interest	5,111	5,056

Total current liabilities	7,388,985	3,612,473

LEASE OBLIGATION	32,000,000	32,000,000

COMMITMENTS AND CONTINGENCIES
MEMBERS' EQUITY
Class A Capital Units, 16,002 issued and outstanding	10,910,140	10,910,140
Class B Capital Units, 12,068 issued and outstanding	7,940,895	7,940,895
Class C Capital Units, 350 issued and outstanding	250,000	250,000
Membership distributions	(90,362,700)	(75,584,300)
Accumulated comprehensive (loss)	(2,170,494)	(1,931,146)
Retained earnings	99,518,528	88,333,590

Total members' equity	26,086,370	29,919,179

TOTAL LIABILITIES AND MEMBERS' EQUITY	$65,475,355	$65,531,651

Please refer to accompanying notes to financial statements.

WESTERN PLAINS ENERGY, L.L.C.

STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2010 AND 2009

	2010	2009
REVENUE	$96,048,749	$92,268,505
COST OF SALES	76,359,242	81,722,233

GROSS PROFIT	19,689,507	10,546,272

EXPENSES
General and administrative expenses	2,605,853	2,315,556
Depreciation expense	6,707,825	6,386,602
Amortization expense	40,440	40,440

Total expenses	9,354,118	8,742,598

Income from operations	10,335,389	1,803,674

Other income (expense)
Interest expense	—	(20,158)
Interest income	40,961	73,148
Interest from industrial development revenue bonds	1,120,000	1,120,000
Plant lease expense	(1,120,000)	(1,120,000)
Grant and subsidy income	888,564	831,601
Other income (expense)	(79,976)	10,165

Total other income	849,549	894,756

NET INCOME	11,184,938	2,698,430
Unrealized gains (losses) on grain contracts	(239,348)	1,058,867

COMPREHENSIVE INCOME	$10,945,590	$3,757,297

NET INCOME PER UNIT
BASIC AND DILUTED	$393.56	$94.95

DISTRIBUTIONS PER UNIT	$520.00	$175.00

WEIGHTED AVERAGE UNITS OUTSTANDING
BASIC AND DILUTED	28,420	28,420

Please refer to accompanying notes to financial statements.

WESTERN PLAINS ENERGY, L.L.C.

STATEMENT OF CHANGES IN MEMBERS' EQUITY

FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2009 and 2010

	Class A		Class B		Class C
							Membership Distributions	Retained Earnings	Accumulated Comprehensive (loss)
	Units	Amount	Units	Amount	Units	Amount				Total
Balance September 30, 2008	16,002	$10,910,140	12,068	$7,940,895	350	$250,000	$(70,610,800)	$85,635,160	$(2,990,013)	$31,135,382

Distributions to members							(4,973,500)			(4,973,500)
Change in grain hedge contracts									1,058,867	1,058,867
Net income								2,698,430		2,698,430

Balance September 30, 2009	16,002	$10,910,140	12,068	$7,940,895	350	$250,000	$(75,584,300)	$88,333,590	$(1,931,146)	$29,919,179

Distributions to members							(14,778,400)			(14,778,400)
Change in grain hedge contracts									(239,348)	(239,348)
Net income								11,184,938		11,184,938

Balance September 30, 2010	16,002	$10,910,140	12,068	$7,940,895	350	$250,000	$(90,362,700)	$99,518,528	$(2,170,494)	$26,086,370

Please refer to accompanying notes to financial statements.

WESTERN PLAINS ENERGY, L.L.C.

STATEMENTS OF CASH FLOWS

FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2010 AND 2009

	2010	2009
OPERATING ACTIVITIES
Net income	$11,184,938	$2,698,430
Depreciation	6,707,825	6,386,602
Amortization	40,440	40,440
Gain (loss) on disposal of equipment	—	—
Change in unrealized losses on grain hedging contracts	544,526	1,058,866
Changes in assets and liabilities
Accounts receivable	(1,968,418)	1,290,729
Accounts receivable—Government Subsidies	700,000	(328,081)
Inventory	(4,908,896)	1,297,662
Prepaid expenses	178,741	(228,703)
Accounts payable and accrued expenses	3,776,457	(2,519,004)
Accrued interest	55	291

NET CASH PROVIDED BY OPERATING ACTIVITIES	16,255,668	9,697,233

INVESTING ACTIVITIES
Purchase of property, plant and equipment	(3,595,266)	(1,101,521)
Investment in commodity trading accounts	(4,536,748)	(17,278,556)
Withdrawals from commodity trading accounts	3,615,783	19,515,999

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(4,516,231)	1,135,922

FINANCING ACTIVITIES
Distributions to members	(14,778,400)	(4,973,500)
Proceeds from notes payable	—	—
Payment of notes payable	—	(8,119)
Acquisition of membership units	—	—

NET CASH (USED IN) FINANCING ACTIVITIES	(14,778,400)	(4,981,619)

NET INCREASE (DECREASE) IN CASH	(3,038,963)	5,851,536
CASH—BEGINNING OF PERIOD	8,352,894	2,501,358

CASH—END OF PERIOD	$5,313,931	$8,352,894

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for income taxes	$—	$—

Cash paid for interest	$—	$19,868

Please refer to accompanying notes to financial statements.

WESTERN PLAINS ENERGY, L.L.C.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2010 AND 2009

NOTE 1—NATURE OF OPERATIONS

Principal Business Activity

        Western Plains Energy, L.L.C. (a Kansas limited liability company with its principal place of business in Gove County, Kansas; the "Company") owns and operates a 40 million gallon nameplate capacity ethanol plant. The Company was organized on July 10, 2001 and began its principal operations in January 2004.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

        Revenue from the production of ethanol and related products is recorded when the product is loaded on the common carrier FOB "shipping point," when title passes to customer. The distillers grain products are subject to a Purchase and Sales Agreement, and revenue is recognized upon delivery, FOB "Shipping point." Interest income is recognized as earned. Income from government grant programs is recognized as costs are incurred. Government subsidies are recognized based on fulfillment of program criteria, completion of application and determination of available funding.

Derivatives and Financial Instruments

        The Company accounts for derivatives in accordance with ASC 815-10, "Accounting for Derivative Instruments and Hedging Activities". ASC 815-10 requires the recognition of derivatives in the balance sheet and the measurement of these instruments at fair value. Changes in the fair value of derivatives are recorded as a component of Cost of Sales unless the normal purchase or sale exception applies or hedge accounting is elected.

        The Company enters into derivative instruments including future contracts, swap agreements and options to fix prices for a portion of future raw material requirements. The Company has designated, documented and assessed for hedge relationships, which mostly resulted in cash flow hedges that require the Company to record the derivative assets and liabilities at their fair value on the balance sheet with an offset in other comprehensive income. Amounts are removed from other comprehensive income as the underlying transactions occur and realized gains or losses are recorded. The Company has included in its cost of sales an aggregate of $623,925 of losses on completed contracts related to its hedging activities and has recorded an aggregate of $239,348 of unrealized losses as a credit to comprehensive income for the year ended September 30, 2010. This compares to losses on contracts of $3,833,914 and unrealized gains of $1,058,867 for the year ended September 30, 2009. At September 30, 2010, the commodities trading account-futures and options contracts amounted to $231,862, compared to $94,771 at September 30, 2009, which represents the lower of the cost or fair market value of the futures and options contracts recorded on the balance sheet.

Cash and Cash Equivalents

        The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

WESTERN PLAINS ENERGY, L.L.C.

NOTES TO FINANCIAL STATEMENTS (Continued)

SEPTEMBER 30, 2010 AND 2009

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

        Property and equipment are recorded at cost. Depreciation of assets is computed using the straight-line method over the following estimated useful lives:

Building and manufacturing equipment	5 - 31.5 years
Land improvements	15 years
Vehicles	7 years
Office equipment and furniture	7 years

        Depreciation expense for the years ended September 30, 2010 and 2009 amounted to $6,707,825 and $6,386,602, respectively.

Long-Lived Assets

        The Company reviews the value of its non-current assets for impairment whenever events indicate that the carrying amount of the asset may not be recoverable. An impairment loss is recorded if the sum of the estimated future cash flows is less than the carrying amount of the asset. The amount of the loss is determined by comparing the estimated fair market value of the asset to the carrying amount of the asset. Such assessments did not result in any adjustment to the value of non-current assets.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

        The Company's cash balances are maintained in bank depositories and periodically exceed federally insured limits. At September 30, 2010, the Company's balances exceeded insured limits by $4,030,842.

Fair Value of Financial Instruments

        Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2010. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts receivable, accounts payable, and accrued liabilities. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values.

WESTERN PLAINS ENERGY, L.L.C.

NOTES TO FINANCIAL STATEMENTS (Continued)

SEPTEMBER 30, 2010 AND 2009

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

        The Company is organized as a limited liability company under state law. As a limited liability company that has elected to be taxed as a partnership, the Company's earnings pass through to the members and are taxed at the member level. Accordingly, no income tax provision has been included in these financial statements.

Earnings Per Capital Unit

        For purposes of calculating basic earnings per capital unit, capital units subscribed for and issued by the Company are considered outstanding on the effective date of issuance. The Company has no potentially dilutive securities outstanding.

Segment Information

        The Company follows ASC 220-10, "Disclosures about Segments of an Enterprise and Related Information". Certain information is disclosed, per ASC 220-10, based on the way management organizes financial information for making operating decisions and assessing performance. The Company currently operates in a single segment and will evaluate additional segment disclosure requirements if it expands its operations.

Comprehensive Income

        The Company reports comprehensive income in accordance with ASC 280-10, "Reporting Comprehensive Income," which requires the reporting of all changes in equity during a period, except those resulting from investment by owners and distribution to owners, in a financial statement for the period in which they are recognized. This encompasses unrealized gains and losses from available-for-sale securities held. The Company recorded comprehensive losses of $239,348 and comprehensive income of $1,058,867 for the fiscal years ended September 30, 2010 and September 30, 2009, respectively, which recognized a decrease in the fair value of unfulfilled future purchase contracts for raw materials at September 30, 2010, while recognizing an increase in fair value at September 30, 2009.

Accounts Receivable

        The Company's accounts receivable are due from distributors in the ethanol and livestock feed industries. Credit is extended based on evaluation of a customer's financial condition and collateral is not required. Accounts receivable are due within 30 days and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company's previous loss history, the customer's current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes-off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. There was no allowance for doubtful accounts at September 30, 2010 or 2009.

WESTERN PLAINS ENERGY, L.L.C.

NOTES TO FINANCIAL STATEMENTS (Continued)

SEPTEMBER 30, 2010 AND 2009

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Inventories

        Inventories are stated at the lower of cost or market, determined on a first-in, first-out basis. Inventory reserves are established for obsolescence based on expiration dating of perishable products and excess levels of inventory on hand. Inventories at September 30, 2010 and 2009 consist of the following:

	2010	2009
Raw materials	$6,031,517	$1,543,721
Work-in-process	1,411,966	1,007,129
Finished goods	364,847	348,584

Total	$7,808,330	$2,899,434

Shipping and Handling

        The cost of shipping products to customers is included in cost of goods sold. Amounts billed to a customer in a sale transaction related to shipping and handling is classified as revenue.

Recent Accounting Pronouncements

        With the exception of those stated below, there have been no recent accounting pronouncements or changes in accounting pronouncements during year ended September 30, 2010 that are of material significance, or have potential material significance, to the Company.

        Effective July 1, 2009, the FASB issued Accounting Standards Update ("ASU") No. 825 "Disclosures about Fair Value of Financial Instruments," to require entities to disclose, among other things, the methods and significant assumptions used to estimate the fair value of financial instruments in both interim and annual financial statements. Adoption of ASU No. 825 did not have a material impact on the Company's results of operations or financial position.

        In December 2009, the FASB issued Accounting Standards Update ("ASU") No. 2009-17, "Consolidations (Topic 810)—Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities." ASU No. 2009-17 changes how a reporting entity determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. The determination of whether a reporting entity is required to consolidate another entity is based on, among other things, the other entity's purpose and design and the reporting entity's ability to direct the activities of the other entity that most significantly impact the other entity's economic performance. ASU No. 2009-17 requires a reporting entity to provide additional disclosures about its involvement with variable interest entities and any significant changes in risk exposure due to that involvement. A reporting entity is required to disclose how its involvement with a variable interest entity affects the reporting entity's financial statements. ASU No. 2009-17 is effective for fiscal years beginning after November 15, 2009, and interim periods within those fiscal years. The Company adopted ASU No. 2009-17 as of January 1, 2010, and its application had no impact on the Company's financial statements.

WESTERN PLAINS ENERGY, L.L.C.

NOTES TO FINANCIAL STATEMENTS (Continued)

SEPTEMBER 30, 2010 AND 2009

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        In October 2009, the FASB issued ASU No. 2009-13, "Revenue Recognition (Topic 605)—Multiple-Deliverable Revenue Arrangements." ASU No. 2009-13 addresses the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than as a combined unit. This guidance establishes a selling price hierarchy for determining the selling price of a deliverable, which is based on: (a) vendor-specific objective evidence; (b) third-party evidence; or (c) estimates. This guidance also eliminates the residual method of allocation and requires that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method. In addition, this guidance significantly expands required disclosures related to a vendor's multiple-deliverable revenue arrangements. ASU No. 2009-13 is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010 and early adoption is permitted. A company may elect, but will not be required, to adopt the amendments in ASU No. 2009-13 retrospectively for all prior periods. The Company is currently evaluating the requirements of ASU No. 2009-13 and has not yet determined its impact on the Company's financial statements.

        In December 2009, the FASB issued ASU No. 2010-06 "Fair Market Value Measurements and Disclosures" (Topic 820) "Improving Dislcosures about Fair Value Measurements". This ASU requires some new disclosures and clarifies some existing disclosure requirements about fair value measurement as set forth in ASC Subtopic 820-10. The FASB's objective is to improve these disclosures and, thus, increase the transparency in financial reporting. The adoption of this ASU did not have a material impact on the Company's financial statements.

        In January 2010, the FASB issued ASU No. 2010-06, "Improving Disclosures about Fair Value Measurements" ("ASU 2010-06"), which provides amendments to ASC topic "Fair Value Measurements and Disclosures". This will provide more robust disclosures about (i) the different classes of assets and liabilities measured at fair value, (ii) the valuation techniques and inputs used, (iii) the activity in Level 3 fair value measurements, and (iv) the transfers between Levels 1, 2 and 3. ASU 2010-06 is effective for fiscal years and interim periods beginning after December 15, 2009. The Company is currently assessing the impact that the adoption will have on its disclosures.

        In February 2010, the FASB issued ASU 2010-09 (ASU 2010-09), "Subsequent Events (Topic 855)." The amendments remove the requirements for an SEC filer to disclose a date, in both issued and revised financial statements, through which subsequent events have been reviewed. Revised financial statements include financial statements revised as a result of either correction of an error or retrospective application of U.S. GAAP. ASU 2010-09 is effective for interim or annual financial periods ending after June 15, 2010. The Company does not expect the provisions of ASU 2010-09 to have a material effect on the financial position, results of operations or cash flows of the Company.

        There were various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company's financial position, results of operations or cash flows.

WESTERN PLAINS ENERGY, L.L.C.

NOTES TO FINANCIAL STATEMENTS (Continued)

SEPTEMBER 30, 2010 AND 2009

NOTE 3—MEMBERS' EQUITY

        On February 29, 2008, the Board of Managers announced that effective March 10, 2008, the Company's units of membership interest would be split on a seven to one (7:1) basis. Unless otherwise stated, all units and per unit disclosures reflect the effect of the 7:1 split. Subsequent to the split, the Company purchased 140 Class B units from a member. The resulting units outstanding at September 30, 2010 are as follows:

Class A units	16,002
Class B units	12,068
Class C units	350

Total units	28,420

        Historically, the Company had four classes of membership capital units: Class A, B, C and D. Capital units of each class were issued in denominations of $5,000 (pre-split).

        Class A and Class B capital units were offered for sale in an initial public offering in 2002. A total of 27,769 Class A and B capital units were offered at a price of $714.29 per unit (adjusted to reflect the split) pursuant to a registration statement filed with the Securities and Exchange Commission, with a minimum of $15,735,000 and a maximum of $19,835,000 proceeds from such offering of units.

        The Company's Class A capital units were offered only to producers of agricultural products, with a minimum purchase of two (2) Class A Capital Units per investor (pre-split). The Company also offered to sell Class B capital units with a minimum purchase of seven (7) Class B capital units per investor (pre-split).

        The Offering was completed in 2003 with 14,840 Class A and 12,208 Class B units sold for gross proceeds of $19,330,000.

        For Class C capital units subscribed in a private placement prior to the public offering, 10% of the offering price was due upon subscription with the remaining amount executed as a promissory note due at the call of the Board of Managers. In 2003, the Company closed the sale of 350 Class C Units, totaling $250,000, from Ethanol Products, LLC.

        Class D capital units were offered for sale prior to the public offering at a price of $5,000 per unit to the members of the Board of Managers and certain others. Total equity raised from the sale of Class D units was $415,000 during the year ended December 31, 2001. Upon completion of the public offering, which occurred in March 2003, 581 Class D units automatically converted into 1,162 Class A capital units. The Company must approve all transfers or other dispositions of capital units.

        Voting rights are one vote per member for Class A capital units, and one vote per unit for Class B and Class C capital units. Members elect the Board of Managers, and members must approve any merger or consolidation with another business entity, sale of substantially all of the Company's assets or voluntary dissolution. The Board of Managers decides all other matters regarding operation and management of the Company, including amendment of the Operating Agreement.

        Income and losses are allocated to members based on their respective percentage of membership interest. Distributions to members must be no less than 20% of net cash from operations, as defined in the Operating Agreement, if net cash from operations exceeds $500,000 on an annual basis, provided

WESTERN PLAINS ENERGY, L.L.C.

NOTES TO FINANCIAL STATEMENTS (Continued)

SEPTEMBER 30, 2010 AND 2009

NOTE 3—MEMBERS' EQUITY (Continued)

that any such distribution does not constitute or cause a default under any of the Company's loan documents or credit facilities.

        Upon dissolution of the Company, and after the payment of all debts and liabilities of the Company, the assets shall be distributed to the unit holders ratably in proportion to the credit balances in their respective capital accounts for all classes of units.

        The Company made distributions to its members of $14,778,400 during the fiscal year ended September 30, 2010. In the fiscal year ended September 30, 2009, distributions paid to members totaled $4,973,500.

NOTE 4—FINANCING ARRANGEMENTS

Construction and permanent financing

        During July 2003, the Company entered into a credit agreement ("Credit Agreement") with AgCountry Farm Credit Services, FLCA ("AgCountry") that established a $22,000,000 (or 55% of construction costs, whichever is less) multiple-advance, non-revolving construction loan for construction of the ethanol plant. The construction note expired August 1, 2004, with the amount outstanding converted into a permanent term loan to be amortized over a 10 year period. During the construction period, interest-only payments equal to the London Interbank Offered Rate (LIBOR) plus 4% were due monthly. This loan was paid in full June 30, 2006.

        A portion of the construction note was also converted into a $5,000,000 credit line (the "Revolving Loan"). The Revolving Loan was paid in full during September 2004. In addition, the Company entered into an agreement with Ag Country in October 2004 that established a $3,500,000 expansion loan to fund a portion of a plant expansion to increase ethanol production to 40,000,000 gallons per year nameplate capacity. This note was paid in full prior to September 30, 2005.

        The term loan was subject to certain restrictive covenants, and required payment of origination, participation and other fees totaling $337,107 and an annual administrative fee of $25,000. The $362,107 of financing costs are being amortized over the life of the loan (10 years), commencing with the loan's conversion into a permanent loan in August 2004. Of that amount, $40,440 was amortized and expensed in each of the years ended September 30, 2010, 2009, 2008, 2007 and 2006. In the fiscal year ended September 30, 2005, $41,005 was amortized and $10,669 was amortized over the nine months ended September 30, 2004. The annual administrative fee is amortized over 12 months.

        The Third Amendment to the Credit Agreement was executed on March 7, 2006, which increased allowable dividends to up to 75% of net income with distributions up to 100% of net income, so long as the Company maintains working capital that exceeds $5,000,000 and a defined leverage ratio of 0.60:1. The Amendment also waived certain compliance requirements for dividends paid in prior periods.

        The Fourth Amendment to the Credit Agreement was entered into on October 2, 2006, which reduced the variable interest rate applicable to the Revolving Loan to LIBOR plus 2.50%. In addition, the annual administration fee was suspended and the quarterly "unused commitment fee" was reduced from 0.5% to 0.25% of the unused Revolving Loan balance during the quarter. The Capital Expenditure section was deleted and replaced with a requirement for pre-approval of capital expenditures in excess of $2,500,000 for any fiscal year. Written approval is required for capital expenditures which exceed this limit.

WESTERN PLAINS ENERGY, L.L.C.

NOTES TO FINANCIAL STATEMENTS (Continued)

SEPTEMBER 30, 2010 AND 2009

NOTE 4—FINANCING ARRANGEMENTS (Continued)

        The Fifth Amendment to the Credit Agreement was entered into on May 2, 2007, which increased the Revolving Loan limit to $8,000,000 and reduced the variable interest rate from LIBOR plus 2.50% to LIBOR plus 2.00%.

        There was no outstanding balance on the Revolving Loan at September 30, 2010.

        During the period ended September 30, 2004, the Company entered into two irrevocable standby letters of credit (the "Letters of Credit") for $120,000 and $500,000, respectively. The Letters of Credit are for the benefit of the Company's utility provider. The Letters of Credit expire on December 31, 2011.

        In December 2005, the Company purchased 80 acres of land for $96,000. The terms of the agreement required the Company to pay $24,000 prior to December 31, 2005, and an additional $24,000 prior to January 31, 2006. All payments were made in a timely manner. The balance of $24,000 was paid in January 2008 plus accrued interest at the rate of 6.0% per annum.

NOTE 5—COMMITMENTS, CONTINGENCIES AND AGREEMENTS

        The Company has entered into various agreements regarding its formation, operation and management. Significant agreements are as follows:

Employee 401(k) Plan

        The Company established a 401(k) retirement plan on November 1, 2004 for its employees. The Company matches employee contributions to the plan up to 5% of each eligible employee's gross compensation. The amount contributed by the Company is vested 25% per year on behalf of the employee. The Company contributed $71,674 and $75,526 for fiscal years ended September 30, 2010 and 2009, respectively.

Energy Management Services

        The Company has entered into an agreement with U.S. Energy Service, Inc. for energy management and engineering services. The initial term of the agreement expired on August 31, 2003, and is renewable for one-year terms unless terminated by either party with 30 days advance notice. The agreement provides for fees of $2,800 per month. The agreement was renewed through August 31, 2010, and again through August 31, 2011.

Sales Service Agreement

        The Company has entered into an agreement with United Bio Energy, LLC ("UBE") (see Notes 7 and 10) for the sale of the bulk feed grade products (distillers grains) produced from the plant. The agreement expired September 30, 2010, and was automatically renewed for a one-year term pursuant to the terms of the agreement. Under the terms of the agreement, UBE purchases all products at a price equal to 98% or 97.5% of the selling price depending on whether it is wet or dry grains, less applicable freight. If the product is sold to members of the Company, UBE will pay an additional 0.5% to the members, less applicable freight. UBE is responsible for billing and account servicing of the product sales and for losses related to non-payment unless such non-payment relates to substandard products.

WESTERN PLAINS ENERGY, L.L.C.

NOTES TO FINANCIAL STATEMENTS (Continued)

SEPTEMBER 30, 2010 AND 2009

NOTE 5—COMMITMENTS, CONTINGENCIES AND AGREEMENTS (Continued)

Marketing Agreement

        On November 24, 2008, the Company entered into a new marketing agreement with Ethanol Products, LLC dba POET Ethanol Products for marketing the Company's ethanol and certain administrative services. The commencement date of the new agreement was February 1, 2009 for a five (5) year term, and will automatically renew for an additional five (5) year period unless terminated by either party ninety (90) days prior to the end of the term. The Marketing and Service Fee paid to the marketer shall be one percent (1%) of the net-back sales price per gallon of the ethanol sold.

Fermenter Contract

        The Company contracted with ICM, Inc. to construct a fifth fermenter on December 7, 2009 at a cost of $2,236,131. With this addition, it allowed the fermentation process to be extended from 52 hours to 65 hours per batch which increased the amount of starch converted to sugars. This project was completed and placed in operation May 6, 2010, with all related invoices paid prior to September 30, 2010.

NOTE 6—RELATED PARTY TRANSACTIONS

        The Company has reimbursed members of the Board of Managers for certain expenses incurred by the Company and paid by the members of the Board of Managers including attending Board meetings. Expense reimbursements for the years ended September 30, 2010 and 2009 totaled $62,933 and $48,831, respectively.

NOTE 7—INCENTIVE PAYMENTS

        The United States Department of Agriculture Rural Development instituted the "Advanced Biofuel Payment Program" during fiscal year 2009, which allocated up to $25,000,000 to be paid to producers who qualify for advanced biofuel feedstocks used to produce renewable energy. The Company has applied for this program and has been accepted as a qualified participant pursuant to the use of milo as a feedstock. The Company received payments during fiscal 2010 totaling $1,073,704, of which $700,000 was accrued and recorded as income during fiscal 2009. Subsequent to its 2010 fiscal year end, the Company received an additional payment of $374,079 which will be recorded as income in the first quarter of fiscal 2011. Additionally, the Company also qualifies for production incentive payments under a State of Kansas program. The Kansas program is limited to an amount of $1,125,000 per year for each producer in excess of five million gallons per year at the rate of $0.075 per gallon. During the year ended September 30, 2010, the Company recorded revenue of $514,860, which was received in August 2010.

NOTE 8—SALE / LEASEBACK TRANSACTION

        On October 3, 2003, the Company completed an industrial revenue bond financing with Gove County, Kansas that has and will provide property tax savings for 10 years on the plant site. As part of the financing, title to the plant site and improvements have been transferred to Gove County, as security for the repayment of the bonds, and the Company is leasing back the site for an amount that is equal to the amount of interest to be paid on the Gove County bonds. AgCountry consented to this

WESTERN PLAINS ENERGY, L.L.C.

NOTES TO FINANCIAL STATEMENTS (Continued)

SEPTEMBER 30, 2010 AND 2009

NOTE 8—SALE / LEASEBACK TRANSACTION (Continued)

transaction, and the bonds have been pledged to AgCountry as security for any obligations under the AgCountry Credit Agreement. As part of the financing, the Company paid the bond underwriter, W.R. Taylor, $160,000 and agreed to pay an additional $40,000 only if the bonds are converted to a variable rate and remarketed by W.R. Taylor. The maximum principal amount of the bonds is $32,000,000.

        The $160,000 of financing fees paid to the bond underwriter and $42,040 of legal and other cost associated with the bond closing are being amortized over the 30-year life of the bonds. A total of $6,732 of amortization expense was recognized during each of the years ended September 30, 2010 and 2009.

        The Company, as holder of the industrial revenue bonds, is due interest at 3.5% per annum with interest payable semi-annually on March 1st and September 1st. This interest income is directly offset by the lease payments on the plant. Both the bond and the corresponding lease have terms of 30 years. The lease qualifies as a capital lease. Interest income recognized on the Industrial Revenue Bonds for the periods ended September 30, 2010 and 2009 were $1,120,000 per year. This amount is equal to the lease expense of the plant in each respective period.

NOTE 9—CONCENTRATION OF CUSTOMERS

        The Company sells essentially all of its products to two marketers, which in turn sell to other purchasers. The Company has executed an exclusive marketing agreement with POET Ethanol Products (see Note 6) to market the ethanol produced at its plant. The agreement with POET Ethanol Products commenced effective February 1, 2009 and is automatically renewable for subsequent five-year terms unless terminated by either party prior to expiration. POET Ethanol Products has agreed to purchase all of the ethanol that is produced at the plant. POET Ethanol Products is solely responsible for determining the price and terms at which the ethanol acquired from the plant is sold and to whom it is sold.

        The Company also has executed an exclusive agreement with UBE to market all of the distillers grains produced at the plant. The initial term of the agreement with UBE expired September 30, 2006 and has automatically renewed for successive one-year terms. The agreement is automatically renewed each year unless terminated by the Company or UBE following 90 days advance written notice.

NOTE 10—REGULATION

        The construction of the plant required various state and local permits to comply with existing governmental regulations designed to protect the environment and worker safety. While the Company is subject to regulations on emissions by the United States Environmental Protection Agency ("EPA"), current EPA rules do not require the Company to obtain any permits or approvals in connection with the construction of the plant or operation of the Company's business. However, state and federal rules can and do change and such changes could result in greater regulatory burdens on the Company.

        The ethanol production requires the Company to emit a significant amount of carbon dioxide into the air. Current Kansas law regulating emissions does not restrict or prevent the Company from emitting carbon dioxide gas into the air, but this could change in the future.

WESTERN PLAINS ENERGY, L.L.C.

NOTES TO FINANCIAL STATEMENTS (Continued)

SEPTEMBER 30, 2010 AND 2009

NOTE 10—REGULATION (Continued)

        The Company obtained what is believed to be all the necessary air and water permits to operate the plant, including a permit to discharge wastewater from the plant.

        In addition to the foregoing regulations affecting air and water quality, the Company is subject to regulation for fuel storage tanks. If the Company is found to have violated federal, state or local environmental regulations in the future, the Company could incur liability for clean-up costs, damage claims from third parties and civil or criminal penalties that could adversely affect its business.

NOTE 11—SUBSEQUENT EVENTS

        Based on the Company's financial condition at September 30, 2010, on October 19, 2010, the Board of Managers declared a distribution to members equal to $100 per unit totaling $2,842,000. This distribution was paid November 19, 2010.

        On December 1, 2010, the Company received a payment of $374,079 from the USDA Rural Development Program.

        The Company evaluated all events subsequent to the balance sheet date of September 30, 2010, through the date of issuance of these financial statements and has determined that, except as set forth above, there are no further subsequent events that require disclosure.

Item 9.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

        There has been no change in our independent accountants since 2003. StarkSchenkein, LLP has been our independent registered accounting firm since that time.

Item 9A.    Controls and Procedures.

        (a)   Our management supervised and participated in an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of September 30, 2010. Based on that evaluation, our management, including our principal executive officer and principal financial officer, concluded that our disclosure controls and procedures were effective to ensure that information required to be disclosed in the reports filed or submitted by the company under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and communicated to our management, including our principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure within the time periods specified in the SEC's rules and forms.

        This report does not include an attestation report of our independent registered public accounting firm regarding internal control over financial reporting. Management's report, which is included in Item 8 above, was not subject to attestation by our registered public accounting firm pursuant to temporary rules of the SEC that permit us to provide only management's report in this annual report.

        (b)   There were no changes in our internal control over financial reporting during the quarter ended September 30, 2010 that materially affected, or are reasonably likely to materially affect, our internal controls over financial reporting.

Management's Report on Internal Control Over Financial Reporting

        Our management is responsible for establishing and maintaining adequate internal control over financial reporting.

        The Securities Exchange Act of 1934 defines internal control over financial reporting in Rules 13a-15(f) and 15d-15(f) as a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

  •
  Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and disposition of assets;

  •
  Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of management and our directors; and

  •
  Provide reasonable assurance regarding prevention and timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on our financial statements.

Internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems that are determined to be effective provide only reasonable assurance with respect to financial statement preparation and presentation. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

        Management assessed the effectiveness of our internal control over financial reporting based on criteria for effective internal control over financial reporting described in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

        Based on its assessment, management concluded that we maintained effective internal control over financial reporting as of September 30, 2010.

Item 9B.    Other Information.

        None.

PART III

Item 10.    Directors, Executive Officers and Corporate Governance.

        The following are the members of our Board of Managers and Executive Officers at September 30, 2010:

Name	Age	Positions With the Company	Manager Since
Jeff Torluemke(1)(4)	51	Board President, Manager	2001
Richard Sterrett(2)	66	Board Vice President, Manager	2001
Ben Dickman(1)(2)	56	Board Secretary, Manager	2001
Brian Baalman(2)	52	Manager	2001
Ron Blaesi(1)(2)(3)	61	Manager	2001
Scott Foote	34	Chief Financial Officer, Manager	2006
Gary Johnson(3)(4)	64	Manager	2001
David Mann(1)(2)(3)	59	Manager	2001
Jeff Roskam(4)	53	Manager	2007
Steven McNinch	42	Chief Executive Officer, General Manager	N/A
Curt Sheldon	61	Chief Accounting Officer	N/A

(1)
Member of the Audit Committee.

(2)
Member of the Risk Management Committee.

(3)
Member of the Nominating Committee.

(4)
Member of the Compensation Committee.

        Each of our Managers is elected for a three-year term and serves continuously until his successor is elected and qualified or until he resigns or is removed. Our Board consists of staggered terms so that each year the term expires for three Managers at the annual meeting of members. The Chief Executive Officer and Chief Accounting Officer serve at the pleasure of the Board.

        The following information summarizes the business experience of each of our Managers and Executive Officers for at least the last five years:

        Jeff Torluemke.    Mr. Torluemke has been a member of our Board of Managers since our company's inception. He serves as President of the Board. Mr. Torluemke served as our Chief Executive Officer from 2001 until November 12, 2003 and again from January 2006 to January 2007. Mr. Torluemke received a Bachelor of Science in Agricultural Economics from Colorado State University in 1981. He has been the executive vice president of the State Bank of Hoxie since 1993. From 1985 to 1993, he held various positions, including Chairman of the Peoples State Bank in Colby, Kansas. He has also farmed in the Hoxie, Kansas area since 1976. He has served as president of the

Bankers Association of Northwest Kansas, and on the Agricultural Committee of the Kansas Bankers Associations.

        Richard Sterrett.    Mr. Sterrett has been a member of our Board since our company's inception and has also served as our Chief Financial Officer and Vice President of the Board since that time. Mr. Sterrett attended Fort Hays State College. He has been farming in the Quinter, Kansas area since 1961. He owned Sterrett Chemical Co. for 35 years until 2003. Mr. Sterrett is a member of the Smoky Hill-Saline Basin Advisory Committee to the Kansas Water Authority.

        Ben Dickman.    Mr. Dickman has been a member of our Board since our company's inception. He serves as Secretary of the Board. He received a Bachelor of Science in Agricultural Economics from Kansas State University in 1975. He has been farming in the Grinnell, Kansas area since 1976 and is a past member of the School Board for the U.S.D. 291 Grinnell School District.

        Brian Baalman.    Mr. Baalman has been a member of our Board since our company's inception. He has been farming in Sheridan, Thomas and Gove counties in Kansas since 1974. He also owns a 10,000-head feed yard that he leases to a third party. He is a lifetime resident of Menlo, Kansas. Mr. Baalman is currently the President of the Kansas Corn Growers Association and is a commissioner on the Kansas Corn Commission. He also serves on the National Corn Growers Ethanol Committee. He has previously served as president of the Northwest Kansas Corn Growers Association and as a member of his local church board.

        Ron Blaesi.    Mr. Blaesi has been a member of our Board since our company's inception. He received a Bachelor of Science degree in History from Kansas State University in 1971. Mr. Blaesi has been a cash grain farmer since 1971 in the Sharon Springs area of Kansas. He has held various positions on the Kansas Corn Commission, National Corn Growers Association, as well as the U.S. Grain Council. He has also previously served as President of the Wallace County Farm Bureau, the Northwest Kansas Farm Management Association, Northwest Kansas Agricultural Tax Service, Wallace County Historical Society, National Renewable Energy Fund and United Methodist Men. Mr. Blaesi has also served on the Board of Directors of the Wallace County Farmers Union.

        Scott Foote.    Mr. Foote was elected to our Board in March 2006. He grew up on a farm in Bucyrus, Kansas and moved to Hoxie when his family purchased Hoxie Feedyard in 1997. He currently acts as manager of Hoxie Feedyard and serves as our Chief Financial Officer. He graduated from Kansas State University in 1997 with a bachelor's degree in Agricultural Economics and in 2004 with a master's degree in Agribusiness. Mr. Foote is a member of Hoxie Elks Lodge, Hoxie Rotary Club, Kansas Cattlemen's Association and R-CALF United Stockgrowers of America.

        Gary Johnson.    Mr. Johnson has been a member of our Board since our company's inception. He graduated from Cowley County Junior College. He has been co-owner of Mitten Truck Stop, Inc. for the past 39 years, and currently serves on the board of the Kansas Petroleum Marketers Association. He is a past board member of the National Texaco Travel Plaza Association and the National Texaco Wholesale Association. He has also sat on the Logan County Fair Board and was past president of the Oakley Country Club.

        David Mann.    Mr. Mann has been a member of our Board since our company's inception. He attended Kansas State University. Mr. Mann has been a farmer and cattle rancher in the Quinter, Kansas area for 32 years. He has served on the school board for the U.S.D. 293 School District, and the board of the Northwest Kansas Educational Service Center in Oakley, Kansas.

        Jeff Roskam.    Mr. Roskam was elected to our Board in 2007. He currently serves as the chief executive officer of the Kansas Alliance for Biorefining and Bioenergy, a non-profit corporation created to identify barriers and implementing solutions for the growth and expansion of the biomass industry. He also operates Roskam Industries, Inc., a renewable fuels consulting firm and is the majority partner in CAP CO2, LLC, a carbon dioxide market development firm. Mr. Roskam was the president and founder of United Bio Energy Ingredients, LLC ("UBE Ingredients"), a partnership jointly owned by ICM, Inc. and Fagen, Inc. from January 2004 through April 1, 2006. Mr. Roskam also served as vice president of US BioEnergy Corp. after it acquired UBE Ingredients in May 2005. UBE Ingredients markets distillers' grains throughout the Midwest for numerous ethanol producers, including our company. Immediately prior to starting UBE Ingredients, he spent seven years at ICM, Inc., an ethanol process technology and construction firm, where he was the senior vice president. Prior to that, he was an operations manager for Renewable Oxygenates, Inc. a Wisconsin cheese whey-to-ethanol firm and worked three years as an engineering project manager for Broin and Associates, an ethanol processing engineering firm. Mr. Roskam has previously served on the founding board of directors of Badger State Ethanol, located in Monroe, Wisconsin, and US Energy Partners of Russell, Kansas. He also served on the board of directors of Big River Resources of West Burlington, Iowa and Denco, LLC of Morris, Minnesota. Mr. Roskam grew up on an Iowa farm and worked as a mechanic and industrial electrician before he attended Iowa State University and received a degree in Business Administration.

        Steven McNinch.    Mr. McNinch was appointed General Manager of our company in February 2006 and was appointed Chief Executive Officer on January 25, 2007. Immediately prior to his appointment as General Manager, Mr. McNinch served as the polyurethane department manager for the Belleville Shoe Manufacturing Company in Belleville, Illinois, where he was responsible for day-to-day operations, capital budgeting and staffing of the department, a position he had occupied since November 2004. Between 2002 and November 2004, he was the manufacturing manager for DBM Technologies of Owensboro, Kentucky, where he was responsible for the day-to-day operations of two manufacturing facilities engaged in the production of plastic automotive components. From 1998 to 2001, Mr. McNinch served as the manager of manufacturing for Rubbermaid in Winfield, Kansas, where he was responsible for the day-to-day operation of two manufacturing facilities engaged in the production of household products. Mr. McNinch serves as the chairman of the Kansas Association of Ethanol Producers and also serves as a board member of Growth Energy, an ethanol industry advocacy group. He received a Bachelor of Arts in Chemistry and Physics in 1995 and a Master of Business Administration in 2002 from Southwestern College located in Winfield, Kansas.

        Curt Sheldon.    Mr. Sheldon was appointed Chief Accounting Officer in May 2008. Immediately prior to his appointment as Chief Accounting Officer, Mr. Sheldon served as the Company's controller since 2005 and he continues to assist the Company in that capacity. Prior to joining the Company, he was the president and owner of Kalispell Glass and Doors, Inc., a provider of commercial and residential windows and doors, for 9 years. Mr. Sheldon was responsible for all management and accounting functions associated with that business. He received a Bachelor of Science degree in business administration from the University of California at Chico.

Compliance With Section 16(a) of the Exchange Act

        Based on a review of Forms 3, 4 and 5, filed under the Securities Exchange Act of 1934, and written representations received by from our officers, members of our Board of Managers, and the holders of 10% or more of our membership units, we do not believe any individual failed to timely file such forms as required by Section 16 of the Exchange Act during the fiscal year ended September 30, 2010, however, we believe that Hoxie Feedyard, Inc., the owner of more than 10% of the outstanding membership units, has failed to file any reports required by Section 16.

Code of Ethics

        On January 18, 2005, the Board of Managers adopted a code of ethics for our chief executive officer, principal financial and accounting officers, controller and persons performing similar functions for our company. The code is designed to promote honesty and integrity and to avoid conflicts of interest between personal and professional relationships in conducting our affairs. We filed the Code of

Ethics as Exhibit 14 to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005 and any interested member may obtain a copy without charge by contacting Debbie Nelson at (785) 672-8810 or dnelson@wpellc.com.

Nominating Committee and Changes to Procedures in Which Members May Recommend Nominees

        The Nominating Committee, comprised of Ron Blaesi, Gary Johnson and Dave Mann, is responsible for identifying and evaluating potential candidates for nomination to the Board of Managers and reporting to the Board thereon. Our Board has adopted the following criteria which an individual must meet in order to be nominated to our Board of Managers: (i) the individual must be a natural person over 21 years of age; (ii) the individual should have management experience; (iii) the individual should have knowledge about the issues affecting the Company's business; (iv) the individual should have exemplary personal integrity and reputation, sound judgment, and strong decision-making ability; (v) independence; and (vi) the individual should have sufficient time to devote his or her energy and attention to the diligent performance of his or her duties, including, but not limited to, review of our company's documents, SEC filings and other materials and the attendance at Board and committee meetings, as applicable.

        There have been no material changes to the procedures by which our members can recommend nominees to the Nominating Committee of the Board of Managers.

Audit Committee

        The Audit Committee, comprised of Jeff Torluemke, Ben Dickman, Ron Blaesi and David Mann, oversees the selection and appointment of our independent registered public accounting firm by the Board of Managers, reviews the proposed scope, content and results of the audit performed by the accountants and any reports and recommendations made by them. We believe the members of the Audit Committee meet the definition of "independent" as defined in Rule 5605 of the Nasdaq Stock Market Rules.

        Our Board of Managers has determined that Jeff Torluemke qualifies as an audit committee financial expert, in that he has (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls over financial reporting; and (v) an understanding of the audit committee functions. Mr. Torluemke acquired these attributes through experience in connection with his responsibilities at the State Bank of Hoxie, where he serves as an officer.

Item 11.    Executive Compensation

Summary Compensation Table

        The following table sets forth the total compensation paid to our named executive officers, which in this case is our General Manager and Chief Executive Officer and our Chief Accounting Officer, for the two most recent fiscal years. Our Chief Financial Officer, Scott Foote, is also a member of our Board of Managers and serves as Chief Financial Officer without compensation, thus he is omitted from the table below. We do not issue equity awards or administer a pension or non-qualified deferred compensation plan for our named executive officers, thus this information is omitted from the table below:

Name and Principal Position	Year	Salary	Bonus	Non-Equity Incentive Plan Compensation	All other Compensation		Total
Steven McNinch	2010	$164,500	—	$32,311	$9,841	(2)	$206,652
General Manager and Chief Executive Officer(1)	2009	$159,625	$25,000	$8,183	$9,640	(3)	$202,448
Curt Sheldon	2010	$87,315	$28,391	$—	$5,635	(5)	$121,341
Chief Accounting Officer(4)	2009	83,565	8,582	—	4,434	(6)	96,581

(1)
Mr. McNinch was appointed our General Manager effective February 21, 2006. On January 25, 2007, Mr. McNinch was appointed our Chief Executive Officer.

(2)
Includes $9,841 for the company's portion of contributions to Mr. McNinch's 401(k).

(3)
Includes $9,640 for the company's portion of contributions to Mr. McNinch's 401(k).

(4)
Mr. Sheldon was appointed Chief Accounting Officer on May 20, 2008.

(5)
Includes $5,635 for the company's portion of contributions to Mr. Sheldon's 401(k).

(6)
Includes $4,434 for the company's portion of contributions to Mr. Sheldon's 401(k).

        We maintain a written employment agreement only with our General Manager and Chief Executive Officer. We executed a revised employment agreement effective January 25, 2009 with Mr. McNinch which increased his base salary to $164,500 to reflect his additional responsibilities as Chief Executive Officer of our company. Under the terms of Mr. McNinch's employment agreement, he is entitled to non-equity incentive compensation payments of 0.33% of net earnings to be paid quarterly if our company meets certain minimum performance requirements, including positive cash flow from operations, a conversion rate of grain to anhydrous alcohol of at least 2.65 to 1 and production costs (less the price of grain) which do not exceed budgeted amounts by more than 5%. The incentive compensation program was implemented with the goal of significantly rewarding Mr. McNinch for outstanding performance. The amount of incentive compensation payable to Mr. McNinch may not exceed 110% of his base salary, or $180,950. During fiscal 2010, Mr. McNinch received $32,311 as non-equity incentive compensation, compared to $8,183 in fiscal 2009 due to our company's improved financial performance.

        Cash bonuses may be recommended by the Compensation Committee, in its discretion, based on individual and company performance. Other than as described above for Mr. McNinch, there is no specific bonus plan or policy in place setting forth timing of awards or establishing specific performance objectives for company executives and key employees. The Compensation Committee is vested with the discretion to determine the amounts and timing of any bonus awards, and past practice has led to the Committee recommending bonuses to be awarded on an annual basis. One of the primary factors the committee considers is the amount of cash paid in distributions to members during the fiscal year when considering bonuses. Mr. McNinch did not receive a discretionary cash bonus in 2010 or 2009, however he was awarded a signing bonus in the amount of $25,000 upon execution of his new employment agreement with our company.

        If the employment agreement is terminated without "cause" as defined therein, Mr. McNinch is entitled to severance pay equal to two years' base salary. The agreement also provides for continuing health and life insurance benefits until expiration of the agreement in the event Mr. McNinch is terminated without cause. The term of the employment agreement expires on January 25, 2012.

        Mr. Sheldon's base salary is determined by the Compensation Committee based on market rates for commensurate experience. Mr. Sheldon also receives cash bonuses solely at the discretion of the Committee. Mr. Sheldon received a cash bonus of $28,391 for fiscal 2010 as his pro-rated share of the pool of cash bonuses awarded to all employees of the company except the Chief Executive Officer as a result of our improved financial performance during the 2010 fiscal year.

        Additional benefits provided to named executive officers and key employees as part of their compensation packages include health, life and disability insurance and participation in our 401(k) plan. We believe these benefits are both reasonable and competitive. To the extent the named executive officers participate in these programs, they do so on the same basis as the other employees of our company.

Manager Compensation

        Each member of the Board of Managers received a base fee of $600 per quarter for a total of $2,400 for the 2010 fiscal year. In addition to the base fee, each Manager, except the Board President and Secretary, received $300 for each meeting attended in person. The President and Secretary of the Board of Managers received $450 and $400, respectively, for each meeting attended in person during fiscal 2010. Managers also received $50 or $150 for each committee meeting attended during fiscal 2010, dependent upon the circumstances of the meeting. Committee members are compensated $150 for each committee meeting attended in person unless the meeting precedes or follows a regular board meeting, in which case committee members receive $50. We reimburse the Managers for reasonable expenses incurred by them in carrying out their duties as such. Members of the Board of Managers who are also holders of capital units will receive the same membership benefits that other members receive.

        The following table sets forth the total compensation paid to the members of the Board of Managers in fiscal 2010. We do not issue equity awards, non-equity incentive plan compensation or administer a pension or non-qualified deferred compensation plan for its managers, thus this information is omitted from the table below:

Name	Fees earned or paid in cash	All other compensation	Total
Jeff Torluemke	$7,650	$—	$7,650
Richard Sterrett	5,700	—	5,700
Ben Dickman	7,500	—	7,500
Brian Baalman	6,150	—	6,150
Ron Blaesi	6,000	—	6,000
Scott Foote	5,400	—	5,400
Gary Johnson	5,100	—	5,100
David Mann	5,550	—	5,550
Jeff Roskam	4,800	—	4,800

Item 12.    Security Ownership of Certain Benefical Owners and Management

        The following table sets forth information with respect to the ownership of our capital units by each officer and manager or manager nominee individually, all officers and managers as a group and all owners known to us to beneficially hold more than 5% of any class of the Company's membership units. On March 10, 2008, we effected a seven-for-one forward split of our capital units and all of the information in this proxy statement has been adjusted to reflect that split.

        As of December 23, 2010, we had issued and outstanding 16,002 Class A units; 12,068 Class B units; and 350 Class C units. Unless otherwise stated, the address of each individual is c/o Western

Plains Energy, L.L.C., 3022 County Road 18, Oakley, Kansas 67748. All unit ownership listed in the table is direct, unless otherwise indicated.

        The following unit holders have sole voting and investment power with respect to the units, unless otherwise indicated:

Class	Name	Number of Units	% of Class
Class A	Jeff Torluemke, Manager,(1)	245	1.53%
Class A	Richard Sterrett, Manager, Officer(2)	336	2.10%
Class A	Brian Baalman, Manager(3)	889	5.56%
Class A	Ron Blaesi, Manager	84	0.52%
Class A	Ben Dickman, Manager(4)	168	1.05%
Class A	Gary Johnson, Manager	98	0.61%
Class A	David Mann, Manager(5)	98	0.61%
Class A	Jeff Roskam, Manager	0	0%
Class A	Managers and Officers as a group(1)(2)(3)(4)(5)	1,918	11.98%
Class B	Jeff Torluemke, Manager	714	5.92%
Class B	Richard Sterrett, Manager, Officer(2)	56	0.46%
Class B	Gary Johnson, Manager(6)	126	1.04%
Class B	Scott Foote, Manager(7)	2,891	23.96%
Class B	Hoxie Feedyard, Inc., Member(8)	2,891	23.96%
Class B	Roch Meier, Member(9)	700	5.80%
Class B	Brian Baalman, Manager	350	2.90%
Class B	Jeff Roskam, Manager	0	0%
Class B	Managers and Officers as a group(2)(6)(7)	4,137	34.28%
Class C	POET-Ethanol Products, LLC(10)	350	100.00%

(1)
Includes 35 Class A units owned by Mr. Torluemke's spouse, of which he disclaims beneficial ownership.

(2)
All units are owned by Sterrett Partnership, LP. Mr. Sterrett is the general partner.

(3)
Includes 84 Class A units owned by the Baalman Feedyard Partnership and 84 Class A units owned by the B2C Partnership. The Baalman Feedyard Partnership is a Kansas general partnership. Its two partners are: B2C Partnership, a Kansas general partnership owned and controlled by two Kansas corporations, one solely owned by Mr. Baalman and one solely owned by his spouse; and the Gary and Janice Baalman, L.P.

(4)
Includes 28 Class A units owned by BJ Ag Producers, Inc., a Kansas corporation. Mr. Dickman is the president and 50% owner of BJ Ag Producers, Inc. Mr. Dickman's spouse also owns 50% of BJ Ag Producers, Inc.

(5)
Includes 42 Class A units owned by Mr. Mann's spouse.

(6)
Includes 56 Class B units owned by Mitten, Inc. Mr. Johnson owns 51% of Mitten, Inc., and is the president and general manager.

(7)
Includes 2,891 Class B units owned by Hoxie Feedyard, Inc. Mr. Foote is the general manager of Hoxie Feedyard, Inc. and in that capacity has been given voting control over these units by voting agreement.

(8)
Hoxie Feedyard, Inc.'s address is P.O. Box 65, Hoxie, Kansas, 67740.

(9)
The unitholder's address is HC 1 Box 53, Menlo, Kansas, 67753.

(10)
POET-Ethanol Products, LLC's address is 111 South Ellis, Wichita, Kansas, 67211.

Changes in Control

        We know of no arrangements, including the pledge of any units, that would result in a change in control of the Company.

Item 13.    Certain Relationships and Related Transactions and Director Independence.

Related Party Transactions

        POET-Ethanol Products, LLC.    The owner of all of our outstanding Class C capital units, POET-Ethanol Products, LLC, markets all of the ethanol we produce. In exchange, we receive the gross sales price of the ethanol, less the costs of transportation and storage and an administrative fee of 1% of the net-back sales price received for our ethanol. During the fiscal years ended September 30, 2010 and 2009, we paid $633,109 and $719,220, respectively, in administrative fees to POET-Ethanol Products.

        Our Board of Managers considers the arrangement with Ethanol Products to be no less favorable than could be obtained from an unaffiliated party.

        Each manager or their affiliates own capital units in our company and as members they receive distributions under the same terms and conditions as other members.

Board Independence

        The Board of Managers has affirmatively determined that all of the Managers meet the definition of "independent" as defined in Rule 5605 of the Nasdaq Stock Market Rules except for Messrs. Foote and Sterrett. By virtue of Mr. Foote's present service as Chief Financial Officer and Mr. Sterrett's prior service as Chief Financial Officer, Messrs. Foote and Sterrett are not "independent" as defined in the rule.

Item 14.    Principal Accounting Fees and Services.

        The following table sets forth fees paid to (or accrued to) our principal accounting firm of StarkSchenkein, LLP for the two years ended September 30, 2010:

	2010	2009
Audit Fees	$42,139	$32,226
Audit Related Fees	25,299	29,495
All Other Fees	0	0

Total Fees	67,438	$61,721

        It is the policy of the Audit Committee to engage the principal accounting firm selected to conduct the financial audit for our company and to confirm, prior to such engagement, that such principal accounting firm is independent of our company. All services of the independent registered accounting firm reflected above were approved by the Audit Committee.

 PART IV

Item 15.    Exhibits, Financial Statement Schedules.

(a)
Financial Statements.

        Our financial statements and the report of the independent registered public accounting firm are contained in Item 8.

(b)
Exhibits.

        The exhibits listed in the accompanying exhibit index are filed (except where otherwise indicated) as part of this report.

(c)
Financial Statement Schedules.

        None.

SIGNATURES

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized in Oakley, Kansas on December 23, 2010.

WESTERN PLAINS ENERGY, L.L.C.
By:	/s/ STEVEN R. MCNINCH Steven R. McNinch, Chief Executive Officer

        Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVEN R. MCNINCH Steven R. McNinch	Chief Executive Officer	December 23, 2010
/s/ CURT V. SHELDON Curt V. Sheldon	Chief Accounting Officer	December 23, 2010
/s/ SCOTT FOOTE Scott Foote	Chief Financial Officer, Manager	December 23, 2010
/s/ JEFF TORLUEMKE Jeff Torluemke	President, Manager	December 23, 2010
/s/ BRIAN BAALMAN Brian Baalman	Manager	December 23, 2010
/s/ BEN DICKMAN Ben Dickman	Manager	December 23, 2010
/s/ DAVID MANN David Mann	Manager	December 23, 2010
/s/ RONALD BLAESI Ronald Blaesi	Manager	December 23, 2010

Signature	Title	Date

/s/ JEFF ROSKAM Jeff Roskam	Manager	December 23, 2010
/s/ GARY JOHNSON Gary Johnson	Manager	December 23, 2010

EXHIBIT INDEX

Exhibit No.	Description	Incorporated by Reference From
3.1(i)	Articles of Organization	Appendix A of our prospectus filed with the Commission pursuant to Rule 424(b)(3) on June 11, 2002 (File No. 333-74982)
3.1(ii)	Third Amended and Restated Operating Agreement	Exhibit 3 to our Form 10-QSB for the quarter ended June 30, 2003
4.1	Form of Class A Capital Unit Certificate	Exhibit 4.1 to our Form SB-2 filed with the Commission on December 12, 2001 (File No. 333-74982)
4.2	Form of Class B Capital Unit Certificate	Exhibit 4.2 to our Form SB-2 filed with the Commission on December 12, 2001 (File No. 333-74982)
4.3	Form of Class C Capital Unit Certificate	Exhibit 4.3 to our Form SB-2 filed with the Commission on December 12, 2001 (File No. 333-74982)
10.1	Credit Agreement with AgCountry Farm Credit Services, FLCA dated July 29, 2003	Exhibit 10.1 to our Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003 (File No. 333-74982)
10.2	Agreement between the Company and United Bio Energy Ingredients, LLC, dated August 2, 2004	Exhibit 10.8 to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004 (File No. 0-50714)
10.3	Form of Second Amendment to the Credit Agreement with AgCountry dated July 29, 2004	Exhibit 10.9 to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004 (File No. 0-50714)
10.4	Promissory Note/Loan Agreement with AgCountry dated November 16, 2004	Exhibit 10.10 to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004 (File No. 0-50714)
10.5	Third Amendment to Credit Agreement with AgCountry dated March 7, 2006	Exhibit 10.1 to our Report on Form 8-K dated March 27, 2006 (File No. 0-50714)
10.6	Fourth Amendment to Credit Agreement with AgCountry dated October 2, 2006	Exhibit 10.12 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2007 (File No. 0-50714)
10.7	Employment Agreement with Steven McNinch effective January 25, 2007	Exhibit 10.1 to our Report on Form 8-K dated April 17, 2007 (File No. 0-50714)
10.8	Fifth Amendment to Credit Agreement with AgCountry dated May 2, 2007	Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 (File No. 0-50714)
10.9	Ethanol Marketing Agreement with Ethanol Products, L.L.C. d/b/a POET Ethanol	Exhibit 10.1 to our Report on Form 8-K dated November 24, 2008 (File No. 0-50714)

Exhibit No.	Description	Incorporated by Reference From
14.1	Western Plains Energy, L.L.C. Code of Ethics for Principal Executive and Senior Financial Officers	Exhibit 14.1 to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005 (File No. 0-50714)
31.1*	Certifications pursuant to Rule 13a-14(a) or 15d-14(a) under the Securities Exchange Act of 1934
31.2*	Certifications pursuant to Rule 13a-14(a) or 15d-14(a) under the Securities Exchange Act of 1934, as amended
32*	Certifications pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

*
Filed herewith

Appendix D

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the Quarterly Period ended: March 31, 2011
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to

Commission file number 0-50714

Western Plains Energy, L.L.C.
(Exact name of registrant as specified in its charter)

Kansas (State or other jurisdiction of incorporation or organization)	48-1247506 (I.R.S. Employer Identification No.)

3022 County Road 18, Oakley, Kansas 67748
(Address of principal executive offices) (zip code)

(785) 672-8810
(Registrant's telephone number, including area code)

        Indicate by check mark whether the registrant (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒    No ☐.

        Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☐    No ☐.

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

        Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐    No ☒.

        As of May 13, 2011, 16,002 Class A Capital Units, 12,068 Class B Capital Units and 350 Class C Capital Units of the registrant were outstanding.

WESTERN PLAINS ENERGY, L.L.C.

        References in this report to agreements to which Western Plains Energy, L.L.C. is a party and the definition of certain terms from those agreements are not necessarily complete and are qualified by reference to the agreements. Readers should refer to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2010 and the exhibits listed therein.

PART I—FINANCIAL INFORMATION

Item 1.    Financial Statements.

WESTERN PLAINS ENERGY, L.L.C.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2011	September 30, 2010
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,906,661	$5,313,931
Accounts receivable, net	9,120,427	6,821,011
Inventory, net	10,005,625	7,808,330
Prepaid expense	427,584	257,934
Commodities trading accounts—futures and options contracts	193,268	231,862

Total current assets	21,653,565	20,433,068

PROPERTY AND EQUIPMENT AT COST
Land	701,872	701,872
Land improvements	1,346,457	1,346,457
Manufacturing equipment	41,662,439	41,524,737
Buildings	3,058,597	3,011,442
Vehicles	1,333,648	589,648
Grain Handling and other Equipment	4,994,743	4,994,743
Office equipment, furniture, fixtures	195,682	191,437
Construction-in-progress	433,577	36,137
Spare parts	932,167	1,046,710

	54,659,181	53,443,183
Less: Accumulated depreciation	(43,486,517)	(41,122,166)

	11,172,664	12,321,018

OTHER ASSETS
Investment in Industrial Development Revenue Bonds	32,000,000	32,000,000
Water rights	340,408	340,408
Loan origination fees, net	112,385	129,239
Financing fees, net	150,423	153,788
Covenant not to compete—WPT, net of amortization	241,776	—
Deposits	97,834	97,834

	32,942,826	32,721,269

TOTAL ASSETS	$65,769,056	$65,475,355

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$4,753,194	$7,383,874
Accrued interest	5,000	5,111

Total current liabilities	4,758,194	7,388,985

LEASE OBLIGATION	32,000,000	32,000,000

COMMITMENTS AND CONTINGENCIES
MEMBERS' EQUITY
Class A Capital Units, 16,002 issued	10,910,140	10,910,140
Class B Capital Units, 12,068 issued	7,940,895	7,940,895
Class C Capital Units, 350 issued	250,000	250,000
Membership distributions	(98,888,700)	(90,362,700)
Accumulated comprehensive income	(1,771,350)	(2,170,494)
Retained earnings	110,569,877	99,518,528

Total members' equity	29,010,862	26,086,370

TOTAL LIABILITIES AND MEMBERS' EQUITY	$65,769,056	$65,475,355

The accompanying notes are an integral part of these financial statements.

WESTERN PLAINS ENERGY, L.L.C.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2011 AND 2010

(UNAUDITED)

	THREE MONTHS ENDED MARCH 31,		SIX MONTHS ENDED MARCH 31,
	2011	2010	2011	2010
REVENUE	$35,736,679	$23,156,723	$69,242,283	$49,825,922
COST OF SALES	29,084,759	19,298,620	54,982,376	37,825,356

GROSS PROFIT	6,651,920	3,858,103	14,259,907	12,000,566

EXPENSES
General and administrative expenses	669,687	689,718	1,221,506	1,341,246
Depreciation expense	602,149	1,646,773	2,364,351	3,273,686
Amortization expense	24,334	10,110	34,444	20,220

Total expenses	1,296,170	2,346,601	3,620,301	4,635,152

Income from operations	5,355,750	1,511,502	10,639,606	7,365,414

Other income (expense)
Interest from Industrial Development Revenue Bonds	280,000	280,000	560,000	560,000
Plant lease expense	(280,000)	(280,000)	(560,000)	(560,000)
Bioenergy incentive program income	—	—	374,079	148,999
Interest income	12,853	16,438	29,380	32,762
Other income (expense)	8,284	(87,177)	8,284	(87,177)

Total other income (expense)	21,137	(70,739)	411,743	94,584

NET INCOME	5,376,887	1,440,763	11,051,349	7,459,998

Other comprehensive income
Unrealized gain (loss) on grain hedging contracts	(251,525)	(208,720)	399,144	(390,808)

COMPREHENSIVE INCOME	$5,125,362	$1,232,043	$11,450,492	$7,069,190

NET INCOME PER UNIT BASIC AND DILUTED	$189.19	$50.70	$388.86	$262.49

WEIGHTED AVERAGE UNITS OUTSTANDING BASIC AND DILUTED	28,420	28,420	28,420	28,420

The accompanying notes are an integral part of these financial statements.

WESTERN PLAINS ENERGY, L.L.C.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR SIX MONTHS ENDED MARCH 31, 2011 AND 2010

(UNAUDITED)

	2011	2010
OPERATING ACTIVITIES
Net income	$11,051,349	$7,459,998
Depreciation	2,364,351	3,273,686
Amortization	34,444	20,220
Conversion of unrealized gains (losses) on grain hedging contracts to realized gains (losses)	(160,657)	189,778
Changes in assets and liabilities
Accounts receivable	(2,299,416)	(368,345)
Accounts receivable—Government Subsidies	—	700,000
Inventory	(2,197,295)	(3,072,109)
Prepaid expenses	(169,650)	4,944
Accounts payable and accrued expenses	(2,630,680)	679,428
Accrued interest	(111)	(56)

NET CASH PROVIDED BY OPERATING ACTIVITIES	5,992,336	8,887,544

INVESTING ACTIVITIES
Purchase of property and equipment	(1,215,999)	(2,883,087)
Covenant not to compete—WPT	(256,000)	—
Investment in commodities trading accounts	(4,525,363)	(3,145,172)
Withdrawals from commodities trading accounts	5,123,756	2,383,943

NET CASH (USED IN) INVESTING ACTIVITIES	(873,606)	(3,644,316)

FINANCING ACTIVITIES
Member distributions	(8,526,000)	(11,794,300)
Payments on notes payable and line of credit	—	—

NET CASH (USED IN) FINANCING ACTIVITIES	(8,526,000)	(11,794,300)

NET (DECREASE) IN CASH	(3,407,270)	(6,551,072)
CASH—BEGINNING OF PERIOD	5,313,931	8,352,894

CASH—END OF PERIOD	$1,906,661	$1,801,822

The accompanying notes are an integral part of these financial statements.

WESTERN PLAINS ENERGY, L.L.C.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2011

(UNAUDITED)

(1) Basis of Presentation

        Western Plains Energy, L.L.C. (the "Company") was organized under the laws of Kansas on July 10, 2001. Since inception, the Company has been engaged in the production and sale of fuel-grade ethanol and byproducts.

        The interim condensed consolidated financial statements included herein have been prepared by the Company, without audit, in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC") pursuant to Item 210 of Regulation S-X and Form 10-Q. Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP") have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures included are adequate to make the information presented not misleading.

        In the opinion of management, the condensed balance sheets as of March 31, 2011 (unaudited) and September 30, 2010, the unaudited condensed statements of operations for the three and six months ended March 31, 2011 and 2010, and the unaudited condensed statements of cash flows for the six months ended March 31, 2011 and 2010, contained herein, reflect all adjustments, consisting solely of normal recurring items, which are necessary for the fair presentation of our financial position, results of operations and cash flows on a basis consistent with that of our prior audited financial statements. However, the results of operations for the interim period are not necessarily indicative of the results to be expected for the full fiscal year. Therefore, these interim financial statements should be read in conjunction with the audited financial statements and notes thereto and summary of significant accounting pronouncements included in the Company's annual report on Form 10-K filed with the SEC on December 27, 2010. Except as disclosed herein, there were no material changes to the information disclosed in the notes to the financial statements included in the Company's annual report on Form 10-K.

        On December 3, 2010, the Company formed Western Plains Trucking, LLC in the State of Colorado to transport distillers' grain, corn and milo, and other related products. On January 28, 2011, the Company, through its wholly-owned subsidiary, Western Plains Trucking, LLC, entered into an Asset Purchase and Sale Agreement (the "Purchase Agreement"), to acquire eight trucks and trailers for $1,000,000 cash from two entities owned by a member of the Company who also serves on the Board of Managers. The purchase price was based upon an independent third party appraisal and is considered fair and in the best interest of the members by the disinterested Members on the Board of Managers. In addition, the member and his affiliated entities have agreed not to compete with the Company in delivering distillers grain for a period of three years following the date of sale. The Company operates the trucking operation through the subsidiary and will use the assets acquired pursuant to the Purchase Agreement to deliver the Company's distillers grain to purchasers and also to provide hauling services for hire to other local growers for grain and gravel. Pursuant to the terms of the Purchase Agreement, the Company is obligated to offer the member or his affiliated entities a first right of refusal to purchase back the trucks and trailers, should the Company decide to sell them within five years from the date of sale.

WESTERN PLAINS ENERGY, L.L.C.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

MARCH 31, 2011

(UNAUDITED)

(1) Basis of Presentation (Continued)

        The condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Western Plains Trucking, LLC. All significant intercompany balances and transactions have been eliminated.

        Certain amounts from the March 31, 2010 financial statements have been reclassified to conform to the current period presentation.

(2) Recent Accounting Pronouncements

        With the exception of those stated below, there have been no recent accounting pronouncements or changes in accounting pronouncements during the six months ended March 31, 2011, as compared to the recent accounting pronouncements described in the annual report that are of material significance, or have potential material significance, to the Company.

        The Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2010-29, "Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations," effective for periods beginning on or after December 15, 2010. This amendment affects any public entity as defined by Topic 805, "Business Combinations," that enters into business combinations that are material on an individual or aggregate basis. The comparative financial statements should present and disclose revenue and earnings of the combined entity as though the business combination that occurred in the current period had occurred as of the beginning of the comparable prior annual reporting period only. The amendment also expands the supplemental pro forma disclosures to include a description of the nature and amount of material, non-recurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The adoption of ASU 2010-29 is not expected to have a material impact on the Company's financial statements.

(3) Inventory

        Inventory is stated at the lower of cost, determined on a first in, first out basis, or market value. Inventory consists principally of raw material, work-in-process and finished goods. Inventories at March 31, 2011 and September 30, 2010 consist of the following:

	March 31, 2011	September 30, 2010
Raw materials	$7,510,536	$6,031,517
Work-in-process	2,091,660	1,411,966
Finished goods	403,429	364,847

	$10,005,625	$7,808,330

(4) Investments

        Commodities trading accounts—futures and options contracts

        The Company attempts to minimize the effects of changes in the price of agricultural commodities by using derivative instruments, including futures and options contracts, swap agreements and options

WESTERN PLAINS ENERGY, L.L.C.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

MARCH 31, 2011

(UNAUDITED)

(4) Investments (Continued)

to fix prices for a portion of grain and natural gas required in the production process. The Company has designated, documented and assessed for hedge relationships, which primarily resulted in cash flow hedges that require the Company to record the derivative assets and liabilities at their fair market value on the balance sheet with an offset in other comprehensive income. Amounts are removed from other comprehensive income as the underlying transactions occur and realized gains and losses are recorded. During the three and six month periods ended March 31, 2011, the Company has included in its cost of sales an aggregate of $173,953 and $160,657 in realized gains as compared to $191,013 and $189,778 in realized losses for the comparable periods ended March 31, 2010 related to its hedging activities in grain and energy futures contracts.

        In the three and six months ended March 31, 2011, the Company recognized as comprehensive income unrealized losses of $251,525 and unrealized gains of $399,144, respectively, as compared to unrealized losses of $208,720 and $390,808, respectively, for the comparable periods ended March 31, 2010. At March 31, 2011, the commodities trading account-futures and options contracts amounted to $193,268, which represents the lower of cost or market value of the futures and options contracts recorded on the balance sheet.

(5) Sale/Leaseback Transaction

        On October 3, 2003, the Company completed an industrial revenue bond financing with Gove County, Kansas that has and will provide property tax savings for 10 years on the plant site. The principal amount of the bonds is $32,000,000. The Company, as holder of the industrial revenue bonds, is due interest at 3.5% per annum with interest payable semi-annually on March 1st and September 1st. This interest income is directly offset by the lease payments due on the plant. The Company and Gove County have agreed to waive the payment of both the lease payments and the interest amounts since they offset; however, they are recorded for accounting purposes. Both the bonds and the corresponding lease have terms of 30 years. The lease qualifies as a capital lease. Interest income recognized on the industrial revenue bonds for the six month periods ended March 31, 2011 and 2010 was $560,000. This amount is equal to the lease expense of the plant.

(6) Distribution to Members

        During the quarterly periods ended March 31, 2011 and December 31, 2010, the Company made cash distributions to its members of $5,684,000 and $2,842,000, respectively, aggregating $8,526,000. The distributions were made in accordance with the terms of its Operating Agreement.

(7) Subsequent Events

        On April 19, 2011, the Board of Managers declared a distribution to its members of $120 per unit for an aggregate of $3,410,400 based on the Company's performance during the second quarter of fiscal 2011 payable on May 13, 2011 to members of record as of April 29, 2011. The distribution was made in accordance with the terms of the Company's Operating Agreement and covenants with AgCountry Farm Credit Services, the Company's primary lender.

WESTERN PLAINS ENERGY, L.L.C.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

MARCH 31, 2011

(UNAUDITED)

(7) Subsequent Events (Continued)

        On April 19, 2011, the Company executed the Second Amendment to its Ethanol Marketing and Services Agreement with POET Ethanol Products, the Company's ethanol marketer. The amendment extended the term of the agreement to February 9, 2017 and modified the marketing fees due under the agreement by subjecting the 1% net-back sales price per gallon payable to POET Ethanol Products to a minimum rate of $.0135 per gallon and a maximum rate of $.0185 per gallon for the fees. The new terms became effective May 1, 2011.

Item 2.    Management's Discussion and Analysis of Financial Condition and Results of Operation.

Introduction

        The following narrative describes the results of operations for Western Plains Energy, L.L.C. ("we", "our" or the "Company") for the three and six month periods ended March 31, 2011, which we refer to as the second quarter and first six months of fiscal 2011, respectively, and compares those results to the comparable periods ended March 31, 2010. It also discusses our financial condition at March 31, 2011 and compares it to our financial condition at fiscal year end September 30, 2010. This discussion and analysis should be read in conjunction with the information contained in our annual report on Form 10-K for the fiscal year ended September 30, 2010, including the audited financial statements and notes included therein. The condensed financial statements included in this report, including our balance sheet at March 31, 2011, the statement of income and comprehensive income for the three and six months ended March 31, 2011 and 2010, and our statement of cash flows for the six months ended March 31, 2011 and 2010 are unaudited.

Results of Operations

        Overview.    The following table highlights certain of our operating results for the three and six month periods ended March 31, 2011 and 2010:

	Three months ended March 31,		Six months ended March 31,
	2011	2010	2011	2010
Revenue	$35,736,679	$23,156,723	$69,242,283	$49,825,922
Income from operations	5,355,750	1,511,502	10,639,606	7,365,414
Other income (expense)	21,137	(70,739)	411,743	94,584
Net income	5,376,887	1,440,763	11,051,349	7,459,998
Comprehensive income	5,125,362	1,232,043	11,450,492	7,069,190
Net income per unit	$189.19	$50.70	$388.86	$262.49

        Our operating results improved significantly for the second quarter and first six months of fiscal 2011 compared to the comparable periods of fiscal 2010, primarily as a result of an increase in the price and quantity of ethanol sold. However, our improved financial performance was tempered somewhat by a 53.4% increase in the price of grain used to make ethanol during the first six months of fiscal 2011 as compared to fiscal 2010. Adding to our improved results for the second quarter and first six months of fiscal 2011, our depreciation expense in the second quarter of fiscal 2011 decreased significantly as a result of a substantial amount of our processing equipment becoming fully depreciated in January of 2011. For the second quarter of fiscal 2011, we reported net income of $5,376,887 on revenue of $35,736,679, compared to net income of $1,440,763 on revenue of $23,156,723 for the same period in fiscal 2010. Gross profit for the second quarter of fiscal 2011 was $6,651,920, or 18.6% of revenue, compared to $3,858,103, or 16.7% of revenue, for the same period in fiscal 2010.

        For the first six months of fiscal 2011, we reported net income of $11,051,349 on revenue of $69,242,283 compared to net income of $7,459,988 on revenue of $49,825,922 for the same period in fiscal 2010. Gross profit for the first six months of fiscal 2011 was $14,259,907, or 20.6% of revenue compared to $12,000,566, or 24.1% of revenue, for the same period in fiscal 2010.

        During the second quarter of fiscal 2011, grain prices increased significantly, while the average price received for ethanol increased modestly. The increase in grain prices during the second quarter of fiscal 2011 caused a corresponding increase in the average price received for distillers' grain, our by-product. Production and sales of our ethanol each increased in the second quarter of fiscal 2011 as compared to the same period of fiscal 2010.

        The ethanol market is currently experiencing a favorable spread between the price of ethanol and the price of gasoline. As a result of high gasoline prices, discretionary blending of gasoline with ethanol has increased, which in turn has increased domestic demand for ethanol and provided price support. So long as the price of gasoline remains high in the foreseeable future, we expect higher demand for ethanol to continue.

        Revenue.    Revenue for the second quarter of fiscal 2011 increased 54.3% from the comparable period of fiscal 2010. This increase is attributable to an increase in the average price received for our ethanol and a moderate increase in the production and quantity sold. The average price we received for ethanol sold increased 41%, and we sold 5.7% more ethanol in the second quarter of fiscal 2011 from the comparable period of fiscal 2010 due to a favorable price of ethanol as compared to gasoline. We anticipate the price differential of gasoline to ethanol will remain at favorable levels through the end of fiscal 2011. In addition to the increase in ethanol prices, the average price we received for our distillers grain increased 72.4% for the second quarter as compared to the second quarter of fiscal 2010, which also contributed to our increase in revenue for the period.

        Revenue for the first six months of fiscal 2011 increased approximately 39% as compared to fiscal 2010. This increase is primarily attributable to an increase in the average price received for ethanol and distillers grain of 25.9% and 59.6%, respectively, during fiscal 2011 as compared to fiscal 2010. In addition, we sold 6.6% more ethanol during the six months of fiscal 2011 as compared to the respective period of fiscal 2010. This reflects the higher quality of feedstock received and favorable prices of ethanol compared to gasoline during the six months of fiscal 2011 as compared to fiscal 2010, resulting in an increase in production of ethanol of 5.8%. The average price we received for ethanol was 25.9% higher during the first six months of fiscal 2011 compared to the same period of fiscal 2010. The average price we received for our distillers grain increased 59.6% for the first six months of fiscal 2011 compared to the same period of fiscal 2010.

        Cost of Goods Sold.    Our cost of goods sold as a percentage of revenue for the second quarter of fiscal 2011 totaled 81.4%. This compares to cost of goods sold during the same period of fiscal 2010 of 83.3%. With the recent volatility in commodities prices, it is difficult to predict how grain prices will trend for the remainder of the current fiscal year.

        Our cost of goods sold as a percentage of revenue for the first six months of fiscal 2011 totaled 79.4% compared to cost of goods sold during the same period of fiscal 2010 of 75.9%.

        The decrease in cost of goods sold as a percentage of revenue during the second quarter of fiscal 2011 is primarily attributable to the increase in the price received for our ethanol and distillers grain, which was tempered by the increase in the price paid for the grain used in production during the second quarter of fiscal 2011. Conversely, the increase in cost of goods sold as a percentage of revenue during the first six months of fiscal 2011 compared to the same period of fiscal 2010 is the result of a lag between the rate of increase in the price of ethanol behind the rate of increase in the cost of grain during the first quarter of fiscal 2011.

        Our average grain cost (net of hedging activities) for the second quarter of fiscal 2011 increased 72.4% as compared to the average grain cost in the comparable period of 2010, and increased 59.6% for the first six months of fiscal 2011, as compared to the same period in fiscal 2010. This dramatic increase in the cost of grain is primarily due to the diminishing inventory of corn in the United States and other countries and the steady global demand for grain. We do not expect grain prices to decrease measurably prior to the fall harvest.

        Our natural gas costs for the first six months of fiscal 2011 were 13.6% lower than the same period of fiscal 2010 due to lower prices from weak demand and abundant supply of natural gas for the first six months of fiscal 2011. For the second quarter and first six months of fiscal 2011, natural gas (net of hedging activities) represented approximately 3.7% of our cost of goods sold as compared to 7.6% and

6.2%, respectively, for fiscal 2010. Energy hedge realized gains for the second quarter and first six months of fiscal 2010 were nil and $13,460, respectively, as compared to realized losses of $119,360 and $53,960 for the same respective periods of fiscal 2010.

        General and Administrative Expenses.    General and administrative expenses decreased 2.9% and 8.9% for the second quarter and first six months of fiscal 2011, respectively, compared to the same periods of fiscal 2010. The most significant components related to the decrease in administrative expenses are property taxes, public relations, and insurance. Property tax expense decreased 6.4% and 32.5%, public relations advertising decreased 63.7% and 41.9%, and insurance decreased 24.9% and 17.9% for the second quarter and first six months of fiscal 2011, respectively, as compared to the corresponding periods of fiscal 2010. Property tax expense decreased primarily due to a credit adjustment to accrued taxes during the first quarter of fiscal 2011 when we actually received the tax bills for calendar year 2010. Public relations expense decreased during fiscal 2011, reflecting a slight decrease in radio advertising contracts as compared to fiscal 2010. Insurance expense decreased as a result of our participation in a group insurance pool with over 50 other ethanol plants which has experienced a favorable loss ratio which in turn reduced premiums. These decreases were tempered somewhat by a 56.7% and 33.6% increase in professional fees for the second quarter and first six months of fiscal 2011, respectively, as compared to the corresponding periods of fiscal 2010. The increase in professional fees during fiscal 2011 was primarily legal fees related to our efforts to deregister as a publicly reporting company.

        Depreciation.    Depreciation during the second quarter and first six months of fiscal 2011 decreased 63.4% and 28.5%, respectively, from the comparable periods of fiscal 2010. This decrease is a consequence of a major portion of the original processing equipment put in production in January of 2004 becoming fully depreciated for book purposes in the second quarter of fiscal 2011.

        Other Income (Expense).    The information below summarizes the significant increases (decreases) in items of other income and expense for the second quarter and first six months of fiscal 2011 as compared to the same periods ending March 31, 2010:

	Increase (Decrease) for the Periods Ended March 31, 2011 Compared to March 31, 2010
	3 Months	6 Months
Income from grants and subsidies	$—	$225,080
Interest Expense	—	—
Interest Income	(3,585)	(3,382)
Miscellaneous Income/Expense	95,461	95,461

        The increase in income from grants and subsidies for the first six months of fiscal 2011 is attributable to our eligibility to receive payments from the Advanced Biofuel Payment Program administered by the United States Department of Agriculture, Rural Development. We qualified for this program by utilizing grain sorghum in the ethanol production process. We received a third payment of $374,079 which relates to production during the 2009 fiscal year in December of 2010. This amount was recorded as income in the first quarter of fiscal 2011. The first payment of $848,999 from the program was received in December of 2009, of which $700,000 was accrued as income in fiscal 2009 leaving the balance of $148,999 recorded as income in the first quarter of fiscal 2010.

        The decrease in interest income for the three and six months ended March 31, 2011 reflect a smaller average cash balance on deposit as well as lower interest rates compared to related periods in fiscal 2010.

        The increase in miscellaneous income and expense during the second quarter and first six months of fiscal 2011, as compared to the same periods of fiscal 2010, is primarily due to expensing the insurance deductible of $100,000 we paid in connection with a claim for damage to our dry distillers grain building, inventory and equipment from a fire occurring in fiscal 2010.

        During the second quarter of fiscal 2011, we reported $251,525 of unrealized losses on hedging contracts as compared to unrealized losses of $208,720 for the same period in fiscal 2010.

        During the first six months of fiscal 2011, we reported $399,144 of unrealized gains on hedging contracts as compared to unrealized losses of $390,808 for the same period in fiscal 2010.

        Net income.    Net income for the second quarter of fiscal 2011 increased $3,936,124, or 273.2%, from the comparable period of fiscal 2010. Net income for the first six months of fiscal 2011 increased $3,591,351, or 48.1%, from the comparable period of fiscal 2010. We attribute this increase to the following factors:

  •
  An increase in the average price received for ethanol;

  •
  An increase in overall sales of ethanol;

  •
  An increase in the average price received for our distillers grain; and

  •
  A decrease in depreciation expense for the second quarter of fiscal 2011 of 63.4% compared to the second quarter of fiscal 2010.

  Liquidity and Capital Resources

        Overview.    The following table highlights certain information relating to our liquidity and capital resources at March 31, 2011 and September 30, 2010:

	March 31, 2011	September 30, 2010
Working Capital	$16,562,038	$13,044,083
Current Assets	21,820,232	20,433,068
Current Liabilities	5,258,194	7,388,985
Members' Equity	29,010,862	26,086,370

        Our working capital at March 31, 2011 increased $3,517,955, or 27.0%, from fiscal year-end September 30, 2010. This increase is primarily attributable to a higher profit margin and increased value of grain inventory during fiscal 2011. In addition, our balance of accounts payable for grain contracts decreased from September 30, 2010 to March 31, 2011. Our current ratio, representing current assets divided by current liabilities, was 4.15:1 at March 31, 2011, compared to 2.77:1 at September 30, 2010.

        Working Capital.    Current assets increased 6.8% from fiscal year end September 30, 2010 to March 31, 2011. This increase is primarily due to a 33.7% increase in accounts receivable and a 28.1% increase in the value of grain inventory. This was partially offset by a 64.1% decrease in cash on deposit. The increase in accounts receivable and inventory were a result of higher prices for ethanol, distillers grain and the cost of grain. Cash on deposit decreased primarily due to distributions to members and payment of grain contracts during fiscal 2011. We maintain a line of credit of $8,000,000 to finance short-term working capital requirements. At March 31, 2011 and September 30, 2010, there was no outstanding balance on this line of credit.

        Cash Flow.    The amount of cash generated by operating activities was $5,978,112 for the first six months of fiscal 2011 compared to $8,887,544 for the comparable period of fiscal 2010, representing a decrease of $2,909,432, or 32.7%. The primary contributing factors for this decrease were the dramatic increase in the cost of grain contracts paid during the period and an increase in accounts receivable for the first six months of fiscal 2011, as compared to the same period of fiscal 2010. Higher net income added to cash generated during fiscal 2011, which tempered the overall decrease in cash generated by operations during the first six months of fiscal 2011, as compared to the respective period of fiscal 2010.

        The amount of cash used in investing activities was $859,382 for the first six months of fiscal 2011 compared to $3,644,316 during the comparable period in fiscal 2010, a decrease of $2,784,934, or 76%. Withdrawals from commodity accounts, net of investments, for the first six months of fiscal 2011 was $598,393, as compared to $761,229 invested in commodity accounts, net of withdrawals, for the six months of fiscal 2010. We have decreased the exposure in the commodity markets during fiscal 2011 due to the instability of the markets. This has reduced margin calls during the first six months of fiscal 2011 when compared to the same period of fiscal 2010. Investment in property and equipment for the first six months of fiscal 2011 was $1,457,775, as compared to $2,883,087 for the comparable period in fiscal 2010.

        The amount of cash used in financing activities decreased by $3,268,300, or 27.7%, during the first six months of fiscal 2011 compared to the same period in fiscal 2010. This decrease was a result of distributions to members in fiscal 2011 of $8,526,000, as compared to $11,794,300 during the same respective period of fiscal 2010.

  Forward-Looking Statements

        This Form 10-Q contains or incorporates by reference "forward-looking statements," as that term is used in federal securities laws, about our financial condition, results of operations and business. These statements include, among others:

  •
  statements concerning the benefits that we expect will result from our business activities and certain transactions that we have completed, such as increased revenues, decreased expenses and avoided expenses and expenditures; and

  •
  statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

        These statements may be made expressly in this document or may be incorporated by reference to other documents that we will file with the SEC. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates" or similar expressions used in this report or incorporated by reference in this report.

        These forward-looking statements are subject to numerous assumptions, risks and uncertainties that may cause our actual results to be materially different from any future results expressed or implied by us in those statements. Because the statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied. We caution you not to put undue reliance on these statements, which speak only as of the date of this report. Further, the information contained in this document or incorporated herein by reference is a statement of our present intention, based on present facts and assumptions and may change at any time and without notice based on changes in such facts or assumptions.

        A few of the uncertainties that could affect the accuracy of forward-looking statements, in addition to the specific "Risk Factors" identified in this report and our Annual Report on Form 10-K, and other filings with the SEC, include:

  •
  The state of the United States economy and how it affects the desire for automobile travel;

  •
  The relative price of gasoline and other competing fuels;

  •
  Changes in government regulations for air and water quality or subsidies for production of ethanol and other fossil fuel alternatives;

  •
  Technological advances in the process for producing ethanol;

  •
  Drought and other environmental conditions;

  •
  Changes in our business plan; and

  •
  Volatility in the commodities market.

Item 3.    Quantitative and Qualitative Disclosures About Market Risk.

        We are exposed to the impact of market fluctuations associated with interest rates and commodity prices as discussed below. We have no exposure to foreign currency risk as all of our business is conducted in U.S. Dollars. We use derivative financial instruments as part of an overall strategy to manage market risk. We use cash, futures and option contracts to hedge changes in the commodity prices of grain and natural gas. We do not enter into these derivative financial instruments for trading or speculative purposes, nor do we designate these contracts as hedges for accounting purposes.

Interest Rate Risk

        We are exposed to market risk from changes in interest rates. Exposure to interest rate risk results from holding a revolving promissory note which bears variable interest rates. At this time we do not have an outstanding balance on this note.

        We have not entered into any hedging transactions in connection with our notes, although we may consider such an arrangement in the future if appropriate.

Commodity Price Risk

        We are also exposed to market risk from changes in commodity prices. Exposure to commodity price risk results from our dependence on grain and natural gas in the ethanol production process. We seek to minimize the risks from fluctuations in the prices of grain and natural gas through the use of hedging instruments. In practice, as markets move, we actively manage our risk and adjust hedging strategies as we believe appropriate. Although we believe our hedge positions accomplish an economic hedge against our future purchases, they are not designated as such for hedge accounting purposes, which would match the gain or loss on our hedge positions to the specific commodity purchase being hedged. We are marking to market our hedge positions, which means as the current market price of our hedge positions changes, the gains and losses are immediately recognized in our cost of goods sold. For example, it is likely and we would generally expect that a 10% increase in the cash price of grain and natural gas would produce an increase in the fair value of our derivative instruments equal to approximately $19,327 based on our positions at March 31, 2011.

        The immediate recognition of hedging gains and losses can cause net income to be volatile from quarter to quarter due to the timing of the change in value of the derivative instruments relative to the cost and use of the commodity being hedged. As of March 31, 2011, the fair value of our derivative instruments for grain and natural gas is an asset in the amount of $193,268. There are several variables that could affect the extent to which our derivative instruments are impacted by price fluctuations in the cost of grain or natural gas. However, it is likely that commodity cash prices will have the greatest impact on the derivatives instruments with delivery dates nearest the current cash price.

        To manage our grain price risk, our hedging strategy is designed to establish a price ceiling and floor for our purchases. We have taken a net neutral position on our exchange traded futures and options contracts, which allows us to offset increases or decreases in the market price of grain. The upper limit of loss on our futures contracts is the difference between the contract price and the cash market price of corn and milo at the time of the execution of the contract. The upper limit of loss on our exchange traded and over-the-counter option contracts is limited to the amount of the premium we paid for the option.

        We estimate that our expected grain usage is approximately 18.2 million bushels per year for the production of 51 million gallons of ethanol. We have procured approximately 80% of the remaining estimated grain requirements through basis contracts. At this time, due to the extreme volatility in the market, we have elected to not fix price these contracts

        As we move forward, additional protection may be necessary. As grain prices move in reaction to market trends and information, our income statement will be affected depending on the impact such market movements have on the value of our derivative instruments. As we move forward, additional price protection may be required to solidify our margins into fiscal year 2011. Depending on market movements, crop prospects and weather, these price protection positions may cause immediate adverse effects, but are expected to produce long-term positive growth for us.

        To manage our natural gas price risk, we entered into a natural gas purchase agreement with our supplier to supply us with natural gas. This purchase agreement fixes the price at which we purchase natural gas. We estimate that we have forward contracts in place for approximately 16% of our natural gas needs through September 2011. We instead have elected to price the gas on a monthly basis through our volume contracts with the pipeline companies. We anticipate natural gas prices to remain relatively flat for the remainder of fiscal 2011 due to high inventory levels and a decrease in demand nationwide.

        A sensitivity analysis has been prepared to estimate our exposure to grain and natural gas price risk. The table presents the fair value of our derivative instruments as of March 31, 2011 and March 31, 2010 and the potential loss in fair value resulting from a hypothetical 10% adverse change in such prices. The fair value of the positions is a summation of the fair values calculated by valuing each net position at quoted market prices as of the applicable date. The results of this analysis, which may differ from actual results, are as follows:

Period Ended	Fair Value	Effect of Hypothetical Adverse Change— Market Risk
March 31, 2011	$193,268	$19,327
March 31, 2010	$231,862	$23,186

Item 4.    Controls and Procedures

        (a)   We maintain a system of controls and procedures designed to provide reasonable assurance as to the reliability of the financial statements and other disclosures included in this report. As of March 31, 2011, under the supervision and with the participation of our Chief Executive Officer, Chief Accounting Officer, and our Audit Committee, management has evaluated the effectiveness of the design and operation of our disclosure controls and procedures. Based on that evaluation, the Chief Executive Officer and the Principal Financial Officer concluded that our disclosure controls and procedures were effective in timely alerting them to the requirements to be included in our periodic filing with the SEC.

        (b)   No significant changes were made to internal controls or other factors that could significantly affect those controls subsequent to the date of their evaluation.

PART II—OTHER INFORMATION

Item 6.    Exhibits

(a)
Exhibits

31.1	Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 for Steven R. McNinch.
31.2	Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 for Ronald Blaesi.
32	Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 for Steven R. McNinch and Ronald Blaesi.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WESTERN PLAINS ENERGY, L.L.C.
Date: May 16, 2011	By:	/s/ STEVEN R. MCNINCH Steven R. McNinch Chief Executive Officer/General Manager
Date: May 16, 2011	By:	/s/ RONALD BLAESI Ronald Blaesi Principal Financial Officer

REVOCABLE PROXY
for
SPECIAL MEETING OF MEMBERS OF
WESTERN PLAINS ENERGY, L.L.C.
[            ], 2011

☒ Please mark vote as in this example.

YOUR BOARD RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS

The undersigned hereby appoints Steven McNinch or Jeff Torluemke with full power of substitution and revocation, the true and lawful attorney and proxy of the undersigned at the special meeting of members to be held on [            ], 2011 to vote the membership units of the Company standing in the name of the undersigned on the books of Western Plains Energy, L.L.C. with respect to the matters set forth below and described in the notice of the special meeting of members and the accompanying proxy statement of the Company.

PROPOSAL 1: Approval of the Proposed Reclassification.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 2: Approval of Proposed Fourth Amended and Restated Operating Agreement—The approval of the following proposed amendments to our Third Amended and Restated Operating Agreement contained in our proposed Fourth Amended and Restated Operating Agreement:

(please be sure to mark your vote on each of the following proposed amendments)

A.
Amendments to the Preamble, Article I, and Sections 3.9, 3.15, 5.6, 8.1 and 8.4 of the Third Amended and Restated Operating Agreement to effect a Rule 13e-3 transaction under which holders of record of more than 14 units but fewer than 30 units immediately prior to the reclassification will receive one Class E unit for each Class A or Class B unit held prior to the reclassification, and holders of record of 13 or fewer Class A or Class B units immediately prior to the reclassification will receive one Class C unit for each Class A or Class B unit held of record prior to the reclassification and to provide for the respective voting rights of the Class A, Class B, Class C and Class E units after the reclassification.

☐ FOR	☐ AGAINST	☐ ABSTAIN
B.
Amendments to Sections 3.1 and 3.2 of the Third Amended and Restated Operating Agreement to clarify the procedure for admission of additional members of the Company.

☐ FOR	☐ AGAINST	☐ ABSTAIN
C.
An amendment to Section 3.5 of the Third Amended and Restated Operating Agreement to provide for delivery of additional information to members, including the delivery of financial information and information regarding potential conflicts of interest involving the Board of Managers.

☐ FOR	☐ AGAINST	☐ ABSTAIN
D.
An amendment to Sections 4.1 of the Third Amended and Restated Operating Agreement to provide that: (i) the Class A and Class B units may not be disposed of in increments less than 30 units, except as may be permitted in the sole discretion of the Board of Managers; and (ii) that our Board of Managers has the authority to disallow a transfer of Class A or Class B units if such transfer would result in 300 or more Class A or Class B unit holders of record or such other number as required to maintain the suspension of the Company's duty to file reports with the SEC.

☐ FOR	☐ AGAINST	☐ ABSTAIN

E.
An amendment to Sections 5.1 of the Third Amended and Restated Operating Agreement to provide that: (i) the minimum number of Class A units and Class B units that must be owned by a member shall be 30 units; (ii) the minimum number of Class E units that must be owned by a member shall be 14 units; and (iii) the maximum number of Class B units that may be owned by a member shall be 49% of the outstanding Class B units.

☐ FOR	☐ AGAINST	☐ ABSTAIN
F.
An amendment to Section 13.2 of the Third Amended and Restated Operating Agreement to provide that the holders of the Class C and Class E units, together as a single class, shall be entitled to receive a preferential distribution of up to $1,000,000 upon liquidation of the Company, payable to unit holders pro rata.

☐ FOR	☐ AGAINST	☐ ABSTAIN
G.
Amendments to Sections 4.3, 5.2, 6.4, and 8.18 of the Third Amended and Restated Operating Agreement to delete obsolete references to our initial public offering and amendments as necessary to provide general updates throughout.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 3: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof.

  By signing below, the undersigned acknowledges receipt of the notice of special meeting and proxy statement dated    •    , 2011. This proxy is solicited on behalf of the Board of Managers.

Please sign exactly as the name appears in the membership ledger. When signing as attorney, personal representative, trustee, or guardian, please give full title. All joint owners and trustees must sign. If the signer is a corporation or other entity, please sign in full the corporation or other entity name, by a duly authorized officer or representative.	Signature Printed Name Signature if held jointly/Signature of Co-Trustees Printed Name Signature if held jointly/Signature of Co-Trustees Printed Name Dated this day of , 2011